   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON FEBRUARY 27, 1998
                                                     REGISTRATION NO. __________

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
               _________________________________________________

                                    FORM S-4

                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
               _________________________________________________
                               AMERICREDIT CORP.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

              TEXAS                                            75-2291093
  (State or Other Jurisdiction                             (I.R.S.  Employer
of Incorporation or Organization)                        Identification Number)

                     AMERICREDIT FINANCIAL SERVICES, INC.

             DELAWARE                                          75-2439888
  (State or Other Jurisdiction                             (I.R.S.  Employer
of Incorporation or Organization)                        Identification Number)

                        AMERICREDIT OPERATING CO., INC.

             DELAWARE                                          75-2313963
  (State or Other Jurisdiction                             (I.R.S.  Employer
of Incorporation or Organization)                        Identification Number)

                             ACF INVESTMENT CORP.

             DELAWARE                                          75-2442194
  (State or Other Jurisdiction                             (I.R.S.  Employer
of Incorporation or Organization)                        Identification Number)

                       AMERICREDIT PREMIUM FINANCE, INC.

             DELAWARE                                          75-2447312
  (State or Other Jurisdiction                             (I.R.S.  Employer
of Incorporation or Organization)                        Identification Number)

                     AMERICREDIT CORPORATION OF CALIFORNIA

            CALIFORNIA                                         33-0011256
  (State or Other Jurisdiction                             (I.R.S.  Employer
of Incorporation or Organization)                        Identification Number)

                                     6199
                         (Primary Standard Industrial
                          Classification Code Number)

                       ________________________________

                               200 BAILEY AVENUE
                            FORT WORTH, TEXAS 76107
                                (817) 332-7000
         (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                            _______________________

                                DANIEL E. BERCE
                            CHIEF FINANCIAL OFFICER
                               AMERICREDIT CORP.
                               200 BAILEY AVENUE
                            FT. WORTH, TEXAS 76107
                                (817) 332-7000

           (Name, address, including zip code, and telephone number, including area code, of Agent for service)

                                  Copies to:
                               L. STEVEN LESHIN
                             JENKENS & GILCHRIST,
                          A PROFESSIONAL CORPORATION
                         1445 ROSS AVENUE, SUITE 3200
                              DALLAS, TEXAS 75202


     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of this Registration Statement.

     If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [_]

                             _____________________

                        CALCULATION OF REGISTRATION FEE

=================================================================================================================
                                                         Proposed Maximum     Proposed Maximum
Title of Each Class of                    Amount to    Offering Price per        Aggregate           Amount of
Securities to be Registered             be Registered       Unit (1)         Offering Price (1)  Registration Fee
-----------------------------------------------------------------------------------------------------------------
9 1/4% Senior Notes due 2004              $50,000,000                  100%        $50,000,000            $14,750
-----------------------------------------------------------------------------------------------------------------
AmeriCredit Financial Services, Inc.
AmeriCredit Operating Co., Inc.
ACF Investment Corp.
AmeriCredit Premium Finance, Inc.
Americredit Corporation of
  California                              $50,000,000                  100%        $50,000,000                 (3)
     Guarantees (2)
==================================================================================================================

(1) Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(f) under the Securities Act of 1933, as amended.
(2) Each of these subsidiaries of AmeriCredit Corp. has guaranteed the Notes being registered pursuant hereto.
(3) Pursuant to Rule 457(n), no separate fee is payable with respect to guarantees of the Notes being registered.
================================================================================

  THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT THAT SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

Information contained herein is subject to completion or amendment. A Registration Statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the Registration Statement becomes effective. This Prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

                SUBJECT TO COMPLETION, DATED FEBRUARY 27, 1998

                               AMERICREDIT CORP.
                               OFFER TO EXCHANGE
                                ALL OUTSTANDING
                          9 1/4% SENIOR NOTES DUE 2004
                   ($50,000,000 PRINCIPAL AMOUNT OUTSTANDING)
                        FOR 9 1/4% SENIOR NOTES DUE 2004

  The Exchange Offer and withdrawal rights will expire at 5:00 p.m., New York City time, on _________ ___, 1998 (as such date may be extended, the "Expiration Date").

  AmeriCredit Corp., a Texas corporation ("AmeriCredit" or the "Company"), hereby offers (the "Exchange Offer"), upon the terms and subject to the conditions set forth in this Prospectus and the accompanying letter of transmittal (the "Letter of Transmittal"), to exchange $1,000 in principal amount of its 9 1/4% Senior Notes due 2004 (the "New Notes") for each $1,000 in principal amount of its outstanding 9 1/4% Senior Notes due 2004 (the "Old Notes") (the Old Notes and the New Notes are collectively referred to herein as the "Notes"). An aggregate principal amount of $50,000,000 of Old Notes is outstanding. See "The Exchange Offer."

  Each broker-dealer that receives New Notes for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such New Notes. The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act of 1933, as amended (the "Securities Act"). This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of New Notes received in exchange for Notes where such Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities. The Company has agreed that, starting on the Expiration Date and ending on the close of business one year after the Expiration Date, it will make this Prospectus available to any broker-dealer for use in connection with any such resale. See "Plan of Distribution."

  The Company will accept for exchange any and all Old Notes that are validly tendered prior to 5:00 p.m., New York City time, on the Expiration Date.
Tenders of Old Notes may be withdrawn at any time prior to 5:00 p.m., New York City time, on the Expiration Date. The Exchange Offer is not conditioned upon any minimum principal amount of the Old Notes being tendered for exchange. However, the Exchange Offer is subject to the terms and provisions of the C/D Exchange Registration Rights Agreement, dated as of January 29, 1998 (the "Registration Rights Agreement"), among the Company, the Company's Guarantors (as described in the Registration Rights Agreement) and Salomon Brothers Inc and Credit Suisse First Boston (the "Initial Purchasers"). The Old Notes may be tendered only in multiples of $1,000. See "The Exchange Offer."

                            (continued on next page)

                           __________________________

SEE "RISK FACTORS" BEGINNING ON PAGE 10 HEREIN FOR A DISCUSSION OF CERTAIN RISKS
     THAT SHOULD BE CONSIDERED BY HOLDERS IN EVALUATING THE EXCHANGE OFFER

  THE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
      EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE
        SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COM-
       MISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS.
           ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                           __________________________

                THE DATE OF THIS PROSPECTUS IS __________, 1998

  The Old Notes were issued in a transaction (the "Prior Offering") pursuant to which the Company issued an aggregate of $50,000,000 principal amount of the Old Notes to the Initial Purchasers on January 29, 1998 pursuant to a Purchase Agreement, dated January 26, 1998 (the "Purchase Agreement"), among the Company, the Company's Guarantors and the Initial Purchasers. The Initial Purchasers subsequently resold the Old Notes in reliance on Rule 144A under the Securities Act. The Company and the Initial Purchasers also entered into the Registration Rights Agreement, pursuant to which the Company granted certain registration rights for the benefit of the holders of the Old Notes. The Exchange Offer is intended to satisfy certain of the Company's obligations under the Registration Rights Agreement with respect to the Old Notes. See "The Exchange Offer--Purpose and Effect."

  The Old Notes were, and the New Notes will be, issued under the Indenture, dated as of January 29, 1998 (the "Indenture"), among the Company and Bank One, N.A., as trustee (in such capacity, the "Trustee"). The terms of the Old Notes were, and the New Notes will be, substantially similar to those of the Company's 9 1/4% Senior Notes due 2004 (the "Original Notes") which were issued under an Indenture dated February 4, 1997 (the "Original Indenture"). The form and terms of the New Notes will be identical in all material respects to the form and terms of the Old Notes, except that (i) the New Notes have been registered under the Securities Act and, therefore, will not bear legends restricting the transfer thereof, (ii) holders of New Notes will not be entitled to liquidated damages equal to $.05 per week per $1,000 principal amount of Old Notes held by such holders (up to a maximum amount of $0.50 per week per $1,000 principal amount) otherwise payable under the terms of the Registration Rights Agreement in respect of the Old Notes held by such holders during any period in which a Registration Default (as defined under "The Exchange Offer--Termination of Certain Rights") is continuing (the "Liquidated Damages") and (iii) holders of New Notes will not be, and upon the consummation of the Exchange Offer, holders of Old Notes will no longer be, entitled to certain rights under the Registration Rights Agreement intended for the holders of unregistered securities. The Exchange Offer shall be deemed consummated upon the occurrence of the delivery by the Company to Bank One, N.A., as registrar of the Old Notes (in such capacity, the "Registrar") under the Indenture of New Notes in the same aggregate principal amount as the aggregate principal amount of Old Notes that are validly tendered by holders thereof pursuant to the Exchange Offer. See "The Exchange Offer --Termination of Certain Rights," "--Procedures for Tendering Old Notes" and "Description of Notes."

  The New Notes will bear interest at a rate equal to 9 1/4% per annum.
Interest on the New Notes is payable semiannually, on February 1 and August 1 of each year, commencing on August 1, 1998 (each, an "Interest Payment Date") and shall accrue from January 29, 1998 or from the most recent Interest Payment Date with respect to the Old Notes to which interest was paid or duly provided for. The New Notes will mature on February 1, 2004. See "Description of Notes."

  The New Notes will not be redeemable at the Company's option prior to February 1, 2001. Thereafter, the New Notes will be redeemable at the option of the Company, in whole or in part, at any time on or after February 1, 2001 at the redemption prices set forth herein plus accrued and unpaid interest to the date of redemption. In addition, at the option of the Company, up to $16.7 million in aggregate principal amount of Notes may be redeemed prior to February 1, 2000 at a redemption price of 109.25% of the principal amount thereof, plus accrued and unpaid interest and Liquidated Damages thereon, if any, to the redemption date with the net cash proceeds of a public offering of common stock of the Company; provided, however, that at least $33.3 million in aggregate principal amount of Notes remain outstanding following such redemption; and provided, further, that such redemption shall occur within 45 days of the date of closing of such public offering. The Indenture provides that any such optional redemption of Notes shall be accompanied by a proportionate redemption of Original Notes.

  In the event of a Change of Control (as defined), holders of the New Notes will have the right to require the Company to purchase their New Notes, in whole or in part, at a price equal to 101% of the aggregate principal amount thereof, plus accrued and unpaid interest and Liquidated Damages, if any, to the date of purchase.

  The New Notes will be senior unsecured obligations of the Company, will rank pari passu in right of payment with the Original Notes and all other existing and future unsecured senior Indebtedness (as defined) of the Company and will rank senior in right of payment to future subordinated Indebtedness of the Company. At December 31, 1997, on an as adjusted basis after giving effect to the Prior Offering and the application of the net proceeds therefrom, the aggregate principal amount of senior Indebtedness of the Company and its subsidiaries (excluding trade payables and other accrued liabilities) would have been approximately $251.2 million, an aggregate of $57.6 million of which would have been secured Indebtedness outstanding under the Credit Agreement (as defined), the Warehouse Facility (as defined) and the Mortgage Subsidiary Credit Agreement (as defined) and approximately $14.1 million of which would have been asset-backed notes of the Company's Special Purpose Finance Subsidiaries (as defined). All financings under the Warehouse Facility are secured by a first priority lien on the receivables and related assets held by CP Funding Corp., a special purpose subsidiary which is treated as a Securitization Trust (as defined) under the Indenture. The Indenture, which is substantially similar to the Original Indenture, permits the Company and its subsidiaries to incur additional secured Indebtedness. The payment of principal, premium,

                                      (i)
if any, and interest and Liquidated Damages, if any, on the New Notes will be guaranteed on a senior unsecured basis (the "Subsidiary Guarantees") by all of the Company's current and future Restricted Subsidiaries (the "Guarantors"), which on the date of the Indenture included all of the Company's existing subsidiaries, except the Company's Special Purpose Finance Subsidiaries and AFS Funding Corp and CP Funding Corp. The Subsidiary Guarantees will rank pari passu in right of payment with the Guarantor's Guarantees of the Original Notes (the "Original Guarantees") and all other senior unsecured Indebtedness of the Guarantors. However, the Guarantors' obligations under the Credit Agreement and the Mortgage Subsidiary Credit Agreement are secured by liens on certain assets of the Guarantors and, accordingly, such Indebtedness will rank prior to the New Notes with respect to such assets. The New Notes will effectively be subordinated to the obligations of the Special Purpose Finance Subsidiaries with respect to Existing Indebtedness (as defined), the obligations of AFS Funding Corp. with respect to Credit Enhancement Agreements (as defined) and the obligations of CP Funding Corp. with respect to the Warehouse Facility.

  Based on existing interpretations of the Securities Act by the Staff of the Securities and Exchange Commission (the "Commission") set forth in "no-action" letters issued to third parties, the Company believes that New Notes issued pursuant to the Exchange Offer to any holder of Old Notes in exchange for Old Notes may be offered for resale, resold and otherwise transferred by such holder (other than a broker-dealer who purchased Old Notes directly from the Company for resale pursuant to Rule 144A under the Securities Act or any other available exemption under the Securities Act) without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that such holder is not an affiliate of the Company, is acquiring the New Notes in the ordinary course of business and is not participating, and has no arrangement or understanding with any person to participate, in the distribution of the New Notes. Holders wishing to accept the Exchange Offer must represent to the Company, as required by the Registration Rights Agreement, that such conditions have been met. In addition, if such holder is not a broker-dealer, it must represent that it is not engaged in, and does not intend to engage in, a distribution of the New Notes. Each broker-dealer that receives New Notes for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such New Notes. See "The Exchange Offer--Resales of the New Notes." This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of New Notes received in exchange for Old Notes where such Old Notes were acquired by such broker-dealer as a result of market-making or other trading activities.

  As of __________ __, 1998, Cede & Co. ("Cede"), as nominee for The Depository Trust Company, New York, New York ("DTC"), was the sole registered holder of the Old Notes and held the Old Notes for _____ of its participants. The Company believes that no such participant is an affiliate (as such term is defined in Rule 405 of the Securities Act) of the Company. There has previously been only a limited secondary market, and no public market, for the Old Notes. The Old Notes are eligible for trading in the Private Offering, Resales and Trading through Automatic Linkages ("PORTAL") market. In addition, the Initial Purchasers have advised the Company that they currently intend to make a market in the New Notes; however, the Initial Purchasers are not obligated to do so and any market making activities may be discontinued by the Initial Purchasers at any time. Therefore, there can be no assurance that an active market for the New Notes will develop. If such a trading market develops for the New Notes, future trading prices will depend on many factors, including, among other things, prevailing interest rates, the Company's results of operations and the market for similar securities. Depending on such factors, the New Notes may trade at a discount from their face value. See "Risk Factors--Absence of Public Market; Restrictions on Transfer."

  The Company will not receive any proceeds from this Exchange Offer. Pursuant to the Registration Rights Agreement, the Company will bear certain registration expenses.

  THE EXCHANGE OFFER IS NOT BEING MADE TO, NOR WILL THE COMPANY ACCEPT SURRENDERS FOR EXCHANGE FROM, HOLDERS OF OLD NOTES IN ANY JURISDICTION IN WHICH THE EXCHANGE OFFER OR THE ACCEPTANCE THEREOF WOULD NOT BE IN COMPLIANCE WITH THE SECURITIES OR BLUE SKY LAWS OF SUCH JURISDICTION.

  The Old Notes were issued originally in global form (the "Global Old Note"). The Global Old Note was deposited with, or on behalf of, DTC, as the initial depository with respect to the Old Notes (in such capacity, the "Depository"). The Global Old Note is registered in the name of Cede & Co., as nominee of DTC, and beneficial interests in the Global Old Note are shown on, and transfers thereof are effected only through, records maintained by the Depository and its participants. The use of the Global Old Note to represent the Old Notes permits the Depository's participants, and anyone holding a beneficial interest in an Old Note registered in the name of such a participant, to transfer interests in the Old Notes electronically in accordance with the Depository's established procedures without the need to transfer a physical

                                     (ii)
certificate. New Notes issued in exchange for the Global Old Note "will also be issued initially as a note in global form (the "Global New Note," and, together with the Global Old Note, the "Global Note") and be deposited with, or on behalf of, the Depository. After the initial issuance of the Global New Note, New Notes in certificated form will be issued in exchange for a holder's proportionate interest in the Global New Note only as set forth in the Indenture.

                                     (iii)

                               TABLE OF CONTENTS

                                                               PAGE
                                                               ----
AVAILABLE INFORMATION.........................................  (v)

INFORMATION INCORPORATED BY REFERENCE.........................  (v)

NOTE REGARDING FORWARD-LOOKING INFORMATION.................... (vi)

PROSPECTUS SUMMARY............................................   1

RISK FACTORS..................................................  10

THE EXCHANGE OFFER............................................  18

CAPITALIZATION................................................  25

SELECTED CONSOLIDATED FINANCIAL DATA..........................  26

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
 AND RESULTS OF OPERATIONS....................................  29

BUSINESS......................................................  41

MANAGEMENT....................................................  51

PRINCIPAL SHAREHOLDERS........................................  57

DESCRIPTION OF NOTES..........................................  59

CERTAIN FEDERAL INCOME TAX CONSEQUENCES.......................  82

DESCRIPTION OF OTHER DEBT.....................................  84

PLAN OF DISTRIBUTION..........................................  86

LEGAL MATTERS.................................................  87

EXPERTS.......................................................  87

INDEX TO CONSOLIDATED FINANCIAL STATEMENTS.................... F-1

                                     (iv)

                             AVAILABLE INFORMATION

     The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith, is required to file periodic reports, proxy statements and other information with the Commission relating to its business, financial condition and other matters. Such information is available for inspection at the public reference facilities of the Commission at Room 1024, 450 Fifth Street, NW, Washington, DC 20549, and at the regional offices of the Commission located at Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, IL 60661-2511 and Seven World Trade Center, Suite 1300, New York, NY 10048. Copies of such information are obtainable, by mail, upon payment of the Commission's customary charges, by writing to the Commission's principal office at 450 Fifth Street, NW, Washington, DC 20549. Such material is also available for inspection at the library of the New York Stock Exchange (the "NYSE"), 20 Broad Street, New York, New York 10005. The Commission maintains a web site (http://www.sec.gov) that contains periodic reports, proxy statements and other information regarding registrants that file documents electronically with the Commission. The Common Stock of the Company is listed and traded on the NYSE under the symbol "ACF."

     The Company has agreed that, whether or not it is required to do so by the rules and regulations of the Commission, for so long as any of the Notes remain outstanding, it will furnish to the holders of Notes and submit to the Commission (unless the Commission will not accept such materials) (i) all quarterly and annual financial information that would be required to be contained in a filing with the Commission on Forms 10-Q and 10-K if the Company were required to file such forms, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" and, with respect to the annual information only, a report thereon by the Company's independent accountants, and (ii) all reports that would be required to be filed with the Commission on Form 8-K if the Company were required to file such reports. In addition, for so long as any of the Notes remain outstanding, the Company has agreed to make available to any prospective purchaser of Notes in connection with any sale thereof the information required by Rule 144A(d)(4) under the Securities Act.


                     INFORMATION INCORPORATED BY REFERENCE

     THIS PROSPECTUS INCORPORATES DOCUMENTS BY REFERENCE WHICH ARE NOT PRESENTED HEREIN OR DELIVERED HEREWITH. COPIES OF ANY SUCH DOCUMENTS, OTHER THAN EXHIBITS THERETO, ARE AVAILABLE WITHOUT CHARGE TO ANY PERSON, INCLUDING ANY BENEFICIAL OWNER, TO WHOM THIS PROSPECTUS IS DELIVERED UPON WRITTEN OR ORAL REQUEST TO AMERICREDIT CORP., 200 BAILEY AVENUE, FORT WORTH, TEXAS 76107, ATTENTION: DANIEL
E. BERCE, (817) 332-7000.

     The following AmeriCredit documents are incorporated by reference herein:

          (1) AmeriCredit's Annual Report on Form 10-K for the year ended June 30, 1997, filed with the Commission;

          (2) AmeriCredit's Quarterly Report on Form 10-Q for the quarter ended September 30, 1997, filed with the Commission;

          (3) AmeriCredit's Quarterly Report on Form 10-Q for the quarter ended December 31, 1997, filed with the Commission;

          (4) AmeriCredit's Reports on Form 8-K, dated August 28, 1997, January 22, 1998, and January 29, 1998, all as filed with the Commission; and

          (5) AmeriCredit's Form 8-A, as filed with the Commission on September 5, 1997.

     All documents filed with the Commission by AmeriCredit pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of effectiveness of the Registration Statement of which this Prospectus forms a part are incorporated herein by reference and such documents will be deemed to be a part hereof from the date of filing of such documents. Any statement contained in this Prospectus or in a document incorporated or deemed to be incorporated by reference herein will be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement

                                      (v)
contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

                  NOTE REGARDING FORWARD-LOOKING INFORMATION

     INFORMATION CONTAINED IN THIS PROSPECTUS CONTAINS "FORWARD-LOOKING STATEMENTS" WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995, WHICH CAN BE IDENTIFIED BY THE USE OF FORWARD-LOOKING TERMINOLOGY SUCH AS "MAY," "WILL," "EXPECT," "ANTICIPATE," "ESTIMATE" OR "CONTINUE" OR THE NEGATIVE THEREOF OR OTHER VARIATIONS THEREON OR COMPARABLE TERMINOLOGY. THE STATEMENTS IN "RISK FACTORS" BEGINNING ON PAGE 10 OF THIS PROSPECTUS CONSTITUTE CAUTIONARY STATEMENTS IDENTIFYING IMPORTANT FACTORS, INCLUDING CERTAIN RISKS AND UNCERTAINTIES, WITH RESPECT TO SUCH FORWARD-LOOKING STATEMENTS THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE REFLECTED IN SUCH FORWARD-LOOKING STATEMENTS.

                                     (vi)

                               PROSPECTUS SUMMARY

     The following summary information is qualified in its entirety by, and should be read in conjunction with, the more detailed information and financial data, including the Consolidated Financial Statements and related notes thereto, appearing elsewhere in this Prospectus. This Prospectus contains certain forward-looking statements. Actual results could differ materially from those projected in the forward-looking statements as a result of, among other factors, the factors set forth under "Risk Factors" below. In addition to other information in this Prospectus, the factors set forth under "Risk Factors" below should be considered carefully in evaluating an investment in the Notes offered hereby. Unless the context indicates otherwise, all references herein to "AmeriCredit" or the "Company" refer to AmeriCredit Corp. and its subsidiaries. The Company's fiscal year ends on June 30. References to a particular fiscal year are to the twelve-month period ending on June 30 of that year.

                                  THE COMPANY

  The Company is a consumer finance company specializing in purchasing, securitizing and servicing retail automobile installment sales contracts originated by franchised and select independent dealers in connection with the sale of late model used and to a lesser extent new automobiles. The Company targets borrowers with limited credit histories, modest incomes or those who have experienced prior credit difficulties ("Sub-Prime Borrowers"). With the use of proprietary credit scoring models, the Company underwrites contracts on a decentralized basis through a nationwide branch office network. These credit scoring models, combined with experienced underwriting personnel, enable the Company to implement a risk-based pricing approach to structuring and underwriting individual contracts. The Company's centralized risk management department monitors these underwriting strategies and portfolio performance to balance credit quality and profitability objectives. The loan portfolio is serviced by the Company at centralized facilities located in Fort Worth, Texas, Tempe, Arizona and Charlotte, North Carolina using automated loan servicing and collection systems.

  The Company had 108 branch offices as of December 31, 1997. As a result of the Company's expansion strategy, the Company has been able to increase its aggregate volume of automobile installment sales contracts purchased to $906.8 million in fiscal 1997 from $18.3 million in fiscal 1993. The Company has continued this growth during the first six months of fiscal 1998, with purchases aggregating $696.3 million, compared to $359.4 million during the same period in fiscal 1997. The Company purchases contracts originated by dealers at prices ranging from par to a discount of up to 10%. The average discount as a percentage of the contracts purchased by the Company was approximately 3.4% in fiscal 1997. For fiscal 1997, the average principal amount financed and weighted average APR of contracts purchased by the Company were $11,874 and 19.7%, respectively.

     The Company generates earnings and cash flow primarily through the purchase, retention, securitization and servicing of automobile receivables. In each securitization, the Company sells automobile receivables to a trust or special purpose finance subsidiary that, in turn, sells asset-backed securities to investors. The Company recognizes a gain on the sale of the receivables to the trust and receives monthly excess cash flow distributions from the trust resulting from the difference between the interest received from the obligors on the receivables and the interest on the asset-backed securities paid to investors, net of losses and expenses. The Company typically begins to receive excess cash flow distributions approximately seven to nine months after the receivables are securitized, although these time periods may be shorter or longer depending upon the structure of the securitization. The Company received excess cash flow of $24.0 million from securitization trusts and special purpose finance subsidiaries in fiscal 1997. Due to the time delay associated with distributions of excess cash flow from securitizations, the Company expects to receive increased cash flow distributions in fiscal 1998 from trusts created as a result of securitization transactions occurring in fiscal 1997. Prior to such time as the Company begins to receive excess cash flow, all excess cash flow is utilized to fund credit enhancement requirements to secure financial guaranty insurance policies issued by a monoline insurance company to protect investors in the asset-backed securities from losses. Once predetermined credit enhancement requirements are reached and maintained, excess cash flow is distributed to the Company. In addition to excess cash flow, the Company earns servicing fees of between 2.25% and 2.50% per annum of the outstanding principal balance of receivables securitized. Over the four quarters ended December 31, 1997 the Company completed four securitization transactions totaling $1.2 billion.

  According to CNW Marketing/Research, an independent automobile finance market research firm, the automobile finance industry is the second largest consumer finance industry in the United States with over $427 billion of loan and lease originations during 1996. The industry is generally segmented according to the type of car sold (new vs. used) and the credit characteristics of the borrower (prime vs. sub-prime). The sub-prime segment of the market accounted for approximately $75 billion of these originations.

  The Company's principal objective is to continue to build upon its position as a leading indirect lender to Sub-Prime Borrowers. To achieve this objective, the Company employs the following key strategies:

  Continued Expansion of the Automobile Finance Branch Network. The Company opened five branch offices in fiscal 1993, 13 in fiscal 1994, 13 in fiscal 1995, 20 in fiscal 1996, 34 in fiscal 1997 and 23 in fiscal 1998 through December 31, 1997, bringing its branch office network to 108 offices located in 32 states as of December 31, 1997. Branch office personnel are responsible for the development and maintenance of dealer relationships. As part of its goal of increasing the number of dealers from whom it is purchasing automobile finance contracts, the Company plans to open approximately 17 additional branch offices during the remainder of fiscal 1998.

  Use of Proprietary Credit Scoring Models for Risk-based Pricing. The Company has developed and implemented a credit scoring system across its branch office network to support the branch level credit approval process. The Company's proprietary credit scoring models are designed to enable AmeriCredit to tailor each loan's pricing and structure to a statistical assessment of the underlying credit risk.

  Sophisticated Risk Management Techniques. The Company's centralized risk management department is responsible for monitoring the origination process, supporting management's supervision of each branch office, tracking collateral values of the Company's receivables portfolio and monitoring portfolio returns. This risk management department uses proprietary databases to identify concentrations of risk, to price for the risk associated with selected market segments and to endeavor to enhance the credit quality and profitability of the contracts purchased.

  High Investment in Technology to Support Operating Efficiency and Growth.
The use of leading-edge technology in both loan origination and servicing has enabled AmeriCredit to become a low-cost provider in the sub-prime automobile finance market. AmeriCredit's annualized ratio of operating expenses to average managed receivables was 10.0% for fiscal 1995, 7.2% for fiscal 1996, 6.6% for fiscal 1997 and 6.0% for the six months ended December 31, 1997.

  Leveraging Sub-Prime Lending Expertise. In November 1996, AmeriCredit acquired a small residential mortgage lender which was later renamed Americredit Corporation of California and which conducts business under the name AmeriCredit Mortgage Services ("AMS"). AMS specializes in originating and purchasing home equity mortgage loans made to Sub-Prime Borrowers from a network of mortgage brokers. AMS has originated $105.4 million of mortgage loans from its date of acquisition through December 31, 1997. The Company believes that over time it can leverage its national presence, risk management techniques and state-of-the-art technology to broaden its indirect lending to Sub-Prime Borrowers. AMS's corporate office is located in Orange, California. AMS has historically sold its home equity loans and the related servicing rights to third party investors.

  Funding and Liquidity Through Securitizations. The Company sells automobile receivables in securitization transactions in order to obtain a cost-effective source of funds for the purchase of additional automobile finance contracts, to reduce the risk of interest rate fluctuations and to utilize capital efficiently. Since the Company's first securitization transaction in December 1994, the Company has securitized approximately $2.0 billion of automobile receivables in private and public offerings of asset-backed securities.

  AmeriCredit was incorporated in Texas in 1988 and succeeded to the business, assets and liabilities of a predecessor corporation formed under the laws of Texas in 1986. The Company's common stock, $.01 par value per share (the "Common Stock"), is traded on the NYSE under the symbol "ACF." The Company's principal executive offices are located at 200 Bailey Avenue, Fort Worth, Texas 76107 and its telephone number is 817-332-7000.

                               THE PRIOR OFFERING

     The outstanding $50.0 million principal amount of Old Notes were sold by the Company to the Initial Purchasers on January 29, 1998, pursuant to the Purchase Agreement. The Initial Purchasers subsequently resold the Old Notes in reliance on Rule 144A under the Securities Act. The Company and the Initial Purchasers also entered into the Registration Rights Agreement pursuant to which the Company granted certain registration rights for the benefit of the holders of the Old Notes. The Exchange Offer is intended to satisfy certain of the Company's obligations under the Registration Rights Agreement with respect to the Old Notes. See "The Exchange Offer--Purpose and Effect."

                               THE EXCHANGE OFFER

The Exchange Offer.............         The Company is offering upon the terms
                                        and subject to the conditions set forth
                                        herein and in the Letter of Transmittal
                                        to exchange the New Notes for the
                                        outstanding Old Notes. As of the date of this Prospectus, $50.0 million in aggregate principal amount of the Old
                                        Notes is outstanding, the maximum amount authorized by the Indenture for all Notes. As of _____________, 1998, there was one registered holder of the Old
                                        Notes, Cede & Co., which held the Old
                                        Notes for _____ of its participants. See
                                        "The Exchange Offer--Terms of the
                                        Exchange Offer."

Expiration Date................         5:00 p.m., New York City time, on
                                        __________ __, 1998 as the same may be
                                        extended. See "The Exchange Offer--
                                        Expiration Date; Extensions;
                                        Amendments."

Conditions of the
  Exchange Offer...............         The Exchange Offer is not conditioned
                                        upon any minimum principal amount of Old
                                        Notes being tendered for exchange. The
                                        only condition to the Exchange Offer is
                                        the declaration by the Commission of the effectiveness of the Registration
                                        Statement of which this Prospectus
                                        constitutes a part (the "Exchange Offer
                                        Registration Statement"). See "The
                                        Exchange Offer--Conditions of the
                                        Exchange Offer."

Termination of Certain
  Rights.......................         Pursuant to the Registration Rights
                                        Agreement and the Old Notes, holders of
                                        Old Notes (i) have rights to receive
                                        Liquidated Damages and (ii) have certain rights intended for the holders of unregistered securities. "Liquidated
                                        Damages" means damages of $0.05 per week per $1,000 principal amount of Old Notes
                                        (up to a maximum of $0.50 per week per
                                        $1,000 principal amount) during the
                                        period in which a Registration Default
                                        is continuing pursuant to the terms of
                                        the Registration Rights Agreement.
                                        Holders of New Notes will not be and,
                                        upon consummation of the Exchange Offer, holders of Old Notes will no longer be, entitled to (i) the right to receive the Liquidated Damages or (ii) certain other rights under the Registration Rights
                                        Agreement intended for holders of
                                        unregistered securities. See "The
                                        Exchange Offer--Termination of Certain
                                        Rights" and "Procedures for Tendering
                                        Old Notes."

Accrued Interest...............         The New Notes will bear interest at a
                                        rate equal to 9 1/4% per annum. Interest shall accrue from January 29, 1998 or from the most recent Interest Payment
                                        Date with respect to the Old Notes to
                                        which interest was paid or duly provided for. See "Description of Notes--
                                        Principal, Maturity and Interest."

Procedures for Tendering
  Old Notes....................         Each holder desiring to accept the
                                        Exchange Offer must complete and sign
                                        the Letter of Transmittal, have the
                                        signature thereon guaranteed if required by the Letter of Transmittal, and mail or deliver the Letter of Transmittal, together with the Old Notes or a Notice of Guaranteed Delivery (as defined in the Letter of Transmittal) and any other required documents (such as evidence of authority to act, if the Letter of Transmittal is signed by someone acting in a fiduciary or representative capacity), to the Exchange Agent (as defined under "The Exchange Offer--The
                                        Exchange Agent; Assistance") at the
                                        address set forth on the back cover page of this Prospectus prior to 5:00 p.m., New York City time, on the Expiration
                                        Date. Any Beneficial Owner (as defined
                                        under "The Exchange Offer--Procedures
                                        for Tendering Old Notes") of the Old
                                        Notes whose Old Notes are registered in
                                        the name of a nominee, such as a broker, dealer, commercial bank or trust company and who wishes to tender Old Notes in the Exchange Offer, should instruct such entity or person to promptly tender on such Beneficial Owner's behalf. See "The
                                        Exchange Offer--Procedures for Tendering
                                        Old Notes."

Guaranteed Delivery
  Procedures...................         Holders of Old Notes who wish to tender
                                        their Old Notes and (i) whose Old Notes
                                        are not immediately available or (ii)
                                        who cannot deliver their Old Notes or
                                        any other documents required by the
                                        Letter of Transmittal to the Exchange
                                        Agent prior to the Expiration Date, may
                                        tender their Old Notes according to the
                                        guaranteed delivery procedures set forth in the Letter of Transmittal. See "The
                                        Exchange Offer--Guaranteed Delivery
                                        Procedures."

Acceptance of Old Notes and
  Delivery of New Notes........         Upon effectiveness of the Exchange Offer
                                        Registration Statement of which this
                                        Prospectus constitutes a part and
                                        consummation of the Exchange Offer, the
                                        Company will accept any and all Old
                                        Notes that are properly tendered in the
                                        Exchange Offer prior to 5:00 p.m., New
                                        York City time, on the Expiration Date.
                                        The New Notes issued pursuant to the
                                        Exchange Offer will be delivered
                                        promptly after acceptance of the Old
                                        Notes. See "The Exchange Offer--
                                        Acceptance of Old Notes for Exchange;
                                        Delivery of New Notes."

Withdrawal Rights..............         Tenders of Old Notes may be withdrawn at
                                        any time prior to 5:00 p.m., New York
                                        City time, on the Expiration Date. See
                                        "The Exchange Offer--Withdrawal Rights."

Certain Federal Income
  Tax Considerations...........         There will not be any U.S. Federal
                                        income tax consequences to holders
                                        exchanging Old Notes for New Notes
                                        pursuant to the Exchange Offer. See
                                        "Certain Federal Income Tax
                                        Consequences."

The Exchange Agent.............         Bank One, N.A. is the exchange Agent (in
                                        such capacity, the "Exchange Agent").
                                        The address and telephone number of the
                                        Exchange Agent are set forth in "The
                                        Exchange Offer--The Exchange Agent;
                                        Assistance."

Fees and Expenses..............         All expenses incident to the Company's
                                        consummation of the Exchange Offer and
                                        compliance with the Registration Rights
                                        Agreement will be borne by the Company.
                                        The Company will also pay certain
                                        transfer taxes applicable to the
                                        Exchange Offer. See "The Exchange Offer
                                        -- Fees and Expenses."

Resales of the New
  Notes........................         Based on existing interpretations by the
                                        Staff of the Commission set forth in
                                        "no-action" letters issued to third
                                        parties, the Company believes that New
                                        Notes issued pursuant to the Exchange
                                        Offer to a holder in exchange for Old
                                        Notes may be offered for resale, resold
                                        and otherwise transferred by a holder
                                        (other than (i) a broker-dealer who
                                        purchased the Old Notes directly from
                                        the Company for resale pursuant to Rule
                                        144A under the Securities Act or any
                                        other available exemption under the
                                        Securities Act or (ii) a person that is
                                        an affiliate of the Company within the
                                        meaning of Rule 405 under the Securities
                                        Act) without compliance with the
                                        registration and prospectus delivery
                                        provisions of the Securities Act,
                                        provided that such holder is acquiring
                                        the New Notes in the ordinary course of
                                        business and is not participating, and
                                        has no arrangement or understanding with any person to participate, in a distribution of the New Notes. Each broker-dealer that receives New Notes for its own account in exchange for Old
                                        Notes, where such Old Notes were
                                        acquired by such broker as a result of
                                        market-making or other trading
                                        activities, must acknowledge that it
                                        will deliver a prospectus in connection
                                        with any resale of such New Notes. See
                                        "The Exchange Offer--Resales of the New
                                        Notes" and "Plan of Distribution."

Effect of Not Tendering
  Old Notes for Exchange.......         Old Notes that are not tendered or that
                                        are not properly tendered will,
                                        following the expiration of the Exchange
                                        Offer, continue to be subject to the
                                        existing restrictions upon transfer
                                        thereof. The Company will have no
                                        further obligations to provide for the
                                        registration under the Securities Act of such Old Notes and such Old Notes will, following the expiration of the Exchange
                                        Offer, bear interest at the same rate as the New Notes.

                            DESCRIPTION OF NEW NOTES

        The form and terms of the New Notes will be identical in all material respects to the form and terms of the Old Notes, except that (i) the New Notes have been registered under the Securities Act and, therefore, will not bear legends restricting the transfer thereof, (ii) holders of the New Notes will not be entitled to Liquidated Damages and (iii) holders of the New Notes will not be, and upon consummation of the Exchange Offer, holders of the Old Notes will no longer be, entitled to certain rights under the Registration Rights Agreement intended for the holders of unregistered securities, except in limited circumstances. See "The Exchange Offer--Termination of Certain Rights." The Exchange Offer shall be deemed consummated upon the occurrence of the delivery by the Company to the Registrar under the Indenture of the New Notes in the same aggregate principal amount as the aggregate principal amount of Old Notes that are tendered by holders thereof pursuant to the Exchange Offer. See "The Exchange Offer--Termination of Certain Rights," "-- Procedures for Tendering Old Notes" and "Description of Notes."

Securities Offered.............           $50 million in aggregate principal
                                          amount of 9 1/4% Senior Notes due
                                          2004.

Maturity.......................           February 1, 2004.

Interest.......................           The Notes will bear interest at the
                                          rate of 9 1/4% per annum, payable
                                          semiannually on February 1 and August
                                          1, commencing August 1, 1998.

Ranking........................         The Notes will be general unsecured
                                        obligations of the Company. The Notes
                                        will rank pari passu in right of payment with the Original Notes (as defined) and all other existing and future senior unsecured Indebtedness of the Company and senior in right of payment to all future subordinated Indebtedness of the
                                        Company. However, the Company and
                                        certain of the Company's subsidiaries
                                        are parties to the Credit Agreement and
                                        the Mortgage Subsidiary Credit Agreement and all borrowings under the these agreements are secured by first priority liens on certain assets of the Company and certain of the Company's subsidiaries, including the Guarantors.
                                        In addition, in October 1997 the Company established a Warehouse Facility. All financings under the Warehouse Facility are secured by a first priority lien on the receivables and related assets held by CP Funding Corp., a special purpose subsidiary which is treated as a Securitization Trust under the
                                        Indenture. At December 31, 1997, on an
                                        as adjusted basis after giving effect to the Prior Offering and the application of the net proceeds therefrom, the aggregate principal amount of senior
                                        Indebtedness of the Company and its
                                        subsidiaries (excluding trade payables
                                        and other accrued liabilities) would
                                        have been approximately $251.2 million,
                                        an aggregate of $57.6 million of which
                                        would have been secured Indebtedness
                                        outstanding under the Credit Agreement,
                                        the Warehouse Facility and the Mortgage
                                        Subsidiary Credit Agreement and
                                        approximately $14.1 million of which
                                        would have been asset-backed notes
                                        outstanding of the Company's Special
                                        Purpose Finance Subsidiaries. The Notes
                                        will be effectively subordinated to the
                                        obligations of the Special Purpose
                                        Finance Subsidiaries with respect to
                                        Existing Indebtedness (as defined) and
                                        to the obligations of AFS Funding Corp.
                                        with respect to Credit Enhancement
                                        Agreements (as defined) and to the
                                        obligations of CP Funding Corp. with
                                        respect to the Warehouse Facility. See
                                        "Risk Factors--Holding Company
                                        Structure; Effective Subordination," "--
                                        Leverage" and "Description of Other
                                        Debt."

Subsidiary Guarantees..........         Pursuant to the Subsidiary Guarantees,
                                        the Notes will be guaranteed by each
                                        existing and future Restricted
                                        Subsidiary (as defined) of the Company,
                                        except the Company's Special Purpose
                                        Finance Subsidiaries, AFS Funding Corp.
                                        and CP Funding Corp. The Subsidiary
                                        Guarantees will rank pari passu in right of payment with the Guarantor's
                                        Guarantees of the Original Notes
                                        ("Original Guarantees") and all other
                                        existing and future senior unsecured
                                        Indebtedness of the Guarantors. The
                                        Company's and the Guarantors'
                                        obligations under the Credit Agreement
                                        and Mortgage Subsidiary Credit Agreement are secured by liens on certain of their assets and, accordingly, such
                                        Indebtedness will effectively rank prior to the Notes with respect to such assets. See "Risk Factors--Holding
                                        Company Structure; Effective
                                        Subordination."

Optional Redemption............         The Notes may be redeemed at the
                                        option of the Company, in whole or in
                                        part, on or after February 1, 2001 at
                                        a premium declining to par in 2003,
                                        plus accrued and unpaid interest and
                                        Liquidated Damages, if any, through
                                        the redemption date. Notwithstanding
                                        the foregoing, at any time prior to
                                        February 1, 2000, the Company may on
                                        any one or more occasions redeem up
                                        to an aggregate of $16.7 million in
                                        principal amount of Notes at a
                                        redemption price of 109.25% of the
                                        principal amount thereof, plus
                                        accrued and unpaid interest and
                                        Liquidated  Damages thereon, if any,
                                        to the redemption date, with the net
                                        cash proceeds of a public offering of
                                        common stock of the Company; provided
                                        that at least $33.3 million in
                                        aggregate principal amount of Notes
                                        remain outstanding immediately after
                                        the occurrence of such redemption; and
                                        provided, further, that such redemption
                                        shall occur within 45 days of the date
                                        of the closing of such public offering.
                                        The Indenture provides that any such
                                        optional redemption of Notes shall be
                                        accompanied by a proportionate
                                        redemption of Original Notes. See
                                        "Description of the Notes--Optional
                                        Redemption."

Change of Control..............         In the event of a Change of Control, the
                                        holders of the Notes will have the right to require the Company to purchase their Notes at a price equal to 101% of the aggregate principal amount thereof, plus accrued and unpaid interest and
                                        Liquidated Damages, if any, to the date
                                        of purchase.

Covenants......................         The indenture, pursuant to which the
                                        Notes will be issued (the "Indenture"),
                                        will be substantially similar to the
                                        Original Indenture and will contain
                                        certain covenants that, among other
                                        things, limit the ability of the Company and its subsidiaries to incur additional
                                        Indebtedness and issue preferred stock,
                                        pay dividends or make other
                                        distributions, repurchase Equity
                                        Interests (as defined) or subordinated
                                        Indebtedness, create certain liens,
                                        enter into certain transactions with
                                        affiliates, sell assets of the Company
                                        or its subsidiaries, issue or sell
                                        Equity Interests of the Company's
                                        subsidiaries or enter into certain
                                        mergers and consolidations. In addition, under certain circumstances, the Company will be required to offer to purchase
                                        Notes at a price equal to 100% of the
                                        principal amount thereof, plus accrued
                                        and unpaid interest and Liquidated
                                        Damages, if any, to the date of
                                        purchase, with the proceeds of certain
                                        Asset Sales (as defined). See
                                        "Description of the Notes" and
                                        "Description of Other Debt--Original
                                        Notes."

Absence of a Public Market
  for the New Notes............         The New Notes are a new issue of
                                        securities with no established market.
                                        Accordingly, there can be no assurance
                                        as to the development or liquidity of
                                        any market for the New Notes. The
                                        Initial Purchasers have advised the
                                        Company that they currently intend to
                                        make a market in the New Notes. However, the Initial Purchasers are not obligated to do so, and any market making with respect to the New Notes may be discontinued at any time without notice.
                                        The Company does not intend to apply for listing of the New Notes on a securities exchange.

                                  RISK FACTORS

See "Risk Factors" for a discussion of certain factors that should be considered in evaluating the Exchange Offer.

                  SUMMARY FINANCIAL AND OPERATING INFORMATION
                 (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                                   YEAR ENDED
                                               ----------------------------------------------------------------------------------
                                                   JUNE 30,         JUNE 30,        JUNE 30,         JUNE 30,        JUNE 30,
                                                   1993(2)            1994           1995(3)           1996            1997
                                               ----------------  --------------  ---------------  --------------  ---------------
STATEMENT OF INCOME DATA:
Revenue:
   Finance charge income......................   $     1,125       $     7,820    $    29,039       $    51,679      $    44,910
   Gain on sale of receivables................            --                --             --            22,873           67,256
   Servicing fee income.......................            --                --             --             3,712           21,024
   Investment income..........................         2,052             2,550          1,284             1,075            2,909
   Other income...............................        21,704             5,512          2,761             1,639            1,648
                                                 -----------       -----------    -----------       -----------      -----------
      Total revenue...........................        24,881            15,882         33,084            80,978          137,747
Costs and expenses............................        44,247            10,817         23,066            46,722           74,822
                                                 -----------       -----------    -----------       -----------      -----------
Income (loss) before taxes....................       (19,366)            5,065         10,018            34,256           62,925
Provision (credit) for taxes..................            --                --        (18,875)           12,665           24,226
                                                 -----------       -----------    -----------       -----------      -----------
   Net income (loss)..........................   $   (19,366)      $     5,065    $    28,893       $    21,591      $    38,699
   Basic earnings (loss) per share(1).........   $      (.66)      $       .17    $      1.01       $       .75      $      1.34
   Diluted earnings (loss) per share(1).......   $      (.66)      $       .16    $       .95       $       .71      $      1.26
   Weighted average shares outstanding........    29,267,419        29,067,323     28,730,151        28,824,572       28,887,362
   Weighted average shares and assumed
     incremental shares.......................    29,267,419        31,818,083     30,380,749        30,203,298       30,782,471

CASH FLOW DATA:
(Used in) Provided by operating activities....   $    17,332       $     3,900    $    14,637       $    34,897      $    66,132
(Used in) Provided by investing activities....        (8,121)          (12,174)      (144,512)          (63,116)        (123,076)
(Used in) Provided by financing activities....        (5,705)           (9,238)       132,433            12,050           60,826
                                                 -----------       -----------    -----------       -----------      -----------
Net increase (decrease) in cash and cash
 equivalents..................................   $     3,506       $   (17,512)   $     2,558       $   (16,169)     $     3,882

OTHER DATA:
 Auto receivable originations(2)..............   $    18,317       $    65,929    $   230,176       $   432,442      $   906,794
 Managed auto receivables(2)..................   $    15,964       $    67,636    $   240,491       $   523,981      $ 1,138,255
 Average managed auto receivables(2)..........   $     6,880       $    37,507    $   141,526       $   357,966      $   792,155
 Auto loans securitized.......................   $       --        $      --      $   150,170       $   270,351      $   817,500
 Number of branches...........................             5                18             31                51               85
 Average principal amount per managed
  auto receivable(2)..........................   $     6,878       $     7,215    $     7,773       $     8,746      $    10,087
 Effective yield on owned auto
  receivables (5).............................          21.7%             20.9%          20.5%             19.7%            19.9%

RATIOS:
 Ratio of earnings to fixed charges(4)........         (86.6)             31.2            3.5               3.6              4.9
 Percentage of total indebtedness to total
  capitalization..............................           1.0%              0.3%          47.9%             48.6%            50.9%
 Return on average common equity(5)...........        (14.7)%              4.1%          23.1%             14.3%            20.8%
 Operating expenses as a percentage of
  average managed auto receivables(5).........          18.2%             15.0%          10.0%              7.2%             6.6%
 Percentage of senior unsecured debt to
  total equity................................            0.%               0.%            0.%               0.%            57.7%

ASSET QUALITY DATA:
 Managed auto receivables greater than 60
  days delinquent(2)..........................   $       137       $     1,269    $     4,907       $    16,207      $    36,421
 Delinquencies as a percentage of
  managed auto receivables(2).................           0.9%              1.9%           2.0%              3.1%             3.2%
 Net charge-offs..............................   $        49       $     1,432    $     6,409       $    19,974      $    43,231
 Net charge-offs as a percentage of
  average managed auto
  receivables(2)(5)...........................           0.7%              3.8%           4.5%              5.6%             5.5%

                                                                   SIX MONTHS ENDED
                                                         -----------------------------------
                                                           DECEMBER 31,      DECEMBER 31,
                                                               1996              1997
                                                         ----------------  -----------------
STATEMENT OF INCOME DATA:
Revenue:
   Finance charge income................................     $    21,503      $    26,190
   Gain on sale of receivables..........................          28,151           53,775
   Servicing fee income.................................           8,242           19,191
   Investment income....................................           1,152            2,570
   Other income.........................................             622              502
                                                             -----------      -----------
      Total revenue.....................................          59,670          102,228
Costs and expenses......................................          31,590           57,716
                                                             -----------      -----------
Income (loss) before taxes..............................          28,080           44,512
Provision (credit) for taxes............................          10,810           17,137
                                                             -----------      -----------
   Net income (loss)....................................     $    17,270      $    27,375
   Basic earnings (loss) per share(1)...................     $       .61      $       .92
   Diluted earnings (loss) per share(1).................     $       .57      $       .85
   Weighted average shares outstanding..................      28,513,145       29,684,960
   Weighted average shares and assumed
     incremental shares.................................      30,398,569       32,199,267

CASH FLOW DATA:
(Used in) Provided by operating activities..............     $    23,414      $     8,950
(Used in) Provided by investing activities..............         (20,820)         (42,948)
(Used in) Provided by financing activities..............             352           30,238
                                                             -----------      -----------
Net increase (decrease) in cash and cash
 equivalents............................................     $     2,946      $    (3,760)

OTHER DATA:
 Auto receivable originations(2)........................     $   359,407      $   696,252
 Managed auto receivables(2)............................     $   761,716      $ 1,599,273
 Average managed auto receivables(2)....................     $   641,522      $ 1,375,614
 Auto loans securitized.................................     $   345,570      $   682,499
 Number of branches.....................................              66              108
 Average principal amount per managed
  auto receivable(2)....................................     $     9,481      $    10,456
 Effective yield on owned auto
  receivables (5).......................................            19.6%            20.7%

RATIOS:
 Ratio of earnings to fixed charges(4)..................             5.2              4.7
 Percentage of total indebtedness to total
  capitalization........................................            46.2%            49.4%
 Return on average common equity(5).....................            20.0%            22.9%
 Operating expenses as a percentage of
  average managed auto receivables(5)...................             6.7%             6.0%
 Percentage of senior unsecured debt to
  total equity..........................................              0.%            49.0%

ASSET QUALITY DATA:
 Managed auto receivables greater than 60
  days delinquent(2)....................................     $    28,251      $    57,186
 Delinquencies as a percentage of
  managed auto receivables(2)...........................             3.7%             3.6%
 Net charge-offs........................................     $    17,749      $    38,073
 Net charge-offs as a percentage of
  average managed auto
  receivables(2)(5).....................................             5.5%             5.5%

                                                                                          DECEMBER 31, 1997
                                                                                   ----------------------------------
                                                      JUNE 30,         JUNE 30,                              AS
                                                        1996             1997           ACTUAL            ADJUSTED(6)
                                                    -----------      -----------   ---------------   ----------------
BALANCE SHEET DATA:
Cash and cash equivalents.......................... $     2,145      $     6,027       $     2,267      $     2,267
Excess servicing receivable........................      33,093          114,376           179,788          179,788
Owned auto receivables.............................     264,086          275,249           261,333          261,333
Total assets.......................................     330,159          493,453           562,295          564,533
Credit Agreement...................................      86,000           71,700             2,100               --
Warehouse Facility.................................          --               --            95,989           50,327
Mortgage Subsidiary Credit Agreement (7)...........          --              345             7,281            7,281
Automobile receivable-backed notes.................      67,847           23,689            14,138           14,138
9 1/4 Senior Notes due 2004 (8)....................          --          125,000           125,000          175,000
Notes payable (9)..................................         418            3,517             4,458            4,458
Total debt.........................................     154,265          224,251           248,966          251,204
Shareholders' equity...............................     163,225          216,536           254,946          254,946

_______________
(1) The Company has adopted the requirements of Statement of Financial Accounting Standards No. 128, "Earnings Per Share" ("SFAS 128"). SFAS 128 establishes new standards for computing and presenting earnings per share, replacing existing accounting standards. All earnings per share and related weighted average share amounts for the periods presented in the above table have been restated to conform to the requirements of SFAS 128.
(2) The Company engaged in the retail used car sales and finance business until December 31, 1992; effective as of such date, the Company exited the retail used car sales side of its business. For purposes of this summary, revenues from vehicle sales and finance charge income relating to the financing of the sales of vehicles from the Company's former used car sales business are classified as other income. Receivables generated from the former used car sales business are classified as other receivables and not included in managed receivables.
(3) As further described in "Management's Discussion and Analysis of Financial Condition and Results of Operations," the Company recognized an income tax benefit in fiscal 1995 equal to the expected future tax savings from using its net operating loss carry forward and other future tax benefits.
(4) Represents the ratio of the sum of income before income taxes plus interest expense for the period to interest expense.
(5) Data for the six-month periods ended December 31, 1996 and 1997 have been annualized.
(6) The as adjusted balance sheet data have been calculated giving effect to the Prior Offering and the application of the net proceeds therefrom as if each occurred on December 31, 1997.
(7) Fully guaranteed by the Company and certain of its Subsidiaries.
(8) The Notes and the Original Notes have substantially similar terms but were issued under separate Indentures. See "Description of the Notes" and "Description of Other Debt - Original Notes."
(9) Consists of certain capitalized equipment leases.

                                  RISK FACTORS

  Prospective investors should carefully consider the specific factors set forth below, as well as the other information included in this Prospectus, in evaluating the Exchange Offer.

DEPENDENCE ON FUNDING SOURCES

  Dependence on Credit Facilities and Warehouse Facilities. The Company depends on credit facilities and warehouse facilities with financial institutions to finance its purchase of contracts pending securitization. At the date of this Prospectus, the Company has two credit facilities with various banks providing for revolving credit borrowings of up to a total of $385 million, subject to defined borrowing bases. The Company's main credit Agreement (the "Credit Agreement"), which provides for up to $310 million of revolving borrowings (subject to a borrowing base), matures in October 1998. The Company's mortgage subsidiary credit Agreement (the "Mortgage Subsidiary Credit Agreement"), which provides for up to $75 million of revolving borrowings (subject to a borrowing base), matures in February 1999. In addition, the Company has a $245 million warehouse facility (the "Warehouse Facility") which expires in October 1998. All financings under the Warehouse Facility are secured by a first priority lien on the receivables and related assets held by CP Funding Corp., a special purpose subsidiary which is treated as a Securitization Trust under the Indenture. Financings under the Warehouse Facility are available pursuant to an advance formula which is subject to downward adjustment upon certain defined financial performance "Trigger Events." See "Description of Other Debt." There can be no assurance that such financing resources will continue to be available to the Company on reasonable terms or at all. To the extent that the Company is unable to extend or replace any of the these facilities and arrange new credit or warehouse facilities, the Company would have to curtail its contract purchasing activities, which would have a material adverse effect on the Company's financial position, liquidity and results of operations.

  The Company's Credit Agreement, Warehouse Facility and Mortgage Subsidiary Credit Agreement contain more extensive restrictions and covenants than the Indenture and require the Company to maintain specified financial ratios and satisfy certain financial tests. A breach of any of these covenants could result in an event of default under these agreements. Upon the occurrence of an event of default under these agreements, the lenders thereunder could elect to declare all amounts outstanding under these agreements, including accrued interest or other obligations, to be immediately due and payable and/or restrict the Company's ability to obtain additional borrowings under these agreements. The Company's ability to meet those financial ratios and tests can be affected by events beyond its control, and there can be no assurance that the Company will meet those financial ratios and tests.

  Dependence on Securitization Program. Since December 1994, the Company has relied upon its ability to aggregate and sell receivables in the asset-backed securities market to generate cash proceeds for repayment of credit facilities and to purchase additional contracts from automobile dealers. Further, gains on sales generated by the Company's securitizations represent a significant portion of the Company's revenues. The Company endeavors to effect securitizations of its receivables on at least a quarterly basis. Accordingly, adverse changes in the Company's asset-backed securities program or in the asset-backed securities market for automobile receivables generally could materially adversely affect the Company's ability to purchase and resell loans on a timely basis and upon terms reasonably favorable to the Company. Any delay in the sale of receivables beyond a quarter-end would eliminate the gain on sale in the given quarter and adversely affect the Company's reported earnings for such quarter. Any such adverse changes or delays would have a material adverse effect on the Company's financial position, liquidity and results of operations.

  Dependence on Credit Enhancement. To date, all of the Company's securitizations have utilized credit enhancement in the form of financial guaranty insurance policies issued by Financial Security Assurance Inc. ("FSA") in order to achieve "AAA/Aaa" ratings, which reduces the costs of securitizations relative to alternative forms of credit enhancement available to the Company. FSA is not required to insure Company-sponsored securitizations and there can be no assurance that it will continue to do so or that future Company-sponsored securitizations will be similarly rated. Likewise, the Company is not required to utilize financial guaranty insurance policies issued by FSA or any other form of credit enhancement in connection with its securitizations. A downgrading of FSA's credit rating or FSA's withdrawal of credit enhancement could result in higher interest costs for future Company-sponsored securitizations. Such events could have a material adverse effect on the Company's financial position, liquidity and results of operations.

ABILITY TO SERVICE DEBT; LIQUIDITY AND CAPITAL NEEDS

  Although the Company believes that cash available from operating, investing and financing activities will be sufficient to enable it to make required interest payments on the Notes, its other debt obligations and other required payments for the foreseeable future, there can be no assurance in this regard. The Company may encounter liquidity problems which could affect its ability to meet such obligations while attempting to withstand competitive pressures or adverse economic conditions. In such circumstances, the value of the Notes could be materially adversely affected.

  The Company requires substantial amounts of cash to fund its contract purchase and securitization activities. Although the Company recognizes a gain on the sale of receivables upon the closing of a securitization, it typically receives the cash representing such gain over the actual life of the receivables securitized. The Company also incurs significant transaction costs in connection with a securitization and incurs both current and deferred tax liabilities as a result of the gains on sale. Accordingly, the Company's strategy of securitizing substantially all of its newly purchased receivables and increasing the number of contracts purchased will require substantial amounts of cash.

  The Company expects to continue to require substantial amounts of cash as the volume of the Company's contract purchases increases and its securitization program grows. The Company's primary cash requirements include the funding of:
(i) contract purchases pending their securitization and sale; (ii) credit enhancement requirements in connection with the securitization and sale of the receivables; (iii) interest and principal payments under the Credit Agreement, the Mortgage Subsidiary Credit Agreement, the Warehouse Facility and the Original Notes and other indebtedness; (iv) fees and expenses incurred in connection with the securitization of receivables and the servicing of such receivables; (v) ongoing operating expenses; and (vi) tax payments due on receipt of excess cash flows from securitization trusts.

  The Company's primary sources of liquidity in the future are expected to be existing cash, financings under the Credit Agreement, the Mortgage Subsidiary Credit Agreement and the Warehouse Facility, sales of automobile receivables through securitizations, excess cash flow received from securitization trusts and, subject to capital market conditions, further issuances of debt or equity securities. See "Management's Discussion and Analysis of Financial Condition and Results of Operations--Liquidity and Capital Resources."

  The Company's primary sources of liquidity as described in the paragraph above are expected to be sufficient to fund the Company's liquidity requirements for the next 12 months if the Company's future operations are consistent with management's current growth expectations. However, because the Company expects to continue to require substantial amounts of cash for the foreseeable future, it anticipates that it will need to effect debt or equity financings regularly, in addition to quarterly securitizations. The type, timing and terms of financing selected by the Company will be dependent upon the Company's cash needs, the availability of other financing sources and the prevailing conditions in the financial markets. There can be no assurance that any such sources will be available to the Company at any given time or as to the favorableness of the terms on which such sources may be available.

LEVERAGE

  The Company currently has substantial outstanding Indebtedness (as defined in the Indenture) and the Company is significantly leveraged. Although the covenants under the Indenture will restrict the incurrence of Indebtedness by the Company and its Restricted Subsidiaries (as defined in the Indenture), the Indenture does not limit the amount of Indebtedness under Warehouse Facilities, such as the existing Warehouse Facility, that qualify as "Permitted Warehouse Debt" (as defined). Permitted Warehouse Debt will be defined as Indebtedness used exclusively to finance the purchase of automobile and other consumer loans or home mortgage loans by the Company or a Restricted Subsidiary, up to the face amount of the loans financed thereby. All Permitted Warehouse Debt will be secured by the receivables financed thereby. In addition, the Indenture will permit substantial additional secured borrowings under the Credit Agreement, the Mortgage Subsidiary Credit Agreement and other Credit Facilities (as defined in the Indenture), subject to a borrowing base formula. See "Description of the Notes--Certain Definitions."

  At December 31, 1997, on an as adjusted basis after giving effect to the Prior Offering and the application of the net proceeds therefrom, the aggregate principal amount of senior Indebtedness of the Company and its subsidiaries (excluding trade payables and other accrued liabilities) would have been approximately $251.2 million, an aggregate of $57.6 million of which would have been secured Indebtedness outstanding under the Credit Agreement, the Warehouse

Facility and the Mortgage Subsidiary Credit Agreement and approximately $14.1 million of which would have been asset-backed notes outstanding of the Company's Special Purpose Finance Subsidiaries. After giving effect to the Prior Offering and the application of the net proceeds therefrom, as of December 31, 1997, the Company would have had up to $125.3 million available for additional borrowing under the Credit Agreement, pursuant to the borrowing base requirements of such Agreement. All financings under the Warehouse Facility are secured by a first priority lien on the receivables and related assets held by CP Funding Corp., a special purpose subsidiary which is treated as a Securitization Trust under the Indenture. See "--Holding Company Structure; Effective Subordination" and "Description of Other Debt."

  The Company's ability to make payments of principal or interest on, or to refinance its Indebtedness (including the Notes) will depend on its future operating performance, and its ability to effect additional securitizations and debt and/or equity financings, which to a certain extent is subject to economic, financial, competitive and other factors beyond its control. If the Company is unable to generate sufficient cash flow in the future to service its debt, it may be required to refinance all or a portion of its existing debt, including the Notes, or to obtain additional financing. There can be no assurance that any such refinancing would be possible or that any additional financing could be obtained. The inability to obtain additional financing could have a material adverse effect on the Company.

  The degree to which the Company is leveraged could have important consequences to the holders of the Notes, including: (i) the Company may be more vulnerable to adverse general economic and industry conditions; (ii) the Company may find it more difficult to obtain additional financing for future working capital, capital expenditures, acquisitions, general corporate purposes or other purposes; and (iii) the Company will have to dedicate a substantial portion of the Company's cash resources to the payment of principal and interest on indebtedness outstanding under the Credit Agreement, the Mortgage Subsidiary Credit Agreement, the Warehouse Facility (all of which become due prior to the maturity of the Notes) and the Original Notes, thereby reducing the funds available for operations and future business opportunities. In addition, the Indenture contains certain covenants which could limit the Company's operating and financial flexibility. See "Description of the Notes--Certain Covenants."

DEFAULT AND PREPAYMENT RISKS

  The Company's results of operations, financial condition and liquidity depend, to a material extent, on the performance of contracts purchased and held by the Company prior to their sale in a securitization transaction as well as the subsequent performance of receivables sold to securitization trusts. A portion of the loans acquired by the Company may default or prepay during the period prior to their sale in a securitization transaction or if they remain owned by the Company. The Company bears the full risk of losses resulting from payment defaults during such period. In the event of a payment default, the collateral value of the financed vehicle may not cover the outstanding loan balance and costs of recovery. The Company maintains an allowance for losses on loans held by the Company, which reflects management's estimates of anticipated losses for such loans. If the allowance is inadequate, then the Company would recognize as an expense the losses in excess of such allowance and results of operations could be adversely affected. In addition, under the terms of the Credit Agreement, the Company is not able to borrow against defaulted loans and loans greater than 30 days delinquent held by the Company. Similarly, payment defaults can cause the amount of financings available under the Warehouse Facility to be reduced or terminated.

  The Company also retains a substantial portion of the default and prepayment risk associated with the receivables that it sells pursuant to Company-sponsored securitizations. A large component of the gain recognized on such sales and the corresponding asset recorded on the Company's balance sheet is excess servicing receivable which is based on the present value of estimated future excess cash flows from the securitized receivables which will be received by the Company. Accordingly, excess servicing receivable is calculated on the basis of management's assumptions concerning, among other things, defaults and prepayments. Actual defaults and prepayments may vary from management's assumptions, possibly to a material degree. In addition, the Company is required to deposit substantial amounts of the cash flows generated by its interests in Company-sponsored securitizations ("restricted cash") into spread accounts which are pledged to FSA as security for the Company's obligation to reimburse FSA for any amounts which may be paid out on financial guarantee insurance policies.

  The Company regularly measures its default, prepayment and other assumptions against the actual performance of securitized receivables. If the Company were to determine, as a result of such regular review or otherwise, that it underestimated defaults and/or prepayments, or that any other material assumptions were inaccurate, the Company would be required to adjust the carrying value of its excess servicing receivable by making a charge to income and writing down the carrying value of excess servicing receivable on its balance sheet. Future cash flows from securitization trusts may also be less than expected and the Company's results of operations and liquidity would be adversely affected, possibly to a material degree. In addition, an increase in prepayments and defaults would reduce the size of the Company's servicing portfolio which would reduce the Company's servicing fee income further adversely affecting results of operations and cash flow. A material write-down in excess servicing receivable and the corresponding decreases in earnings and cash flow could limit the Company's ability to service debt (including the Notes) and to affect future securitizations and other financings. To date, no material write downs have been required. Although the Company believes that it has made reasonable assumptions as to the future cash flows of the various pools of receivables that have been sold in securitization transactions, actual rates of default or prepayment may differ from those assumed and other assumptions may be required to be revised upon future events. See "Management's Discussion and Analysis of Financial Condition and Results of Operations."

  As of December 31, 1997, restricted cash and excess servicing receivable were approximately $76.2 million and $179.8 million, respectively. Depending on the Company's growth, restricted cash and excess servicing receivable may become a larger share of the Company's overall assets.

PORTFOLIO PERFORMANCE; NEGATIVE IMPACT ON CASH FLOW; RIGHT TO TERMINATE NORMAL SERVICING

  Generally, the form of credit enhancement agreement entered into in connection with securitization transactions contains specified limits on the delinquency, default and loss rates on the receivables included in each trust. If, at any measuring date, the delinquency, default or loss rate with respect to any trust were to exceed the specified limits, provisions of the credit enhancement agreement would automatically increase the level of credit enhancement requirements for that trust. During the period in which the specified delinquency, default and loss rates were exceeded, excess cash flow, if any, from the trust would be used to fund the increased credit enhancement levels instead of being distributed to the Company, which would have an adverse effect on the Company's cash flow. Further, the credit enhancement requirements for each securitization trust are cross-collateralized to the credit enhancement requirements established in connection with each of the Company's other securitization trusts, such that excess cash flow from a performing securitization trust insured by FSA may be used to support increased credit enhancement requirements for a nonperforming securitization trust insured by FSA, thereby further restricting excess cash flow available to the Company. As of the date of this Prospectus, the Company has on occasion exceeded these specified limits, however, FSA waived each of these occurrences. There can be no assurance that FSA would waive any such future occurrence.

  The credit enhancement agreements entered into in connection with securitization transactions contain additional specified limits on the delinquency, default and loss rates on the receivables included in each trust which are higher than the limits referred to in the preceding paragraph. If, at any measuring date, the delinquency, default or loss rate with respect to any trust were to exceed these additional specified limits applicable to such trust, provisions of the credit enhancement agreements permit FSA to terminate the Company's servicing rights to the receivables sold to that trust. In addition, the servicing agreements are cross-defaulted so that a default under one servicing agreement would allow FSA to terminate the Company's servicing rights under all of its servicing agreements. Although the Company has never exceeded such delinquency, default or loss rates, there can be no assurance that the Company's servicing rights with respect to the automobile receivables in such trusts, or any other trust which exceeds the specified limits in future periods, will not be terminated. FSA has other rights to terminate the Company as servicer if (i) the Company were to breach its obligations under the servicing agreements, (ii) FSA was required to make payments under its policy or (iii) certain bankruptcy or insolvency events were to occur. As of the date of this Prospectus, no such termination events have occurred with respect to any of the trusts formed by the Company.

HOLDING COMPANY STRUCTURE; EFFECTIVE SUBORDINATION

  The Company derives substantially all of its revenues from its subsidiaries and from its interests in securitization trusts. Holders of any secured indebtedness of the Company or its subsidiaries or such securitization trusts will have claims that are prior to the claims of the holders of the Notes with respect to the assets securing most of the Company's other indebtedness. Notably, the Company and certain of its subsidiaries (including the Guarantors) are parties to the Credit Agreement and the Mortgage Subsidiary Credit Agreement which are secured by liens on all of the receivables financed thereby and certain of the Company's and its subsidiaries' other assets. All financings under the Warehouse Facility are secured by a first priority lien on the receivables and related assets held by CP Funding Corp., a special purpose subsidiary which is treated as a Securitization Trust under the Indenture. The Notes will be effectively subordinated to all such secured indebtedness. As of December 31, 1997, on an as adjusted basis after giving effect to the Prior Offering and the application of the net proceeds therefrom, the aggregate amount of secured indebtedness of the Company and its subsidiaries (including borrowings under the Credit Agreement, the Warehouse Facility and the Mortgage Subsidiary Credit Agreement) would have been approximately $251.2 million and approximately $125.3 million would have been available for additional borrowing under the Credit Agreement, pursuant to the borrowing base requirements of such agreement. If the Company defaulted under its obligations under the Credit Agreement, the Warehouse Facility and the Mortgage Subsidiary Credit Agreement, such lenders could proceed against the collateral granted to them to secure that indebtedness. If any senior Indebtedness were to be accelerated, there can be no assurance that the assets of the Company would be sufficient to repay in full that indebtedness and the other indebtedness of the Company, including the Notes. See "Description of Other Debt."

  In addition, although a substantial portion of the Company's business is conducted through AFS Funding Corp. and CP Funding Corp., wholly-owned subsidiaries, AFS Funding Corp. and CP Funding Corp. will not be Guarantors with respect to the Notes. AFS Funding Corp. is a limited purpose corporation established by the Company to facilitate Company-sponsored securitizations and its ability to pay dividends is dependent on the performance of the receivables underlying those securitizations and is subject to substantial contractual restrictions pertaining to the Company-sponsored securitizations. CP Funding Corp. is also a limited purpose corporation established by the Company to facilitate financings under the Warehouse Facility and is subject to substantial contractual restrictions under the Warehouse Facility. Because AFS Funding Corp. and CP Funding Corp. are not Guarantors, the Notes will be effectively subordinated to all indebtedness and other obligations of AFS Funding Corp. and CP Funding Corp.

  AFS Funding Corp. is also subject to certain contingent claims by FSA relating to the financial guarantee insurance policies issued by FSA in connection with the Company-sponsored securitizations. The Company has agreed to reimburse FSA, on a limited recourse basis, for amounts paid by FSA under these financial guarantee insurance policies. In order to secure such reimbursement obligations, the Company has granted to FSA a lien on the capital stock of, and certain assets of, AFS Funding Corp., most notably the spread accounts and the restricted cash required to be deposited therein. FSA will have claims that are prior to the claims of the holders of the Notes with respect to these assets and the Notes will be effectively subordinated to all such reimbursement rights. Substantially all of AFS Funding Corp.'s other assets are excess servicing receivable consisting of subordinated interests in Company-sponsored securitizations that are effectively subordinated to the asset-backed securities issued in such securitizations. As of December 31, 1997, restricted cash and excess servicing receivable were approximately $76.2 million and $179.8 million, respectively. There can be no assurance that the Company's operations, independent of AFS Funding Corp., will generate sufficient cash flow to support payment of interest or principal on the Notes, or that dividend distributions will be available from AFS Funding Corp. to fund such payments. See "Description of Other Debt--Financial Guarantee Insurance Policies."

IMPLEMENTATION OF BUSINESS STRATEGY

  The Company's financial position and results of operations depend on its ability to execute its business strategy. The Company's ability to execute its business strategy depends on its ability to obtain substantial additional financing, to expand its automobile finance branch network, to attract and retain skilled employees and on the ability of its officers and key employees to manage growth successfully. The failure or inability of the Company to execute its business strategy could materially adversely affect its financial position, liquidity and results of operations.

  The Company's business strategy also includes leveraging its expertise to broaden its indirect lending to Sub-Prime Borrowers through the 1996 purchase of AMS, the Company's mortgage subsidiary. While not currently representing a material portion of the Company's assets or revenues, management intends over time to devote substantial resources to pursue growth of AMS's business of originating and purchasing home equity loans made to Sub-Prime Borrowers. The conduct of a mortgage finance business requires a substantial amount of cash. Prior to the purchase of AMS, the Company had no prior experience in the residential mortgage business. Further, AMS's business will require substantial additional resources to fund its growth. There can be no assurance that the Company will be able to successfully implement its sub-prime residential mortgage loan business strategy. The failure to effectively implement such strategy or to obtain adequate resources to fund AMS's growth will have material adverse effects on the Company's financial position, liquidity and results of operations.

CREDIT-IMPAIRED BORROWERS

  The Company specializes in purchasing, securitizing and servicing sub-prime receivables. Sub-Prime Borrowers are associated with higher-than-average delinquency and default rates. While the Company believes that it effectively manages such risks with its proprietary credit scoring models, risk-based loan pricing and other underwriting policies and collection methods, no assurance can be given that such criteria or methods will be effective in the future. In the event that the Company underestimates the default risk or under-prices contracts that it purchases, the Company's financial position, liquidity and results of operations would be adversely affected, possibly to a material degree.

ECONOMIC CONDITIONS

  General.   Delinquencies, defaults, repossessions and losses generally increase during periods of economic recession. Such periods also may be accompanied by decreased consumer demand for automobiles and declining values of automobiles securing outstanding loans, thereby weakening collateral coverage and increasing the possibility of a loss in the event of default. Significant increases in the inventory of used automobiles during periods of economic recession may also depress the prices at which repossessed automobiles may be sold or delay the timing of such sales. Because the Company focuses on Sub-Prime Borrowers, the actual rates of delinquencies, defaults, repossessions and losses on such loans could be higher than those experienced in the general automobile finance industry and could be more dramatically affected by a general economic downturn. In addition, during an economic slowdown or recession, the Company's servicing costs may increase without a corresponding increase in its servicing fee income. While the Company believes that the underwriting criteria and collection methods it employs enable it to manage the higher risks inherent in loans made to Sub-Prime Borrowers, no assurance can be given that such criteria or methods will afford adequate protection against such risks. Any sustained period of increased delinquencies, defaults, repossessions or losses or increased servicing costs could also adversely affect the Company's ability to effect future securitizations and correspondingly, its financial position, liquidity and results of operations. See "--Dependence on Funding Sources."

  Interest Rates. The Company's profitability may be directly affected by the level of and fluctuations in interest rates, which affect the Company's ability to earn a gross interest rate spread. As the level of interest rates increases, the Company's gross interest rate spread will generally decline since the rates charged on the contracts it purchases from dealers are generally at or near the statutory maximums, affording the Company little opportunity to pass on any increased interest costs. Furthermore, the Company's future gains recognized upon the securitization of automobile receivables will also be affected by interest rates. The Company recognizes a gain in connection with its securitizations based upon the estimated present value of projected future excess cash flows from the securitization trusts, which is largely dependent upon the gross interest rate spread. The Company believes that its profitability and liquidity would be adversely affected during any period of higher interest rates, possibly to a material degree. The Company monitors the interest rate environment and employs pre-funding or other hedging strategies designed to mitigate the impact of changes in interest rates. See "Management's Discussion and Analysis of Financial Condition and Results of Operations--Hedging and Pre-funding Strategy." There can be no assurance, however, that pre-funding or other hedging strategies will mitigate the impact of changes in interest rates.

COMPETITION

  Competition in the field of sub-prime automobile finance is intense. The automobile finance market is highly fragmented and is served by a variety of financial entities including the captive finance affiliates of major automotive manufacturers, banks, thrifts, credit unions and independent finance companies. Many of these competitors have substantially greater financial resources and lower costs of funds than the Company. Many of these competitors also have long standing relationships with automobile dealerships and may offer dealerships or their customers other forms of financing, including dealer floor plan financing and leasing, which are not provided by the Company. Providers of automobile financing have traditionally competed on the bases of interest rate charged, the quality of credit accepted, the flexibility of loan terms offered and the quality of service provided to dealers and customers. In seeking to establish itself as one of the principal financing sources of the dealers it serves, the Company competes predominately on the basis of its high level of dealer service and strong dealer relationships and by offering flexible loan terms. There can be no assurance that the Company will be able to compete successfully in this market or against such competitors. See "Business--Competition."

FRAUDULENT CONVEYANCE STATUTES

  Under applicable provisions of federal bankruptcy law or comparable provisions of state fraudulent transfer law, if, among other things, the Company or any Guarantor, at the time it incurred the indebtedness evidenced by the Notes or its Subsidiary Guarantee, (i) (a) was or is insolvent or rendered insolvent by reason of such occurrence or (b) was or is engaged in a business or transaction for which the assets remaining with the Company or such Guarantor constituted unreasonably small capital or (c) intended or intends to incur, or believed or believes that it would incur, debts beyond its ability to pay such debts as they mature, and (ii) the Company or such Guarantor received or receives less than reasonably equivalent value or fair consideration for the incurrence of such indebtedness, the Notes and the Subsidiary Guarantees, and any pledge or other security interest securing such indebtedness, could be voided, or claims in respect of the Notes or the Subsidiary Guarantees could be subordinated to all other debts of the Company or such Guarantor, as the case may be. The voiding or subordination of any such indebtedness could result in an Event of Default (as defined in the Indenture) with respect to such indebtedness, which could result in acceleration thereof. In addition, the payment of interest and principal by the Company pursuant to the Notes or the payment of amounts by a Guarantor pursuant to a Subsidiary Guarantee could be voided and required to be returned to the person making such payment, or to a fund for the benefit of the creditors of the Company or such Guarantor, as the case may be.

  The measures of insolvency for purposes of the foregoing considerations will vary depending upon the law applied in any proceeding with respect to the foregoing. Generally, however, the Company or a Guarantor would be considered insolvent if (i) the sum of its debts, including contingent liabilities, were greater than the fair saleable value of all of its assets at a fair valuation or if the present fair saleable value of its assets were less than the amount that would be required to pay its probable liability on its existing debts, including contingent liabilities, as they become absolute and mature or (ii) it could not pay its debts as they become due.

  On the basis of their historical financial information, recent operating history as discussed in "Selected Consolidated Financial Data" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" and other factors, the Company and each Guarantor believes that, after giving effect to the indebtedness incurred in connection with the Prior Offering, it (i) will not be insolvent, will not have unreasonably small capital for the businesses in which it is engaged and will not incur debts beyond its ability to pay such debts as they mature and (ii) will have sufficient assets to satisfy any probable money judgment against it in any pending action. There can be no assurance, however, as to what standard a court would apply in making such determinations.

REGULATION

  The Company's business is subject to numerous federal and state consumer protection laws and regulations which, among other things: (i) require the Company to obtain and maintain certain licenses and qualifications; (ii) limit the interest rates, fees and other charges the Company is allowed to charge;
(iii) limit or prescribe certain other terms of the Company's automobile installment sales contracts; (iv) require specific disclosures; and (v) define the Company's rights to repossess and sell collateral. The Company believes it is in substantial compliance with all such laws and regulations, and that such laws and regulations have had no material effect on the Company's ability to operate its business. Changes in existing laws or regulations, or in the interpretation thereof, or the promulgation of any additional laws or regulations, could have a material adverse effect on the Company's business. In addition, the Company retains some of the regulatory risk on receivables sold in securitizations as a result of representations and warranties made by the Company in such transactions. See "Business--Regulation."

  As a result of the consumer-oriented nature of the industry in which the Company operates and uncertainties with respect to the application of various laws and regulations in certain circumstances, industry participants are named from time to time as defendants in litigation involving alleged violations of federal and state consumer lending or other similar laws and regulations. A significant judgment against the Company in connection with any litigation could have a material adverse affect on the Company's financial condition and results of operations. In addition, if it were determined that a material number of loans purchased by the Company involved violations of applicable lending laws by automobile dealers, the Company's financial condition and results of operations could be materially adversely affected. See "Business--Regulation."

POTENTIAL INABILITY TO FUND A CHANGE OF CONTROL OFFER

  Upon a Change of Control, the Company will be required to offer to repurchase all outstanding Notes and Original Notes at 101% of the principal amount thereof plus accrued and unpaid interest to the date of repurchase and Liquidated Damages, if any. However, there can be no assurance that sufficient funds will be available at the time of any Change of Control to make any required repurchases of Notes or Original Notes tendered, or that restrictions in the Credit Agreement or the Mortgage Subsidiary Credit Agreement will allow the Company to make such required repurchases. Notwithstanding these provisions, the Company could enter into certain transactions, including certain recapitalizations, that would not constitute a Change of Control but would increase the amount of debt outstanding at such time. See "Description of the Notes--Repurchase at the Option of Holders."

ABSENCE OF PUBLIC MARKET; RESTRICTIONS ON TRANSFER

  The New Notes are a new issue of securities, have no established trading market and may not be widely distributed. The Company does not intend to list the New Notes on any national securities exchange or to seek the admission thereof to trading in the National Association of Securities Dealers Automated Quotation System. The Company has been advised by the Initial Purchasers that they presently intend to make a market in the New Notes. However, the Initial Purchasers are not obligated to do so and any market making activities with respect to the New Notes may be discontinued at any time without notice. In addition, such market making activity will be subject to the limitations imposed by the Exchange Act and may be limited during the Exchange Offer and at certain other times. No assurance can be given that an active public or other market will develop for the New Notes or as to the liquidity of or the trading market for the New Notes. If a trading market does not develop or is not maintained, holders of the New Notes may experience difficulty in reselling the New Notes or may be unable to sell them at all. If a market for the New Notes develops, any such market may be discontinued at any time. If a public trading market develops for the New Notes, future trading prices of the New Notes will depend on many factors, including, among other things, prevailing interest rates, the Company's results of operations and the market for similar securities. Depending on prevailing interest rates, the market for similar securities and other facts, including the financial condition of the Company, the New Notes may trade at a discount from their principal amount.

                              THE EXCHANGE OFFER

PURPOSE AND EFFECT

  The Old Notes were sold by the Company to the Initial Purchasers on January 29, 1998, pursuant to the Purchase Agreement. The Initial Purchasers subsequently resold the Old Notes in reliance on Rule 144A under the Securities Act. The Company, the Guarantors and the Initial Purchasers also entered into the Registration Rights Agreement, pursuant to which the Company agreed, with respect to the Old Notes and subject to the Company's determination that the Exchange Offer is permitted under applicable law, to (i) cause to be filed, on or prior to February 28, 1998, a registration statement with the Commission under the Securities Act concerning the Exchange Offer, (ii) use its best efforts (a) to cause such registration statement to be declared effective by the Commission on or prior to April 29, 1998, and (b) to cause the Exchange Offer to be consummated on or prior to 30 business days after the date such registration statement is declared effective by the Commission. The Company will keep the Exchange Offer open for a period of not less than 20 business days and not more than 30 business days. This Exchange Offer is intended to satisfy the Company's exchange offer obligations under the Registration Rights Agreement.

CONSEQUENCES OF FAILURE TO EXCHANGE OLD NOTES

  Following the expiration of the Exchange Offer, holders of Old Notes not tendered, or not properly tendered, will not have any further registration rights and such Old Notes will continue to be subject to the existing restrictions on transfer thereof. Accordingly, the liquidity of the market for a holder's Old Notes could be adversely affected upon expiration of the Exchange Offer if such holder elects to not participate in the Exchange Offer.

TERMS OF THE EXCHANGE OFFER

  The Company hereby offers, upon the terms and subject to the conditions set forth herein and in the accompanying Letter of Transmittal, to exchange $1,000 in principal amount of the New Notes for each $1,000 in principal amount of the outstanding Old Notes. The Company will accept for exchange any and all Old Notes that are validly tendered on or prior to 5:00 p.m., New York City time, on the Expiration Date. Tenders of the Old Notes may be withdrawn at any time prior to 5:00 p.m., New York City time, on the Expiration Date. The Exchange Offer is not conditioned upon any minimum principal amount of Old Notes being tendered for exchange. However, the Exchange Offer is subject to the terms and provisions of the Registration Rights Agreement. See "--Conditions of the Exchange Offer."

  Old Notes may be tendered only in multiples of $1,000. Subject to the foregoing, holders of Old Notes may tender less than the aggregate principal amount represented by the Old Notes held by them, provided that they appropriately indicate this fact on the Letter of Transmittal accompanying the tendered Old Notes.

  As of the date of this Prospectus, $50.0 million in aggregate principal amount of the Old Notes is outstanding, the maximum amount authorized by the Indenture for all Notes. As of __________ ___, 1998, there was one registered holder of the Old Notes, Cede & Co., which held the Old Notes for _____ of its participants. Solely for reasons of administration, the Company has fixed the close of business on ___________ ___, 1998, as the record date (the "Record Date") for purposes of determining the persons to whom this Prospectus and the Letter of Transmittal will be mailed initially. Only a holder of the Old Notes (or such holder's legal representative or attorney-in-fact) may participate in the Exchange Offer. There will be no fixed record date for determining holders of the Old Notes entitled to participate in the Exchange Offer. The Company believes that, as of the date of this Prospectus, no such holder is an affiliate (as defined in Rule 405 under the Securities Act) of the Company.

  The Company shall be deemed to have accepted validly tendered Old Notes when, as and if the Company has given oral or written notice thereof to the Exchange Agent. The Exchange Agent will act as agent for the tendering holders of Old Notes and for the purposes of receiving the New Notes from the Company.

  If any tendered Old Notes are not accepted for exchange because of an invalid tender, the occurrence of certain other events set forth herein or otherwise, certificates for any such unaccepted Old Notes will be returned, without expense, to the tendering holder thereof as promptly as practicable after the Expiration Date.

EXPIRATION DATE; EXTENSIONS; AMENDMENTS

  The Expiration Date shall be __________ ___, 1998, at 5:00 p.m., New York City time, unless the Company, in its sole discretion, extends the Exchange Offer, in which case the Expiration Date shall be the latest date and time to which the Exchange Offer is extended, but shall not be later than __________ ___, 1998.

  In order to extend the Exchange Offer, the Company will notify the Exchange Agent of any extension by oral or written notice and will make a public announcement thereof, each prior to 9:00 a.m., New York City time, on the next business day after the previously scheduled Expiration Date.

  The Company reserves the right, in its sole discretion, (i) to delay accepting any Old Notes, (ii) to extend the Exchange Offer, (iii) if any of the conditions set forth below under "--Conditions of the Exchange Offer" shall not have been satisfied, to terminate the Exchange Offer, by giving oral or written notice of such delay, extension, or termination to the Exchange Agent, and (iv) to amend the terms of the Exchange Offer in any manner. If the Exchange Offer is amended in a manner determined by the Company to constitute a material change, the Company will promptly disclose such amendments by means of a prospectus supplement that will be distributed to the registered holders of the Old Notes. Modification of the Exchange Offer, including, but not limited to, (i) extension of the period during which the Exchange Offer is open and (ii) satisfaction of the conditions set forth below under "--Conditions of the Exchange Offer" may require that at least five (5) business days remain in the Exchange Offer.

CONDITIONS OF THE EXCHANGE OFFER

  The Exchange Offer is not conditioned upon any minimum principal amount of the Old Notes being tendered for exchange. However, the Exchange Offer is conditioned upon the declaration by the Commission of the effectiveness of the Exchange Offer Registration Statement of which this Prospectus constitutes a part.

TERMINATION OF CERTAIN RIGHTS

  The Registration Rights Agreement provides that, subject to certain exceptions, in the event of a Registration Default, holders of Old Notes are entitled to receive Liquidated Damages of $0.05 per week per $1,000 principal amount of Old Notes held by such holders (up to a maximum of $0.50 per week per $1,000 principal amount of Old Notes). A "Registration Default" with respect to the Exchange Offer shall occur if: (i) the Exchange Offer Registration Statement has not been filed with the Commission on or prior to February 28, 1998; (ii) the Exchange Offer Registration Statement is not declared effective on or prior to April 29, 1998 (the "Effectiveness Target Date"), (iii) the Company fails to consummate the Exchange Offer within 30 business days after the Effectiveness Target Date with respect to the Exchange Offer Registration Statement, or (d) the Exchange Offer Registration Statement is declared effective but thereafter ceases to be effective during the period specified in the Registration Rights Agreement. Holders of New Notes will not be and, upon consummation of the Exchange Offer, holders of Old Notes will no longer be, entitled to (i) the right to receive the Liquidated Damages or (ii) certain other rights under the Registration Rights Agreement intended for holders of Old Notes. The Exchange Offer shall be deemed consummated upon the occurrence of the delivery by the Company to the Registrar under the Indenture of New Notes in the same aggregate principal amount as the aggregate principal amount of Old Notes that are tendered by holders thereof pursuant to the Exchange Offer.

ACCRUED INTEREST

  The New Notes will bear interest at a rate equal to 9 1/4% per annum, which interest shall accrue from January 29, 1998 or from the most recent Interest Payment Date with respect to the Old Notes to which interest was paid or duly provided for. See "Description of Notes--Principal, Maturity and Interest."

PROCEDURES FOR TENDERING OLD NOTES

  The tender of a holder's Old Notes as set forth below and the acceptance thereof by the Company will constitute a binding agreement between the tendering holder and the Company upon the terms and subject to the conditions set forth in this Prospectus and in the accompanying Letter of Transmittal. Except as set forth below, a holder who wishes to tender Old Notes for exchange pursuant to the Exchange Offer must transmit such Old Notes, together with a properly completed and duly executed Letter of Transmittal, including all other documents required by such Letter of Transmittal, to the Exchange Agent at the address set forth on the back cover page of this Prospectus prior to 5:00 p.m., New York City time, on the Expiration Date. THE METHOD OF DELIVERY OF OLD NOTES, LETTERS OF TRANSMITTAL AND ALL OTHER REQUIRED DOCUMENTS IS AT THE ELECTION AND RISK OF THE HOLDER. IF SUCH DELIVERY IS BY MAIL, IT IS RECOMMENDED THAT REGISTERED MAIL, PROPERLY INSURED, WITH RETURN RECEIPT REQUESTED, BE USED. INSTEAD OF DELIVERY BY MAIL, IT IS RECOMMENDED THAT THE HOLDER USE AN OVERNIGHT OR HAND DELIVERY SERVICE. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ASSURE TIMELY DELIVERY.

  Each signature on a Letter of Transmittal or a notice of withdrawal, as the case may be, must be guaranteed unless the Old Notes surrendered for exchange pursuant hereto are tendered (i) by a registered holder of the Old Notes who has not completed either the box entitled "Special Exchange Instructions" or the box entitled "Special Delivery Instructions" in the Letter of Transmittal, or (ii) by an Eligible Institution (as defined under "The Exchange Offer--Procedures for Tendering Old Notes"). In the event that a signature on a Letter of Transmittal or a notice of withdrawal, as the case may be, is required to be guaranteed, such guarantee must be by a firm which is a member of a registered national securities exchange or the National Association of Securities Dealers, Inc., a commercial bank or trust company having an office or correspondent in the United States or otherwise be an "eligible guarantor institution" within the meaning of Rule 17Ad-15 under the Exchange Act (collectively, "Eligible Institutions"). If the Letter of Transmittal is signed by a person other than the registered holder of the Old Notes, the Old Notes surrendered for exchange must either (i) be endorsed by the registered holder, with the signature thereon guaranteed by an Eligible Institution, or (ii) be accompanied by a bond power, in satisfactory form as determined by the Company in its sole discretion, duly executed by the registered holder, with the signature thereon guaranteed by an Eligible Institution. The term "registered holder" as used herein with respect to the Old Notes means any person in whose name the Old Notes are registered on the books of the Registrar.

  All questions as to the validity, form, eligibility (including time of receipt), acceptance and withdrawal of Old Notes tendered for exchange will be determined by the Company in its sole discretion, which determination shall be final and binding. The Company reserves the absolute right to reject any and all Old Notes not properly tendered and to reject any Old Notes the Company's acceptance of which might, in the judgment of the Company or its counsel, be unlawful. The Company also reserves the absolute right to waive any defects or irregularities or conditions of the Exchange Offer as to particular Old Notes either before or after the Expiration Date (including the right to waive the ineligibility of any holder who seeks to tender Old Notes in the Exchange Offer). The interpretation of the terms and conditions of the Exchange Offer (including the Letter of Transmittal and the instructions thereto) by the Company shall be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of Old Notes for exchange must be cured within such period of time as the Company shall determine. The Company will use reasonable efforts to give notification of defects or irregularities with respect to tenders of Old Notes for exchange but shall not incur any liability for failure to give such notification. Tenders of the Old Notes will not be deemed to have been made until such irregularities have been cured or waived.

  If any Letter of Transmittal, endorsement, bond power, power of attorney or any other document required by the Letter of Transmittal is signed by a trustee, executor, corporation or other person acting in a fiduciary or representative capacity, such person should so indicate when signing, and, unless waived by the Company, proper evidence satisfactory to the Company, in its sole discretion, of such person's authority to so act must be submitted.

  Any beneficial owner of the Old Notes (a "Beneficial Owner") whose Old Notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and who wishes to tender Old Notes in the Exchange Offer should contact such registered holder promptly and instruct such registered holder to tender on such Beneficial Owner's behalf. If such Beneficial Owner wishes to tender directly, such Beneficial Owner must, prior to completing and executing the Letter of Transmittal and tendering Old Notes, make appropriate arrangements to register ownership of the Old Notes in such Beneficial Owner's name. Beneficial Owners should be aware that the transfer of registered ownership may take considerable time.

  By tendering, each registered holder will represent to the Company that, among other things (i) the New Notes to be acquired in connection with the Exchange Offer by the holder and each Beneficial Owner of the Old Notes are being acquired by the holder and each Beneficial Owner in the ordinary course of business of the holder and each Beneficial Owner, (ii) the holder and each Beneficial Owner are not participating, do not intend to participate, and have no arrangement or understanding with any person to participate, in the distribution of the New Notes, (iii) the holder and each Beneficial Owner acknowledge and agree that any person participating in the Exchange Offer for the purpose of distributing the New Notes must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction of the New Notes acquired by such person and cannot rely on the position of the Staff of the Commission set forth in "no-action" letters that are discussed herein under "--Resales of the New Notes," (iv) that if the holder is a broker-dealer that acquired Old Notes as a result of market making or other trading activities, it will deliver a prospectus in connection with any resale of New Notes acquired in the Exchange Offer, (v) the holder and each Beneficial Owner understand that a secondary resale transaction described in clause (iii) above should be covered by an effective registration statement containing the selling security holder information required by Item 507 of Regulation S-K of the Securities Act, and (vi) neither the holder nor any Beneficial Owner is an "affiliate," as defined under Rule 405 of the Securities Act, of the Company except as otherwise disclosed to the Company in writing.

GUARANTEED DELIVERY PROCEDURES

  Holders who wish to tender their Old Notes and (i) whose Old Notes are not immediately available or (ii) who cannot deliver their Old Notes or any other documents required by the Letter of Transmittal to the Exchange Agent prior to the Expiration Date, may tender their Old Notes according to the guaranteed delivery procedures set forth in the Letter of Transmittal. Pursuant to such procedures: (i) such tender must be made by or through an Eligible Institution and a Notice of Guaranteed Delivery (as defined in the Letter of Transmittal) must be signed by such holder, (ii) on or prior to the Expiration Date, the Exchange Agent must have received from the holder and the Eligible Institution a properly completed and duly executed Notice of Guaranteed Delivery (by facsimile transmission, mail or hand delivery) setting forth the name and address of the holder, the certificate number or numbers of the tendered Old Notes, and the principal amount of tendered Old Notes, stating that the tender is being made thereby and guaranteeing that, within five (5) business days after the date of delivery of the Notice of Guaranteed Delivery, the tendered Old Notes, a duly executed Letter of Transmittal and any other required documents will be deposited by the Eligible Institution with the Exchange Agent, and (iii) such properly completed and executed documents required by the Letter of Transmittal and the tendered Old Notes in proper form for transfer must be received by the Exchange Agent within five (5) business days after the Expiration Date. Any Holder who wishes to tender Old Notes pursuant to the guaranteed delivery procedures described above must ensure that the Exchange Agent receives the Notice of Guaranteed Delivery and Letter of Transmittal relating to such Old Notes prior to 5:00 p.m., New York City time, on the Expiration Date.

ACCEPTANCE OF OLD NOTES FOR EXCHANGE; DELIVERY OF NEW NOTES

  Upon satisfaction or waiver of all the conditions to the Exchange Offer, the Company will accept any and all Old Notes that are properly tendered in the Exchange Offer prior to 5:00 p.m., New York City time, on the Expiration Date. The New Notes issued pursuant to the Exchange Offer will be delivered promptly after acceptance of the Old Notes. For purposes of the Exchange Offer, the Company shall be deemed to have accepted validly tendered Old Notes, when, as, and if the Company has given oral or written notice thereof to the Exchange Agent.

  In all cases, issuances of New Notes for Old Notes that are accepted for exchange pursuant to the Exchange Offer will be made only after timely receipt by the Exchange Agent of such Old Notes, a properly completed and duly executed Letter of Transmittal and all other required documents; provided, however, that the Company reserves the absolute right to waive any defects or irregularities in the tender or conditions of the Exchange Offer. If any tendered Old Notes are not accepted for any reason, such unaccepted Old Notes will be returned without expense to the tendering holder thereof as promptly as practicable after the expiration or termination of the Exchange Offer.

WITHDRAWAL RIGHTS

  Tenders of the Old Notes may be withdrawn by delivery of a written notice to the Exchange Agent, at its address set forth on the back cover page of this Prospectus, at any time prior to 5:00 p.m., New York City time, on the Expiration Date. Any such notice of withdrawal must (i) specify the name of the person having deposited the Old Notes to be withdrawn (the "Depositor"), (ii) identify the Old Notes to be withdrawn (including the certificate number or numbers and principal amount of such Old Notes, as applicable), (iii) be signed by the holder in the same manner as the original signature on the Letter of Transmittal by which such Old Notes were tendered (including any required signature guarantees) or be accompanied by a bond power in the name of the person withdrawing the tender, in satisfactory form as determined by the Company in its sole discretion, duly executed by the registered holder, with the signature thereon guaranteed by an Eligible Institution together with the other documents required upon transfer by the Indenture, and (iv) specify the name in which such Old Notes are to be re-registered, if different from the Depositor, pursuant to such documents of transfer. Any questions as to the validity, form and eligibility (including time of receipt) of such notices will be determined by the Company, in its sole discretion. The Old Notes so withdrawn will be deemed not to have been validly tendered for exchange for purposes of the Exchange Offer. Any Old Notes which have been tendered for exchange but which are withdrawn will be returned to the holder thereof without cost to such holder as soon as practicable after withdrawal. Properly withdrawn Old Notes may be retendered by following one of the procedures described under "The Exchange Offer--Procedures for Tendering Old Notes" at any time on or prior to the Expiration Date.

THE EXCHANGE AGENT; ASSISTANCE

  Bank One, N.A. is the Exchange Agent. All tendered Old Notes, executed Letters of Transmittal and other related documents should be directed to the Exchange Agent. Questions and requests for assistance and requests for additional copies of this Prospectus, the Letter of Transmittal and other related documents should be addressed to the Exchange Agent as follows:

                       BY REGISTERED OR CERTIFIED MAIL:

                                Bank One, N.A.
                             235 West Schrock Road
                            Westerville, Ohio 43081

                                      or

                                Bank One, N.A.
                            c/o First Chicago Trust
                              Company of New York
                    Attention:  Corporate Trust Department
                                14 Wall Street
                              8th Floor, Window 2
                           New York, New York 10005

                         BY HAND OR OVERNIGHT COURIER:

                                Bank One, N.A.
                             235 West Schrock Road
                            Westerville, Ohio 43081

                                      or

                                Bank One, N.A.
                            c/o First Chicago Trust
                              Company of New York
                    Attention:  Corporate Trust Department
                                14 Wall Street
                              8th Floor, Window 2
                           New York, New York 10005

                                 BY FACSIMILE:

                              (614) 248-9987 (OH)

                                      or

                              (212) 240-8941 (NY)

                  Confirm by Telephone:  (212) 240-8938 (NY)
                                         1-800-346-5153

FEES AND EXPENSES

  All expenses incident to the Company's consummation of the Exchange Offer and compliance with the Registration Rights Agreement will be borne by the Company, including, without limitation: (i) all registration and filing fees (including fees and expenses of compliance with state securities or Blue Sky laws), (ii) printing expenses (including expenses of printing certificates for the New Notes in a form eligible for deposit with DTC and of printing prospectuses), (iii) messenger, telephone and delivery expenses, (iv) fees and disbursements of counsel for the Company, (v) fees and disbursements of independent certified public accountants, (vi) rating agency fees, (vii) internal expenses of the Company (including all salaries and expenses of officers and employees of the Company performing legal or accounting duties), and (viii) fees and expenses, if any, incurred in connection with the listing of the New Notes on a securities exchange.

  The Company has not retained any dealer-manager in connection with the Exchange Offer and will not make any payments to brokers, dealers or others soliciting acceptance of the Exchange Offer. The Company, however, will pay the Exchange Agent reasonable and customary fees for its services and will reimburse it for its reasonable out-of-pocket expenses in connection therewith.

  The Company will pay all transfer taxes, if any, applicable to the exchange of Old Notes pursuant to the Exchange Offer. If, however, a transfer tax is imposed for any reason other than the exchange of Old Notes pursuant to the Exchange Offer, then the amount of any such transfer taxes (whether imposed on the registered holder or any other persons) will be payable by the tendering holder. If satisfactory evidence of payment of such taxes or exemption is not submitted with the Letter of Transmittal, the amount of such transfer taxes will be billed directly to such tendering holder.

ACCOUNTING TREATMENT

  The New Notes will be recorded at the same carrying value as the Old Notes, as reflected in the Company's accounting records on the date of the exchange. Accordingly, no gain or loss will be recognized by the Company for accounting purposes. The expenses of the Exchange Offer will be amortized over the term of the New Notes.

RESALES OF THE NEW NOTES

  Based on an interpretation by the Staff of the Commission set forth in "no-action" letters issued to third parties, the Company believes that the New Notes issued pursuant to the Exchange Offer to a holder in exchange for Old Notes may be offered for resale, resold and otherwise transferred by such holder (other than (i) a broker-dealer who purchased Old Notes directly from the Company for resale pursuant to Rule 144A under the Securities Act or any other available exemption under the Securities Act, or (ii) a person that is an affiliate of the Company within the meaning of Rule 405 under the Securities Act) without compliance with the registration and prospectus delivery provisions of the Securities

Act, provided that such holder is acquiring the New Notes in the ordinary course of business and is not participating, and has no arrangement or understanding with any person to participate, in the distribution of the New Notes. The Company has not requested or obtained an interpretive letter from the Staff of the Commission with respect to this Exchange Offer, and the Company and the holders are not entitled to rely on interpretive advice provided by the Staff to other persons, which advice was based on the facts and conditions represented in such letters. However, the Exchange Offer is being conducted in a manner intended to be consistent with the facts and conditions represented in such letters. If any holder acquires New Notes in the Exchange Offer for the purpose of distributing or participating in a distribution of the New Notes, such holder cannot rely on the position of the Staff of the Commission enunciated in Morgan Stanley & Co., Incorporated (available June 5, 1991) and Exxon Capital Holdings Corporation (available April 13, 1989), or interpreted in the Commission's letter to Shearman & Sterling (available July 2, 1993), or similar "no-action" or interpretive letters and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction, unless an exemption from registration is otherwise available. Each broker-dealer that receives New Notes for its own account in exchange for Old Notes, where such Old Notes were acquired by such broker-dealer as a result of market making or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such New Notes. See "Plan of Distribution."

          It is expected that the New Notes will be freely transferable by the holders thereof, subject to the limitations described in the immediately preceding paragraph. Sales of New Notes acquired in the Exchange Offer by holders who are "affiliates" of the Company within the meaning of the Securities Act will be subject to certain limitations on resale under Rule 144 of the Securities Act. Such persons will only be entitled to sell New Notes in compliance with the volume limitations set forth in Rule 144, and sales of New Notes by affiliates will be subject to certain Rule 144 requirements as to the manner of sale, notice and the availability of current public information regarding the Company. The foregoing is a summary only of Rule 144 as it may apply to affiliates of the Company. Any such persons must consult their own legal counsel for advice as to any restrictions that might apply to the resale of their Notes.

                                 CAPITALIZATION

  The following table sets forth certain information regarding the Company's debt and capitalization as of December 31, 1997, and as adjusted to give effect to the sale by the Company of the Old Notes and the application of the net proceeds therefrom. This table should be read in conjunction with the Consolidated Financial Statements and related notes thereto included elsewhere in this Prospectus.

                                                                                      DECEMBER 31, 1997
                                                                                   -----------------------
                                                                                    ACTUAL    AS ADJUSTED
                                                                                   ---------  ------------
                                                                                   (IN THOUSANDS)
Debt:
  Credit Agreement (1)............................................................ $  2,100   $         -
  Warehouse Facility..............................................................   95,989        50,327
  Mortgage Subsidiary Credit Agreement............................................    7,281         7,281
  Automobile receivables--backed notes(2).........................................   14,138        14,138
  9 1/4% Senior Notes (3).........................................................  125,000       175,000
  Notes payable (4)...............................................................    4,458         4,458
                                                                                   --------      --------
       Total debt.................................................................  248,966       251,204
                                                                                   --------      --------
Shareholders' equity:
  Preferred stock, $.01 par value per share, 20,000,000 shares authorized;
    none issued...................................................................       __         __
  Common stock, $.01 par value per share; 120,000,000 shares authorized;
    33,841,815 shares issued......................................................      338           338
  Additional paid-in capital......................................................  213,890       213,890
  Unrealized gain on excess servicing receivable, net of income taxes.............    3,410         3,410
  Retained earnings...............................................................   60,841        60,841
  Treasury stock, at cost (3,921,028 shares)......................................  (23,533)      (23,533)
                                                                                   --------      --------
     Total shareholders' equity...................................................  254,946       254,946
                                                                                   --------      --------
        Total capitalization...................................................... $503,912      $506,150
                                                                                   ========      ========

______________
(1) As of December 31, 1997, on an as adjusted basis after giving effect to the Prior Offering, approximately $125.3 million was available for borrowing under the Credit Agreement, pursuant to the borrowing base requirements of such Agreement. See "Description of Other Debt."
(2) These secured notes were issued in the Company's second securitization transaction. See "Description of Other Debt--Asset-Backed Securities."
(3) The Notes and the Original Notes have substantially similar terms but were issued under separate Indentures. See "Description of the Notes" and "Description of Other Debt--Original Notes."
(4) Consists of certain capitalized equipment leases.

                      SELECTED CONSOLIDATED FINANCIAL DATA

     The following table presents selected unaudited consolidated data for the Company. The historical consolidated financial information under the captions "Statement of Income" and "Balance Sheet Data" for each of the years in the five-year period ended June 30, 1997 have been derived from the Company's consolidated financial statements, which financial statements have been audited by Coopers & Lybrand L.L.P., independent accountants. The consolidated financial statements as of June 30, 1996 and June 30, 1997 and for each of the years in the three-year period ended June 30, 1997, and the report thereon, are included elsewhere herein. The historical consolidated financial information under the captions "Statement of Income" and "Balance Sheet Data" as of December 31, 1996 and December 31, 1997 and for the six months then ended have been derived from the unaudited consolidated financial statements which, except for the consolidated balance sheet as of December 31, 1996, are included elsewhere herein; however, in the opinion of the Company, such information reflects all adjustments (consisting only of normal recurring adjustments) necessary for a fair presentation of the results of operations for such periods. The results of operations for the six-months ended December 31, 1997 are not necessarily indicative of the results to be expected for the entire year. The selected financial information should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations," "Description of Other Debt" and the Company's Consolidated Financial Statements (including related notes thereto) included elsewhere in this Prospectus.

                  SUMMARY FINANCIAL AND OPERATING INFORMATION
                 (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                                      YEAR ENDED
                                                    ------------------------------------------------------------------------------
                                                        JUNE 30,        JUNE 30,        JUNE 30,       JUNE 30,        JUNE 30,
                                                        1993(2)           1994          1995(3)          1996            1997
                                                    ----------------  -------------  --------------  -------------  --------------
STATEMENT OF INCOME DATA:
Revenue:
   Finance charge income...........................   $     1,125     $      7,820  $     29,039     $     51,679    $     44,910
   Gain on sale of receivables.....................            --               --            --           22,873          67,256
   Servicing fee income............................            --               --            --            3,712          21,024
   Investment income...............................         2,052            2,550         1,284            1,075           2,909
   Other income....................................        21,704            5,512         2,761            1,639           1,648
                                                      -----------     ------------  ------------     ------------    ------------
      Total revenue................................        24,881           15,882        33,084           80,978         137,747
Costs and expenses.................................        44,247           10,817        23,066           46,722          74,822
                                                      -----------     ------------  ------------     ------------    ------------
Income (loss) before taxes.........................       (19,366)           5,065        10,018           34,256          62,925
Provision (credit) for taxes.......................            --               --       (18,875)          12,665          24,226
                                                      -----------     ------------  ------------     ------------    ------------
   Net income (loss)...............................   $   (19,366)    $      5,065  $     28,893     $     21,591    $     38,699
   Basic earnings (loss) per share.................   $      (.66)    $        .17  $       1.01     $        .75    $       1.34
   Diluted earnings (loss) per share(1)............   $      (.66)    $        .16  $        .95     $        .71    $       1.26
   Weighted average shares outstanding.............    29,267,419       29,067,323    28,730,151       28,824,572      28,887,362
   Weighted average shares and assumed
     incremental shares............................    29,267,419       31,818,083    30,380,749       30,203,298      30,782,471

CASH FLOW DATA:
(Used in) Provided by operating activities.........   $    17,332     $      3,900  $     14,637     $     34,897    $     66,132
(Used in) Provided by investing activities.........        (8,121)         (12,174)     (144,512)         (63,116)       (123,076)
(Used in) Provided by financing activities.........        (5,705)          (9,238)      132,433           12,050          60,826
                                                      -----------     ------------  ------------     ------------    ------------
Net increase (decrease) in cash and cash
 equivalents.......................................   $     3,506     $    (17,512) $      2,558     $    (16,169)   $      3,882

OTHER DATA:
 Auto receivable originations(2)...................   $    18,317     $     65,929  $    230,176     $    432,442    $    906,794
 Managed auto receivables(2).......................   $    15,964     $     67,636  $    240,491     $    523,981    $  1,138,255
 Average managed auto receivables(2)...............   $     6,880     $     37,507  $    141,526     $    357,966    $    792,155
 Auto loans securitized............................   $        --     $         --  $    150,170     $    270,351    $    817,500
 Number of branches................................             5               18            31               51              85
 Average principal amount per managed
  auto receivable(2)...............................   $     6,878     $      7,215  $      7,773     $      8,746    $     10,087
 Effective yield on owned auto
    receivables (5)................................          21.7%            20.9%         20.5%            19.7%           19.9%

RATIOS:
 Ratio of earnings to fixed charges(4).............         (86.6)            31.2           3.5              3.6             4.9
 Percentage of total indebtedness to total
  capitalization...................................           1.0%             0.3%         47.9%            48.6%           50.9%
 Return on average common equity(5)................         (14.7)%            4.1%         23.1%            14.3%           20.8%
 Operating expenses as a percentage of
  average managed auto receivables(5)..............          18.2%            15.0%         10.0%             7.2%            6.6%
 Percentage of senior unsecured debt to
   total equity....................................            0.%              0.%           0.%              0.%           57.7%

ASSET QUALITY DATA:
 Managed auto receivables greater than 60
  days delinquent(2)...............................   $       137     $      1,269  $      4,907     $     16,207    $     36,421
 Delinquencies as a percentage of
  managed auto receivables(2)......................           0.9%             1.9%          2.0%             3.1%            3.2%
 Net charge-offs...................................   $        49     $      1,432  $      6,409     $     19,974    $     43,231
 Net charge-offs as a percentage of
  average managed auto receivables(2)(5)...........           0.7%             3.8%          4.5%             5.6%            5.5%

                                                              SIX MONTHS ENDED
                                                     ---------------------------------
                                                       DECEMBER 31,     DECEMBER 31,
                                                           1996             1997
                                                     ----------------  --------------
STATEMENT OF INCOME DATA:
Revenue:
   Finance charge income...........................  $    21,503        $     26,190
   Gain on sale of receivables.....................       28,151              53,775
   Servicing fee income............................        8,242              19,191
   Investment income...............................        1,152               2,570
   Other income....................................          622                 502
                                                     -----------        ------------
      Total revenue................................       59,670             102,228
Costs and expenses.................................       31,590              57,716
                                                     -----------        ------------
Income (loss) before taxes.........................       28,080              44,512
Provision (credit) for taxes.......................       10,810              17,137
                                                     -----------        ------------
   Net income (loss)...............................  $    17,270        $     27,375
   Basic earnings (loss) per share.................  $       .61        $        .92
   Diluted earnings (loss) per share(1)............  $       .57        $        .85
   Weighted average shares outstanding.............   28,513,145          29,684,960
   Weighted average shares and assumed
     incremental shares............................   30,398,569          32,199,267

CASH FLOW DATA:
(Used in) Provided by operating activities.........  $    23,414        $      8,950
(Used in) Provided by investing activities.........      (20,820)            (42,948)
(Used in) Provided by financing activities.........          352              30,238
                                                     -----------        ------------
Net increase (decrease) in cash and cash
 equivalents.......................................  $     2,946        $     (3,760)

OTHER DATA:
 Auto receivable originations(2)...................  $   359,407        $    696,252
 Managed auto receivables(2).......................  $   761,716        $  1,599,273
 Average managed auto receivables(2)...............  $   641,522        $  1,375,614
 Auto loans securitized............................  $   345,570        $    682,499
 Number of branches................................           66                 108
 Average principal amount per managed
  auto receivable(2)...............................  $     9,481        $     10,456
 Effective yield on owned auto
    receivables (5)................................         19.6%               20.7%

RATIOS:
 Ratio of earnings to fixed charges(4).............          5.2                 4.7
 Percentage of total indebtedness to total
  capitalization...................................         46.2%               49.4%
 Return on average common equity(5)................         20.0%               22.9%
 Operating expenses as a percentage of
  average managed auto receivables(5)..............          6.7%                6.0%
 Percentage of senior unsecured debt to
   total equity....................................           0.%               49.0%

ASSET QUALITY DATA:
 Managed auto receivables greater than 60
  days delinquent(2)...............................  $    28,251        $     57,186
 Delinquencies as a percentage of
  managed auto receivables(2)......................          3.7%                3.6%
 Net charge-offs...................................  $    17,749        $     38,073
 Net charge-offs as a percentage of
  average managed auto receivables(2)(5)...........          5.5%                5.5%

                                                                       YEAR ENDED
                                          ---------------------------------------------------------------------
                                            JUNE 30,      JUNE 30,       JUNE 30,      JUNE 30,      JUNE 30,
                                            1993(2)         1994         1995(3)         1996          1997
                                          ------------  ------------  -------------  ------------  ------------
BALANCE SHEET DATA:
Cash and cash equivalents................  $    33,268   $  15,756     $  18,314       $   2,145     $   6,027
Excess servicing receivable..............           --          --            --          33,093       114,376
Owned auto receivables...................       15,964      67,636       240,491         264,086       275,249
Total assets.............................      131,127     122,215       285,725         330,159       493,453
Credit Agreement.........................           --          --            --          86,000        71,700
Warehouse Facility.......................           --          --            --              --            --
Mortgage Subsidiary Credit Agreement(6)..           --          --            --              --           345
Automobile receivable-backed notes.......           --          --       134,520          67,847        23,689
9 1/4% Senior Notes due 2004 (7).........           --          --            --              --       125,000
Notes payable (8)........................        1,278         388           716             418         3,517
Total debt...............................        1,278         388       135,236         154,265       224,251
Shareholders' equity.....................      122,784     119,501       147,226         163,225       216,536

                                                       SIX MONTHS ENDED
                                              --------------------------------
                                                DECEMBER 31,     DECEMBER 31,
                                                    1996             1997
                                              ----------------  --------------
BALANCE SHEET DATA:
Cash and cash equivalents....................  $     5,091      $      2,267
Excess servicing receivable..................       59,780           179,788
Owned auto receivables.......................      233,792           261,333
Total assets.................................      369,882           562,295
Credit Agreement.............................      114,900             2,100
Warehouse Facility...........................           --            95,989
Mortgage Subsidiary Credit Agreement(6)......        3,573             7,281
Automobile receivable-backed notes...........       40,543            14,138
9 1/4% Senior Notes due 2004 (7).............           --           125,000
Notes payable (8)............................        1,520             4,458
Total debt...................................      160,536           248,966
Shareholders' equity.........................      187,282           254,946

________________
(1) The Company has adopted the requirements of SFAS 128. SFAS 128 establishes new standards for computing and presenting earnings per share, replacing existing accounting standards. All earnings per share and related weighted average share amounts for the periods presented in the above table have been restated to conform to the requirements of SFAS 128.
(2) The Company engaged in the retail used car sales and finance business until December 31, 1992; effective as of such date, the Company exited the retail used car sales side of its business. For purposes of this summary, revenues from vehicle sales and finance charge income relating to the financing of the sales of vehicles from the Company's former used car sales business are classified as other income. Receivables generated from the former used car sales business are classified as other receivables and not included in managed receivables.
(3) As further described in "Management's Discussion and Analysis of Financial Condition and Results of Operations," the Company recognized an income tax benefit in fiscal 1995 equal to the expected future tax savings from using its net operating loss carry forward and other future tax benefits.
(4) Represents the ratio of the sum of income before income taxes plus interest expense for the period to interest expense.
(5) Data for the six-month periods ended December 31, 1996 and 1997 have been annualized.
(6) Fully guaranteed by the Company and certain of its Subsidiaries.
(7) The Notes and the Original Notes have substantially similar terms but were issued under separate Indentures. See "Description of the Notes" and "Description of Other Debt - Original Notes."
(8) Consists of certain capitalized equipment leases.

          MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                           AND RESULTS OF OPERATIONS


  GENERAL

  The Company generates earnings and cash flow primarily through the purchase, securitization and servicing of auto receivables. The Company purchases auto finance contracts from franchised and select independent automobile dealerships. To fund the acquisition of receivables prior to securitization, the Company utilizes borrowings under the Credit Agreement and the Warehouse Facility. The Company generates finance charge income on its receivables pending securitization ("owned receivables") and pays interest expense on borrowings under the Credit Agreement and the Warehouse Facility.

  The Company sells receivables to securitization trusts ("Trusts") or special purpose finance subsidiaries that, in turn sell asset-backed securities to investors. By securitizing its receivables, the Company is able to lock in the gross interest rate spread between the yield on such receivables and the interest rate payable on the asset-backed securities. The Company recognizes a gain on the sale of receivables to the Trusts which represents the difference between the sale proceeds to the Company, net of transaction costs, and the Company's net carrying value of the receivables, plus the present value of the estimated future excess cash flows to be received by the Company over the life of the securitization. Excess cash flows result from the difference between the interest received from the obligors on the receivables and the interest paid to investors in the asset-backed securities, net of credit losses and expenses.

  The Company typically begins to receive excess cash flow distributions approximately seven to nine months after the receivables are securitized, although these time periods may be shorter or longer depending upon the structure of the securitization. Prior to such time as the Company begins to receive excess cash flow, excess cash flow is utilized to fund credit enhancement requirements to secure financial guaranty insurance policies issued by an insurance company to protect investors in the asset-backed securities from losses. Once predetermined credit enhancement requirements are reached and maintained, excess cash flow is distributed to the Company. In addition to excess cash flow, the Company earns monthly servicing fee income of between 2.25% and 2.50% per annum of the outstanding principal balance of receivables securitized ("serviced receivables").

  In November 1996, the Company acquired AMS, which originates and sells home equity loans. The acquisition was accounted for as a purchase and the results of operations for AMS have been included in the consolidated financial statements since the acquisition date. Receivables originated in this business are referred to as mortgage receivables. Such receivables are generally packaged and sold for cash on a servicing released, whole-loan basis. The Company recognizes a gain at the time of sale.

RESULTS OF OPERATIONS

 Six Months Ended December 31, 1996 as compared to Six Months Ended December 31, 1997

  REVENUE

  The Company's average managed receivables outstanding consisted of the following (in thousands):

                                              SIX MONTHS ENDED
                                                DECEMBER 31,
                                            ---------------------
                                              1996        1997
                                            ---------  ----------
          Auto:
            Owned..........................  $217,156  $  245,296
            Serviced.......................   424,366   1,130,318
                                             --------  ----------
                                              641,522   1,375,614
          Mortgage.........................     4,753      11,534
                                             --------  ----------
                                             $646,275  $1,387,148
                                             ========  ==========

  Average managed receivables outstanding increased by 115% as a result of higher loan purchase volume. The Company purchased $359.4 million of auto loans during the six months ended December 31, 1996, compared to purchases of $696.3 million during the six months ended December 31, 1997. This growth resulted from loan production at branches open during both periods as well as expansion of the Company's loan production capacity. The Company operated 66 auto lending branch offices as of December 31, 1996, compared to 108 as of December 31, 1997.

  The Company purchased $51.6 million of mortgage loans during the six months ended December 31, 1997 as compared to $7.7 million from the date of acquisition of AMS through December 31, 1996.

  Finance charge income consisted of the following (in thousands):

                                             SIX MONTHS ENDED
                                               DECEMBER 31,
                                            ------------------
                                              1996      1997
                                            --------  --------
          Auto.............................  $21,472   $25,645
          Mortgage.........................       31       545
                                             -------   -------
                                             $21,503   $26,190
                                             =======   =======

  The increase in finance charge income is due primarily to an increase of 13% in average owned auto receivables outstanding for the six months ended December 31, 1997 versus the six months ended December 31, 1996.

  The Company's effective yield on its owned auto receivables increased from 19.6% for the six months ended December 31, 1996 to 20.7% for the six months ended December 31, 1997.

  The gain on sale of receivables consists of the following (in thousands):

                                             SIX MONTHS ENDED
                                               DECEMBER 31,
                                            ------------------
                                              1996      1997
                                            --------  --------
          Auto.............................  $27,851   $51,531
          Mortgage.........................      300     2,244
                                             -------   -------
                                             $28,151   $53,775
                                             =======   =======

  The increase in gain on sale of auto receivables resulted from the sale of $345.6 million of receivables in the six months ended December 31, 1996 as compared to $682.5 million of receivables sold in the six months ended

December 31, 1997. The gains amounted to 8.1% and 7.6% of the sales proceeds for the six months ended December 31, 1996 and 1997, respectively.

  The gain on sale of mortgage receivables resulted from the sale of $48.1 million of mortgage receivables in the six months ended December 31, 1997 as compared to $4.8 million of mortgage receivables sold from the date of acquisition of AMS through December 31, 1996.

  Servicing fee income increased from $8.2 million, or 3.9% of average serviced auto receivables, for the six months ended December 31, 1996, to $19.2 million, or 3.4% of average serviced auto receivables, for the six months ended December 31, 1997. Servicing fee income represents accretion of the present value discount on estimated future excess cash flows from the Trusts, base servicing fees and other fees earned by the Company as servicer of the auto receivables sold to the Trusts. The growth in servicing fee income is primarily due to the increase in average serviced auto receivables outstanding for the six months ended December 31, 1997 compared to the six months ended December 31, 1996.

  Investment income increased from $1.2 million for the six months ended December 31, 1996 to $2.6 million for the six months ended December 31, 1997 primarily as a result of higher restricted cash balances. Restricted cash is used as credit enhancement for the Trusts and generally increases as greater amounts of receivables are sold to the Trusts.

  COSTS AND EXPENSES

  Operating expenses as an annualized percentage of average managed receivables outstanding decreased from 6.7% (6.6% excluding operating expenses of $.4 million related to the mortgage business) for the six months ended December 31, 1996 to 6.0% (5.7% excluding operating expenses of $2.6 million related to the mortgage business) for the six months ended December 31, 1997. The ratio improved as a result of economies of scale realized from a growing receivables portfolio and automation of loan origination, processing and servicing functions. The dollar amount of operating expenses increased by $20.2 million, or 93%, primarily due to the addition of auto lending branch offices and management, auto loan processing and servicing staff and the recently acquired mortgage business.

  The provision for losses increased from $3.2 million for the six months ended December 31, 1996 to $3.8 million for the six months ended December 31, 1997 due to higher average owned auto receivables outstanding.

  Interest expense increased from $6.6 million for the six months ended December 31, 1996 to $12.0 million for the six months ended December 31, 1997 due to higher debt levels and effective interest rates. Average debt outstanding was $165.7 million and $257.6 million for the six months ended December 31, 1996 and 1997, respectively. The Company's effective rate of interest paid on its debt increased from 7.9% to 9.3% as a result of the issuance of the Original Notes in February 1997.

  The Company's effective income tax rate was 38.5% for the six months ended December 31, 1996 and 1997, respectively.

  Year Ended June 30, 1996 as compared to Year Ended June 30, 1997

  REVENUE

  The Company's average managed receivables outstanding consisted of the following (in thousands):

                                            YEAR ENDED JUNE 30,
                                            --------------------
                                              1996       1997
                                            ---------  ---------
          Auto
            Owned..........................  $261,776   $223,351
            Serviced.......................    96,190    568,804
                                             --------   --------
                                              357,966    792,155
          Mortgage.........................                8,187
          Other............................       443
                                             --------   --------
                                             $358,409   $800,342
                                             ========   ========

  Average managed receivables outstanding increased by 123% as a result of higher loan purchase volume. The Company purchased $432.4 million of auto loans during fiscal 1996, compared to purchases of $906.8 million during fiscal 1997. This growth resulted from loan production at branches open during both periods as well as expansion of the Company's loan production capacity. The Company operated 51 auto lending branch offices as of June 30, 1996, compared to 85 as of June 30, 1997.

  The Company purchased $53.8 million of mortgage loans from the date of acquisition of AMS through June 30, 1997.

  Finance charge income consisted of the following (in thousands):

                                            YEAR ENDED JUNE 30,
                                            -------------------
                                              1996       1997
                                            ---------  --------
          Auto.............................   $51,679   $44,417
          Mortgage.........................                 493
          Other............................        27
                                              -------   -------
                                              $51,706   $44,910
                                              =======   =======

  The decrease in finance charge income is due to a reduction of 15% in average owned auto receivables outstanding for fiscal 1997 versus fiscal 1996. Prior to December 1995, all of the auto finance contracts purchased by the Company were held as owned auto receivables on the Company's consolidated balance sheets.
The Company began selling auto receivables to the Trusts in December 1995, reducing average owned receivables with corresponding increases in average serviced receivables.

  The Company's effective yield on its owned auto receivables increased from 19.7% for fiscal 1996 to 19.9% for fiscal 1997.

  The gain on sale of receivables consisted of the following (in thousands):

                                            YEAR ENDED JUNE 30,
                                            -------------------
                                              1996       1997
                                            ---------  --------
          Auto.............................   $22,873   $64,338
          Mortgage.........................               2,918
                                              -------   -------
                                              $22,873   $67,256
                                              =======   =======

  The increase in gain on sale of auto receivables resulted from the sale of $270.4 million of receivables in fiscal 1996 as compared to $817.5 million of receivables sold in fiscal 1997. The gains amounted to 8.5% and 7.9% of the sales proceeds for fiscal 1996 and 1997, respectively.

  The gain on sale of mortgage receivables resulted from the sale of $52.5 million of mortgage receivables.

  Servicing fee income increased from $3.7 million, or 3.9% of average serviced auto receivables, for fiscal 1996, to $21.0 million, or 3.7% of average serviced auto receivables, for fiscal 1997. Servicing fee income represents accretion of the present value discount on estimated future excess cash flows from the Trusts, base servicing fees and other fees earned by the Company as servicer of the receivables sold to the Trusts. The growth in servicing fee income is primarily due to the increase in average serviced auto receivables outstanding for fiscal 1997 compared to fiscal 1996.

  Investment income rose from $1.1 million for fiscal 1996 to $2.9 million for fiscal 1997 primarily as a result of higher restricted cash balances. Restricted cash is used as credit enhancement for the Trusts and increases as greater amounts of receivables are sold to the Trusts.

  COSTS AND EXPENSES

  Operating expenses as a percentage of average managed receivables outstanding decreased from 7.2% for fiscal 1996 to 6.6% (6.2% excluding operating expenses of $2.6 million related to the mortgage business) for fiscal 1997. The ratio improved as a result of economies of scale realized from a growing receivables portfolio and automation of loan origination, processing and servicing functions. The dollar amount of operating expenses increased by $26.2 million, or 102%, primarily due to the addition of auto lending branch offices and management, auto loan processing and servicing staff and the recently acquired mortgage business.

  The provision for losses decreased from $7.9 million for fiscal 1996 to $6.6 million for fiscal 1997 due to lower average owned auto receivables outstanding.

  Interest expense increased from $13.1 million for fiscal 1996 to $16.3 million for fiscal 1997 due to higher debt levels and effective interest rates. Average debt outstanding was $156.4 million and $187.6 million for fiscal 1996 and 1997, respectively. The Company's effective rate of interest paid on its debt increased from 8.4% to 8.7% as a result of the issuance of the Original Notes in February 1997.

  The Company's effective income tax rate increased from 37.0% for fiscal 1996 to 38.5% for fiscal 1997 due to a larger portion of the Company's income being generated in states which have higher tax rates.


 Year Ended June 30, 1995 as compared to Year Ended June 30, 1996

  REVENUE

  The Company's average managed receivables outstanding consisted of the following (in thousands):

                                            YEAR ENDED JUNE 30,
                                            --------------------
                                              1995       1996
                                            ---------  ---------
          Auto:
               Owned.......................  $141,526   $261,776
               Serviced....................               96,190
                                             --------   --------
                                              141,526    357,966
          Other............................     6,918        443
                                             --------   --------
                                             $148,444   $358,409
                                             ========   ========

  Average managed receivables outstanding increased by 141% as a result of higher loan purchase volume. The Company purchased $230.2 million of auto loans during fiscal 1995, compared to purchases of $432.4 million during fiscal 1996. This growth resulted from loan production at branches open during both periods as well as expansion of the Company's loan production capacity. The Company operated 31 branch offices as of June 30, 1995, compared to 51 as of June 30, 1996.

  Finance charge income consisted of the following (in thousands):

                                            YEAR ENDED JUNE 30,
                                            -------------------
                                              1995       1996
                                            ---------  --------
          Auto.............................   $29,039   $51,679
          Other............................     1,210        27
                                              -------   -------
                                              $30,249   $51,706
                                              =======   =======

  The rise in finance charge income is due to an increase of 85% in average owned auto receivables outstanding for fiscal 1996 versus fiscal 1995. The Company's effective yield on its owned auto receivables decreased from 20.5% to 19.7%.

  The gain on sale of receivables of $22.9 million in fiscal 1996 resulted from the sale of $270.4 million of receivables to the Trusts. The gain amounted to 8.5% of the sales proceeds. The Company's asset-backed securities transactions in fiscal 1995 were structured as debt issuances by subsidiaries of the Company and thus were accounted for as borrowings on the Company's consolidated balance sheets rather than as sales of receivables.

  Servicing fee income of $3.7 million in fiscal 1996 represents accretion of the present value discount on estimated future excess cash flows from the Trusts, base servicing fees and other fees earned by the Company as servicer of the auto receivables sold to the Trusts.

  COSTS AND EXPENSES

  Operating expenses as a percentage of average managed receivables outstanding decreased from 10.0% for fiscal 1995 to 7.2% for fiscal 1996. The ratio improved as a result of economies of scale realized from a growing receivables portfolio and automation of loan origination, processing and servicing functions. The dollar amount of operating expenses increased by $10.9 million, or 74%, primarily due to the addition of auto lending branch offices and management and auto loan processing and servicing staff.

  The provision for losses increased from $4.3 million for fiscal 1995 to $7.9 million for fiscal 1996 due to higher average owned auto receivables outstanding.

  Interest expense increased from $4.0 million for fiscal 1995 to $13.1 million for fiscal 1996 due to the higher debt levels necessary to fund the Company's increased loan origination volume.

  The provision for income taxes in fiscal 1996 resulted primarily from amortization of the Company's deferred tax asset at the federal statutory income tax rate. In the fourth quarter of fiscal 1995, the Company recognized an income tax benefit and a corresponding deferred tax asset equal to the expected future tax savings from using its net operating loss carryforward and other future tax benefits. The deferred tax asset is amortized through a non-cash income tax provision against the Company's earnings as the net operating loss carryforward and other future tax benefits are utilized. Prior to the fourth quarter of fiscal 1995, the Company had offset the deferred tax asset with a valuation allowance. Accordingly, there was no provision for federal income taxes in fiscal 1995.

FINANCE RECEIVABLES

  The Company provides financing in relatively high-risk markets, and therefore, charge-offs are anticipated. The Company records a periodic provision for losses as a charge to operations and a related allowance for losses in the consolidated balance sheets as a reserve against estimated future losses in the owned auto receivables portfolio. The Company typically purchases individual finance contracts for a non-refundable acquisition fee on a non-recourse basis. Such acquisition fees are also recorded in the consolidated balance sheets as an allowance for losses. When the Company sells auto receivables to the Trusts, the calculation of the gain on sale of receivables is reduced by an estimate of future credit losses expected over the life of the auto receivables sold.

  The Company sells mortgage receivables for cash on a servicing released, whole-loan basis. Such receivables are generally held by the Company for less than 90 days. Accordingly, no allowance for losses has been provided by the Company for the mortgage receivables.

  The Company reviews static pool origination and charge-off relationships, charge-off experience factors, collection data, delinquency reports, estimates of the value of the underlying collateral, economic conditions and trends and other information in order to make the necessary judgments as to the appropriateness of the provisions for losses and the allowance for losses. Although the Company uses many resources to assess the adequacy of the allowance for losses, there is no precise method for accurately estimating the ultimate losses in the receivables portfolio.

  The following tables present certain data related to the receivables portfolio (dollars in thousands):

                                                                        JUNE 30, 1996
                                                             -----------------------------------
                                                               AUTO         AUTO       MANAGED
                                                               OWNED      SERVICED    PORTFOLIO
                                                             ---------  ------------  ----------
Principal amount of receivables............................. $264,086   $259,895       $523,981
Allowance for losses........................................  (13,602)  $(25,616)(1)   $(39,218)
                                                             --------   --------
    Finance receivables, net................................ $250,484
                                                             --------
Number of outstanding contracts.............................   30,366     29,547         59,913
                                                             --------   --------       --------
Average amount of outstanding contract
   (principal amount) (in dollars).......................... $  8,697   $  8,796       $  8,746
                                                             --------   --------       --------
Allowance for losses as a percentage of receivables.........      5.2%       9.9%           7.5%
                                                             --------   --------       --------
                                                                       JUNE 30, 1997
                                             ----------------------------------------------------   --------------
                                                AUTO                 BALANCE         AUTO              MANAGED
                                               OWNED     MORTGAGE  SHEET TOTAL     SERVICED           PORTFOLIO
                                             ----------  --------  ------------  ----------------   --------------
Principal amount of receivables.............  $275,249    $ 4,354     $279,603    $   863,006       $ 1,138,255 (2)
Allowance for losses........................   (12,946)                (12,946)   $   (74,925)(1)   $   (87,871)(2)
                                              --------    -------     --------    -----------       -----------
    Finance receivables, net................  $262,303    $ 4,354     $266,657
                                              --------    -------     --------
Number of outstanding contracts.............    25,757         48                      87,090           112,847 (2)
                                              --------    -------                 -----------       -----------
Average amount of outstanding contracts
   (principal amount) (in dollars)..........  $ 10,686    $90,708                 $     9,909       $    10,087 (2)
                                              --------    -------                 -----------       -----------
Allowance for losses as a percentage
   of receivables...........................       4.7%                                   8.7%              7.7%(2)
                                              --------                            -----------       -----------

                                                                    DECEMBER 31, 1997
                                           -----------------------------------------------------  ----------------
                                              AUTO                 BALANCE          AUTO              MANAGED
                                             OWNED     MORTGAGE  SHEET TOTAL      SERVICED           PORTFOLIO
                                           ----------  --------  ------------  -----------------  ----------------
Principal amount of receivables...........  $261,333   $  7,808     $269,141    $  1,337,940       $  1,599,273 (2)
Allowance for losses......................   (11,350)                (11,350)   $   (112,294)(1)   $   (123,644)(2)
                                            --------   --------     --------    ------------       ------------
    Finance receivables, net..............  $249,983   $  7,808     $257,791
                                            --------   --------     --------
Number of outstanding contracts...........    23,538         72                      129,420            152,958 (2)
                                            --------   --------                 ------------       ------------
Average amount of outstanding contracts
   (principal amount) (in dollars)........  $ 11,103   $108,444                 $     10,338       $     10,456 (2)
                                            --------   --------                 ------------       ------------
Allowance for losses as a percentage
   of receivables.........................       4.3%                                    8.4%               7.7%(2)
                                            --------                            ------------       ------------

___________________
(1) The allowance for losses relating to serviced auto receivables is netted against excess servicing receivable in the Company's consolidated balance sheets.
(2) Includes auto receivables only

  The following is a summary of managed auto receivables which are (i) more than 60 days delinquent, but not in repossession, and (ii) in repossession (dollars in thousands):

                                                             JUNE 30,   JUNE 30,     DECEMBER 31,
                                                               1996       1997           1997
                                                             ---------  ---------    -------------
Delinquent contracts........................................  $16,207    $36,421        $57,186
Delinquent contracts as a percentage of managed auto
  receivables...............................................      3.1%       3.2%           3.6%
Contracts in repossession...................................  $ 6,751    $14,471        $22,012
Contracts in repossession as a percentage of managed auto
   receivables..............................................      1.3%       1.3%           1.4%

  The following table presents charge-off data with respect to the Company's managed auto receivables portfolio (dollars in thousands):

                                                                                                       SIX MONTHS
                                                                                                         ENDED
                                                                       YEAR ENDED JUNE 30,            DECEMBER 31,
                                                                  ------------------------------  --------------------
                                                                    1995      1996       1997       1996       1997
                                                                  --------  ---------  ---------  ---------  ---------
Net charge-offs:
  Owned..........................................................  $6,409    $18,322    $16,965    $ 9,065    $ 5,624
  Serviced.......................................................              1,652     26,266      8,684     32,449
                                                                   ------    -------    -------    -------    -------
                                                                   $6,409    $19,974    $43,231    $17,749    $38,073
                                                                   ======    =======    =======    =======    =======
Net charge-offs as an annualized percentage of average managed
  auto receivables outstanding (1)...............................     4.5%       5.6%       5.5%       5.5%       5.5%
                                                                   ======    =======    =======    =======    =======

____________________
(1) Data for the six-month periods ended December 31, 1996 and 1997 have been annualized.

  The Company began its indirect automobile finance business in September 1992 and has grown its managed receivables portfolio to $1.6 billion as of December 31, 1997. The Company expects that its delinquency and charge-offs will increase over time as the portfolio matures and its portfolio growth rate moderates. Accordingly, the delinquency and charge-off data above is not necessarily indicative of delinquency and charge-off experience that could be expected for a more seasoned portfolio.

LIQUIDITY AND CAPITAL RESOURCES

  The Company's cash flows are summarized as follows (in thousands):

                                                                                      SIX MONTHS ENDED
                                                        YEAR ENDED JUNE 30,             DECEMBER 31,
                                                 ---------------------------------  --------------------
                                                    1995       1996        1997       1996       1997
                                                 ----------  ---------  ----------  ---------  ---------
     Operating activities....................... $  14,637   $ 34,897   $  66,132   $ 23,414   $  8,950
     Investing activities.......................  (144,512)   (63,116)   (123,076)   (20,820)   (42,948)
     Financing activities.......................   132,433     12,050      60,826        352     30,238
                                                 ---------   --------   ---------   --------   --------
     Net increase (decrease) in cash and cash
        equivalents............................. $   2,558   $(16,169)  $   3,882   $  2,946   $ (3,760)
                                                 =========   ========   =========   ========   ========

  The Company's primary sources of cash have been collections and recoveries on its receivables portfolio, borrowings under its warehouse credit facilities, sales of auto receivables to Trusts in securitization transactions, excess cash flow distributions from the Trusts and the issuance of the Original Notes in February 1997.

  The Company's line of credit arrangement (the "Credit Agreement") with a group of banks provides for borrowings up to $310 million, subject to a defined borrowing base. The Company utilizes the line of credit to fund its auto lending activities and daily operations. The facility matures in October 1998. A total of $2.1 million was outstanding under the Credit Agreement as of December 31, 1997.

  In October 1997, the Company entered into a funding agreement with a funding agent on behalf of an institutionally managed commercial paper conduit and a group of banks under which up to $245 million of structured warehouse financing is available to the Company (the "Warehouse Facility"). The Company utilizes this facility to fund auto receivables pending securitization. The facility matures in October 1998. A total of $96.0 million was outstanding under the Warehouse Facility as of December 31, 1997.

  The Company also has a mortgage warehouse facility (the "Mortgage Subsidiary Credit Agreement") with a bank under which the Company may borrow up to $75 million, subject to a defined borrowing base, to fund mortgage loan originations. The facility matures in February 1999. A total of $7.3 million was outstanding under the Mortgage Subsidiary Credit Agreement as of December 31, 1997.

  The Company has completed 11 securitization transactions through December 31, 1997. The proceeds from the transactions were used in each case to repay borrowings then outstanding under the Company's Credit Agreement and Warehouse Facility. A summary of these transactions is as follows:

                                                                     AMOUNT
                                                                  OUTSTANDING
                                                                     AS OF
                                             ORIGINAL AMOUNT     DEC. 31, 1997        ACCOUNTING
         TRANSACTION              DATE        (IN MILLIONS)      (IN MILLIONS)         TREATMENT
------------------------------  ---------    ----------------    --------------   -------------------
1994-A......................... Dec. 1994         $   51.0        $      0         Borrowing
1995-A......................... Jun. 1995             99.2            14.1         Borrowing
1995-B......................... Dec. 1995             65.0            16.1         Sale of Receivables
1996-A......................... Mar. 1996             89.4            30.5         Sale of Receivables
1996-B......................... May. 1996            115.9            52.8         Sale of Receivables
1996-C......................... Aug. 1996            175.0            85.5         Sale of Receivables
1996-D......................... Nov. 1996            200.0           119.7         Sale of Receivables
1997-A......................... Mar. 1997            225.0           163.6         Sale of Receivables
1997-B......................... May. 1997            250.0           202.6         Sale of Receivables
1997-C......................... Aug. 1997            325.0           296.2         Sale of Receivables
1997-D......................... Nov. 1997            400.0           395.7         Sale of Receivables
                                                  --------        --------
                                                  $1,995.5        $1,376.8
                                                  ========        ========

  In February 1997, the Company issued $125 million of 9 1/4% Senior Notes (Original Notes) which are due in February 2004. Interest on the notes is payable semi-annually, in February and August. The notes, which are unsecured, may be redeemed at the option of the Company after February 2001 at a premium declining to par in February 2003. In January 1998, the Company issued an additional $50 million of its 9 1/4% Senior Notes ("Old Notes").

  The Company's primary use of cash has been purchases and originations of receivables. The Company purchased $696.3 million of auto finance contracts during the six months ended December 31, 1997 requiring cash of $686.5 million, net of acquisition fees and other items. The Company purchased $906.8 million of auto finance contracts during fiscal 1997 requiring cash of $896.7 million, net of acquisition fees and other items. The Company operated 108 auto lending branch offices as of December 31, 1997 and plans to open 17 additional branches in the remainder of fiscal 1998. The Company may also expand loan production capacity at existing offices where appropriate. While the Company has been able to establish and grow its auto finance business thus far, there can be no assurance that future expansion will be successful due to competitive, regulatory, market, economic or other factors.

  The Company's Board of Directors has authorized the repurchase of up to 6,000,000 shares of the Company's common stock. A total 4,594,700 shares at an aggregate purchase price of $27.3 million had been purchased pursuant to this program through December 31, 1997, although no common stock has been repurchased since September 30, 1996. Certain restrictions contained in the Indenture pursuant to which the Original Notes were issued limit the amount of common stock which may be repurchased by the Company.

  As of December 31, 1997, the Company had $8.8 million in cash and cash equivalents and investment securities. The Company also had available borrowing capacity of $125.3 million under the Credit Agreement, as adjusted for the application of the net proceeds from the Prior Offering, pursuant to borrowing base requirements. The Company estimates that it will require additional external capital for the remainder of fiscal 1998 in addition to these existing capital resources and collections and recoveries on its receivables portfolio and excess cash flow distributions from the Trusts in order to fund expansion of its lending activities, capital expenditures, and other costs and expenses.

  The Company anticipates that such funding will be in the form of additional securitization transactions. There can be no assurance that funding will be available to the Company through these sources, or if available, that it will be on terms acceptable to the Company.

FACTORS AFFECTING FUTURE LIQUIDITY

  The Company's ability to make payments of principal of or interest on, or to refinance its Indebtedness (including the Notes) will depend on its future operating performance, and its ability to effect additional securitizations and debt and/or equity financings, which to a certain extent is subject to economic, financial, competitive and other factors beyond the Company's control. If the Company is unable to generate sufficient cash flow in the future to service its debt, it may be required to refinance all or a portion of its existing debt, including the Notes, or to obtain additional financing. There can be no assurance that any such refinancing would be possible or that any additional financing could be obtained. The inability to obtain additional financing could have a material adverse effect on the Company.

  The degree to which the Company is leveraged could have important consequences to the holders of the Notes, including: (i) the Company may be more vulnerable to adverse general economic and industry conditions; (ii) the Company may find it more difficult to obtain additional financing for future working capital, capital expenditures, acquisitions, general corporate purposes or other purposes; and (iii) the Company will have to dedicate a substantial portion of the Company's cash resources to pay principal and interest on the Credit Agreement, the Mortgage Subsidiary Credit Agreement and the Warehouse Facility (all of which become due prior to the maturity of the Notes), thereby reducing the funds available for operations and future business opportunities. In addition, the Original Indenture, the Indenture, the Credit Agreement, the Warehouse Facility and the Mortgage Subsidiary Credit Agreement contain certain covenants which could limit the Company's operating and financial flexibility. See "Risk Factors."


HEDGING AND PRE-FUNDING STRATEGY

  Since the Company's funding strategy is dependent upon the issuance of interest-bearing securities and the incurrence of debt, fluctuations in interest rates impact the Company's profitability. The Company utilizes several strategies to minimize the risk of interest rate fluctuations including the use of hedging instruments, the regular sale of auto receivables to the Trusts and pre-funding securitizations, whereby the amount of asset-backed securities issued in a securitization exceeds the amount of receivables initially sold to a Trust. The proceeds from the pre-funded portion are held in an escrow account until the Company sells additional receivables to the Trust in amounts up to the balance of the pre-funded escrow account. In pre-funded securitizations, the Company locks in the borrowing costs with respect to the loans it subsequently delivers to the Trust. However, the Company incurs an expense in pre-funded securitizations equal to the difference between the money market yields earned on the proceeds held in escrow prior to subsequent delivery of receivables and the interest rate paid on the asset-backed securities outstanding. There can be no assurance that these strategies will be effective in minimizing interest rate risk or that increases in interest rates will not have an adverse effect on the Company's profitability.


RECENT ACCOUNTING DEVELOPMENTS

  In June 1997, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards No. 130, "Reporting Comprehensive Income" ("SFAS 130"). SFAS 130 establishes standards for reporting comprehensive income and its components in a full set of financial statements. The new standard requires that all items that are required to be recognized under accounting standards as components of comprehensive income, including an amount representing total comprehensive income, be reported in a financial statement that is displayed with the same prominence as other financial statements. Pursuant to SFAS 130, the Company will be required to display total comprehensive income, including net income and changes in the unrealized gain on excess servicing receivable, in its consolidated financial statements for the year ended June 30, 1999 and thereafter.

  In June 1997, the FASB issued Statement of Financial Accounting Standards No. 131, "Disclosures About Segments of an Enterprise and Related Information" ("SFAS 131"). SFAS 131 establishes standards for the way companies report information about operating segments in annual financial statements and requires that enterprises report selected information about operating segments in interim financial reports. The new pronouncement also establishes standards for related disclosures about products and services, geographic areas and major customers. The statement is effective for financial statements for periods beginning after December 15, 1997. The disclosures required by SFAS 131 are generally not applicable, since the Company currently operates in only one reportable segment.


YEAR 2000 ISSUE

  The Company is in the preliminary stages of investigating the impact of the year 2000 issue and developing a remediation plan. The year 2000 issue is whether the Company's or its vendors' computer systems will properly recognize date sensitive information when the year changes to 2000. Systems that do not properly recognize such information could generate erroneous data or cause a system to fail.

  The Company is in the process of conducting an initial assessment of applicable computer systems to identify the systems that could be affected by the year 2000 issue and has determined that modification or replacement of portions of existing software will be required. The Company is utilizing both internal and external resources to identify, modify or replace and test systems for year 2000 compliance. The Company plans to complete application modifications and upgrades by December 31, 1998, with testing to take place in the first quarter of calendar year 1999. While the Company has not yet fully evaluated the cost of year 2000 compliance, such costs are not expected to be material to the Company's results of operations and liquidity.

  The Company presently believes that with modifications to existing software and conversion to new software, the year 2000 issue will not pose significant operational problems for the Company's computer systems. However, if such modifications and conversions are not made, or are not completed timely, the year 2000 issue could have a material impact on the operations of the Company. In addition, there can be no assurance that unforeseen problems in the Company's computer systems, or the systems of third parties on which the Company's computers rely, would not have an adverse effect on the Company's systems or operations.

                                   BUSINESS


GENERAL

  The Company is a consumer finance company specializing in purchasing, securitizing and servicing retail automobile installment sales contracts originated by franchised and select independent dealers in connection with the sale of late model used and to a lesser extent new automobiles. The Company targets borrowers with limited credit histories, modest incomes or those who have experienced prior credit difficulties ("Sub-Prime Borrowers"). With the use of proprietary credit scoring models, the Company underwrites contracts on a decentralized basis through a nationwide branch office network. These credit scoring models, combined with experienced underwriting personnel, enable the Company to implement a risk-based pricing approach to structuring and underwriting individual contracts. The Company's centralized risk management department monitors these underwriting strategies and portfolio performance to balance credit quality and profitability objectives. The loan portfolio is serviced by the Company at centralized facilities located in Fort Worth, Texas, Tempe, Arizona and Charlotte, North Carolina using automated loan servicing and collection systems.

  The Company had 108 branch offices as of December 31, 1997. As a result of the Company's expansion strategy, the Company has been able to increase its aggregate volume of automobile installment sales contracts purchased to $906.8 million in fiscal 1997 from $18.3 million in fiscal 1993. The Company has continued this growth during the first six months of fiscal 1998, with purchases aggregating $696.3 million, compared to $359.4 million during the same period in fiscal 1997. The Company purchases contracts originated by dealers at prices ranging from par to a discount of up to 10%. The average discount as a percentage of the contracts purchased by the Company was approximately 3.4% in fiscal 1997. For fiscal 1997, the average principal amount financed and weighted average APR of contracts purchased by the Company were $11,874 and 19.7%, respectively.

  The Company generates earnings and cash flow primarily through the purchase, retention, securitization and servicing of automobile receivables. In each securitization, the Company sells automobile receivables to a trust or special purpose finance subsidiary that, in turn, sells asset-backed securities to investors. The Company recognizes a gain on the sale of the receivables to the trust and receives monthly excess cash flow distributions from the trust resulting from the difference between the interest received from the obligors on the receivables and the interest on the asset-backed securities paid to investors, net of losses and expenses. The Company typically begins to receive excess cash flow distributions approximately seven to nine months after the receivables are securitized, although these time periods may be shorter or longer depending upon the structure of the securitization. The Company received excess cash flow of $24.0 million from securitization trusts and special purpose finance subsidiaries in fiscal 1997. Due to the time delay associated with distributions of excess cash flow from securitizations, the Company expects to receive increased cash flow distributions in fiscal 1998 from trusts created as a result of securitization transactions occurring in fiscal 1997. Prior to such time as the Company begins to receive excess cash flow, all excess cash flow is utilized to fund credit enhancement requirements to secure financial guaranty insurance policies issued by a monoline insurance company to protect investors in the asset-backed securities from losses. Once predetermined credit enhancement requirements are reached and maintained, excess cash flow is distributed to the Company. In addition to excess cash flow, the Company earns servicing fees of between 2.25% and 2.50% per annum of the outstanding principal balance of receivables securitized. Over the four quarters ended December 31, 1997 the Company completed four securitization transactions totaling $1.2 billion.


BUSINESS STRATEGY

  The Company's principal objective is to continue to build upon its position as a leading indirect lender to Sub-Prime Borrowers. To achieve this objective, the Company employs the following key strategies:

  Continued Expansion of the Automobile Finance Branch Network.   The Company
opened five branch offices in fiscal 1993, 13 in fiscal 1994, 13 in fiscal 1995, 20 in fiscal 1996, 34 in fiscal 1997 and 23 in fiscal 1998 through December 31, 1997, bringing its branch office network to 108 offices located in 32 states as of December 31, 1997. Branch office personnel are responsible for the development and maintenance of dealer relationships. As part of its goal of increasing the number of dealers from whom it is purchasing automobile finance contracts, the Company plans to open approximately 17 additional branch offices during the remainder of fiscal 1998.

  Use of Proprietary Credit Scoring Models for Risk-based Pricing. The Company has developed and implemented a credit scoring system across its branch office network to support the branch level credit approval process. The Company's proprietary credit scoring models are designed to enable AmeriCredit to tailor each loan's pricing and structure to a statistical assessment of the underlying credit risk.

  Sophisticated Risk Management Techniques. The Company's centralized risk management department is responsible for monitoring the origination process, supporting management's supervision of each branch office, tracking collateral values of the Company's receivables portfolio and monitoring portfolio returns. This risk management department uses proprietary databases to identify concentrations of risk, to price for the risk associated with selected market segments and to endeavor to enhance the credit quality and profitability of the contracts purchased.

  High Investment in Technology to Support Operating Efficiency and Growth.
The use of leading-edge technology in both loan origination and servicing has enabled AmeriCredit to become a low-cost provider in the sub-prime automobile finance market. AmeriCredit's annualized ratio of operating expenses to average managed receivables was 10.0% for fiscal 1995, 7.2% for fiscal 1996, 6.6% for fiscal 1997 and 6.0% for the six months ended December 31, 1997.

  Leveraging Sub-Prime Lending Expertise. AMS, a subsidiary acquired in 1996, is a residential mortgage lender specializing in originating and purchasing home equity mortgage loans made to Sub-Prime Borrowers from a network of mortgage brokers. AMS has originated $105.4 million of mortgage loans from its date of acquisition through December 31, 1997. The Company believes that over time it can leverage its national presence, risk management techniques and state-of-the-art technology to broaden its indirect lending to Sub-Prime Borrowers. AMS's corporate office is located in Orange, California. AMS has historically sold its home equity loans and the related servicing rights to third party investors.

  Funding and Liquidity Through Securitizations. The Company sells automobile receivables in securitization transactions in order to obtain a cost-effective source of funds for the purchase of additional automobile finance contracts, to reduce the risk of interest rate fluctuations and to utilize capital efficiently. Since the Company's first securitization transaction in December 1994, the Company has securitized approximately $2.0 billion of automobile receivables in private and public offerings of asset-backed securities.


MARKET AND COMPETITION

  According to CNW Marketing/Research, an independent automobile finance market research firm, the automobile finance industry is the second largest consumer finance industry in the United States with over $427 billion of franchised dealers loan and lease originations during 1996. The industry is generally segmented according to the type of car sold (new vs. used) and the credit characteristics of the borrower (prime vs. sub-prime segment). The sub-prime segment of the market accounted for approximately $75 billion of these originations.

  Competition in the field of sub-prime automobile finance is intense. The automobile finance market is highly fragmented and is served by a variety of financial entities including the captive finance affiliates of major automotive manufacturers, banks, thrifts, credit unions and independent finance companies. Many of these competitors have greater financial resources and lower costs of funds than the Company. Many of these competitors also have long standing relationships with automobile dealerships and may offer dealerships or their customers other forms of financing, including dealer floor plan financing and leasing, which are not provided by the Company. Providers of automobile financing have traditionally competed on the basis of interest rates charged, the quality of credit accepted, the flexibility of loan terms offered and the quality of service provided to dealers and customers. In seeking to establish itself as one of the principal financing sources at the dealers it serves, the Company competes predominately on the basis of its high level of dealer service and strong dealer relationships and by offering flexible loan terms. The Company also seeks to offer rates that are competitive and that are consistent with its goal of balancing risk and returns.


OPERATIONS

   Dealership Marketing. Since the Company is an indirect lender, the Company focuses its marketing activities on automobile dealerships. The Company is selective in choosing the dealers with whom it conducts business and primarily pursues manufacturer franchised dealerships with used car operations and select independent dealerships. The

Company selects these dealers because they sell the type of used cars the Company prefers to finance, specifically later model, low mileage used cars. Of the contracts purchased by the Company during the fiscal year ended June 30, 1997, approximately 84% were originated by manufacturer franchised dealers with used car operations and 16% by select independent dealers. The Company purchased contracts from 5,657 dealers during the fiscal year ended June 30, 1997. No dealer accounted for more than 2% of the total volume of contracts purchased by the Company for that same period.

     The Company's financing programs are marketed to dealers through branch office personnel, including branch managers, assistant managers and in some cases marketing representatives. The Company believes that the personal relationships its branch managers and other branch office personnel establish with the dealership personnel are an important factor in creating and maintaining productive relationships with its dealership customer base. Branch office personnel are responsible for the solicitation, enrollment and education of new dealers regarding the Company's financing programs. Branch office personnel visit dealerships to present information regarding the Company's financing programs and capabilities. These personnel explain the Company's underwriting philosophy, including its preference for sub-prime quality contracts secured by later model, lower mileage used vehicles and its practice of underwriting in the local branch office.

     Prior to entering into a relationship with a dealer, the Company considers the dealer's operating history and reputation in the marketplace. The Company then maintains a non-exclusive relationship with the dealer. This relationship is actively monitored with the objective of maximizing the volume of applications received from the dealer that meet the Company's underwriting standards and profitability objectives. Due to the non-exclusive nature of the Company's relationships with dealerships, the dealerships retain discretion to determine whether to obtain financing from the Company or from another source for a customer seeking to finance a vehicle purchase. Branch managers and other branch office personnel regularly telephone and visit dealers to solicit new business and to answer any questions dealers may have regarding the Company's financing programs and capabilities. To increase the effectiveness of these contacts, the branch managers and other branch office personnel have access to the Company's management information systems which detail current information regarding the number of applications submitted by dealership, the Company's response and the reasons why a particular application was rejected.

     Finance contracts are generally purchased by the Company without recourse to the dealer, and accordingly, the dealer usually has no liability to the Company if the consumer defaults on the contract. To mitigate the Company's risk from potential credit losses, the Company typically charges dealers an acquisition fee when purchasing finance contracts. Such acquisition fees are negotiated with dealers on a contract-by-contract basis and are usually non-refundable. Although finance contracts are purchased without recourse to the dealer, the dealer typically makes certain representations as to the validity of the contract and compliance with certain laws, and indemnifies the Company against any claims, defenses and set-offs that may be asserted against the Company because of assignment of the contract. Recourse based upon such representations and indemnities would be limited in circumstances in which the dealer has insufficient financial resources to perform upon such representations and indemnities. The Company does not view recourse against the dealer on these representations and indemnities to be of material significance in its decision to purchase finance contracts from a dealer.

     Branch Office Network. The Company uses a branch office network to market its financing programs to selected dealers and develop relationships with these dealers throughout the country. Additionally, the branch office network is used for the underwriting of contracts submitted by dealerships. The Company believes a local presence enables the Company to more fully service dealers and be more responsive to dealer concerns and local market conditions. The Company selects markets for branch office locations based upon numerous factors, including demographic trends and data, competitive conditions and the regulatory environment in addition to the availability of qualified personnel. Branch offices are typically situated in suburban office buildings which are accessible to local dealers.

     Each branch office solicits dealers for contracts and maintains the Company's relationship with the dealers in the geographic vicinity of that branch office. Branch office locations are typically staffed by a branch manager, an assistant manager and one or more dealer and customer service representatives. Larger branch offices may also have an additional assistant manager and/or dealer marketing representative. Branch managers are compensated with base salaries, annual incentives based primarily on branch level credit quality and, if the credit quality objectives are met, loan volume. The incentives are typically paid in cash and stock option grants. The branch managers report to regional vice presidents.

     The Company's regional vice presidents monitor branch office compliance with the Company's underwriting guidelines. The Company's automated application processing system and loan accounting system provide the regional vice presidents access to credit application information enabling them to consult with the branch managers on daily credit decisions and review exceptions to the Company's underwriting guidelines. The regional vice presidents also make periodic visits to the branch offices to conduct operating reviews. The regional vice presidents receive incentives based on the overall performance of the Company.

     The following table sets forth information with respect to the number of branches, dollar volume of contracts purchased and number of producing dealerships for the periods set forth below.

                                                                                          SIX-MONTHS
                                                                                            ENDED
                                                            YEAR ENDED JUNE 30,          DECEMBER 31,
                                                       -----------------------------  ------------------
                                                         1995      1996      1997       1996      1997
                                                       --------  --------  ---------  --------  --------
                                                                         ($ IN THOUSANDS)
Number of branch offices............................         31        51         85        66       108
Dollar volume of contracts purchased................   $230,176  $432,442   $906,794  $359,407  $696,252
Number of producing dealerships(1)..................      1,861     3,262      5,657     3,299     5,911


______________
(1) A producing dealership refers to a dealership from which the Company had purchased contracts in the relevant period.

  The Company plans to expand its indirect automobile finance business by adding additional branch offices and increasing dealer penetration at its existing branch offices. The success of this strategy is dependent upon, among other factors, the Company's ability to hire and retain qualified branch managers and other personnel and to develop relationships with more dealers. The Company confronts intense competition in attracting key personnel and establishing relationships with dealers. Dealers often already have favorable sub-prime financing sources, which may restrict the Company's ability to develop dealer relationships and delay the Company's growth. In addition, the competitive conditions in the Company's markets may result in a reduction in the profitability of the contracts that the Company purchases or a decrease in contract acquisition volume, which would adversely affect the Company's results of operations.


UNDERWRITING AND PURCHASING OF CONTRACTS

  Proprietary Credit Scoring System and Risk-based Pricing. The Company has implemented a credit scoring system throughout its branch office network to support the branch level credit approval process. The credit scoring system was developed with the assistance of Fair, Isaac and Co., Inc. from the Company's loan and portfolio databases. Credit scoring is used to differentiate credit applicants and to rank order credit risk in terms of expected default rates, which enables the Company to tailor loan pricing and structure according to this statistical assessment of credit risk. For example, a consumer with a lower score would indicate a higher probability of default and, therefore, the Company could compensate for this higher default risk through the structuring and pricing of the transaction. While the Company employs a credit scoring system in the credit approval process, credit scoring does not eliminate credit risk. Adverse determinations in evaluating contracts for purchase could adversely affect the credit quality of the Company's receivables portfolio.

  The credit scoring system contrasts the quality of credit applicant profiles resulting in a statistical assessment of the most predictive characteristics. Factors considered in any loan application include data presented on the application, the credit bureau report and the type of loan the applicant wishes to secure. Specifically, the credit scoring system considers customer residential and employment stability, the customer's financial history, current financial capacity, integrity of meeting historical financial obligations, loan structure and credit bureau information. The scorecards take these factors into account and produce a statistical assessment of these attributes. This assessment is used to segregate applicant risk profiles and determine whether risk is acceptable and the price the Company should charge for that risk. The credit scorecards are validated on a monthly basis through the comparison of actual versus projected performance by score. The Company will continue to refine its proprietary scorecards based on increased information and identified correlations relating to receivables performance.

  Through the use of the Company's proprietary credit scoring system, branch office personnel with credit authority are able to more efficiently review and prioritize loan applications. Applications which receive a high score are processed rapidly and credit decisions can be quickly faxed back to the dealer. Applications receiving low scores can be quickly rejected without further processing and review by the Company. This ability to prioritize applications allows for a more effective allocation of resources to those applications requiring more review.

  Decentralized Loan Approval Process.   The Company purchases individual
contracts through its branch offices based on a decentralized credit approval process tailored to local market conditions. Each branch manager has a specific credit authority based upon his experience and historical loan portfolio results as well as established credit scoring parameters. In certain markets where a branch office is not present and with respect to certain large dealer groups, contracts are purchased through the Company's regional purchasing offices. Although the credit approval process is decentralized, all credit decisions are guided by the Company's credit scoring strategies, overall credit and underwriting policies and procedures and daily monitoring process.

  Loan application packages completed by prospective obligors are received via facsimile at the branch offices from dealers. Application data are entered into the Company's automated application processing system. A credit bureau report is automatically generated and credit scores are computed. Branch office personnel with credit authority review the application package and determine whether to approve the application, approve the application subject to conditions that must be met or deny the application. These personnel consider many factors in arriving at a credit decision, relying primarily on the applicant's credit score, but also taking into account the applicant's capacity to pay, stability, character and intent to pay, the contract terms and collateral value. The Company estimates that approximately 60% to 65% of applicants are denied credit by the Company typically because of their credit histories or because their income levels are not sufficient to support the proposed level of monthly payments. As part of the credit decision process, a customer service representative investigates the residence, employment and credit history of the applicant. Dealers are contacted regarding credit decisions by telefax and/or telephone. Declined and conditioned applicants are also provided with appropriate notification of the decision.

  The Company's underwriting and collateral guidelines as well as credit scoring parameters form the basis for the branch level credit decision; however, the qualitative judgment of the branch office personnel with credit authority with respect to the credit quality of an applicant is a significant factor in the final credit decision. Exceptions to credit policies and authorities must be approved by a regional vice president or other designated credit officer.

  Completed loan packages are sent by the dealers to the branch office. Loan terms and insurance coverages are generally reverified with the consumer by branch office personnel and the loan packages are forwarded to the Company's centralized loan services department, where the packages are scanned to create electronic copies. Key original documents are stored in a fire-proof vault and the loan packages are further processed in an electronic environment. The loans are reviewed for proper documentation and regulatory compliance and are entered into the Company's loan accounting system. Daily loan reports are generated for final review by senior operations management. Once cleared for funding, the loan services department issues a check or electronically transfers funds to the dealer. Upon funding of the contract, the Company acquires a perfected security interest in the automobile that was financed. All of the Company's contracts are fully amortizing with substantially equal monthly installments.


SERVICING AND COLLECTIONS PROCEDURES

  General. The Company services its receivables portfolio at facilities located in Fort Worth, Texas, Tempe, Arizona and Charlotte, North Carolina. The Company's servicing activities consist of collecting and processing customer payments, responding to customer inquiries, initiating contact with customers who are delinquent in payment of a receivable installment, maintaining the security interest in the financed vehicle and repossessing and liquidating collateral when necessary. The Company utilizes various automated systems to support its servicing and collections activities. The Company uses monthly billing statements to serve as a reminder to customers as well as an early warning mechanism in the event a customer has failed to notify the Company of an address change. Approximately 15 days before a customer's first payment due date and each month thereafter, the Company mails the customer a billing statement directing the customer to mail payments to a lockbox bank for deposit in a lockbox account. Payment receipt data is electronically transferred from the Company's lockbox bank to the Company for posting to the loan accounting system. Payments may also be received directly by the Company from customers. All payment processing and customer account maintenance is performed centrally in Fort Worth, Texas by the loan services department. The Company receives servicing fees for servicing securitized receivables equal to 2.25% to 2.50% per annum of the outstanding principal balance of such receivables.

  The Company maintains computerized records with respect to each finance contract to record receipts and disbursements and to prepare related reports. The Company utilizes a predictive dialing system to make phone calls to customers whose payments are past due by less than 30 days. The predictive dialer is a computer-controlled telephone dialing system which dials phone numbers of customers from a file of records extracted from the Company's database. Once a live voice responds to the automated dialer's call, the system automatically transfers the call to a collector and the relevant account information appears on the collector's computer screen. The system also tracks and notifies collections management of phone numbers that the system has been unable to reach within a specified number of days, thereby promptly identifying for management all customers who cannot be reached by telephone. By eliminating time wasted on attempting to reach customers, the system gives a single collector the ability to speak with a larger number of accounts daily.

  Once an account becomes more than 30 days delinquent, the account moves to the Company's mid-range collection unit. The objective of these collectors is to prevent the account from becoming further delinquent. After a scheduled payment on an account becomes approximately 60 days past due, the Company typically initiates repossession of the financed vehicle. However, if an account is deemed uncollectible, if the financed vehicle is deemed by collection personnel to be in danger of being damaged, destroyed or hidden, if the customer deals in bad faith or if the customer voluntarily surrenders the financed vehicle, the Company may repossess it without regard to the length of payment delinquency.

  Payment deferrals are at times offered to customers who have encountered temporary financial difficulty, hindering their ability to pay as contracted, and when other methods of assisting the customer in meeting the contract terms and conditions have been exhausted. A deferral allows the customer to move a delinquent payment to the end of the loan by paying a fee (approximately the interest portion of the payment deferred). The collector must review the past payment history and assess the customer's desire and capacity to make future payments and, before agreeing to a deferral, must comply with the Company's policies and guidelines for deferrals. Exceptions to the Company's policies and guidelines for deferrals must be approved by a collections officer. Deferment transactions are processed by the loan services department. As of December 31, 1997, approximately 11.8% of the Company's managed receivables have ever received a deferral.

  Repossessions. The Company follows prescribed legal procedures for repossessions, which include peaceful repossession, one or more consumer notifications, a prescribed waiting period prior to disposition of the repossessed automobile and return of personal items to the consumer. In some jurisdictions, the Company must provide the consumer with reinstatement or redemption rights. Legal requirements, particularly in the event of bankruptcy, may restrict the Company's ability to dispose of the repossessed vehicle. Repossessions are handled by independent repossession firms engaged by the Company. Repossessions must be approved by a collections officer. Upon repossession and after any prescribed waiting period, the repossessed automobile is sold at auction. The Company does not sell any vehicles on a retail basis. The proceeds from the sale of the automobile at auction, and any other recoveries, are credited against the balance of the contract. Auction proceeds from the sale of the repossessed vehicle and other recoveries are usually not sufficient to cover the outstanding balance of the contract, and the resulting deficiency is charged-off. The Company may pursue collection of deficiencies when it deems such action to be appropriate.

  Charge-Off Policy. The Company's policy is to charge-off an account in the month in which the account becomes 180 days contractually delinquent even if the Company has not repossessed the related vehicle. On accounts less than 180 days delinquent, the Company charges-off the account when the vehicle securing the delinquent contract is repossessed and disposed of. The charge-off represents the difference between the actual net sales proceeds and the amount of the delinquent contract, including accrued interest. Accrual of finance charge income is suspended on accounts which are more than 60 days contractually delinquent.

RISK MANAGEMENT

  Overview. The Company has developed procedures to evaluate and supervise the operations of each branch office on a centralized basis. The Company's centralized risk management department is responsible for monitoring the contract purchase process and supporting the supervisory role of senior operations management. This department tracks via databases key variables, such as loan applicant data, credit bureau and credit score information, loan structures and terms and payment histories. The risk management department also regularly reviews the performance of the Company's credit scoring system and is involved with third-party vendors in the development and enhancement of credit scorecards for the Company.

  The risk management department also prepares regular credit indicator packages reviewing portfolio performance at various levels of detail including total Company, branch office and dealer. Various daily reports and analytical data are also generated by the Company's management information systems. This information is used to monitor credit quality as well as to constantly refine the structure and mix of new contract purchases. Portfolio returns are reviewed on a consolidated basis, as well as at the branch office, dealer and contract levels.

  Behavioral Scoring. A behavioral scoring model is used to project the relative probability that an individual account will default and to validate the credit scoring system after the receivable has aged for a sufficient period of time (generally six to nine months). Default probabilities are calculated for each account independent of the credit score. The Company believes that, when grouped by credit score at origination, projected default rates from the behavioral scoring model coincide with the credit scoring system.

  Collateral Value Management. The value of the collateral underlying the Company's receivables portfolio is updated monthly with a loan-by-loan link to national wholesale auction values. This data, along with the Company's own experience relative to mileage and vehicle condition, are used for evaluating collateral disposition activities as well as for reserve analysis models.

  Compliance Audits. The Company's risk management department conducts regular compliance audits of branch office operations and the loan services and collections departments. The primary objective of the audits is to measure compliance with the Company's written policies and procedures as well as regulatory matters. Audits of branch office operations are conducted no less than every six months and include a review of compliance with underwriting policies, completeness of loan documentation, assessment of collateral value and extent of applicant data investigation. Written audit reports are distributed to local branch office personnel and the regional vice presidents for response and follow-up. Senior operations management reviews copies of these reports.


SECURITIZATION OF LOANS

  Since December 1994, the Company has pursued a strategy of securitizing its receivables to diversify its funding, improve liquidity and obtain a cost-effective source of funds for the purchase of additional automobile finance contracts. The Company applies the net proceeds from securitizations to pay down borrowings under its Credit Agreement and Warehouse Facility, thereby increasing availability thereunder for further contract purchases. Through December 31, 1997, the Company had securitized approximately $2.0 billion of automobile receivables.

  In its securitizations, the Company, through wholly-owned subsidiaries, transfers automobile receivables to newly-formed securitization trusts, which issue one or more classes of asset-backed securities. The asset-backed securities are simultaneously sold to investors, except for certain subordinated interests which may be retained by wholly-owned subsidiaries of the Company and which are included in excess servicing receivable in the Company's consolidated financial statements.

  When receivables are transferred to securitization trusts in securitization transactions, the Company recognizes a gain on sale of receivables and continues to service such receivables. The gain on sale of receivables represents the difference between the sales proceeds, net of transaction costs, and the Company's net carrying value of the receivables sold, plus the present value of estimated excess cash flows. The excess cash flows are the difference between the cash collected from obligors on securitized receivables and the sum of (i) principal and interest paid to investors in the asset-backed securities; (ii) contractual servicing fees; (iii) defaults, net of recoveries; and (iv) other expenses such as trustee fees and financial guarantee insurance premiums. Concurrently with recognizing such gain on sale of receivables, the Company records a corresponding asset, excess servicing receivable, which includes the present value of estimated excess cash flows as described above plus any subordinated interests in the securitization trusts retained by the Company.

  The calculation of excess servicing receivable includes estimates of future losses and prepayment rates for the remaining term of the receivables sold since these factors impact the amount and timing of future cash collected on the receivables sold. The carrying value of excess servicing receivable is reviewed on a quarterly basis. If future losses and prepayment rates exceed the Company's original estimates, excess servicing receivable will be adjusted through a charge to operations. Through December 31, 1997, no material charge has been made. Favorable credit loss and prepayment experience compared to the Company's original estimates would result in additional income when realized. See "Risk Factors--Default and Prepayment Risks."

  In connection with the Company's securitization program, the Company arranges for credit enhancement to achieve a desired credit rating on the asset-backed securities issued. The credit enhancement for the Company's securitizations has taken the form of financial guaranty insurance policies issued by FSA, a monoline insurer, which insures the timely payment of principal and interest due on the asset-backed securities. As of December 31, 1997, FSA had insured all the Company's asset-backed securities. See "Risk Factors--Dependence on Funding Sources--Dependence on Securitization Program." The Company has limited reimbursement obligations to FSA; however, credit enhancement requirements, including FSA's encumbrance of certain restricted cash accounts and subordinated interests in trusts, provide a source of funds to cover shortfalls in collections (as described below) and to reimburse FSA for any claims which may be made under the policies issued with respect to the Company's securitizations.

  The credit enhancement requirements for any securitization include restricted cash accounts which are generally established with an initial deposit and subsequently funded through excess cash flows from securitized receivables. Funds are withdrawn from the restricted cash accounts to cover any shortfalls in amounts payable on the asset-backed securities. Funds are also available to be withdrawn in an event of default to reimburse FSA for draws on its financial guaranty insurance policy. In addition, the restricted cash account for each securitization trust is cross-collateralized to the restricted cash accounts established in connection with the Company's other securitization trusts, such that excess cash flow from a performing securitization trust insured by FSA may be used to support cash flow shortfalls from a non-performing securitization trust insured by FSA, thereby further restricting excess cash flow available to the Company. The Company is entitled to receive amounts from the restricted cash accounts to the extent the amounts deposited exceed predetermined required minimum levels.

  FSA has taken a pledge of the stock of AFS Funding Corp., the wholly-owned subsidiary of the Company that owns the restricted cash accounts and excess servicing receivable, such that, if the pledge is exercised in the event of a payment under one of its insurance policies or certain material adverse changes in the business of the Company, FSA would control all of the restricted cash accounts and excess servicing receivable. The terms of each securitization also provide that, under certain tests relating to delinquencies, defaults and losses, cash may be retained in the restricted cash account and not released to the Company until increased minimum levels of credit enhancement requirements have been reached.


TRADE NAMES

  The Company has obtained federal trademark protection for the "AmeriCredit" name and the logo that incorporates the "AmeriCredit" name.


REGULATION

  The Company's operations are subject to regulation, supervision and licensing under various federal, state and local statutes, ordinances and regulations.

  In most states in which the Company operates, a consumer credit regulatory agency regulates and enforces laws relating to consumer lenders and sales finance agencies such as the Company. Such rules and regulations generally provide for licensing of sales finance agencies, limitations on the amount, duration and charges, including interest rates, for various categories of loans, requirements as to the form and content of finance contracts and other documentation and restrictions on collection practices and creditors' rights. In certain states, the Company's branch offices are subject to periodic examination by state regulatory authorities. Some states in which the Company operates do not require special licensing or provide extensive regulation of the Company's business.

  The Company is also subject to extensive federal regulation, including the Truth in Lending Act, the Equal Credit Opportunity Act and the Fair Credit Reporting Act. These laws require the Company to provide certain disclosures to prospective borrowers and protect against discriminatory lending practices and unfair credit practices. The principal disclosures required under the Truth in Lending Act include the terms of repayment, the total finance charge and the annual percentage rate charged on each loan. The Equal Credit Opportunity Act prohibits creditors from discriminating against loan applicants on the basis of race, color, sex, age or marital status. Pursuant to Regulation B promulgated under the Equal Credit Opportunity Act, creditors are required to make certain disclosures regarding consumer rights and advise consumers whose credit applications are not approved of the reasons for the rejection. In addition, the credit scoring system used by the Company must comply with the requirements for such a system as set forth in the Equal Credit Opportunity Act and Regulation B. The Fair Credit Reporting Act requires the Company to provide certain information to consumers whose credit applications are not approved on the basis of a report obtained from a consumer reporting agency.

  The dealers who originate automobile loans purchased by the Company also must comply with both state and federal credit and trade practice statutes and regulations. Failure of the dealers to comply with such statutes and regulations could result in consumers having rights of rescission and other remedies that could have an adverse effect on the Company.

  Management believes that the Company maintains all material licenses and permits required for its current operations and is in substantial compliance with all applicable local, state and federal regulations. There can be no assurance, however, that the Company will be able to maintain all requisite licenses and permits and the failure to satisfy those and other regulatory requirements could have a material adverse effect on the operations of the Company. Further, the adoption of additional, or the revision of existing, rules and regulations could have a material adverse effect on the Company's business.

  As a consumer finance company, the Company is subject to various consumer claims and litigation seeking damages and statutory penalties based upon, among other theories of liability, usury, wrongful repossession, fraud and discriminatory treatment of credit applicants, which could take the form of a plaintiffs class action complaint. The Company, as the assignee of finance contracts originated by dealers, may also be named as a co-defendant in lawsuits filed by consumers principally against dealers. The damages and penalties claimed by consumers in these types of matters can be substantial. Management believes that the Company has taken prudent steps to address the litigation risks associated with its business activities. However, there can be no assurance that the Company will be able to successfully defend against all such consumer claims, or that the determination of any such claim in a manner adverse to the Company would not have a material adverse effect on the Company's indirect automobile finance business.


HOME EQUITY LOAN OPERATIONS

  In November 1996, the Company acquired AMS. AMS originates and acquires sub-prime home equity loans through a network of mortgage brokers. AMS sells its home equity loans and the related servicing rights in the wholesale markets.

  While not currently representing a material portion of the Company's assets or revenues, management intends over time to devote substantial resources to pursue growth of AMS's business of originating home equity loans to sub-prime borrowers. There can be no assurance, however, that the Company will be able to successfully expand such business or that the failure to effectively expand such business will not have a material adverse effect on the Company's financial position, liquidity or results of operations. See "Risk Factors--Implementation of Business Strategy."

PROPERTIES

  The Company's executive offices are located at 200 Bailey Avenue, Fort Worth, Texas, in a 43,000 square foot building purchased by the Company in February 1994. This building is utilized by the Company for branch office support and administrative activities. The Company also leases 66,800 square feet of office space in Tempe, Arizona under a ten year agreement with renewal options that commenced in 1996, 58,700 square feet of office space in Charlotte, North Carolina under an eleven year agreement with renewal options that commenced in 1997 and 66,000 square feet of office space in Fort Worth, Texas under agreements that extend through December 2000. These facilities are used for various operating activities.

  The Company's branch office facilities are generally leased under agreements with original terms of three to five years. Such facilities are typically located in a suburban office building and consist of between 1,000 and 2,000 square feet of space.


EMPLOYEES

  At December 31, 1997, the Company employed approximately 1,200 persons.


LEGAL PROCEEDINGS

  In the normal course of its business, the Company is named as a defendant in legal proceedings. These cases include claims for alleged truth-in-lending violations, nondisclosures, misrepresentations and deceptive trade practices, among other things. The relief requested by the plaintiffs varies but includes requests for compensatory, statutory and punitive damages. In the opinion of management, the resolution of these proceedings will not have a material adverse effect on the consolidated financial position, results of operations or liquidity of the Company.

                                  MANAGEMENT


DIRECTORS AND EXECUTIVE OFFICERS

  The following table sets forth certain information regarding the current directors and executive officers of the Company as of December 31, 1997:

         NAME                AGE                      POSITION WITH THE COMPANY
---------------------------  ---  -----------------------------------------------------------------
Clifton H. Morris, Jr.  ...   62  Chairman of the Board and Chief Executive Officer
Michael R. Barrington  ....   39  Vice Chairman of the Board, President and Chief Operating Officer
Daniel E. Berce  ..........   44  Vice Chairman of the Board and Chief Financial Officer
Edward H. Esstman  ........   57  President and Chief Operating Officer of AmeriCredit Financial
                                  Services, Inc., Executive Vice President--Auto Finance Division
                                  and Director
Chris A. Choate  ..........   34  Senior Vice President, General Counsel and Secretary
Cheryl L. Miller  .........   33  Senior Vice President, Director of Collections and
                                  Customer Service of AmeriCredit Financial Services, Inc.
Michael T. Miller  ........   36  Senior Vice President and Chief Credit Officer
Preston A. Miller  ........   34  Senior Vice President and Treasurer
James H. Greer  ...........   71  Director
Gerald W. Haddock  ........   50  Director
Douglas K. Higgins  .......   48  Director
Kenneth H. Jones, Jr.  ....   62  Director

  Clifton H. Morris, Jr. has been Chairman of the Board and Chief Executive Officer of the Company since May 1988, and was also President of the Company from such date until April 1991 and from April 1992 to November 1996. Mr. Morris is also a director of Service Corporation International, a publicly held company which owns and operates funeral homes and related businesses.

  Michael R. Barrington has been Vice Chairman, President and Chief Operating Officer of the Company since November 1996 and was Executive Vice President and Chief Operating Officer of the Company from November 1994 until November 1996. Mr. Barrington was a Vice President of the Company from May 1991 until November 1994. From its formation in July 1992 until November 1996, Mr. Barrington was also the President and Chief Operating Officer of AmeriCredit Financial Services, Inc. ("AFSI"), a subsidiary of the Company.

  Daniel E. Berce has been Vice Chairman and Chief Financial Officer of the Company since November 1996 and was Executive Vice President, Chief Financial Officer and Treasurer for the Company from November 1994 until November 1996. Mr. Berce was Vice President, Chief Financial Officer and Treasurer of the Company from May 1991 until November 1994.

  Edward H. Esstman has been President and Chief Operating Officer of AFSI since November 1996. Mr. Esstman was Executive Vice President, Director of Consumer Finance Operations of AFSI from November 1994 until November 1996 and was Senior Vice President, Director of Consumer Finance of AFSI from AFSI's formation in July 1992 until November 1994. Mr. Esstman has also been Executive Vice President--Auto Finance Division for the Company since November 1996 and Senior Vice President and Chief Credit Officer for the Company from November 1994 until November 1996.

  Chris A. Choate has been Senior Vice President, General Counsel and Secretary of the Company since November 1996 and was Vice President, General Counsel and Secretary of the Company from November 1994 until November 1996 and General Counsel and Secretary of the Company from January 1993 until November 1994. From July 1991 until January 1993, Mr. Choate was Assistant General Counsel.

  Cheryl L. Miller has been Senior Vice President, Collections and Customer Service of AFSI since March 1996 and Vice President, Collections and Customer Service of AFSI from October 1994 until March 1996. From May 1994 until

October 1994, Ms. Miller acted in other management capacities for AFSI. Prior to that, Ms. Miller was with Ford Motor Credit Company, most recently as customer service supervisor of the Dallas branch.

  Michael T. Miller has been Senior Vice President and Chief Credit Officer of the Company since November 1996. Mr. Miller has also been Senior Vice President, Risk Management, Credit Policy and Planning and Chief of Staff of AFSI since November 1994 and Vice President, Risk Management, Credit Policy and Planning of AFSI from AFSI's formation in July 1992 until November 1994.

  Preston A. Miller has been Senior Vice President and Treasurer of the Company since November 1996. Mr. Miller was Vice President and Controller of the Company from November 1994 until November 1996 and was Controller of the Company from September 1989 until November 1994.

  James H. Greer is the Chairman of the Board of Shelton W. Greer Co., Inc. which engineers, manufactures, fabricates and installs building specialty products, and has been such for more than five years. Mr. Greer is also a director of Service Corporation International and Tanknology Environmental, Inc., a publicly held company engaged in the environmental services industry.

  Gerald W. Haddock is President and Chief Executive Officer of Crescent Real Estate Equities Company ("Crescent"), a publicly held real estate investment trust, and has been in such position since December 1996. From May 1994 until December 1996, Mr. Haddock was President of Crescent. From June 1990 until December 1993, Mr. Haddock was a partner with the Fort Worth, Texas law firm of Jackson & Walker, L.L.P. and, from January 1994 until April 1994, was of counsel to such firm. Mr. Haddock is also a director of ENSCO International Incorporated, a publicly held oil and natural gas services company.

  Douglas K. Higgins is a private investor and owner of Higgins & Associates and has been in such position since July 1994. In 1983, Mr. Higgins founded H & M Food Systems Company, Inc., a manufacturer of meat-based products for the food service industry, and was employed by such company as President until his retirement in July 1994.

  Kenneth H. Jones, Jr. is Vice Chairman of KBK Capital Corporation, a publicly held non-bank commercial finance company, and has been in such position since January 1995. Prior to January 1995, Mr. Jones was a shareholder in the Decker, Jones, McMackin, McClane, Hall & Bates, P.C. law firm in Fort Worth, Texas, and was with such firm and its predecessor or otherwise involved in the private practice of law in Fort Worth, Texas for more than five years. Mr. Jones is also a director of Hallmark Financial Services, Inc., a publicly held company engaged in the insurance business.


EMPLOYMENT CONTRACTS, TERMINATION OF EMPLOYMENT AND CHANGE-IN-CONTROL
ARRANGEMENTS

  The Company has entered into employment agreements with all of its Named Executive Officers. Messrs. Clifton H. Morris, Jr., Michael R. Barrington and Daniel E. Berce entered into employment agreements with the Company during fiscal 1991. These agreements, as amended, contain terms that renew annually for successive five year periods (ten years in the case of Mr. Morris), and the compensation thereunder is determined annually by the Company's Board of Directors, subject to minimum annual compensation for Messrs. Morris, Barrington and Berce of $500,000, $345,000 and $345,000, respectively. Included in each agreement is a covenant of the employee not to compete with the Company during the term of his employment and for a period of three years thereafter. The employment agreements also provide that if the employee is terminated by the Company other than for cause, the Company will pay to the employee the remainder of his current year's salary (undiscounted) plus the discounted present value (employing an interest rate of 8%) of two additional years' salary. In the event the employee resigns or is terminated other than for cause within twelve months after a "change in control" of the Company (as that term is defined in the employment agreements), the employee will be entitled to earned and vested bonuses at the date of termination plus the remainder of his current year's salary (undiscounted) plus the present value (employing an interest rate of 8%) of two additional years' salary (for which purpose "salary" includes the annual rate of compensation immediately prior to the "change in control" plus the average annual cash bonus for the immediately preceding three year period).

  Mr. Edward H. Esstman entered into an employment agreement with the Company in October 1996 (which agreement replaced a prior employment agreement with Mr. Esstman). Mr. Esstman's agreement, as amended, contains terms substantially identical to those contained in the agreements for Messrs. Barrington and Berce and provides for minimum annual compensation of $300,000.

  Mr. Michael T. Miller entered into an employment agreement with the Company in July 1997 (which agreement replaced a prior employment agreement with Mr. Miller). Mr. Miller's employment agreement contains a term that renews annually for successive three year periods and provides for minimum annual compensation of $165,000. Included in Mr. Miller's agreement is a covenant not to compete with the Company during the term of his employment and for a period of one year thereafter. In the event Mr. Miller is terminated by the Company other than for cause, the Company is obligated to pay him an amount equal to one year's salary (undiscounted). Mr. Miller's Agreement contains "change in control" provisions similar to those contained in the employment agreements with the other Named Executive Officers.

  In addition to the employment agreements described above, the terms of all stock options granted to the Named Executive Officers provide that such options will become immediately vested and exercisable upon the occurrence of a change in control as defined in the stock option agreements evidencing such grants.

  The provisions and terms contained in these employment and option agreements could have the effect of increasing the cost of a change in control of the Company and thereby delay or hinder such a change in control.


BOARD COMMITTEES AND MEETINGS

  Standing committees of the Board include the Audit Committee and the Stock Option/Compensation Committee.

  The Audit Committee's principal responsibilities consist of (i) recommending the selection of independent auditors, (ii) reviewing the scope of the audit conducted by such auditors, as well as the audit itself, and (iii) reviewing the Company's internal audit activities and matters concerning financial reporting, accounting and audit procedures, and policies generally. Members consist of Messrs. Greer, Haddock, Higgins and Jones.

  The Stock Option/Compensation Committee (i) administers the Company's employee stock option plans and reviews and approves the granting of stock options and
(ii) reviews and approves compensation for executive officers. Members consist of Messrs. Greer, Haddock, Higgins and Jones.

  The Board of Directors held five regularly scheduled meetings during the fiscal year ended June 30, 1997. Various matters were also approved during the last fiscal year by unanimous written consent of the Board of Directors. No director attended fewer than 75% of the aggregate of (i) the total number of meetings of the Board of Directors and (ii) the total number of meetings held by all committees of the Board on which such director served, other than Mr. Haddock who attended 67% of all such meetings.


COMPENSATION OF DIRECTORS

  Members of the Board of Directors currently receive a $2,000 quarterly retainer fee and an additional $3,500 fee for attendance at each meeting of the Board. Members of Committees of the Board of Directors are paid $1,500 per quarter for participation in all committee meetings held during that quarter.

  At the 1990 Annual Meeting of Shareholders, the Company adopted the 1990 Stock Option Plan for Non-Employee Directors of AmeriCredit Corp. (the "1990 Director Plan"), which provides for grants to the Company's nonemployee directors of nonqualified stock options and reserves, in the aggregate, a total of 750,000 shares of Common Stock for issuance upon exercise of stock options granted under such plan. Under the 1990 Director Plan, each nonemployee director receives, upon election as a Director and thereafter on the first business day after the date of each annual meeting of shareholders of the Company, an option to purchase 10,000 shares of Common Stock at an exercise price equal to the fair market value of the Common Stock on the date of grant. Each option is fully vested upon the date of grant but may not be exercised prior to the expiration of six months after the date of grant. On November 5, 1997, options to purchase 10,000 shares of Common Stock were granted under the 1990 Director Plan to each of Messrs. Greer, Haddock, Higgins and Jones at an exercise price of $29.25 per share. The exercise price for the options granted to Messrs. Greer,

Haddock, Higgins and Jones is equal to the last reported sale price of the Common Stock on the New York Stock Exchange ("NYSE") on the day preceding the date of grant.


EXECUTIVE COMPENSATION

                          SUMMARY COMPENSATION TABLE

  The following sets forth information concerning the compensation of the Company's Chief Executive Officer and each of the other four most highly compensated executive officers of the Company (the "Named Executive Officers") for the fiscal years shown.

                                                                             LONG TERM
                                                 ANNUAL COMPENSATION    COMPENSATION AWARDS
                                                --------------------- -----------------------
                                                                             SHARES OF
                                                                            COMMON STOCK
                                                                          UNDERLYING STOCK        ALL OTHER
                                                                               OPTIONS           COMPENSATION
       NAME AND PRINCIPAL POSITION           YEAR  SALARY($)   BONUS($)          (#)                ($)(1)
-------------------------------------------  ----  ---------   --------   ----------------       ------------
Clifton H. Morris, Jr......................  1997    397,230    379,230                ---            116,771
 Chairman and CEO..........................  1996    320,921    181,764            300,000             41,771
                                             1995    287,620    128,070            150,000             41,771

Michael R. Barrington......................  1997    276,704    258,704                ---             43,326
Vice Chairman, President...................  1996    223,832    123,506            200,000              5,758
 and Chief Operating Officer...............  1995    201,204     73,281            162,500              5,737

Daniel E. Berce............................  1997    276,704    258,704                ---             44,120
Vice Chairman and..........................  1996    223,832    123,506            200,000              6,620
Chief Financial Officer....................  1995    201,204     73,281            125,000              6,615

Edward H. Esstman..........................  1997    246,473    171,355                ---             45,655
President and Chief........................  1996    186,758     91,385            150,000             10,305
 Operating Officer--AFSI...................  1995    162,666     65,067            100,000             10,305

Michael T. Miller..........................  1997    119,822     59,911             70,000                730
Senior Vice President......................  1996     97,500     39,000             15,000                624
and Chief Credit Officer...................  1995     78,750     25,594             15,000                571


________
(1)  The amounts disclosed in this column for fiscal 1997 include:

     (a) Company contributions, made in the form of the Company's Common Stock, to 401(k) retirement plans on behalf of each executive officer as follows: Messrs. Morris, Barrington, Berce and Esstman, $4,500 and Mr. Miller, $550;

     (b) Payment by the Company of premiums for term or whole life insurance on behalf of each executive officer or their dependents, as follows: Mr. Morris, $37,271; Mr. Barrington, $1,326; Mr. Berce, $2,120; Mr.
         Esstman, $3,655; and Mr. Miller, $180; and

     (c) Annual premium payments under split-dollar life insurance policies on Mr. Morris, $75,000; and Messrs. Barrington, Berce and Esstman, $37,500 each.

                     OPTION/SAR GRANTS IN LAST FISCAL YEAR

  The following table shows all individual grants of stock options to the Named Executive Officers of the Company during the fiscal year ended June 30, 1997.

                                                 SHARES OF        % OF TOTAL
                                                COMMON STOCK       OPTIONS
                                                 UNDERLYING       GRANTED TO   EXERCISE                 GRANT DATE
                                              OPTIONS GRANTED    EMPLOYEES IN    PRICE    EXPIRATION     PRESENT
                                                    (#)          FISCAL YEAR    ($/SH)       DATE      VALUE ($)(1)
                                             ------------------  ------------  ---------  ----------  --------------
Clifton H. Morris, Jr......................              ---              ---       ---          ---         ---
   Chairman and CEO
Michael R. Barrington......................              ---              ---       ---          ---         ---
  Vice Chairman, President and
  Chief Operating Officer
Daniel E. Berce............................              ---              ---       ---          ---         ---
  Vice Chairman and Chief
   Financial Officer
Edward H. Esstman..........................              ---              ---       ---          ---         ---
  President and Chief Operating
  Officer--AFSI
Michael T. Miller..........................           50,000(2)          4.06     17.50   10/22/2006    $266,500
  Senior Vice President and Chief..........           20,000(3)          1.62     14.50    4/22/2007    $ 88,200
  Credit Officer

______________
(1) As suggested by the SEC's rules on executive compensation disclosure, the Company used the Black-Scholes model of option valuation to determine grant date pre-tax present value. The Company does not advocate or necessarily agree that the Black-Scholes model can properly determine the value of an option. Calculations are based on a ten year option term for all grants and upon the following assumptions: annual dividend growth of 0 percent, volatility of approximately 20 percent and a risk-free rate of return based on the published Treasury yield curve effective on the grant date. There can be no assurance that the amounts reflected in this column will be achieved.

(2) These options were granted to Mr. Miller for 50,000 shares, which expire ten years after the date of grant, become exercisable on the earlier of (i) October 22, 2003, (ii) the next business day (the "Acceleration Date") after the conclusion of a period of 20 consecutive trading days during which the average of the closing prices of the Company's Common Stock for such 20 day period is equal to or greater than $25 per share, provided that the Acceleration Date must occur, if at all, on or before October 22, 1999, or
    (iii) the occurrence of a change in control of the Company. As of December 31, 1997, the Acceleration Date has occurred and these options have become exercisable.

(3) The options granted to Mr. Miller, for 20,000 shares, which expire ten years after the date of grant, become exercisable 20% on date of grant and in 20% increments thereafter on the anniversary date of the grant date.

              AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                         AND FY-END OPTION/SAR VALUES

  Shown below is information with respect to the Named Executive Officers regarding option exercises during the fiscal year ended June 30, 1997, and the value of unexercised options held as of June 30, 1997.

                                                                            SHARES OF COMMON             VALUE OF
                                                                            STOCK UNDERLYING           UNEXERCISED
                                                                              UNEXERCISED              IN-THE-MONEY
                                                                               OPTIONS AT               OPTIONS AT
                                                                             FY-END (#)(2)            FY-END ($)(2)
                                                                          --------------------  --------------------------
                                    SHARES ACQUIRED     VALUE REALIZED         EXERCISABLE/             EXERCISABLE/
                                    ON EXERCISE (#)         ($)(1)            UNEXERCISABLE            UNEXERCISABLE
                                    ---------------     --------------     ------------------      ----------------------
Clifton H. Morris, Jr...............      --0--              N/A              883,999/350,000      $14,215,276/$2,406,250
 Chairman and CEO

Michael R. Barrington...............         90,167       $1,268,882          358,440/200,000      $ 4,744,430/$1,000,000
 Vice Chairman and President and
 Chief Operating Officer

Daniel E. Berce.....................         25,000       $  367,575          473,607/200,000      $ 6,701,415/$1,000,000
 Vice Chairman and Chief
    Financial Officer

Edward H. Esstman...................         19,000       $  370,500          295,333/170,000      $ 4,461,568/$1,092,500
 President and Chief
 Operating Officer--AFSI

Michael T. Miller...................         13,500       $  170,400            10,000/88,500      $      65,000/$518,775
 Senior Vice President and Chief
 Credit Officer

_________________
(1) The "value realized" represents the difference between the exercise price of the option shares and the market price of the option shares on the date the options were exercised. The value realized was determined without considering any taxes which may have been owed.

(2) Values stated are pre-tax, net of cost and are based upon the closing price of $21.00 per share of the Company's Common Stock on the NYSE on June 30, 1997, the last trading day of the fiscal year.


COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

  No member of the Stock Option/Compensation Committee is or has been an officer or employee of the Company or any of its subsidiaries or had any relationship requiring disclosure pursuant to Item 404 of Regulation S-K promulgated by the Securities and Exchange Commission ("SEC"). No member of the Stock Option/Compensation Committee served on the compensation committee, or as a director, of another corporation, one of whose directors or executive officers served on the Stock Option/Compensation Committee or whose executive officers served on the Company's Board of Directors.

                             PRINCIPAL SHAREHOLDERS

  The following table and the notes thereto set forth certain information regarding the beneficial ownership of the Company's Common Stock as of September 12, 1997, by (i) each current director of the Company; (ii) each Named Executive Officer; (iii) all present executive officers and directors of the Company as a group; and (iv) each other person known to the Company to own beneficially more than five percent of the presently outstanding Common Stock.



                                                             COMMON STOCK OWNED     PERCENT OF CLASS OWNED
                                                              BENEFICIALLY(1)           BENEFICIALLY(1)
                                                           ----------------------  -------------------------
Regan Partners, L.P.....................................            2,335,200(2)                     7.93%
Montgomery Asset Management, L.P........................            1,885,000(3)                     6.40%
Gardner Lewis Asset Management..........................            1,503,500(4)                     5.10%
Clifton H. Morris, Jr...................................            1,322,261(5)                     4.31%
Michael R. Barrington...................................              515,973(6)                     1.72%
Daniel E. Berce.........................................              698,897(7)                     2.32%
Edward H. Esstman.......................................              490,506(8)                     1.64%
James H. Greer..........................................              220,000(9)                        *
Gerald W. Haddock.......................................               80,000(10)                       *
Douglas K. Higgins......................................               80,000(11)                       *
Kenneth H. Jones, Jr....................................              276,000(12)                       *
Michael T. Miller.......................................               34,576(13)                       *
All Present Executive Officers and Directors as a Group
   (12 Persons)(5)(6)(7)(8)(9)(10)(11)(12)(13)..........            3,899,786                       11.78%

--------------------------
*Less than 1%

(1) Except as otherwise indicated, the persons named in the table have sole voting and investment power with respect to the shares of Common Stock shown as beneficially owned by them. Beneficial ownership as reported in the above table has been determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). The percentages are based upon 29,457,163 shares outstanding as of September 12, 1997, except for certain parties who hold options that are presently exercisable or exercisable within 60 days of September 12, 1997. The percentages for those parties who hold options that are presently exercisable or exercisable within 60 days of September 12, 1997 are based upon the sum of 29,457,163 shares outstanding plus the number of shares subject to options that are presently exercisable or exercisable within 60 days of September 12, 1997 held by them, as indicated in the following notes.
(2) As of August 31, 1996, the Company has been informed that Regan Partners, L.P. ("Regan Partners"), Athena Partners, L.P. ("Athena"), Basil P. Regan, Lenore Robins and Lee R. Robins hold an aggregate of 2,335,200 shares. An additional 116,700 shares are held by certain trusts and other investment funds controlled by such group of persons, as to which beneficial ownership is disclaimed. The address of Regan Partners and Basil P. Regan is 6 East 43rd Street, New York, New York 10017; the address of Athena, Lenore Robins and Lee R. Robins is 32 East 57th Street, New York, New York 10022.
(3) As of March 31, 1997, the Company has been informed that Montgomery Asset Management, L.P. ("Montgomery") holds an aggregate of 1,885,000 shares in various investment funds for which Montgomery serves as investment advisor and over which Montgomery has sole or shared voting and investment power. The address of Montgomery is 3200 Cherry Creek Drive S., #370, Denver, Colorado 80209.
(4) As of September 12, 1997, the Company has been informed that Gardner Lewis Asset Management ("Gardner Lewis") holds an aggregate of 1,503,500 shares in various investment funds for which Gardner Lewis serves as investment advisor and over which Gardner Lewis has sole or shared voting and investment power. The address of Gardner Lewis is 285 Wilmington-West Chester Pike, Chadds Ford, Pennsylvania 19317.

(5) This amount includes 1,233,999 shares subject to stock options that are currently exercisable or exercisable within 60 days. This amount also includes 38,136 shares of Common Stock in the name of Sheridan C. Morris, Mr. Morris' wife.
(6) This amount includes 508,440 shares subject to stock options that are currently exercisable or exercisable within 60 days.
(7) This amount includes 673,607 shares subject to stock options that are currently exercisable or exercisable within 60 days.
(8) This amount includes 465,333 shares subject to stock options that are currently exercisable or exercisable within 60 days.
(9) This amount includes 220,000 shares subject to stock options that are currently exercisable or exercisable within 60 days. This amount does not include 19,606 shares of Common Stock held by Mr. Greer's wife as separate property, as to which Mr. Greer disclaims any beneficial interest.
(10) This amount includes 70,000 shares subject to stock options that are currently exercisable or exercisable within 60 days.
(11) This amount includes 20,000 shares subject to stock options that are currently exercisable or exercisable within 60 days. This amount does not include 12,000 shares held in trust for the benefit of certain family members of Mr. Higgins, as to which Mr. Higgins disclaims any beneficial interest.
(12) This amount includes 236,000 shares subject to stock options that are currently exercisable or exercisable within 60 days.
(13) This amount includes 34,000 shares subject to stock options that are currently exercisable or exercisable within 60 days.

                               DESCRIPTION OF NOTES

  Except as otherwise indicated below, the following summary applies to both the Old Notes and the New Notes. As used herein, the term "Notes" shall mean the Old Notes and the New Notes, unless otherwise indicated.

  The form and terms of the New Notes are substantially identical to the form and terms of the Old Notes, except that (i) the exchange of the New Notes pursuant to the Exchange Offer will be registered under the Securities Act, (ii) the New Notes will not provide for payment of penalty interest as Liquidated Damages, which terminate upon consummation of the Exchange Offer, and (iii) the New Notes will not bear any legends restricting transfer thereof. The New Notes will be issued solely in exchange for an equal principal amount of Old Notes.
As of the date hereof, $50.0 million aggregate principal amount of Old Notes is outstanding. See "The Exchange Offer."


GENERAL

  The Old Notes are, and the New Notes will be, issued pursuant to an Indenture (the "Indenture") between the Company, all current Guarantors and Bank One, N.A., as trustee (the "Trustee"). See "Notice to Investors." The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (the "Trust Indenture Act"). The Notes are subject to all such terms, and Holders of Notes are referred to the Indenture and the Trust Indenture Act for a statement thereof. The following summary of the material provisions of the Note Indenture does not purport to be complete and is qualified in its entirety by reference to the Indenture, including the definitions therein of certain terms used below. The definitions of certain terms used in the following summary are set forth below under "-- Certain Definitions." For purposes of this summary, the term "Company" refers only to AmeriCredit Corp. and not to any of its Subsidiaries.

  The Old Notes are, and the New Notes will be general unsecured obligations of the Company and will rank pari passu in right of payment with the Original Notes and all other current and future unsecured senior Indebtedness of the Company. However, the Old Notes are, and the New Notes will be effectively subordinated to secured Indebtedness of the Company and its Subsidiaries, Indebtedness of Securitization Trusts and certain obligations under Credit Enhancement Agreements. The Company and certain of its Subsidiaries are parties to the Credit Agreement and the Mortgage Subsidiary Credit Agreement and all borrowings under these agreements are secured by first priority Liens on certain assets of the Company and certain of its Subsidiaries. All financings under the Warehouse Facility are secured by a first priority lien on the receivables and related assets held by CP Funding Corp., a special purpose subsidiary which is treated as a Securitization Trust under the Indenture. As of December 31, 1997, approximately $105.4 million was outstanding under these agreements and an additional $77.5 million was available for borrowing thereunder in accordance with borrowing base requirements. The Indenture will permit additional borrowings by the Company and its Subsidiaries under the Credit Agreement, the Mortgage Subsidiary Credit Agreement and other Credit Facilities in the future, subject to certain restrictions, and unlimited additional borrowings under Warehouse Facilities for the purpose of financing or refinancing the purchase or origination of Receivables. In addition, the Special Purpose Finance Subsidiaries also have outstanding Indebtedness secured by certain automobile receivables. As of December 31, 1997, the Indebtedness of the Special Purpose Finance Subsidiaries amounted to approximately $14.1 million. See "Description of Other Debt." The Company's and its Subsidiaries' interests in Securitization Trusts are also subordinated to the asset backed securities issued thereby. The spread accounts (and the restricted cash therein) maintained by a Restricted Subsidiary of the Company as well as the capital stock of such Restricted Subsidiary (which also owns the excess servicing receivable recorded on the Company's consolidated balance sheet) are also subject to Liens in favor of Financial Security Assurance Inc. pursuant to Credit Enhancement Agreements. As of December 31, 1997, the Company and its Subsidiaries had approximately $76.2 million of restricted cash in such spread accounts. See "Risk Factors--Holding Company Structure; Effective Subordination."

  The operations of the Company are conducted through its Subsidiaries and, therefore, the Company is dependent upon the cash flow of its Subsidiaries to meet its obligations, including its obligations under the Notes. All of the Company's current and future Restricted Subsidiaries, other than AFS Funding Corp. and CP Funding Corp. and the Special Purpose Finance Subsidiaries, will guarantee the Company's payment obligations under the Notes on a senior unsecured basis. AFS Funding Corp., CP Funding Corp. and the Special Purpose Finance Subsidiaries hold substantial assets. See "Risk Factors--Holding Company Structure; Effective Subordination."

  As of the date of the Indenture, all of the Company's Subsidiaries will be Restricted Subsidiaries. However, under certain circumstances, the Company will be able to designate current or future Subsidiaries as Unrestricted Subsidiaries. Unrestricted Subsidiaries will not be subject to many of the restrictive covenants set forth in the Indenture.


PRINCIPAL, MATURITY AND INTEREST

  The Notes are limited in aggregate principal amount to $50.0 million and will mature on February 1, 2004. Interest on the Notes will accrue at the rate of 9 1/4% per annum and will be payable semi-annually in arrears on February 1 and August 1, commencing on August 1, 1998, to Holders of record on the immediately preceding January 15 and July 15. Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of original issuance. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months. Principal, premium, if any, interest and Liquidated Damages on the Notes will be payable at the office or agency of the Company maintained for such purpose within the City and State of New York or, at the option of the Company, payment of interest and Liquidated Damages may be made by check mailed to the Holders of the Notes at their respective addresses set forth in the register of Holders of Notes; provided that all payments of principal, premium, interest and Liquidated Damages with respect to Notes the Holders of which have given wire transfer instructions to the Company will be required to be made by wire transfer of immediately available funds to the accounts specified by the Holders thereof. Until otherwise designated by the Company, the Company's office or agency in New York will be the office of the Trustee maintained for such purpose. The Notes will be issued in denominations of $1,000 and integral multiples thereof.


SUBSIDIARY GUARANTEES

  The Company's payment obligations under the Notes will be jointly and severally guaranteed on a senior unsecured basis (the "Subsidiary Guarantees") by the Guarantors. The Subsidiary Guarantees will rank pari passu with the Original Guarantees. The obligations of each Guarantor under its Subsidiary Guarantee will be limited so as not to constitute a fraudulent conveyance under applicable law. See, however, "Risk Factors--Fraudulent Conveyance Statutes."

  The Indenture provides that no Guarantor may consolidate with or merge with or into (whether or not such Guarantor is the surviving Person), another corporation, Person or entity whether or not affiliated with such Guarantor unless (i) subject to the provisions of the following paragraph, the Person formed by or surviving any such consolidation or merger (if other than such Guarantor) assumes all the obligations of such Guarantor pursuant to a supplemental indenture in form and substance reasonably satisfactory to the Trustee, under the Notes and the Indenture; (ii) immediately after giving effect to such transaction, no Default or Event of Default exists; (iii) such Guarantor, or any Person formed by or surviving any such consolidation or merger, would have Consolidated Net Worth (immediately after giving effect to such transaction), equal to or greater than the Consolidated Net Worth of such Guarantor immediately preceding the transaction; and (iv) the Company would be permitted by virtue of the Company's pro forma Consolidated Leverage Ratio, immediately after giving effect to such transaction, to incur at least $1.00 of additional Indebtedness pursuant to the Consolidated Leverage Ratio test set forth in the covenant described below under the caption "--Incurrence of Indebtedness and Issuance of Preferred Stock."

  The Indenture provides that in the event of a sale or other disposition of all of the assets of any Guarantor, by way of merger, consolidation or otherwise, or a sale or other disposition of all of the capital stock of any Guarantor, then such Guarantor (in the event of a sale or other disposition, by way of such a merger, consolidation or otherwise, of all of the capital stock of such Guarantor) or the corporation acquiring the property (in the event of a sale or other disposition of all of the assets of such Guarantor) will be released and relieved of its obligations under its Subsidiary Guarantee; provided that the Net Proceeds of such sale or other disposition are applied in accordance with the applicable provisions of the Indenture. See "--Repurchase at the Option of Holders--Asset Sales."


OPTIONAL REDEMPTION

  The Notes will not be redeemable at the Company's option prior to February 1, 2001. Thereafter, the Notes will be subject to redemption at any time at the option of the Company, in whole or in part, upon not less than 30 nor more than 60 days' notice, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest and Liquidated Damages thereon to the applicable redemption date, if redeemed during the twelve-month period beginning on February 1 of the years indicated below:

               YEAR                               PERCENTAGE
               ----                               ----------
               2001..........................     104.625%
               2002..........................     102.313%
               2003 and thereafter...........     100.000%

  Notwithstanding the foregoing, during the first 36 months after January 30, 1997, the Company may on any one or more occasions redeem up to an aggregate of $16.7 million in principal amount of Notes at a redemption price of 109.25% of the principal amount thereof, plus accrued and unpaid interest and Liquidated Damages thereon, if any, to the redemption date, with the net cash proceeds of a public offering of common stock of the Company; provided that at least $33.3 million in aggregate principal amount of Notes remain outstanding immediately after the occurrence of such redemption; and provided, further, that such redemption shall occur within 45 days of the date of the closing of such public offering.

  Notwithstanding the preceding two paragraphs, the Company will not be permitted to redeem any portion of the Original Notes unless, substantially concurrently with such redemption, the Company redeems an aggregate principal amount of Notes (rounded to the nearest integral multiple of $1,000) equal to the product of (1) a fraction, the numerator of which is the aggregate principal amount of Original Notes to be so redeemed and the denominator of which is the aggregate principal amount of Original Notes outstanding immediately prior to such proposed redemption, and (2) the aggregate principal amount of Notes outstanding immediately prior to such proposed redemption. The Company will also not be permitted to redeem any portion of the Notes unless, substantially concurrently with such redemption, the Company redeems an aggregate principal amount of Original Notes (rounded to the nearest integral multiple 1,000) equal to the product of (1) a fraction, the numerator of which is the aggregate principal amount of Notes outstanding immediately prior to such proposed redemption, and (2) the aggregate principal amount of Original Notes outstanding immediately prior to such proposed redemption.


SELECTION AND NOTICE

  If less than all of the Notes are to be redeemed at any time, selection of Notes for redemption will be made by the Trustee in compliance with the requirements of the principal national securities exchange, if any, on which the Notes are listed, or, if the Notes are not so listed, on a pro rata basis, by lot or by such method as the Trustee shall deem fair and appropriate; provided that no Notes of $1,000 or less shall be redeemed in part. Notices of redemption shall be mailed by first class mail at least 30 but not more than 60 days before the redemption date to each Holder of Notes to be redeemed at its registered address. Notices of redemption may not be conditional. If any Note is to be redeemed in part only, the notice of redemption that relates to such Note shall state the portion of the principal amount thereof to be redeemed. A new Note in principal amount equal to the unredeemed portion thereof will be issued in the name of the Holder thereof upon cancellation of the original Note. Notes called for redemption become due on the date fixed for redemption. On and after the redemption date, interest ceases to accrue on Notes or portions of them called for redemption.


MANDATORY REDEMPTION

  Except as set forth below under "Repurchase at the Option of Holders," the Company is not required to make mandatory redemption or sinking fund payments with respect to the Notes.

REPURCHASE AT THE OPTION OF HOLDERS

 Change of Control

  Upon the occurrence of a Change of Control, each Holder of Notes will have the right to require the Company to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of such Holder's Notes pursuant to the offer described below (the "Change of Control Offer") at an offer price in cash equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest and Liquidated Damages thereon, if any, to the date of purchase (the "Change of Control Payment"). Within ten days following any Change of Control, the Company will mail a notice to each Holder describing the transaction or transactions that constitute the Change of Control and offering to repurchase Notes on the date specified in such notice, which date shall be no earlier than 30 days and no later than 60 days from the date such notice is mailed (the "Change of Control Payment Date"), pursuant to the procedures required by the Indenture and described in such notice. The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Change of Control.

  On the Change of Control Payment Date, the Company will, to the extent lawful,
(1) accept for payment all Notes or portions thereof properly tendered pursuant to the Change of Control Offer, (2) deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Notes or portions thereof so tendered and (3) deliver or cause to be delivered to the Trustee the Notes so accepted together with an Officers' Certificate stating the aggregate principal amount of Notes or portions thereof being purchased by the Company. The Paying Agent will promptly mail to each Holder of Notes so tendered the Change of Control Payment for such Notes, and the Trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any; provided that each such new Note will be in a principal amount of $1,000 or an integral multiple thereof. The Company will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

  The Change of Control provisions described above will be applicable whether or not any other provisions of the Indenture are applicable. Except as described above with respect to a Change of Control, the Indenture does not contain provisions that permit the Holders of the Notes to require that the Company repurchase or redeem the Notes in the event of a takeover, recapitalization or similar transaction.

  The Company's other senior Indebtedness contains prohibitions of certain events that would constitute a Change of Control. In addition, the exercise by the Holders of Notes of their right to require the Company to repurchase the Notes could cause a default under such other senior Indebtedness, even if the Change of Control itself does not, due to the financial effect of such repurchases on the Company. Finally, the Company's ability to pay cash to the Holders of Notes upon a repurchase may be limited by the Company's then existing financial resources. See "Risk Factors--Potential Inability to Fund a Change of Control Offer."

  The Company will not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the Indenture applicable to a Change of Control Offer made by the Company and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer.

  "Change of Control" means the occurrence of any of the following: (i) the sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of the Company and its Restricted Subsidiaries taken as a whole to any "person" (as such term is used in Section 13(d)(3) of the Exchange Act) other than in the ordinary course of business; (ii) the adoption of a plan relating to the liquidation or dissolution of the Company;
(iii) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any "person" (as defined above), becomes the "beneficial owner" (as such term is defined in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that a person shall be deemed to have "beneficial ownership" of all securities that such person has the right to acquire, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition), directly or indirectly, of more than 50% of the Voting Stock of the Company (measured by voting power rather than number of shares); (iv) the first day on which a majority of the members of the Board of Directors of the Company are not Continuing Directors; or (v) the Company consolidates with, or merges with or into, any Person, or any Person consolidates with, or merges with or into, the

Company, in any such event pursuant to a transaction in which any of the outstanding Voting Stock of the Company is converted into or exchanged for cash, securities or other property, other than any such transaction where the Voting Stock of the Company outstanding immediately prior to such transaction is converted into or exchanged for Voting Stock (other than Disqualified Stock) of the surviving or transferee Person constituting a majority of the outstanding shares of such Voting Stock of such surviving or transferee Person (immediately after giving effect to such issuance); provided, however, that this clause (v) shall not apply to any such consolidation or merger if, immediately after the consummation of such transaction and after giving effect thereto, the ratings assigned to the Notes by Moody's Investors Service, Inc. and Standard & Poor's Ratings Group are equal to or higher than Baa3 (or the equivalent) and BBB- (or the equivalent), respectively.

  The definition of Change of Control includes a phrase relating to the sale, lease, transfer, conveyance or other disposition of "all or substantially all" of the assets of the Company and its Subsidiaries taken as a whole. Although there is a developing body of case law interpreting the phrase "substantially all," there is no precise established definition of the phrase under applicable law. Accordingly, the ability of a Holder of Notes to require the Company to repurchase such Notes as a result of a sale, lease, transfer, conveyance or other disposition of less than all of the assets of the Company and its Subsidiaries taken as a whole to another Person or group may be uncertain.

  "Continuing Directors" means, as of any date of determination, any member of the Board of Directors of the Company who (i) was a member of such Board of Directors on the date of the Indenture or (ii) was nominated for election or elected to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board at the time of such nomination or election.

 Asset Sales

  The Indenture provides that the Company will not, and will not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless (i) the Company (or the Restricted Subsidiary, as the case may be) receives consideration at the time of such Asset Sale at least equal to the fair market value (evidenced by a resolution of the Board of Directors of the Company set forth in an Officers' Certificate delivered to the Trustee) of the assets or Equity Interests issued or sold or otherwise disposed of and (ii) at least 85% of the consideration therefor received by the Company or such Restricted Subsidiary is in the form of cash; provided that the amount of (x) any liabilities (as shown on the Company's or such Restricted Subsidiary's most recent balance sheet), of the Company or any Restricted Subsidiary (other than contingent liabilities and liabilities that are by their terms subordinated to the Notes or any Guarantee thereof) that are assumed by the transferee of any such assets pursuant to a customary novation Agreement that releases the Company or such Restricted Subsidiary from further liability and (y) any securities, notes or other obligations received by the Company or any such Restricted Subsidiary from such transferee that are immediately converted by the Company or such Restricted Subsidiary into cash (to the extent of the cash received), shall be deemed to be cash for purposes of this provision.

  Within 180 days after the receipt of any Net Proceeds from an Asset Sale, the Company may apply such Net Proceeds (a) to permanently reduce Specified Senior Indebtedness of the Company and its Restricted Subsidiaries including the Original Notes; provided, however, that such Net Proceeds shall be applied to all Specified Senior Indebtedness of the Company and its Restricted Subsidiaries on a pro rata basis, or (b) to an Investment, the making of a capital expenditure or the acquisition of Receivables or other tangible assets, in each case, in or with respect to a Permitted Business. Pending the final application of any such Net Proceeds, the Company may temporarily reduce Indebtedness under Credit Facilities and/or Warehouse Facilities or otherwise invest such Net Proceeds in any manner that is not prohibited by the Indenture. Any Net Proceeds from Asset Sales that are not applied or invested as provided in the first sentence of this paragraph will be deemed to constitute "Excess Proceeds." When the aggregate amount of Excess Proceeds exceeds $10.0 million, the Company will be required to make an offer to all Holders of Original Notes (an "Asset Sale Offer") to purchase the maximum principal amount of Original Notes that may be purchased out of the Excess Proceeds, at an offer price in cash in an amount equal to 100% of the principal amount thereof plus accrued and unpaid interest and Liquidated Damages thereon, if any, to the date of purchase, in accordance with the procedures set forth in the Original Indenture. To the extent that the aggregate amount of Original Notes tendered pursuant to an Asset Sale Offer is less than the Excess Proceeds, the Company will be required to make an offer to all Holders of Notes ("Secondary Asset Sale Offer") to purchase the maximum principal amount of Notes that may be purchased out of the Excess Proceeds, at an offer price in cash in an amount equal to 100% of the principal amount thereof plus accrued and unpaid interest and Liquidated Damages thereon, if any, to the date of purchase, in accordance with the procedures set forth in the Indenture. To the extent that the aggregate amount of Notes tendered pursuant to a Secondary Asset Sale Offer is less than the remaining Excess Proceeds, the Company may use any remaining Excess Proceeds for general corporate purposes. If the aggregate principal amount of Original Notes or Notes surrendered by Holders thereof exceeds the amount of Excess Proceeds, the Trustee shall select the Original Notes or Notes to be purchased on a pro rata basis. Upon completion of such offer to purchase Notes, the amount of Excess Proceeds shall be reset at zero.


CERTAIN COVENANTS

 Restricted Payments

  The Indenture provides that the Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly: (i) declare or pay any dividend or make any other payment or distribution on account of the Company's or any of its Restricted Subsidiaries' Equity Interests (including, without limitation, any payment in connection with any merger or consolidation involving the Company) or to the direct or indirect holders of the Company's or any of its Restricted Subsidiaries' Equity Interests in their capacity as such (other than dividends or distributions payable in Equity Interests (other than Disqualified Stock) of the Company); (ii) purchase, redeem or otherwise acquire or retire for value (including, without limitation, in connection with any merger or consolidation involving the Company) any Equity Interests of the Company or any direct or indirect parent of the Company or other Affiliate of the Company (other than any such Equity Interests owned by the Company or any Wholly-Owned Restricted Subsidiary of the Company); (iii) make any payment on or with respect to, or purchase, redeem, defease or otherwise acquire or retire for value any Indebtedness that is subordinated to the Notes, except a payment of interest or principal at Stated Maturity; or (iv) make any Restricted Investment (all such payments and other actions set forth in clauses (i) through (iv) above being collectively referred to as "Restricted Payments"), unless, at the time of and after giving effect to such Restricted Payment:

  (a) no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof; and

  (b) the Company would, at the time of such Restricted Payment and after giving pro forma effect thereto, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the Consolidated Leverage Ratio test set forth in the first paragraph of the covenant described below under the caption "--Incurrence of Indebtedness and Issuance of Preferred Stock;" and

  (c) such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by the Company and its Subsidiaries after February 4, 1997 (excluding Restricted Payments permitted by clause (ii) of the next succeeding paragraph), is less than the sum of (i) 25% of the aggregate cumulative Consolidated Net Income of the Company for the period (taken as one accounting period) from and after March 31, 1997 to the end of the Company's most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (or, if such Consolidated Net Income for such period is a deficit, less 100% of such deficit), plus (ii) 100% of the aggregate net cash proceeds received by the Company from the issue or sale since February 4, 1997 of Equity Interests of the Company (other than Disqualified Stock) or of Disqualified Stock or debt securities of the Company that have been converted into such Equity Interests (other than Equity Interests (or Disqualified Stock or convertible debt securities) sold to a Subsidiary of the Company and other than Disqualified Stock or convertible debt securities that have been converted into Disqualified Stock), plus (iii) to the extent that any Restricted Investment that was made after February 4, 1997 is sold for cash or otherwise liquidated or repaid for cash, the lesser of (A) the cash return of capital with respect to such Restricted Investment (less the cost of disposition, if any) and (B) the initial amount of such Restricted Investment.

  The foregoing provisions do not prohibit (i) the payment of any dividend within 60 days after the date of declaration thereof, if at said date of declaration such payment would have complied with the provisions of the Indenture; (ii) the redemption, repurchase, retirement, defeasance or other acquisition of any subordinated Indebtedness or Equity Interests of the Company in exchange for, or out of the net cash proceeds of the substantially concurrent sale (other than to a Subsidiary of the Company) of, other Equity Interests of the Company (other than any Disqualified Stock); provided that the amount of any such net cash proceeds that are utilized for any such redemption, repurchase, retirement, defeasance or other acquisition shall be excluded from clause (c)
(ii) of the preceding paragraph; (iii) the defeasance, redemption, repurchase or other acquisition of subordinated Indebtedness with the net cash proceeds from an incurrence of Permitted

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

Refinancing Indebtedness; (iv) the payment of any dividend by a Restricted Subsidiary of the Company to the holders of its common Equity Interests on a pro rata basis; and (v) the repurchase, redemption or other acquisition or retirement for value of any Equity Interests of the Company or any Restricted Subsidiary of the Company held by any member of the Company's (or any of its Restricted Subsidiaries') management pursuant to any management equity subscription Agreement or stock option Agreement in effect as of the date of the Indenture; provided that the aggregate price paid for all such repurchased, redeemed, acquired or retired Equity Interests shall not exceed $250,000 in any twelve-month period and no Default or Event of Default shall have occurred and be continuing immediately after such transaction.

  The Board of Directors of the Company may designate any Restricted Subsidiary to be an Unrestricted Subsidiary if such designation would not cause a Default; provided that in no event shall the business currently operated by AmeriCredit Financial Services, Inc. be transferred to or held by an Unrestricted Subsidiary. For purposes of making such determination, all outstanding Investments by the Company and its Restricted Subsidiaries (except to the extent repaid in cash) in the Subsidiary so designated will be deemed to be Restricted Payments at the time of such designation and will reduce the amount available for Restricted Payments under the first paragraph of this covenant. All such outstanding Investments will be deemed to constitute Investments in an amount equal to the greater of (y) the net book value of such Investments at the time of such designation or (z) the fair market value of such Investments at the time of such designation. Such designation will only be permitted if such Restricted Payment would be permitted at such time and if such Restricted Subsidiary otherwise meets the definition of an Unrestricted Subsidiary.

  The amount of all Restricted Payments (other than cash) shall be the fair market value on the date of the Restricted Payment of the asset(s) or securities proposed to be transferred or issued by the Company or such Restricted Subsidiary, as the case may be, pursuant to the Restricted Payment. The fair market value of any non-cash Restricted Payment shall be determined by the Board of Directors of the Company whose resolution with respect thereto shall be delivered to the Trustee, such determination to be based upon an opinion or appraisal issued by an accounting, appraisal or investment banking firm of national standing if such fair market value exceeds $10.0 million. Not later than 15 days after the end of any fiscal quarter during which any Restricted Payment is made, the Company shall deliver to the Trustee an Officers' Certificate stating that all Restricted Payments made during such fiscal quarter were permitted and setting forth the basis upon which the calculations required by the covenant "Restricted Payments" were computed, together with a copy of any fairness opinion or appraisal required by the Indenture.

 Incurrence of Indebtedness and Issuance of Preferred Stock

  The Indenture provides that the Company will not, and will not permit any of its Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, "incur") any Indebtedness (including Acquired Debt) and that the Company will not issue any Disqualified Stock and will not permit any of its Subsidiaries to issue any shares of preferred stock; provided, however, that the Company and the Guarantors may incur Indebtedness (including Acquired Debt) or issue shares of Disqualified Stock or preferred stock if the Consolidated Leverage Ratio of the Company, calculated on a pro forma basis after giving effect to the incurrence or issuance of the additional Indebtedness to be incurred or the Disqualified Stock or preferred stock to be issued, would have been less than 2.0 to 1.

  The provisions of the first paragraph of this covenant do not apply to the incurrence of any of the following items of Indebtedness (collectively, "Permitted Debt"):

  (i) the existence of Credit Facilities and the Guarantees thereof by the Guarantors and the incurrence by the Company and/or any of the Guarantors of revolving credit Indebtedness pursuant to one or more Credit Facilities the proceeds of which are applied to purchase or originate Receivables; provided that the aggregate principal amount of all revolving credit Indebtedness outstanding under all Credit Facilities after giving effect to such incurrence, including all Permitted Refinancing Indebtedness incurred to refund, refinance, defease, renew or replace any Indebtedness incurred pursuant to this clause (i) and with letters of credit being deemed to have a principal amount equal to the maximum potential liability of the Company and its Restricted Subsidiaries thereunder, does not at any time exceed the amount of the Borrowing Base (any such outstanding Indebtedness that exceeds the amount of the Borrowing Base as of the close of any Business Day shall cease to be Permitted Debt pursuant to this clause (i) as of the close of business on the third Business Day thereafter and shall be deemed to be an incurrence of such Indebtedness that is not permitted by this clause (i) by the Company or such Guarantor, as applicable, as of such third Business Day);

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

  (ii) the existence of Warehouse Facilities, regardless of amount, and the incurrence by the Company or any of its Restricted Subsidiaries of Permitted Warehouse Debt in an aggregate principal amount at any time outstanding (with letters of credit being deemed to have a principal amount equal to the maximum potential liability of the Company and its Restricted Subsidiaries thereunder) not to exceed 100% of the aggregate principal amount (exclusive of Acquisition Fees included therein) of all Eligible Receivables owned by the Company and its Restricted Subsidiaries (or such Warehouse Facilities in the case of Permitted Warehouse Debt in the form of repurchase agreements) at such time;

  (iii) the incurrence by the Company and its Restricted Subsidiaries of the Existing Indebtedness;

  (iv) the incurrence by the Company of Indebtedness represented by the Original Notes and the Notes and the incurrence by the Guarantors of the Original Subsidiary Guarantees and the Subsidiary Guarantees;

  (v) obligations of the Company and its Restricted Subsidiaries under Credit Enhancement Agreements;

  (vi) the incurrence by the Company or any of its Restricted Subsidiaries of Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to refund, refinance, defease, renew or replace any Indebtedness (other than Permitted Warehouse Debt or intercompany Indebtedness) that was permitted by the Indenture to be incurred;

  (vii) the incurrence by the Company or any of its Restricted Subsidiaries of intercompany Indebtedness between or among the Company and any of the Guarantors; provided, however, that (i) if the Company is the obligor on such Indebtedness, such Indebtedness is expressly subordinated to the prior payment in full in cash of all Obligations with respect to the Notes and (ii)(A) any subsequent issuance or transfer of Equity Interests that results in any such Indebtedness being held by a Person other than the Company or a Guarantor and
(B) any sale or other transfer of any such Indebtedness to a Person that is not either the Company or a Guarantor shall be deemed, in each case, to constitute an incurrence of such Indebtedness by the Company or such Restricted Subsidiary, as the case may be, that was not permitted by this clause (vii);

  (viii) the issuance by a Restricted Subsidiary of preferred stock to the Company or to any of the Guarantors; provided, however, that any subsequent event or issuance or transfer of any Capital Stock that results in the owner of such preferred stock ceasing to be a Guarantor of the Company or any subsequent transfer of such preferred stock to a Person other than the Company or any of the Guarantors, shall be deemed to be an issuance of preferred stock by such Restricted Subsidiary that was not permitted by this clause (viii);

  (ix) the incurrence by the Company or any of its Restricted Subsidiaries of Hedging Obligations that are incurred (y) for the purpose of fixing or hedging interest rate risk with respect to any floating rate Indebtedness that is permitted by the terms of this Indenture to be outstanding or (z) for the purpose of hedging, fixing or capping interest rate risk in connection with any completed or pending Securitization;

  (x) the guarantee by the Company or any of the Guarantors of Indebtedness of the Company or a Restricted Subsidiary of the Company that was permitted to be incurred by another provision of this covenant;

  (xi) the incurrence by the Company's Unrestricted Subsidiaries of Non-Recourse Debt, provided, however, that if any such Indebtedness ceases to be Non-Recourse Debt of an Unrestricted Subsidiary, such event shall be deemed to constitute an incurrence of Indebtedness by a Restricted Subsidiary of the Company that was not permitted by this clause (xi); and

  (xii) the incurrence by the Company of additional Indebtedness in an aggregate principal amount (or accreted value, as applicable) at any time outstanding, including all Permitted Refinancing Indebtedness incurred to refund, refinance or replace any other Indebtedness incurred pursuant to this clause (xii), not to exceed $5.0 million.

  The Indenture will also provide that the Company will not, and will not permit any Restricted Subsidiary of the Company to, incur any Indebtedness that is contractually subordinated to any Indebtedness of the Company or any such Restricted Subsidiary unless such Indebtedness is also contractually subordinated to the Notes, or the Subsidiary Guarantee of such Restricted Subsidiary (as applicable), on substantially identical terms; provided, however, that no Indebtedness shall be deemed to be contractually subordinated to any other Indebtedness solely by virtue of being unsecured.

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

  For purposes of determining compliance with this covenant, in the event that an item of Indebtedness meets the criteria of more than one of the categories of Permitted Debt described in clauses (i) through (xii) above or is entitled to be incurred pursuant to the first paragraph of this covenant, the Company shall, in its sole discretion, classify such item of Indebtedness in any manner that complies with this covenant and such item of Indebtedness will be treated as having been incurred pursuant to only one of such clauses or pursuant to the first paragraph hereof.

 Liens

  The Indenture provides that the Company will not, and will not permit any of its Restricted Subsidiaries to, create, incur, assume or otherwise cause or suffer to exist or become effective any Lien of any kind (other than Permitted Liens) upon any of their property or assets, now owned or hereafter acquired, unless all payments due under the Indenture and the Notes are secured on an equal and ratable basis with the obligations so secured until such time as such obligations are no longer secured by a Lien.

 Dividend and Other Payment Restrictions Affecting Subsidiaries

  The Indenture provides that the Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any Restricted Subsidiary to (i)(a) pay dividends or make any other distributions to the Company or any of its Restricted Subsidiaries (1) on its Capital Stock or (2) with respect to any other interest or participation in, or measured by, its profits, or (b) pay any Indebtedness owed to the Company or any of its Restricted Subsidiaries, (ii) make loans or advances to the Company or any of its Restricted Subsidiaries or (iii) transfer any of its properties or assets to the Company or any of its Restricted Subsidiaries, except for such encumbrances or restrictions existing under or by reason of (a) the Indenture and the Notes, (b) applicable law, (c) any instrument governing Indebtedness or Capital Stock of a Person acquired by the Company or any of its Restricted Subsidiaries as in effect at the time of such acquisition (except to the extent such Indebtedness was incurred in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired, provided that, in the case of Indebtedness, such Indebtedness was permitted by the terms of the Indenture to be incurred, (d) by reason of customary non-assignment provisions in leases entered into in the ordinary course of business and consistent with past practices, (e) purchase money obligations for property acquired in the ordinary course of business that impose restrictions of the nature described in clause
(iii) above on the property so acquired, (f) Permitted Refinancing Indebtedness, provided that the restrictions contained in the agreements governing such Permitted Refinancing Indebtedness are no more restrictive than those contained in the agreements governing the Indebtedness being refinanced, (g) the requirements of any Securitization that are exclusively applicable to any bankruptcy remote special purpose Restricted Subsidiary of the Company formed in connection therewith, (h) the requirements of any Credit Enhancement Agreement, or (i) in the case of clause (iii) above, restrictions contained in security agreements securing Indebtedness of Guarantors relating to the properties or assets of Guarantors subject to the Liens created thereby, provided that such Liens were otherwise permitted to be incurred under the Indenture.

  Merger, Consolidation, or Sale of Assets

  The Indenture provides that the Company may not consolidate or merge with or into (whether or not the Company is the surviving corporation), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions, to another corporation, Person or entity unless (i) the Company is the surviving corporation or the entity or the Person formed by or surviving any such consolidation or merger (if other than the Company) or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made is a corporation organized or existing under the laws of the United States, any state thereof or the District of Columbia; (ii) the entity or Person formed by or surviving any such consolidation or merger (if other than the Company) or the entity or Person to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made assumes all the obligations of the Company under the Notes and the Indenture pursuant to a supplemental indenture in a form reasonably satisfactory to the Trustee; (iii) immediately before and after such transaction no Default or Event of Default exists; and (iv) except in the case of a merger of the Company with or into a Wholly-Owned Restricted Subsidiary of the Company, the Company or the entity or Person formed by or surviving any such consolidation or merger (if other than the Company), or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made (A) will have Consolidated Net Worth immediately after the transaction equal to or greater than the

Consolidated Net Worth of the Company immediately preceding the transaction and
(B) will, at the time of such transaction and after giving pro forma effect thereto as if such transaction had occurred at the end of the applicable fiscal quarter, be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Consolidated Leverage Ratio test set forth in the first paragraph of the covenant described above under the caption "--Incurrence of Indebtedness and Issuance of Preferred Stock."

 Transactions with Affiliates

  The Indenture provides that the Company will not, and will not permit any of its Restricted Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, Agreement, understanding, loan, advance or Guarantee with, or for the benefit of, any Affiliate (each of the foregoing, an "Affiliate Transaction"), unless (i) such Affiliate Transaction is on terms that are no less favorable to the Company or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Company or such Restricted Subsidiary with an unrelated Person and (ii) the Company delivers to the Trustee
(a) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $1.0 million, a resolution of the Board of Directors of the Company set forth in an Officers' Certificate certifying that such Affiliate Transaction complies with clause (i) above and that such Affiliate Transaction has been approved by a majority of the disinterested members of the Board of Directors of the Company and (b) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $5.0 million, an opinion as to the fairness to the Holders of such Affiliate Transaction from a financial point of view issued by an accounting, appraisal or investment banking firm of national standing; provided that (x) any employment Agreement entered into by the Company or any of its Restricted Subsidiaries in the ordinary course of business and consistent with the past practice of the Company or such Restricted Subsidiary, (y) transactions between or among the Company and/or its Restricted Subsidiaries and (z) Restricted Payments that are permitted by the provisions of the Indenture described above under the caption "--Restricted Payments," in each case, shall not be deemed Affiliate Transactions.

 Limitation on Issuances and Sales of Capital Stock of Wholly-Owned Restricted Subsidiaries

  The Indenture provides that the Company (i) will not, and will not permit any Wholly-Owned Restricted Subsidiary of the Company to, transfer, convey, sell, lease or otherwise dispose of any Capital Stock of any Wholly-Owned Restricted Subsidiary of the Company to any Person (other than the Company or a Wholly-Owned Restricted Subsidiary of the Company that is a Guarantor), unless (a) such transfer, conveyance, sale, lease or other disposition is of all the Capital Stock of such Wholly-Owned Restricted Subsidiary and (b) the cash Net Proceeds from such transfer, conveyance, sale, lease or other disposition are applied in accordance with the covenant described above under the caption "--Asset Sales," and (ii) will not permit any Wholly-Owned Restricted Subsidiary of the Company to issue any of its Equity Interests (other than, if necessary, shares of its Capital Stock constituting directors' qualifying shares) to any Person other than to the Company or a Wholly-Owned Restricted Subsidiary of the Company.

 Additional Subsidiary Guarantees

  The Indenture provides that if the Company or any of its Subsidiaries shall acquire or create another Subsidiary after the date of the Indenture, then such newly acquired or created Subsidiary shall execute a Subsidiary Guarantee and deliver an opinion of counsel, in accordance with the terms of the Indenture; provided, that the foregoing shall not apply to Subsidiaries that (i) have properly been designated as Unrestricted Subsidiaries in accordance with the Indenture for so long as they continue to constitute Unrestricted Subsidiaries or (ii) qualify as Securitization Trusts for so long as they continue to constitute Securitization Trusts.

 Business Activities

  The Indenture provides that the Company will not permit any Restricted Subsidiary to, engage in any business other than Permitted Businesses, except to such extent as would not be material to the Company and its Subsidiaries taken as a whole.

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

 Payments for Consent

  The Indenture provides that neither the Company nor any of its Subsidiaries will, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any Holder of any Notes for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of the Indenture or the Notes unless such consideration is offered to be paid or is paid to all Holders of the Notes that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or Agreement.

 Reports

  The Indenture provides that, whether or not required by the rules and regulations of the Securities and Exchange Commission (the "Commission"), so long as any Notes are outstanding, the Company will furnish to the Holders of Notes (i) all quarterly and annual financial information that would be required to be contained in a filing with the Commission on Forms 10-Q and 10-K if the Company were required to file such Forms, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" that describes the financial condition and results of operations of the Company and its consolidated Subsidiaries (showing in reasonable detail, either on the face of the financial statements or in the footnotes thereto and in Management's Discussion and Analysis of Financial Condition and Results of Operations, the financial condition and results of operations of the Company and its Restricted Subsidiaries separately from the financial condition and results of operations of the Unrestricted Subsidiaries of the Company) and, with respect to the annual information only, a report thereon by the Company's certified independent accountants and (ii) all current reports that would be required to be filed with the Commission on Form 8-K if the Company were required to file such reports. In addition, whether or not required by the rules and regulations of the Commission, the Company will file a copy of all such information and reports with the Commission for public availability (unless the Commission will not accept such a filing) and make such information available to securities analysts and prospective investors upon request. In addition, the Company and the Guarantors have agreed that, for so long as any Notes remain outstanding, they will furnish to the Holders and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

 Limitation on Investment Company Status

  The Indenture provides that the Company and its Subsidiaries shall not take any action, or otherwise permit to exist any circumstance, that would require the Company to register as an "investment company" under the Investment Company Act of 1940, as amended.


EVENTS OF DEFAULT AND REMEDIES

  The Indenture provides that each of the following constitutes an Event of
Default: (i) default for 30 days in the payment when due of interest on, or Liquidated Damages with respect to, the Notes; (ii) default in payment when due of the principal of or premium, if any, on the Notes; (iii) failure by the Company or any of its Subsidiaries to comply with its obligations in the covenants or other agreements described above under the captions "--Repurchase at the Option of Holders," "--Certain Covenants--Incurrence of Indebtedness and Issuance of Preferred Stock," or "--Dividend and Other Payment Restrictions Affecting Subsidiaries;" (iv) failure by the Company or any of its Subsidiaries for 30 days after notice from the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes then outstanding to comply with any of the other covenants or agreements in the Indenture; (v) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any of its Subsidiaries (or the payment of which is guaranteed by the Company or any of its Subsidiaries) whether such Indebtedness or Guarantee now exists, or is created after the date of the Indenture, which default (a) is caused by a failure to pay principal of or premium, if any, or interest on such Indebtedness prior to the expiration of the grace period provided in such Indebtedness on the date of such default (a "Payment Default") or (b) results in the acceleration of such Indebtedness prior to its express maturity and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $5.0 million or more; (vi) failure by the Company or any of its Subsidiaries to pay final judgments aggregating in excess of $2.0 million, which judgments are not paid, discharged or stayed for a period of 60 days; (vii) except as permitted by the Indenture, any Subsidiary Guarantee shall be held in an judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect or any Guarantor, or any Person acting in behalf of any Guarantor, shall deny or disaffirm its obligations under its Subsidiary Guarantee; and (viii) certain events of bankruptcy or insolvency with respect to the Company or any of its Subsidiaries.

  If any Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes may declare all the Notes to be due and payable immediately. Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency, with respect to the Company, any Significant Subsidiary or any group of Subsidiaries that, taken together, would constitute a Significant Subsidiary, all outstanding Notes will become due and payable without further action or notice. Holders of the Notes may not enforce the Indenture or the Notes except as provided in the Indenture. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of the Notes notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal or interest) if it determines that withholding notice is in their interest.

  In the case of any Event of Default occurring by reason of any willful action (or inaction) taken (or not taken) by or on behalf of the Company with the intention of avoiding payment of the premium that the Company would have had to pay if the Company then had elected to redeem the Notes pursuant to the optional redemption provisions of the Indenture, an equivalent premium shall also become and be immediately due and payable to the extent permitted by law upon the acceleration of the Notes. If an Event of Default occurs prior to February 1, 2001 by reason of any willful action (or inaction) taken (or not taken) by or on behalf of the Company with the intention of avoiding the prohibition on redemption of the Notes prior to February 1, 2001, then the premium specified in the Indenture shall also become immediately due and payable to the extent permitted by law upon the acceleration of the Notes.

  The Holders of a majority in aggregate principal amount of the Notes then outstanding by notice to the Trustee may on behalf of the Holders of all of the Notes waive any existing Default or Event of Default and its consequences under the Indenture except a continuing Default or Event of Default in the payment of interest on, or the principal of, the Notes.

  The Company is required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and the Company is required upon becoming aware of any Default or Event of Default, to deliver to the Trustee a statement specifying such Default or Event of Default.


NO PERSONAL LIABILITY OF DIRECTORS, OFFICERS, EMPLOYEES AND STOCKHOLDERS

  No director, officer, employee, incorporator or stockholder of the Company, as such, shall have any liability for any obligations of the Company under the Notes, the Indenture or the Registration Rights Agreement or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. Such waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the Commission that such a waiver is against public policy.


LEGAL DEFEASANCE AND COVENANT DEFEASANCE

  The Company may, at its option and at any time, elect to have all of its obligations discharged with respect to the outstanding Notes ("Legal Defeasance") except for (i) the rights of Holders of outstanding Notes to receive payments in respect of the principal of, premium, if any, and interest and Liquidated Damages on such Notes when such payments are due from the trust referred to below, (ii) the Company's obligations with respect to the Notes concerning issuing temporary Notes, registration of Notes, mutilated, destroyed, lost or stolen Notes and the maintenance of an office or agency for payment and money for security payments held in trust, (iii) the rights, powers, trusts, duties and immunities of the Trustee, and the Company's obligations in connection therewith and (iv) the Legal Defeasance provisions of the Indenture. In addition, the Company may, at its option and at any time, elect to have the obligations of the Company released with respect to certain covenants that are described in the Indenture ("Covenant Defeasance") and thereafter any omission to comply with such obligations shall not constitute a Default or Event of Default with respect to the Notes. In the event Covenant Defeasance occurs, certain events (not including non-payment, bankruptcy, receivership, rehabilitation and insolvency events) described under "Events of Default" will no longer constitute an Event of Default with respect to the Notes.

  In order to exercise either Legal Defeasance or Covenant Defeasance, (i) the Company must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders of the Notes, cash in U.S. dollars, non-callable Government Securities, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium, if any, and interest and Liquidated Damages on the outstanding Notes on the stated maturity or on the applicable redemption date, as the case may be, and the Company must specify whether the Notes are being defeased to maturity or to a particular redemption date; (ii) in the case of Legal Defeasance, the Company shall have delivered to the Trustee an opinion of counsel in the United States reasonably acceptable to the Trustee confirming that (A) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (B) since the date of the Indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such opinion of counsel shall confirm that, the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred; (iii) in the case of Covenant Defeasance, the Company shall have delivered to the Trustee an opinion of counsel in the United States reasonably acceptable to the Trustee confirming that the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred; (iv) no Default or Event of Default shall have occurred and be continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit) or insofar as Events of Default from bankruptcy or insolvency events are concerned, at any time in the period ending on the 91st day after the date of deposit; (v) such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under any material Agreement or instrument (other than the Indenture) to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound; (vi) the Company must have delivered to the Trustee an opinion of counsel to the effect that after the 91st day following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally; (vii) the Company must deliver to the Trustee an Officers' Certificate stating that the deposit was not made by the Company with the intent of preferring the Holders of Notes over the other creditors of the Company with the intent of defeating, hindering, delaying or defrauding creditors of the Company or others; and (viii) the Company must deliver to the Trustee an Officers' Certificate and an opinion of counsel, each stating that all conditions precedent provided for relating to the Legal Defeasance or the Covenant Defeasance have been complied with.


TRANSFER AND EXCHANGE

  A Holder may transfer or exchange Notes in accordance with the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Company is not required to transfer or exchange any Note selected for redemption. Also, the Company is not required to transfer or exchange any Note for a period of 15 days before a selection of Notes to be redeemed.

  The registered Holder of a Note will be treated as the owner of it for all purposes.


AMENDMENT, SUPPLEMENT AND WAIVER

  Except as provided in the next two succeeding paragraphs, the Indenture or the Notes may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the Notes then outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes), and any existing default or compliance with any provision of the Indenture or the Notes may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes (including consents obtained in connection with a tender offer or exchange offer for Notes).

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

  Without the consent of each Holder affected, an amendment or waiver may not (with respect to any Notes held by a non-consenting Holder): (i) reduce the principal amount of Notes whose Holders must consent to an amendment, supplement or waiver, (ii) reduce the principal of or change the fixed maturity of any Note or alter the provisions with respect to the redemption of the Notes (other than provisions relating to the covenants described above under the caption "-- Repurchase at the Option of Holders"), (iii) reduce the rate of or change the time for payment of interest on any Note, (iv) waive a Default or Event of Default in the payment of principal of or premium, if any, or interest on the Notes (except a rescission of acceleration of the Notes by the Holders of at least a majority in aggregate principal amount of the Notes and a waiver of the payment default that resulted from such acceleration), (v) make any Note payable in money other than that stated in the Notes, (vi) make any change in the provisions of the Indenture relating to waivers of past Defaults or the rights of Holders of Notes to receive payments of principal of or premium, if any, or interest on the Notes, (vii) waive a redemption payment with respect to any Note (other than a payment required by one of the covenants described above under the caption "--Repurchase at the Option of Holders") or (viii) make any change in the foregoing amendment and waiver provisions.

  Notwithstanding the foregoing, without the consent of any Holder of Notes, the Company and the Trustee may amend or supplement the Indenture or the Notes to cure any ambiguity, defect or inconsistency, to provide for uncertificated Notes in addition to or in place of certificated Notes, to provide for the assumption of the Company's obligations to Holders of Notes in the case of a merger or consolidation, to make any change that would provide any additional rights or benefits to the Holders of Notes or that does not adversely affect the legal rights under the Indenture of any such Holder, or to comply with requirements of the Commission in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act.


CONCERNING THE TRUSTEE

  The Indenture contains certain limitations on the rights of the Trustee, should it become a creditor of the Company, to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The Trustee will be permitted to engage in other transactions; however, if it acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the Commission for permission to continue or resign.

  The Holders of a majority in principal amount of the then outstanding Notes will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee, subject to certain exceptions. The Indenture provides that in case an Event of Default shall occur (which shall not be cured), the Trustee will be required, in the exercise of its power, to use the degree of care of a prudent man in the conduct of his own affairs. Subject to such provisions, the Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request of any Holder of Notes, unless such Holder shall have offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense.


ADDITIONAL INFORMATION

  Anyone who receives this Prospectus may obtain a copy of the Indenture and Registration Rights Agreement without charge by writing to AmeriCredit Corp., 200 Bailey Drive, Fort Worth, Texas 76107, Attention: Chief Financial Officer.


BOOK-ENTRY, DELIVERY AND FORM

  The New Notes will initially be issued in the form of one Global Note (the "Global Note"). The Global Note will be deposited on the date of consummation of the Exchange Offer (the "Closing Date") with, or on behalf of, The Depository Trust Company (the "Depository") and registered in the name of Cede & Co., as nominee of the Depository (such nominee being referred to herein as the "Global Note Holder").

  Notes that were issued as described below under "Certificated Securities," will be issued in the form of registered definitive certificates (the "Certificated Securities"). Upon the transfer to a qualified institutional buyer of Certificated Securities initially issued to a Non-Global Purchaser, such Certificated Securities may, unless the Global Note has previously been exchanged for Certificated Securities, be exchanged for an interest in the Global Note representing the principal amount of Notes being transferred.

  The Depository is a limited-purpose trust company that was created to hold securities for its participating organizations (collectively, the "Participants" or the "Depository's Participants") and to facilitate the clearance and settlement of transactions in such securities between Participants through electronic book-entry changes in accounts of its Participants. The Depository's Participants include securities brokers and dealers (including the Initial Purchasers), banks and trust companies, clearing corporations and certain other organizations. Access to the Depository's system is also available to other entities such as banks, brokers, dealers and trust companies (collectively, the "Indirect Participants" or the "Depository's Indirect Participants") that clear through or maintain a custodial relationship with a Participant, either directly or indirectly. Persons who are not Participants may beneficially own securities held by or on behalf of the Depository only thorough the Depository's Participants or the Depository's Indirect Participants.

  The Company expects that pursuant to procedures established by the Depository
(i) upon deposit of the Global Note, the Depository will credit the accounts of Participants designated by the Initial Purchasers with portions of the principal amount of the Global Note and (ii) ownership of the Notes evidenced by the Global Note will be shown on, and the transfer of ownership thereof will be effected only through, records maintained by the Depository (with respect to the interests of the Depository's Participants), the Depository's Participants and the Depository's Indirect Participants. Prospective purchasers are advised that the laws of some states require that certain Persons take physical delivery in definitive form of securities that they own. Consequently, the ability to transfer Notes evidenced by the Global Note will be limited to such extent.

  So long as the Global Note Holder is the registered owner of any Notes, the Global Note Holder will be considered the sole Holder under the Indenture of any Notes evidenced by the Global Note. Beneficial owners of Notes evidenced by the Global Note will not be considered the owners or Holders thereof under the Indenture for any purpose, including with respect to the giving of any directions, instructions or approvals to the Trustee thereunder. Neither the Company nor the Trustee will have any responsibility or liability for any aspect of the records of the Depository or for maintaining, supervising or reviewing any records of the Depository relating to the Notes.

  Payments in respect of the principal of, premium, if any, interest and Liquidated Damages, if any, on any Notes registered in the name of the Global Note Holder on the applicable record date will be payable by the Trustee to or at the direction of the Global Note Holder in its capacity as the registered Holder under the Indenture. Under the terms of the Indenture, the Company and the Trustee may treat the Persons in whose names Notes, including the Global Note, are registered as the owners thereof for the purpose of receiving such payments. Consequently, neither the Company nor the Trustee has or will have any responsibility or liability for the payment of such amounts to beneficial owners of Notes. The Company believes, however, that it is currently the policy of the Depository to immediately credit the accounts of the relevant Participants with such payments, in amounts proportionate to their respective holdings of beneficial interests in the relevant security as shown on the records of the Depository. Payments by the Depository's Participants and the Depository's Indirect Participants to the beneficial owners of Notes will be governed by standing instructions and customary practice and will be the responsibility of the Depository's Participants or the Depository's Indirect Participants.

 Certificated Securities

  Subject to certain conditions, any Person having a beneficial interest in the Global Note may, upon request to the Trustee, exchange such beneficial interest for Notes in the form of Certificated Securities. Upon any such issuance, the Trustee is required to register such Certificated Securities in the name of, and cause the same to be delivered to, such Person or Persons (or the nominee of any thereof). In addition, if (i) the Company notifies the Trustee in writing that the Depository is no longer willing or able to act as a depositary and the Company is unable to locate a qualified successor within 90 days or (ii) the Company, at its option, notifies the Trustee in writing that it elects to cause the issuance of Notes in the form of Certificated Securities under the Indenture, then, upon surrender by the Global Note Holder of its Global Note, Notes in such form will be issued to each Person that the Global Note Holder and the Depository identify as being the beneficial owner of the related Notes.

  Neither the Company nor the Trustee will be liable for any delay by the Global Note Holder or the Depository in identifying the beneficial owners of Notes and the Company and the Trustee may conclusively rely on, and will be protected in relying on, instructions from the Global Note Holder or the Depository for all purposes.

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

 Same Day Settlement and Payment

  The Indenture will require that payments in respect of the Notes represented by the Global Note (including principal, premium, if any, interest and Liquidated Damages, if any) be made by wire transfer of immediately available (same day) funds to the accounts specified by the Global Note Holder. With respect to Certificated Securities, the Company will make all payments of principal, premium, if any, interest and Liquidated Damages, if any, by wire transfer of immediately available (same day) funds to the accounts specified by the Holders thereof or, if no such account is specified, by mailing a check to each such Holder's registered address.


CERTAIN DEFINITIONS

  Set forth below are certain defined terms used in the Indenture. Reference is made to the Indenture for a full disclosure of all such terms, as well as any other capitalized terms used herein for which no definition is provided.

  "Acquired Debt" means, with respect to any specified Person, (i) Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Subsidiary of such specified Person, including, without limitation, Indebtedness incurred in connection with, or in contemplation of, such other Person merging with or into or becoming a Subsidiary of such specified Person, and (ii) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

  "Acquisition Fees" means, with respect to any Eligible Receivables as of any date, the discount or cash payments received by the Company from dealers and other Persons with respect to the Eligible Receivables purchased from such dealer or other Person and owned by the Company or its Restricted Subsidiaries as of such date.

  "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by Agreement or otherwise; provided that beneficial ownership of 10% or more of the voting securities of a Person shall be deemed to be control.

  "Asset Sale" means (i) the sale, lease, conveyance or other disposition of any assets or rights (including, without limitation, by way of a sale and leaseback) other than sales of Receivables in connection with Securitizations, Warehouse Facilities or Credit Facilities in the ordinary course of business consistent with past practices (provided that the sale, lease, conveyance or other disposition of all or substantially all of the assets of the Company and its Subsidiaries taken as a whole will be governed by the provisions of the Indenture described above under the caption "--Change of Control" and/or the provisions described above under the caption "--Merger, Consolidation or Sale of Assets" and not by the provisions of the Asset Sale covenant), and (ii) the issue or sale by the Company or any of its Subsidiaries of Equity Interests of any of the Company's Subsidiaries, in the case of either clause (i) or (ii), whether in a single transaction or a series of related transactions (a) that have a fair market value in excess of $500,000 or (b) for net proceeds in excess of $500,000. Notwithstanding the foregoing: (i) a transfer of assets by the Company to a Wholly-Owned Restricted Subsidiary or by a Wholly-Owned Restricted Subsidiary to the Company or to another Wholly-Owned Restricted Subsidiary, (ii) an issuance of Equity Interests by a Wholly-Owned Restricted Subsidiary to the Company or to another Wholly-Owned Restricted Subsidiary, and (iii) a Restricted Payment that is permitted by the covenant described above under the caption "-- Restricted Payments" will not be deemed to be Asset Sales.

  "Board of Directors" means the Board of Directors or other governing body charged with the ultimate management of any Person, or any duly authorized committee thereof.

  "Borrowing Base" means, as of any date, an amount equal to the sum of (i) 80% of the aggregate amount of Receivables (other than loans secured by residential mortgages) owned by the Company and its Wholly-Owned Restricted Subsidiaries as of such date that are not in default, excluding (A) any Receivables that were acquired or originated with Permitted Warehouse Debt, (B) any Receivables that are held by a Securitization Trust, and (C) any Receivables that are subject to Liens other than Liens securing Obligations under Credit Facilities; (ii) 60% of the book value (determined on a consolidated basis in accordance with GAAP) of interests in portfolios of securitized Receivables that are owned by the

Company and its Wholly-Owned Restricted Subsidiaries as of such date and that are not subject to any Liens other than Liens to secure Obligations under Credit Facilities; and (iii) 98% of the aggregate amount of Receivables that consist of loans secured by residential mortgages owned by the Company and its Wholly-Owned Restricted Subsidiaries as of such date that are not in default, excluding (A) any such loans that were acquired or originated with Permitted Warehouse Debt,
(B) any such loans that are held by a Securitization Trust, and (C) any such loans that are subject to Liens other than Liens securing Obligations under Credit Facilities.

  "Capital Lease Obligation" means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be required to be capitalized on a balance sheet in accordance with GAAP.

  "Capital Stock" means (i) in the case of a corporation, corporate stock, (ii) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock, (iii) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited) and (iv) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

  "Cash Equivalents" means (i) United States dollars, (ii) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof having maturities of not more than six months from the date of acquisition, (iii) certificates of deposit and Eurodollar time deposits with maturities of six months or less from the date of acquisition, bankers' acceptances with maturities not exceeding six months and overnight bank deposits, in each case with any domestic commercial bank having capital and surplus in excess of $500 million and a Keefe Bank Watch Rating of "B" or better, (iv) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (ii) and (iii) above entered into with any financial institution meeting the qualifications specified in clause (iii) above and (v) commercial paper having the highest rating obtainable from Moody's Investors Service, Inc. or Standard & Poor's Corporation and in each case maturing within six months after the date of acquisition.

  "Consolidated Indebtedness" means, with respect to any Person as of any date of determination, the sum, without duplication, of (i) the total amount of Indebtedness of such Person and its Restricted Subsidiaries, plus (ii) the total amount of Indebtedness of any other Person, to the extent that such Indebtedness has been Guaranteed by the referent Person or one or more of its Restricted Subsidiaries, plus (iii) the aggregate liquidation value of all Disqualified Stock of such Person and all preferred stock of Restricted Subsidiaries of such Person, in each case, determined on a consolidated basis in accordance with GAAP.

  "Consolidated Leverage Ratio" means, with respect to any Person, as of any date of determination, the ratio of (i) the Consolidated Indebtedness of such Person as of such date, excluding, however, all (A) borrowings under Credit Facilities that constitute Permitted Debt, (B) Permitted Warehouse Debt and (C) Hedging Obligations that constitute Permitted Debt to (ii) the Consolidated Net Worth of such Person as of such date.

  "Consolidated Net Income" means, with respect to any Person for any period, the aggregate of the Net Income of such Person and its Restricted Subsidiaries (for such period, on a consolidated basis, determined in accordance with GAAP) provided that (i) the Net Income (but not loss) of any Person that is not a Restricted Subsidiary or that is accounted for by the equity method of accounting shall be included only to the extent of the amount of dividends or distributions paid in cash to the referent Person or a Wholly-Owned Restricted Subsidiary thereof, (ii) the Net Income of any Restricted Subsidiary shall be excluded to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of that Net Income is not at the date of determination permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any Agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its stockholders, (iii) the Net Income of any Person acquired in a pooling of interests transaction for any period prior to the date of such acquisition shall be excluded, and (iv) the cumulative effect of a change in accounting principles shall be excluded.

  "Consolidated Net Worth" means, with respect to any Person as of any date, the sum of (i) the consolidated equity of the common stockholders of such Person and its consolidated Subsidiaries as of such date plus (ii) the respective amounts reported on such Person's balance sheet as of such date with respect to any series of preferred stock (other than

Disqualified Stock) that by its terms is not entitled to the payment of dividends unless such dividends may be declared and paid only out of net earnings in respect of the year of such declaration and payment, but only to the extent of any cash received by such Person upon issuance of such preferred stock, less (x) all write-ups (other than write-ups resulting from foreign currency translations and write-ups of tangible assets of a going concern business made within 12 months after the acquisition of such business) subsequent to the date of the Indenture in the book value of any asset owned by such Person or a consolidated Subsidiary of such Person, (y) all investments as of such date in unconsolidated Subsidiaries and in Persons that are not Subsidiaries (except, in each case, Permitted Investments), and (z) all unamortized debt discount and expense and unamortized deferred charges as of such date, all of the foregoing determined in accordance with GAAP.

  "Credit Agreement" means the Second Restated Revolving Credit Agreement, dated as of October 7, 1996, by and among the Company, certain of its Restricted Subsidiaries and the several banks named therein, providing for up to $240 million of revolving credit borrowings, including all related notes, Guarantees, security agreements, collateral documents, and other instruments and agreements executed in connection therewith.

  "Credit Enhancement Agreements" means, collectively, any documents, instruments or agreements entered into by the Company, any of its Restricted Subsidiaries or any of the Securitization Trusts exclusively for the purpose of providing credit support for the Securitization Trusts or any of their respective Indebtedness or asset-backed securities.

  "Credit Facilities" means, with respect to the Company or any of its Restricted Subsidiaries, one or more debt facilities (including, without limitation, the Credit Agreement) with banks or other institutional lenders providing for revolving credit loans; provided that in no event will any such facility that constitutes a Warehouse Facility be deemed to qualify as a Credit Facility.

  "Default" means any event that is or with the passage of time or the giving of notice or both would be an Event of Default.

  "Disqualified Stock" means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the Holder thereof, in whole or in part, on or prior to the date that is 91 days after the date on which the Notes mature.

  "Eligible Receivables" means, at any time, all Receivables owned by the Company or any of its Restricted Subsidiaries that meet the sale or loan eligibility criteria set forth in the Warehouse Facility pursuant to which the applicable Receivables were financed; excluding, however, any Receivables that are pledged to secure, or were acquired or originated with, borrowings under a Credit Facility and excluding any such Receivables held by a Securitization Trust.

  "Equity Interests" means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

  "Existing Indebtedness" means up to $39.5 million in aggregate principal amount of Indebtedness of the Company and its Subsidiaries (other than Indebtedness under the Credit Agreement, the Original Notes and the Original Guarantees) in existence on February 4, 1997, until such amounts are repaid.

  "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect from time to time and consistently applied.

  "Guarantee" means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including, without limitation, letters of credit and reimbursement agreements in respect thereof), of all or any part of any Indebtedness.

  "Guarantors" means each of (i) AmeriCredit Financial Services, Inc., a Delaware corporation, AmeriCredit Operating Co., Inc., a Delaware corporation, ACF Investment Corp., a Delaware corporation, Americredit Corporation of California, f/k/a Rancho Vista Mortgage Corporation, a California corporation and AmeriCredit Premium Finance,

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

Inc., a Delaware corporation, and (ii) any other subsidiary that executes a Subsidiary Guarantee in accordance with the provisions of the Indenture, and their respective successors and assigns.

  "Hedging Obligations" means, with respect to any Person, the obligations of such Person under (i) interest rate swap agreements, interest rate cap agreements and interest rate collar agreements and (ii) other agreements or arrangements designed to protect such Person against fluctuations in interest rates.

  "Indebtedness" means, with respect to any Person, any indebtedness of such Person, whether or not contingent, in respect of borrowed money or evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof) or banker's acceptances or representing Capital Lease Obligations or the balance deferred and unpaid of the purchase price of any property or representing any Hedging Obligations, except any such balance that constitutes an accrued expense or trade payable, if and to the extent any of the foregoing indebtedness (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet of such Person prepared in accordance with GAAP, as well as all indebtedness of others secured by a Lien on any asset of such Person (whether or not such indebtedness is assumed by such Person) and, to the extent not otherwise included, the Guarantee by such Person of any indebtedness of any other Person. The amount of any Indebtedness outstanding as of any date shall be (i) the accreted value thereof, in the case of any Indebtedness that does not require current payments of interest, and (ii) the principal amount thereof, together with any interest thereon that is more than 30 days past due, in the case of any other Indebtedness.

  "Investments" means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the forms of direct or indirect loans (including Guarantees of Indebtedness or other obligations), advances or capital contributions (excluding commission, travel and similar advances to officers and employees made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP. If the Company or any Subsidiary of the Company sells or otherwise disposes of any Equity Interests of any direct or indirect Subsidiary of the Company such that, after giving effect to any such sale or disposition, such Person is no longer a Subsidiary of the Company, the Company shall be deemed to have made an Investment on the date of any such sale or disposition equal to the fair market value of the Equity Interests of such Subsidiary not sold or disposed of in an amount determined as provided in the final paragraph of the covenant described above under the caption "--Restricted Payments."

  "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention Agreement, any lease in the nature thereof, any option or other Agreement to sell or give a security interest in and any filing of or Agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction).

  "Net Income" means, with respect to any Person, the net income (loss) of such Person, determined in accordance with GAAP and before any reduction in respect of preferred stock dividends, excluding, however, (i) any gain (but not loss), together with any related provision for taxes on such gain (but not loss), realized in connection with (a) any Asset Sale (including, without limitation, dispositions pursuant to sale and leaseback transactions) or (b) the disposition of any securities by such Person or any of its Restricted Subsidiaries or the extinguishment of any Indebtedness of such Person or any of its Restricted Subsidiaries and (ii) any extraordinary or nonrecurring gain (but not loss), together with any related provision for taxes on such extraordinary or nonrecurring gain (but not loss).

  "Net Proceeds" means the aggregate cash proceeds received by the Company or any of its Restricted Subsidiaries in respect of any Asset Sale (including, without limitation, any cash received upon the sale or other disposition of any non-cash consideration received in any Asset Sale), net of the direct costs relating to such Asset Sale (including, without limitation, legal, accounting and investment banking fees, and sales commissions) and any relocation expenses incurred as a result thereof, taxes paid or payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements), amounts required to be applied to the repayment of Indebtedness secured by a Lien on the asset or assets that were the subject of such Asset Sale and any reserve for adjustment in respect of the sale price of such asset or assets established in accordance with GAAP.

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

  "Non-Recourse Debt" means Indebtedness (i) as to which neither the Company nor any of its Restricted Subsidiaries (a) provides credit support of any kind (including any undertaking, Agreement or instrument that would constitute Indebtedness), (b) is directly or indirectly liable (as a guarantor or otherwise), or (c) constitutes the lender; and (ii) no default with respect to which (including any rights that the holders thereof may have to take enforcement action against an Unrestricted Subsidiary) would permit (upon notice, lapse of time or both) any holder of any other Indebtedness (other than the Notes being offered hereby) of the Company or any of its Restricted Subsidiaries to declare a default on such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its stated maturity; and
(iii) as to which the lenders have been notified in writing that they will not have any recourse to the stock or assets of the Company or any of its Restricted Subsidiaries.

  "Obligations" means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

  "Original Guarantees" means each of the Guarantees of the Original Notes by the Guarantors pursuant to the Original Indenture.

  "Original Indenture" means the Indenture, dated as of February 4, 1997, among the Company, Bank One, Columbus, NA, as trustee, and the Guarantors, with respect to the Original Notes and the Original Guarantees.

  "Original Notes" means the $125,000,000 in aggregate principal amount of the Company's 9 1/4% Senior Notes due 2004, issued pursuant to the Original Indenture on February 4, 1997.

  "Permitted Business" means the business of purchasing, originating, brokering and marketing, pooling and selling, securitizing and servicing Receivables, and entering into agreements and engaging in transactions incidental to the foregoing.

  "Permitted Investments" means (a) any Investment in the Company or in a Wholly-Owned Restricted Subsidiary of the Company that is a Guarantor; (b) any Investment in Cash Equivalents; (c) any Investment by the Company or any Subsidiary of the Company in a Person, if as a result of such Investment (i) such Person becomes a Wholly-Owned Restricted Subsidiary of the Company and a Guarantor that is engaged in a Permitted Business or (ii) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Company or a Wholly-Owned Restricted Subsidiary of the Company that is a Guarantor and that is engaged in a Permitted Business; (d) any Restricted Investment made as a result of the receipt of non-cash consideration from an Asset Sale that was made pursuant to and in compliance with the covenant described above under the caption "-- Repurchase at the Option of Holders--Asset Sales;" (e) any acquisition of assets solely in exchange for the issuance of Equity Interests (other than Disqualified Stock) of the Company; (f) Investments by the Company or any of its Subsidiaries in Securitization Trusts in the ordinary course of business in connection with or arising out of Securitizations; (g) purchases of all remaining outstanding asset-backed securities of any Securitization Trust for the purpose of relieving the Company or a Subsidiary of the Company of the administrative expense of servicing such Securitization Trust, but only if 90% or more of the aggregate principal amount of the original asset-backed securities of such Securitization Trust have previously been retired; and (h) other Investments by the Company or any of its Subsidiaries in any Person (other than an Affiliate of the Company that is not also a Subsidiary of the Company) that do not exceed $5.0 million in the aggregate at any one time outstanding (measured as of the date made and without giving effect to subsequent changes in value).

  "Permitted Liens" means (i) Liens existing on the date of the Indenture; (ii) Liens on Eligible Receivables and the proceeds thereof to secure Permitted Warehouse Debt or permitted Guarantees thereof; (iii) Liens to secure revolving credit borrowings under Credit Facilities, provided that such borrowings were permitted by the Indenture to be incurred; (iv) Liens on Receivables and the proceeds thereof incurred in connection with Securitizations or permitted Guarantees thereof; (v) Liens on spread accounts and excess servicing receivable, Liens on the stock of Restricted Subsidiaries of the Company substantially all of the assets of which are spread accounts and excess servicing receivable and Liens on interests in Securitization Trusts, in each case incurred in connection with Credit Enhancement Agreements; (vi) Liens on property of a Person existing at the time such Person is merged into or consolidated with the Company or any Restricted Subsidiary of the Company; provided that such Liens were in existence prior to the contemplation of such merger or consolidation and do not extend to any assets other than those of the Person merged into or consolidated with the Company; (vii) Liens on property existing at the time of acquisition thereof by the Company or any Restricted

Subsidiary of the Company, provided that such Liens were in existence prior to the contemplation of such acquisition; (viii) Liens securing Indebtedness incurred to finance the construction or purchase of property of the Company or any of its Wholly-Owned Restricted Subsidiaries (but excluding Capital Stock of another Person); provided, however, that any such Lien may not extend to any other property owned by the Company or any of its Restricted Subsidiaries at the time the Lien is incurred, and the Indebtedness secured by the Lien may not be incurred more than 180 days after the latter of the acquisition or completion of construction of the property subject to the Lien; provided, further, that the Amount of Indebtedness secured by such Liens do not exceed the fair market value (as evidenced by a resolution of the Board of Directors of the Company set forth in an Officers' Certificate delivered to the Trustee) of the property purchased or constructed with the proceeds of such Indebtedness; (ix) Liens to secure any Permitted Refinancing Indebtedness incurred to refinance any Indebtedness secured by any Lien referred to in the foregoing clauses (i) through (viii), provided, however, that such new Lien shall be limited to all or part of the same property that secured the original Lien and the Indebtedness secured by such Lien at such time is not increased to any amount greater than the outstanding principal amount or, if greater, committed amount of the Indebtedness described under clauses (i) through (viii), as the case may be, at the time the original Lien became a permitted Lien; (x) Liens in favor of the Company; (xi) Liens incurred in the ordinary course of business of the Company or any Restricted Subsidiary of the Company with respect to obligations that do not exceed $1.0 million in the aggregate at any one time outstanding; (xii) Liens to secure the performance of statutory obligations, surety or appeal bonds, performance bonds or other obligations of a like nature incurred in the ordinary course of business (including, without limitation, landlord Liens on leased properties); (xiii) Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded, provided that any reserve or other appropriate provision as shall be required in conformity with GAAP shall have been made therefor; (xiv) Liens on assets of Guarantors to secure Senior Guarantor Debt of such Guarantors that was permitted by the Indenture to be incurred; and (xv) Liens on assets of Unrestricted Subsidiaries that secure Non-Recourse Debt of Unrestricted Subsidiaries.

  "Permitted Refinancing Indebtedness" means any Indebtedness of the Company or any of its Restricted Subsidiaries issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund other Indebtedness of the Company or any of its Restricted Subsidiaries (other than Permitted Warehouse Debt or intercompany Indebtedness); provided that: (i) the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount of (or accreted value, if applicable), plus accrued interest on, the Indebtedness so extended, refinanced, renewed, replaced, defeased or refunded (plus the amount of reasonable expenses incurred in connection therewith); (ii) such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; (iii) if the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is subordinated in right of payment to the Notes, such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and is subordinated in right of payment to, the Notes on terms at least as favorable to the Holders of Notes as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; and (iv) such Indebtedness is incurred either by the Company or by the Restricted Subsidiary who is the obligor on the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded.

  "Permitted Warehouse Debt" means Indebtedness of the Company or a Restricted Subsidiary of the Company outstanding under one or more Warehouse Facilities; provided, however, that (i) the assets purchased with proceeds of such warehouse debt are or, prior to any funding under the Warehouse Facility with respect to such assets, were eligible to be recorded as held for sale on the consolidated balance sheet of the Company in accordance with GAAP, (ii) such warehouse debt will be deemed Permitted Warehouse Debt (a) in the case of a Purchase Facility, only to the extent the holder of such warehouse debt has no contractual recourse to the Company and/or its Restricted Subsidiaries to satisfy claims in respect of such warehouse debt in excess of the realizable value of the Receivables financed thereby, and (b) in the case of any other Warehouse Facility, only to the lesser of (A) the amount advanced by the lender with respect to the Receivables financed under such Warehouse Facility, and (B) the principal amount of such Receivables and (iii) any such Indebtedness has not been outstanding in excess of 364 days.

  "Person" means an individual, partnership, corporation, limited liability company, unincorporated organization, trust, joint venture, or a governmental agency or political subdivision thereof.

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

  "Purchase Facility" means any Warehouse facility in the form of a purchase and sale facility pursuant to which the Company or any of its Subsidiaries sells Receivables to a financial institution and retains the right of first refusal upon the subsequent resale of such Receivables by such financial institution.

  "Receivables" means (i) consumer installment sale contracts and loans evidenced by promissory notes secured by new and used automobiles and light trucks, (ii) other consumer installment sale contracts or lease contracts and
(iii) loans secured by residential mortgages, in the case of each of the clauses
(i), (ii) and (iii), that are purchased or originated in the ordinary course of business by the Company or any Restricted Subsidiary of the Company; provided, however, that for purposes of determining the amount of a Receivable at any time, such amount shall be determined in accordance with GAAP, consistently applied, as of the most recent practicable date.

  "Restricted Investment" means an Investment other than a Permitted Investment.

  "Restricted Subsidiary" of a Person means any Subsidiary of the referent Person that is not an Unrestricted Subsidiary.

  "Securitization" means a public or private transfer of Receivables in the ordinary course of business and by which the Company or any of its Restricted Subsidiaries directly or indirectly securitizes a pool of specified Receivables including any such transaction involving the sale of specified Receivables to a Securitization Trust.

  "Securitization Trust" means any Person (whether or not a Subsidiary of the Company) established exclusively for the purpose of issuing securities in connection with any Securitization, the obligations of which are without recourse to the Company or any of the Guarantors (including, without limitation, any special purpose Subsidiary of the Company formed exclusively for the purpose of satisfying the requirements of Credit Enhancement Agreements and regardless of whether such Subsidiary is an issuer of securities), provided that such Person is not an obligor with respect to any Indebtedness of the Company or any Guarantor other than under Credit Enhancement Agreements. As of the date of the Indenture, AFS Funding Corp. and CP Funding Corp. shall be deemed to satisfy the requirements of the foregoing definition.

  "Significant Subsidiary" means any Subsidiary that would be a "significant subsidiary" as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Act, as such Regulation is in effect on the date hereof.

  "Special Purpose Finance Subsidiaries" means AmeriCredit Receivables Finance Corp. and AmeriCredit Receivables Finance Corp. 1995-A.

  "Specified Senior Indebtedness" means (i) the Indebtedness of any Person, whether outstanding on the date of the Indenture or thereafter incurred and (ii) accrued and unpaid interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to such Person to the extent post filing interest is allowed in such proceeding) in respect of (A) Indebtedness of such Person for money borrowed and (B) Indebtedness evidenced by notes, debentures, bonds or other similar instruments for the payment of which such Person is responsible or liable unless, in the case of either clause (i) or
(ii), in the instrument creating or evidencing the same pursuant to which the same is outstanding, it is provided that such obligations are subordinate in right of payment to the Notes; provided, however, that Specified Senior Indebtedness shall not include (1) any obligation of such Person to any Subsidiary of such Person, (2) any liability for Federal, state, local or other taxes owed or owing by such Person, (3) any accounts payable or other liability to trade creditors arising in the ordinary course of business (including Guarantees thereof or instruments evidencing such liabilities), (4) any obligations in respect of Capital Stock of such Person or (5) that portion of any Indebtedness which at the time of incurrence is incurred in violation of the Indenture.

  "Stated Maturity" means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which such payment of interest or principal was scheduled to be paid in the original documentation governing such Indebtedness, and shall not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

  "Subsidiary" means, with respect to any Person, (i) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person (or a combination thereof) and (ii) any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are such Person or of one or more Subsidiaries of such Person (or any combination thereof).

  "Unrestricted Subsidiary" means (i) any Subsidiary that is designated by the Board of Directors of the Company as an Unrestricted Subsidiary pursuant to a Board Resolution; but only to the extent that such Subsidiary: (a) has no Indebtedness other than Non-Recourse Debt; (b) is not party to any Agreement, contract, arrangement or understanding with the Company or any Restricted Subsidiary of the Company unless the terms of any such Agreement, contract, arrangement or understanding are no less favorable to the Company or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of the Company; (c) is a Person with respect to which neither the Company nor any of its Restricted Subsidiaries has any direct or indirect obligation (x) to subscribe for additional Equity Interests or (y) to maintain or preserve such Person's financial condition or to cause such Person to achieve any specified levels of operating results; (d) has not guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of the Company or any of its Restricted Subsidiaries; and (e) has at least one director on its board of directors that is not a director or executive officer of the Company or any of its Restricted Subsidiaries and has at least one executive officer that is not a director or executive officer of the Company or any of its Restricted Subsidiaries. Any such designation by the Board of Directors of the Company shall be evidenced to the Trustee by filing with the Trustee a certified copy of the Board Resolution giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing conditions and was permitted by the covenant described above under the caption "Certain Covenants--Restricted Payments." If, at any time, any Unrestricted Subsidiary would fail to meet the foregoing requirements as an Unrestricted Subsidiary, it shall thereafter cease to be an Unrestricted Subsidiary for purposes of the Indenture and any Indebtedness of such Subsidiary shall be deemed to be incurred by a Restricted Subsidiary of the Company as of such date (and, if such Indebtedness is not permitted to be incurred as of such date under the covenant described under the caption "Incurrence of Indebtedness and Issuance of Preferred Stock," the Company shall be in default of such covenant). The Board of Directors of the Company may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that such designation shall be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of the Company of any outstanding Indebtedness of such Unrestricted Subsidiary and such designation shall only be permitted if (i) such Indebtedness is permitted under Consolidated Leverage Ratio test set forth in the first paragraph of the covenant described under the caption "Certain Covenants--Incurrence of Indebtedness and Issuance of Preferred Stock," calculated on a pro forma basis as if such designation had occurred at the end of the applicable fiscal quarter, and (ii) no Default or Event of Default would be in existence following such designation.

  "Voting Stock" of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.

  "Warehouse Facility" means any funding arrangement with a financial institution or other lender or purchaser to the extent (and only to the extent) funding thereunder is used exclusively to finance or refinance the purchase or origination of Receivables by the Company or a Restricted Subsidiary of the Company for the purpose of (i) pooling such Receivables prior to Securitization or (ii) sale, in each case in the ordinary course of business, including Purchase Facilities.

  "Weighted Average Life to Maturity" means, when applied to any Indebtedness at any date, the number of years obtained by dividing (i) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment, by (ii) the then outstanding principal amount of such Indebtedness.

  "Wholly-Owned Restricted Subsidiary" of any Person means a Restricted Subsidiary of such Person all of the outstanding Capital Stock or other ownership interests of which (other than directors' qualifying shares) shall at the time be owned by such Person or by one or more Wholly-Owned Restricted Subsidiaries of such Person.

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

                    CERTAIN FEDERAL INCOME TAX CONSEQUENCES

GENERAL

  In the opinion of Jenkens & Gilchrist, a Professional Corporation, the following are the material U.S. federal income tax consequences of exchanging Old Notes for New Notes pursuant to the Exchange Offer. The following opinion is based on the Internal Revenue Code of 1986, as amended (the "Code"), existing and proposed regulations thereunder, Internal Revenue Service ("IRS") rulings and pronouncements, reports of congressional committees, judicial decisions and current administrative rulings and practice, all as in effect on the date hereof, all of which are subject to change at any time, and any such change may be applied retroactively in a manner that could adversely affect the tax consequences described below.

  This opinion applies only to Notes held as "capital assets" within the meaning of section 1221 of the Code (generally property held for investment and not for sale to customers in the ordinary course of a trade or business) by holders who or which are (i) citizens or residents of the United States, (ii) domestic corporations, partnerships or other entities or (iii) otherwise subject to U.S. federal income taxation on a net income basis in respect of income and gain from the Notes. This opinion does not address aspects of U.S. federal income taxation that may be applicable to holders that are subject to special tax rules, such as certain financial institutions, tax-exempt organizations, insurance companies, dealers in securities, foreign corporations and nonresident alien individuals. Moreover, this summary does not address any of the U.S. federal income tax consequences of holders that do not acquire New Notes pursuant to the Exchange Offer, nor does it address the applicability or effect of any state, local or foreign tax laws.

  The Company has not sought and will not seek any rulings from the IRS with respect to the position of the Company discussed below. There can be no assurance that the IRS will not take a different position concerning the tax consequences of exchanging Old Notes for New Notes.


EXCHANGE OFFER

  The exchange of Old Notes for New Notes pursuant to the Exchange Offer will not be treated as an "exchange" for U.S. federal income tax purposes because the New Notes will not be considered to differ materially in kind or extent from the Old Notes. New Notes received by a holder of Old Notes will be treated as a continuation of the Old Notes in the hands of such holder. Accordingly, there will not be any U.S. federal income tax consequences to holders exchanging Old Notes for New Notes pursuant to the Exchange Offer. A holder's holding period of New Notes will include the holding period of the Old Notes exchanged therefor.


POTENTIAL CONTINGENT PAYMENTS

  Holders of New Notes should be aware that it is possible that the IRS could assert that the Liquidated Damages which the Company would have been obligated to pay if the Exchange Offer registration statement had not been filed or is not declared effective within the time periods set forth herein (or certain other actions are not taken) (as described above under "Termination of Certain Rights") are "contingent payments" for U.S. federal income tax purposes. If so treated, the New Notes would be treated as contingent payment debt instruments and a holder of a New Note would be required to accrue interest income over the term of such New Note under the "noncontingent bond method" set forth in the U.S. Treasury Regulations issued by the IRS (the "Contingent Debt Regulations"). Under the Contingent Debt Regulations, any gain recognized by a holder on the sale, exchange or retirement of a New Note could be treated as interest income. However, the Contingent Debt Regulations provide that, for purposes of determining whether a debt instrument is a contingent payment debt instrument, remote or incidental contingencies are ignored.

  On the date of issue, the Company believed and has represented that to the best knowledge of the Company, prior to and on the date the New Notes are issued, the possibility of the payment of Liquidated Damages on the Old Notes is remote. Assuming this representation, counsel is of the opinion that the Old Notes will not be treated as contingent payment debt instruments. Accordingly, based on this representation, the Old Notes should not be treated as contingent payment debt instruments.

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

  EACH HOLDER SHOULD CONSULT THEIR OWN TAX ADVISORS WITH REGARD TO THE APPLICATION OF THE TAX CONSIDERATIONS DISCUSSED ABOVE TO THEIR PARTICULAR SITUATIONS AS WELL AS THE APPLICATION OF ANY STATE, LOCAL, FOREIGN OR OTHER TAX LAWS.

                           DESCRIPTION OF OTHER DEBT

THE CREDIT AGREEMENT

  AmeriCredit, AmeriCredit Financial Services, Inc., a Delaware corporation and wholly-owned subsidiary of the Company, and AmeriCredit Operating Co., Inc., a Delaware corporation and wholly-owned subsidiary of the Company are the borrowers under the Credit Agreement, pursuant to which the borrowers may borrow up to $310 million on a revolving basis for the acquisition of automobile finance contracts, working capital and general corporate purposes, subject to a borrowing base limitation based on a percentage of the aggregate eligible finance receivables owned by AmeriCredit and certain of its subsidiaries. Borrowings under the Credit Agreement are guaranteed by certain subsidiaries of AmeriCredit and are secured by certain of the assets of the borrowers and the Company's principal operating subsidiaries and the pledge by AmeriCredit of all of its equity interests in and loans to its subsidiaries, except for the Special Purpose Finance Subsidiaries and certain other subsidiaries. The Credit Agreement matures in October 1998. As of December 31, 1997, outstanding borrowings under the Credit Agreement aggregated $2.1 million and approximately $77.5 million was available for borrowing under the Credit Agreement pursuant to the terms of such Agreement in accordance with borrowing base requirements.

  Amounts outstanding under the Credit Agreement bear interest, at the Company's option, at either: (i) the higher of (a) the Wells Fargo Bank, N.A. prime rate or (b) the federal funds rate plus 0.50% per annum or (ii) reserve adjusted LIBOR plus 1.25% to 1.55% per annum based on the rating of the Credit Agreement given by one of various rating agencies. The borrowers are also required to pay an annual commitment fee equal to 0.25% per annum of the unused portion of the Credit Agreement.

  The Credit Agreement contains covenants and provisions that will restrict, among other things, any of the borrowers' ability to: (i) merge or consolidate with another entity; (ii) incur liens on its property other than Permitted Liens (as defined in the Credit Agreement); (iii) engage in certain asset sales or other dispositions; (iv) engage in material acquisitions and other investments;
(v) pay dividends, repurchase stock or make other restricted payments; (vi) engage in certain transactions with affiliates; (vii) make certain changes in its line of business and (viii) enter into any negative pledges. The Credit Agreement also requires the satisfaction of certain financial performance criteria, including: (i) that the ratio of recourse indebtedness to tangible net worth not exceed 2.5 to 1.0; (ii) that the sum of EBIT (as defined in the Credit Agreement) and the amortization of excess servicing receivable less the gain on sale of receivables divided by interest expense on a trailing 12-month basis not be less than 2.2 to 1.0; (iii) that AmeriCredit not incur a net loss on a consolidated basis during any calendar quarter; (iv) that the ratio of Net Credit Losses (as defined in the Credit Agreement) for any 12-month period to the sum of month end balances of Net Indirect Loans (as defined in the Credit Agreement) over the prior 13 months divided by 13 be less than 0.10 to 1.0; and
(v) that the ratio of Delinquent and Repossessed Loans (as defined in the Credit Agreement) to Net Indirect Loans be less than 0.075 to 1.0. Additional borrowings under the Credit Agreement are subject to the absence of a default under such covenants.

  Events of default under the Credit Agreement include, among other things: (i) any failure of the borrowers to pay principal, interest or fees thereunder when due; (ii) payment default or other default under other Indebtedness; (iii) noncompliance with or breach of certain covenants contained in the Credit Agreement and certain related documents; (iv) material inaccuracy of any representation or warranty when made by borrowers in the Credit Agreement and certain related documents; (v) certain events of bankruptcy or insolvency; and
(vi) imposition of judgment or ERISA liens.


THE WAREHOUSE FACILITY

  In October 1997 the Company established a $245 million warehouse facility (the "Warehouse Facility") which expires in October 1998. Under the Warehouse Facility, AmeriCredit Financial Services, Inc., a subsidiary of the Company sells auto receivables to CP Funding Corp., a special purpose subsidiary which is treated as a Securitization Trust under the Indenture. AmeriCredit Financial Services, Inc., in turn agrees to manage, service, administer and make collections on such auto receivables. CP Funding Corp. finances the purchase of the auto receivables with borrowings under the Warehouse Facility.

  The amount of financing available under the Warehouse Facility is governed by an advance formula equal to 88% of the principal amount of the receivables financed thereby subject to downward adjustment upon certain defined financial performance ("Trigger Events"). Aggregate borrowings of $96.0 million were outstanding as of December 31, 1997. All financings under the Warehouse Facility are secured by a first priority lien on the receivables and related assets held by CP Funding Corp. and bear interest at rates based on the funding source plus specified fees. While CP Funding Corp. is a consolidated subsidiary of the Company, CP Funding Corp. is a separate legal entity and the auto receivables sold to CP Funding Corp. and the other assets of CP Funding Corp. are legally owned by CP Funding Corp. and are not available to satisfy the claims of creditors of AmeriCredit or its other subsidiaries.


THE MORTGAGE SUBSIDIARY CREDIT AGREEMENT

    The Company's subsidiary, AMS, has a credit Agreement (the "Mortgage Subsidiary Credit Agreement") with a bank, which provides AMS with revolving credit borrowings of up to $75.0 million, subject to specified borrowing base requirements, to fund AMS's origination and acquisition of sub-prime residential mortgage loans until those loans are sold in the secondary market. Borrowings by AMS under this facility are collateralized by a first lien security interest on the mortgage loans and related assets originated or acquired by AMS, and are guaranteed by the Company and certain of the Company's Subsidiaries. Aggregate borrowings of $7.3 million were outstanding as of December 31, 1997. Borrowings under the facility bear interest, at AMS's option, at either: (i) a base rate established by the lender, or (ii) LIBOR plus 1.00%, and require AMS to pay an annual commitment fee of 1/8% of the unused portion of the facility. The facility expires in February 1999.

  The Mortgage Subsidiary Credit Agreement contains covenants and provisions typical of a revolving credit facility, including restrictions on AMS's ability to: (i) incur additional indebtedness, including guarantees, (ii) incur liens on its properties, (iii) make loans and advances to and investments in entities other than affiliates, (iv) pay dividends and other distributions to entities other than affiliates, (v) merge or consolidate, (vi) liquidate or otherwise dispose of its assets, (vii) engage in transactions with affiliates, or (viii) engage in any new business. The Mortgage Subsidiary Credit Agreement also contains covenants which require AMS to satisfy certain financial criteria.


ASSET-BACKED SECURITIES

  At the date of this Prospectus, the Special Purpose Finance Subsidiaries of the Company have one issue of automobile receivables-backed notes outstanding, the Series 1995-A notes. The Series 1995-A notes were issued in June 1995 and initially aggregated $99,170,000. The Series 1995-A notes were issued by a wholly-owned Special Purpose Finance Subsidiary which holds the related finance receivables. Principal and interest on the Series 1995-A notes are payable monthly from cash collections on the pool of finance receivables which are collateral for the notes.

  As of December 31, 1997, $14.1 million was outstanding on the Series 1995-A notes.


FINANCIAL GUARANTEE INSURANCE POLICIES

  The Company has procured financial guarantee insurance policies from FSA for the benefit of the holders of the asset-backed securities issued in Company-sponsored securitizations in order to reduce the cost of such securitizations by enhancing their credit ratings. The Company has agreed to reimburse FSA, on a limited recourse basis, for amounts paid by FSA under such financial guarantee insurance policies. In order to secure such reimbursement obligations, the Company has granted to FSA a lien on the capital stock of, and certain assets of, AFS Funding Corp., most notably the spread accounts and the restricted cash required to be deposited therein and on the capital stock of the Special Purpose Finance Subsidiaries. The Company's obligations to FSA with respect to each individual securitization are cross-collateralized to all of the collateral pledged to FSA. As a result, the restricted cash in the spread accounts from all of the Company-sponsored securitizations, as well as the capital stock of AFS Funding Corp. (which owns all of the spread accounts and all of the excess servicing receivable associated with all such securitizations) is available to reimburse FSA in connection with any individual Company-sponsored securitizations.

  In addition, AFS Funding Corp. is a limited purpose corporation established by the Company to facilitate Company-sponsored securitizations and the credit enhancement thereof and its ability to pay dividends is effectively restricted to a substantial degree by the terms of the Company-sponsored securitizations and the FSA financial guarantee arrangements.

Specifically, AFS Funding Corp. has agreed to be last in the order of payment priority with respect to cash distributions from Company-sponsored securitizations and is not entitled to receive any cash from Company-sponsored securitizations or access restricted cash in the spread accounts until the asset-backed security holders, FSA and others have received all amounts due to them and the spread accounts have the requisite amounts of restricted cash deposited therein. FSA will have claims that are prior to the claims of the holders of the Notes with respect to the assets securing its reimbursement rights and the Notes will be effectively subordinated to all such reimbursement rights. As of December 31, 1997, restricted cash was approximately $76.2 million (all of which was held in spread accounts owned by AFS Funding Corp.) and AFS Funding Corp.'s other principal asset, excess servicing receivable, was $179.8 million. See "Risk Factors--Holding Company Structure; Effective Subordination."


ORIGINAL NOTES

  On February 4, 1997, the Company issued $125 million in aggregate principal amount of Original Notes pursuant to the Original Indenture, among the Company, the Guarantors and Bank One, N.A., as trustee. The Original Notes are guaranteed on a senior unsecured basis by each of the Guarantors. The terms of the Notes and Guarantees offered hereby will be substantially similar to the terms of the Original Notes and Original Guarantees except that the Company must offer to repurchase Original Notes with Excess Proceeds (as defined in the Indenture) resulting from an "Asset Sale" (as defined in the Indenture) prior to making any such offer with respect to the Notes. In addition, holders of Notes and holders of Original Notes shall constitute separate classes with respect to acting under an Event of Default (as defined in the Indenture) and with respect to amendments, supplements and waivers.


CAPITALIZED EQUIPMENT LEASES

  The Company has, from time to time, financed the acquisition of data processing and telecommunications equipment with capitalized equipment leases. As of December 31, 1997, such leases totaled $4.5 million.


                              PLAN OF DISTRIBUTION

  Each broker-dealer that receives New Notes for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such New Notes. This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of New Notes received in exchange for Old Notes where such Old Notes were acquired as a result of market-making activities or other trading activities. The Company has agreed that, starting on the Expiration Date and ending on the close of business one year after the Expiration Date, it will make this Prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any such resale. In addition, until _________, 1998, all dealers effecting transactions in the New Notes may be required to deliver a prospectus.

  The Company will not receive any proceeds from any sales of New Notes by broker-dealers. New Notes received by broker-dealers for their own account pursuant to the Exchange Offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the New Notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer and/or the purchasers of any such New Notes. Any broker-dealer that resells New Notes that were received by it for its own account pursuant to the Exchange Offer and any broker or dealer that participates in a distribution of such New Notes may be deemed to be an "underwriter" within the meaning of the Securities Act and any profit of any such resale of New Notes and any commissions or concessions received by such persons may be deemed to be underwriting compensation under the Securities Act. The Letter of Transmittal states that by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

  For a period of one year after the Expiration Date, the Company will promptly send additional copies of this Prospectus and any amendment or supplement to this Prospectus to any broker-dealer that requests such documents in the Letter of Transmittal. The Company has agreed to pay all expenses incident to the Exchange Offer (including the expenses of one counsel for the holders of the Notes) other than commissions or concessions of any brokers or dealers and will indemnify the holders of the Notes (including any broker-dealers) against certain liabilities, including liabilities under the Securities Act.

  Smith Barney Inc. acted as one of the Initial Purchasers of the Original Notes issued in February 1997.


                                 LEGAL MATTERS

  The legality of the Notes offered hereby will be passed upon for the Company and the Guarantors by Jenkens & Gilchrist, a Professional Corporation, Dallas, Texas, who will rely on the opinion of Latham & Watkins as to matters of New York law. Certain legal matters in connection with the Prior Offering will be passed upon for the Initial Purchasers by Latham & Watkins, New York, New York.


                                    EXPERTS

  The consolidated balance sheets as of June 30, 1996 and 1997 and the consolidated statements of income, shareholders' equity, and cash flows for each of the three years in the period ended June 30, 1997, included in this Registration Statement, have been included herein in reliance on the report of Coopers & Lybrand L.L.P., independent accountants, given on the authority of that firm as experts in accounting and auditing.

                               AMERICREDIT CORP.

                  INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

                                                                                                        PAGE
                                                                                                        ----
Report of Independent Accountants  ..................................................................    F-2

Consolidated Balance Sheets as of June 30, 1996 and 1997  ...........................................    F-3

Consolidated Statements of Income for the years ended June 30, 1995, 1996 and 1997  .................    F-4

Consolidated Statements of Shareholders' Equity for the years ended June 30, 1995, 1996 and 1997  ...    F-5

Consolidated Statements of Cash Flows for the years ended June 30, 1995, 1996 and 1997  .............    F-6

Notes to Consolidated Financial Statements  .........................................................    F-7

Report of Independent Accountants on Supplementary Information.......................................   F-21

Consolidating Balance Sheets as of June 30, 1996 and 1997............................................   F-23

Consolidating Income Statements for the years ended June 30, 1995, 1996 and 1997.....................   F-25

Consolidating Statements of Cash Flow for the years ended June 30, 1995, 1996 and 1997...............   F-28

Consolidated Balance Sheets as of June 30, 1997 and December 31, 1997 (unaudited)  ..................   F-31

Consolidated Statements of Income for the six months ended December 31, 1996 and 1997 (unaudited)  ..   F-32

Consolidated Statements of Cash Flows for the six months ended December 31, 1996 and 1997
   (unaudited)  .....................................................................................   F-33

Notes to Consolidated Financial Statements (unaudited)  .............................................   F-34

Consolidating Balance Sheet as of December 31, 1997 (unaudited) .....................................   F-38

Consolidating Income Statements for the six months ended December 31, 1996 and 1997 (unaudited) .....   F-39

Consolidating Statements of Cash Flows for the six months ended December 31, 1996 and 1997
(unaudited) .........................................................................................   F-41


                       REPORT OF INDEPENDENT ACCOUNTANTS

Board of Directors and Shareholders
 AmeriCredit Corp.

  We have audited the accompanying consolidated balance sheets of AmeriCredit Corp. as of June 30, 1997 and 1996, and the related consolidated statements of income, shareholders' equity, and cash flows for each of the three years in the period ended June 30, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

  We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

  In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of AmeriCredit Corp. as of June 30, 1997 and 1996, and the consolidated results of its operations and its cash flows for each of the three years in the period ended June 30, 1997, in conformity with generally accepted accounting principles.

  As discussed in note 1 to the consolidated financial statements, in 1997, AmeriCredit Corp. changed its method of accounting for transfers and servicing of financial assets and extinguishment of liabilities.

COOPERS & LYBRAND L.L.P.

Fort Worth, Texas
August 6, 1997

                               AMERICREDIT CORP.

                          CONSOLIDATED BALANCE SHEETS
                            (DOLLARS IN THOUSANDS)

                                                                                        JUNE 30,   JUNE 30,
                                                                                          1996       1997
                                                                                        ---------  ---------
                                        ASSETS
Cash and cash equivalents............................................................   $  2,145   $  6,027
Investment securities................................................................      6,558      6,500
Finance receivables, net.............................................................    250,484    266,657
Excess servicing receivable..........................................................     33,093    114,376
Restricted cash......................................................................     15,304     67,895
Property and equipment, net..........................................................      7,670     13,884
Goodwill.............................................................................                 7,260
Deferred income taxes................................................................      9,995
Other assets.........................................................................      4,910     10,854
                                                                                        --------   --------
           Total assets..............................................................   $330,159   $493,453
                                                                                        ========   ========

                   LIABILITIES AND SHAREHOLDERS' EQUITY
Liabilities:
       Bank line of credit  .........................................................   $ 86,000   $ 71,700
       Mortgage warehouse facility...................................................                   345
       Automobile receivables-backed notes  .........................................     67,847     23,689
       9 1/4% Senior Notes...........................................................               125,000
       Notes payable  ...............................................................        418      3,517
       Accrued taxes and expenses  ..................................................     12,669     39,362
       Deferred income taxes  .......................................................                13,304
                                                                                        --------   --------
           Total liabilities  .......................................................    166,934    276,917
                                                                                        --------   --------

Commitment and contingencies (Note 8)

Shareholders' equity:
       Preferred stock, $.01 par value per share, 20,000,000 shares authorized; none issued......................................................................
       Common stock, $.01 par value per share, 120,000,000 shares authorized;
         32,640,963 and 33,255,173 shares issued  ...................................        326        333
       Additional paid-in capital  ..................................................    190,005    203,544
       Unrealized gain or excess servicing receivables, net of income taxes  ........                 2,954
       Retained earnings (deficit)  .................................................     (5,233)    33,466
                                                                                        --------   --------
                                                                                         185,098    240,297
  Treasury stock, at cost (4,120,483 and 3,959,071 shares)  .........................    (21,873)   (23,761)
                                                                                        --------   --------
      Total shareholders' equity  ...................................................    163,225    216,536
                                                                                        --------   --------
           Total liabilities and shareholders' equity  ..............................   $330,159   $493,453
                                                                                        ========   ========

  The accompanying notes are an integral part of these consolidated financial statements.

                               AMERICREDIT CORP.

                       CONSOLIDATED STATEMENTS OF INCOME
                 (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                              YEARS ENDED
REVENUE                                            JUNE 30,     JUNE 30,     JUNE 30,
                                                     1995         1996         1997
                                                 ------------  -----------  -----------
Finance charge income..........................  $    30,249   $    51,706  $    44,910
Gain on sale of receivables....................                     22,873       67,256
Servicing fee income...........................                      3,712       21,024
Investment income..............................        1,284         1,075        2,909
Other income...................................        1,551         1,612        1,648
                                                 -----------   -----------  -----------
                                                      33,084        80,978      137,747
                                                 -----------   -----------  -----------
COSTS AND EXPENSES
Operating expenses.............................       14,773        25,681       51,915
Provision for losses...........................        4,278         7,912        6,595
Interest expense...............................        4,015        13,129       16,312
                                                 -----------   -----------  -----------
                                                      23,066        46,722       74,822
                                                 -----------   -----------  -----------

Income before income taxes.....................       10,018        34,256       62,925
Income tax provision (benefit).................      (18,875)       12,665       24,226
                                                 -----------   -----------  -----------
Net income.....................................  $    28,893   $    21,591  $    38,699
                                                 ===========   ===========  ===========
Earnings per share.............................        $0.95         $0.71        $1.26
                                                 ===========   ===========  ===========
Weighted average shares and share equivalents..   30,380,749    30,203,298   30,782,471
                                                 ===========   ===========  ===========

  The accompanying notes are an integral part of these consolidated financial statements.

                               AMERICREDIT CORP.

                CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY
                            (DOLLARS IN THOUSANDS)

                                                                ADDITIONAL     UNREALIZED   RETAINED
                                             COMMON STOCK     PAID-IN CAPITAL     GAIN      EARNINGS         TREASURY STOCK
                                          ------------------  ---------------  -----------  ---------  --------------------------
                                            SHARES    AMOUNT                                             SHARES        AMOUNT
                                          ----------  ------                                           ----------  ---------------
BALANCE AT JULY 1, 1994                   31,757,333    $318    183,588                     $(55,717)  3,008,360         $ (8,688)

Common stock issued on exercise of
   options..............................     359,868       3      1,302
Income tax benefit from exercise of
   options..............................                            683
Purchase of treasury stock..............                                                                 433,200           (3,412)
Common stock issued for employee
   benefit plans........................                                                                 (41,521)             256
Net income..............................                                                      28,893
                                          ----------    ----   --------        ---------    --------   ---------         --------

BALANCE AT JUNE 30, 1995................  32,117,201     321    185,573                      (26,824)  3,400,039          (11,844)

Common stock issued on exercise of
   options..............................     523,762       5      3,045
Income tax benefit from exercise of
   options..............................                          1,387
Purchase of treasury stock..............                                                                 829,000          (10,710)
Common stock issued for employee
   benefit plans........................                                                                (108,556)             681
Net income..............................                                                      21,591
                                          ----------    ----   --------        ---------    --------   ---------         --------

BALANCE AT JUNE 30, 1996................  32,640,963     326    190,005                       (5,233)  4,120,483          (21,873)

Common stock issued on exercise of
   options..............................     614,210       7      5,646
Common stock issued for acquisition.....                          4,700                                 (400,000)           2,400
Income tax benefit from exercise of
   options..............................                          2,652
Purchase of treasury stock..............                                                                 315,200           (4,387)
Unrealized gain on excess of servicing
   receivable, net of income taxes
   of $1,848............................                                       $   2,954
Common stock issued for employee........                            541                                  (76,612)              99
   benefit plans
Net income..............................                                                      38,699
                                          ----------    ----   --------        ---------    --------   ---------         --------
BALANCE AT JUNE 30, 1997................  33,255,173    $333   $203,544        $   2,954    $ 33,466   3,959,071         $(23,761)
                                          ==========    ====   ========        =========    ========   =========         ========



  The accompanying notes are an integral part of these consolidated financial statements.

                               AMERICREDIT CORP.

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                             (DOLLARS IN THOUSANDS)

                                                                             YEARS ENDED
                                                                  ----------------------------------
                                                                   JUNE 30,    JUNE 30,    JUNE 30,
                                                                     1995        1996        1997
                                                                  ----------  ----------  ----------
CASH FLOWS FROM OPERATING ACTIVITIES
   Net income..................................................   $  28,893   $  21,591   $  38,699
   Adjustments to reconcile net income to net cash provided by operating activities:
     Depreciation and amortization.............................       1,317       1,528       2,203
     Provision for losses......................................       4,278       7,912       6,595
     Deferred income taxes.....................................     (18,954)     11,681      24,428
     Gain on sale of auto receivables..........................                 (22,873)    (64,338)
     Amortization of excess servicing receivable...............                   6,636      34,393
     Changes in assets and liabilities:
         Other assets..........................................      (1,834)       (984)     (2,341)
         Accrued taxes and expenses............................         937       9,406      26,493
                                                                  ---------   ---------   ---------
     Net cash provided by operating activities.................      14,637      34,897      66,132
                                                                  ---------   ---------   ---------
CASH FLOWS FROM INVESTING ACTIVITIES
 Purchases of auto receivables.................................    (225,350)   (417,235)   (896,711)
 Originations of mortgage receivables..........................                             (53,770)
 Principal collections and recoveries on receivables...........      71,334      94,948      64,389
 Net proceeds from sale of auto receivables....................                 268,923     767,571
 Net proceeds from sale of mortgage receivables................                              52,489
 Purchases of property and equipment...........................      (1,730)     (3,162)     (4,511)
 Proceeds from sales and maturities of investment securities...      16,241       3,707          58
 Increase in restricted cash...................................      (5,007)    (10,297)    (52,591)
                                                                  ---------   ---------   ---------
     Net cash used by investing activities.....................    (144,512)    (63,116)   (123,076)
                                                                  ---------   ---------   ---------
CASH FLOWS FROM FINANCING ACTIVITIES
 Borrowings on bank line of credit.............................      83,900     342,600     745,500
 Payments on bank line of credit...............................     (83,900)   (256,600)   (759,800)
 Net increase in mortgage warehouse facility...................                              (2,964)
 Proceeds from issuance of 9 1/4% Senior Notes.................                             120,894
 Proceeds from issuance of automobile receivables-backed notes.     150,170
 Payments on automobile receivables-backed notes...............     (15,650)    (66,673)    (44,158)
 Payments on notes payable.....................................        (236)       (298)       (552)
 Proceeds from issuance of common stock........................       1,561       3,731       6,293
 Purchase of treasury stock....................................      (3,412)    (10,710)     (4,387)
                                                                  ---------   ---------   ---------
     Net cash provided by financing activities.................     132,433      12,050      60,826
                                                                  ---------   ---------   ---------
Net increase (decrease) in cash and cash equivalents...........       2,558     (16,169)      3,882
Cash and cash equivalents at beginning of year.................      15,756      18,314       2,145
                                                                  ---------   ---------   ---------
Cash and cash equivalents at end of year.......................   $  18,314   $   2,145   $   6,027
                                                                  =========   =========   =========

  The accompanying notes are an integral part of these consolidated financial statements.

                               AMERICREDIT CORP.

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

 History and Operations

  AmeriCredit Corp. ("the Company") was formed on August 1, 1986 and, since September 1992, has been in the business of purchasing, securitizing and servicing automobile sales finance contracts. The Company operated 85 auto lending branch offices in 30 states as of June 30, 1997. The Company also acquired a subsidiary in November 1996 which originates and sells home equity loans.

 Basis of Presentation

  The consolidated financial statements include the accounts of the Company and its wholly-owned subsidiaries. All significant intercompany transactions and accounts have been eliminated in consolidation.

  The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions which affect the reported amounts of assets and liabilities and the disclosures of contingent assets and liabilities as of the date of the financial statements and the amount of revenue and costs and expenses during the reporting periods. Actual results could differ from those estimates. These estimates include, among other things, anticipated prepayments and credit losses on finance receivables sold in securitization transactions and the determination of the allowance for losses on finance receivables.

 Cash Equivalents

  Investments in highly liquid securities with original maturities of 90 days or less are included in cash and cash equivalents.

 Investment Securities

  Investment securities are classified as held-to-maturity and are carried at amortized cost.

 Finance Receivables

  Finance charge income related to finance receivables is recognized using the interest method. Accrual of finance charge income is suspended on finance contracts which are more than 60 days delinquent. Fees and commissions received and direct costs of originating loans are deferred and amortized over the term of the related finance contracts also using the interest method.

  Provisions for losses are charged to operations in amounts sufficient to maintain the allowance for losses at a level considered adequate to cover estimated losses in the finance receivables portfolio owned by the Company. Automobile finance sales contracts are typically purchased by the Company for a non-refundable acquisition fee on a non-recourse basis, and such acquisition fees are also added to the allowance for losses. The Company reviews historical origination and charge-off relationships, charge-off experience factors, collection data, delinquency reports, estimates of the value of the underlying collateral, economic conditions and trends and other information in order to make the necessary judgments as to the appropriateness of the provision for losses and the allowance for losses. Finance contracts are charged-off to the allowance for losses when the Company repossesses and disposes of the collateral or the account is otherwise deemed uncollectible.

                               AMERICREDIT CORP.

 Excess Servicing Receivable

  The Company periodically sells finance receivables to certain special purpose financing trusts (the "Trusts"), and the Trusts in turn issue asset-backed securities to investors. The Company retains an interest in the finance receivables sold in the form of a residual or interest-only strip and may also retain other subordinated interests in the Trusts. The residual or interest-only strips represent the present value of future excess cash flows resulting from the difference between the finance charge income received from the obligors on the finance receivables and the interest paid to the investors in the asset-backed securities, net of credit losses, servicing fees and other expenses.

  Upon the transfer of finance receivables to the Trusts, the Company removes the net book value of the finance receivables sold from its consolidated balance sheets and allocates such carrying value between the assets transferred and the interests retained, based upon their relative fair values at the settlement date. The difference between the sales proceeds, net of transaction costs, and the allocated basis of the assets transferred is recognized as a gain on sale of receivables.

  The allocated basis of the interests retained, including the residual or interest-only strip is recognized as excess servicing receivable in the Company's consolidated balance sheets. Since such asset can be contractually prepaid or otherwise settled in such a way that the holder would not recover all of its recorded investment, excess servicing receivable is classified as available for-sale and is measured at fair value. Unrealized holding gains or temporary holding losses are reported net of income tax effects as a separate component of shareholders' equity until realized. If a decline in fair value were deemed other than temporary, excess servicing receivable would be written down through a charge to operations.

  The fair value of excess servicing receivable is estimated by calculating the present value of the future excess cash flows related to such interests using a discount rate commensurate with the risks involved. Such calculations include estimates of future credit losses and prepayment rates for the remaining term of the finance receivables transferred to the Trusts since these factors impact the amount and timing of future excess cash flows. If future credit losses and prepayment rates exceed the Company's original estimates, excess servicing receivable would be written down through a charge to operations. Favorable credit loss and prepayment experience compared to the Company's original estimates would result in additional earnings when realized.

 Restricted Cash

  A financial guaranty insurance company (the "Insurer") has provided a financial guaranty insurance policy for the benefit of the investors in each series of asset-backed securities issued by the Trusts or special purpose financing subsidiaries of the Company. In connection with the issuance of the policies, the Company was required to establish a separate cash account with a trustee for the benefit of the Insurer for each series of securities and related finance receivables pools. Monthly collections and recoveries from the pools of finance receivables in excess of required principal and interest payments on the securities and servicing fees and other expenses are either added to the restricted cash accounts or used to repay the outstanding securities on an accelerated basis, thus creating additional credit enhancement for the Insurer. When the credit enhancement levels reach specified percentages of the pools of finance receivables, excess cash flows are distributed to the Company. In the event that monthly collections and recoveries from any pool of finance receivables are insufficient to make required principal and interest payments to the investors and pay servicing fees and other expenses, any shortfall would be drawn from the restricted cash accounts.

  Certain agreements with the Insurer provide that if delinquency, default and net loss ratios in the pools of finance receivables supporting the asset-backed securities exceed certain amounts, the specified levels of credit enhancement would be increased and, in certain cases, the Company would be removed as servicer of the finance receivables.

                               AMERICREDIT CORP.

  Property and Equipment

     Property and equipment are carried at cost. Depreciation is generally provided on a straight-line basis over the estimated useful lives of the assets.

     The cost of assets sold or retired and the related accumulated depreciation are removed from the accounts at the time of disposition, and any resulting gain or loss is included in operations. Maintenance, repairs, and minor replacements are charged to operations as incurred; major replacements and betterments are capitalized.

  Off Balance Sheet Financial Instruments

     The Company periodically enters into hedging arrangements to manage the gross interest rate spread on its securitization transactions. The Company's hedging strategies include the use of Forward U.S. Treasury Rate Lock and Interest Rate Swap Agreements. The face amount and terms of the Forward U.S. Treasury Rate Lock Agreements generally correspond to the principal amount and average maturities of finance receivables expected to be sold to the Trusts and the related securities to be issued by the Trusts. Gains or losses on these agreements are deferred and recognized as a component of the gain on sale of receivables at the time that finance receivables are transferred to the Trusts. The Interest Rate Swap Agreements are used to convert the interest rates on floating rate securities issued by the Trusts in securitization transactions to a fixed rate. The notional amount of these agreements approximates the outstanding balance of the floating rate securities. The estimated differential payments required under these agreements are recognized as a component of the gain on sale of receivables at the time that finance receivables are transferred to the Trusts.

  Income Taxes

     Deferred income taxes are provided in accordance with the asset and liability method of accounting for income taxes to recognize the tax effects of temporary differences between financial statement and income tax accounting.

  Earnings Per Share

     Earnings per share is based upon the weighted average number of shares outstanding during each year, adjusted for any dilutive effect of options using the treasury stock method.

  Recent Accounting Developments

     Effective January 1, 1997, the Company adopted Statement of Financial Accounting Standards No. 125, "Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities" ("SFAS 125"). SFAS 125 establishes accounting and reporting standards for transfers of financial assets and applies to the Company's periodic sales of finance receivables to the Trusts. Adoption of SFAS 125, which was applied prospectively to transactions occurring subsequent to December 1996, resulted in increases of $4,802,000 in excess servicing receivable, $1,848,000 in deferred income taxes and $2,954,000 in shareholders' equity as of June 30, 1997.

     Effective July 1, 1996, the Company adopted Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation" ("SFAS 123"). SFAS 123 establishes financial accounting and reporting standards for stock-based compensation plans such as stock purchase plans and stock options. The new standard allows companies either to continue to account for stock based employee compensation plans under existing accounting standards or adopt a fair value-based method of accounting for stock-based awards as compensation expense over the service period, which is usually the vesting period. SFAS 123 requires that if a company continues to account for stock options under existing accounting standards, pro forma net income and earnings per share information must be provided as if the new fair value approach had been adopted. The Company has elected to continue to account for stock-based employee compensation under existing accounting standards. Accordingly, no compensation expense has been recognized for options granted under stock based employee compensation plans. Had compensation expense for the Company's plans been determined

                               AMERICREDIT CORP.

using the fair value-based method under SFAS 123, pro forma net income would have been $15,224,000 and $33,217,000, and pro forma earnings per share would have been $0.50 and $1.08, for the years ended June 30, 1996 and 1997, respectively.

  In February 1997, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards No. 128, "Earnings per Share" ("SFAS 128"). SFAS 128 establishes standards for computing and presenting earnings per share, replacing existing accounting standards. The new standard requires dual presentation of basic and diluted earnings per share and a reconciliation between the two amounts. Basic earnings per share excludes dilution and diluted earnings per share reflects the potential dilution that could occur if securities or other contracts to issue common stock were exercised and converted into common stock. SFAS 128 is effective for financial statements issued for periods ending after December 15, 1997. The Company's basic earnings per share computed pursuant to the new standard would have been $1.01, $0.76 and $1.34 for the years ended June 30, 1995, 1996 and 1997, respectively. Diluted earnings per share computed pursuant to the new standard would not be materially different from earnings per share presented in the consolidated statements of income.

  In June 1997, the FASB issued Statement of Financial Accounting Standards No. 130, "Reporting Comprehensive Income" ("SFAS 130"). SFAS 130 establishes standards for reporting comprehensive income and its components in a full set of financial statements. The new standard requires that all items that are required to be recognized under accounting standards as components of comprehensive income, including an amount representing total comprehensive income, be reported in a financial statement that is displayed with the same prominence as other financial statements. Pursuant to SFAS 130, the Company will be required to display total comprehensive income, including net income and changes in the unrealized gain on excess servicing receivable, in its consolidated financial statements for the year ended June 30, 1999 and thereafter.

  In June 1997, the FASB issued Statement of Financial Accounting Standards No. 131, "Disclosures about Segments of an Enterprise and Related Information" ("SFAS 131"). SFAS 131 establishes standards for the way companies report information about operating segments in annual financial statements and requires that enterprises report selected information about operating segments in interim financial reports. The new pronouncement also establishes standards for related disclosures about products and services, geographic areas and major customers. The statement is effective for financial statements for periods beginning after December 15, 1997. The disclosures required by SFAS 131 would generally not be applicable since the Company currently operates in only one reportable segment.


2.  INVESTMENT SECURITIES

  The amortized cost and estimated fair value of investment securities as of June 30, 1996, by issuer type, are as follows (in thousands):

                                                                  GROSS              GROSS        ESTIMATED
                                             AMORTIZED COST  UNREALIZED GAINS  UNREALIZED LOSSES  FAIR VALUE
                                             --------------  ----------------  -----------------  ----------
     U.S. Government obligations........             $5,000      $                     $304           $4,696
     Mortgage-backed securities.........              1,558       ------                               1,558
                                                     ------                            ----           ------
                                                     $6,558      $                     $304           $6,254
                                                     ======       ======               ====           ======

  The amortized cost and estimated fair value of investment securities as of June 30, 1997, by issuer type, are as follows (in thousands):

                                                                  GROSS              GROSS        ESTIMATED
                                             AMORTIZED COST  UNREALIZED GAINS  UNREALIZED LOSSES  FAIR VALUE
                                             --------------  ----------------  -----------------  ----------
     U.S. Government obligations........             $5,000      $                     $ 75           $4,925
     Mortgage-backed securities.........              1,500       ------                 62            1,438
                                                     ------                            ----           ------
                                                     $6,500      $                     $137           $6,363
                                                     ======       ======               ====           ======

                               AMERICREDIT CORP.

  The amortized cost and estimated fair value of investment securities as of June 30, 1997, by contractual maturity, are shown below (in thousands). Expected maturities will differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties.

                                                       AMORTIZED  ESTIMATED
                                                         COST     FAIR VALUE
  Due within one year.................................    $5,000      $4,925
  Mortgage-backed securities..........................     1,500       1,438
                                                          ------      ------
                                                          $6,500      $6,363
                                                          ======      ======


3.   FINANCE RECEIVABLES

  Finance receivables consist of the following (in thousands):

                                                       JUNE 30,   JUNE 30,
                                                         1996       1997
  Auto receivables..................................   $264,086   $275,249
  Less allowance for losses.........................    (13,602)   (12,946)
                                                       --------   --------
  Auto receivables, net.............................    250,484    262,303
  Mortgage receivables..............................                 4,354
                                                       --------   --------
  Finance receivables, net..........................   $250,484   $266,657
                                                       ========   ========

  Auto receivables are collateralized by vehicle titles and the Company has the right to repossess the vehicle in the event that the consumer defaults on the payment terms of the contract. Mortgage receivables are collateralized by liens on real property and the Company has the right to foreclose in the event that the consumer defaults on the payment terms of the contract.

  The accrual of finance charge income has been suspended on $17,339,000 and $12,704,000 of delinquent auto receivables as of June 30, 1996 and 1997, respectively.

  A summary of the allowance for losses is as follows (in thousands):

                                                                           YEARS ENDED
                                                                 ===============================
                                                                 JUNE 30,   JUNE 30,   JUNE 30,
                                                                   1995       1996       1997
                                                                 =========  =========  =========
        Balance at beginning of year.......................       $ 9,330   $ 19,951   $ 13,602
        Provision for losses...............................         4,278      7,912      6,595
        Acquisition fees...................................        13,908     18,097     30,688
        Allowance related to receivables sold to Trusts....                  (13,461)   (20,974)
        Net charge-offs-auto receivables...................        (6,409)   (18,322)   (16,965)
        Net charge-offs-other..............................        (1,156)      (575)
                                                                  -------   --------   --------
        Balance at end of year.............................       $19,951   $ 13,602   $ 12,946
                                                                  =======   ========   ========

                               AMERICREDIT CORP.

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(C0NTINUED)

4.   EXCESS SERVICING RECEIVABLE

     As of June 30, 1996 and 1997, the Company was servicing $259,895,000 and $863,006,000, respectively, of auto receivables which have been sold to the Trusts.

     The components of excess servicing receivable are as follows (in thousands):

                                                                           JUNE 30,     JUNE 30,
                                                                             1996         1997
                                                                           --------     --------
       Interest only strips...............................................  $11,819      $ 59,933
       Subordinated interests:
         Retained asset-backed securities.................................   21,274        12,589
         Excess of auto receivables in Trusts over........................                 41,854
           asset-backed securities outstanding............................ --------      --------

                                                                           $ 33,093      $114,376
                                                                           ========      ========

  Excess servicing receivable consists of the following (in thousands):

                                                                                  JUNE 30,    JUNE 30,
                                                                                    1996        1997
                                                                                  --------   ---------
       Estimated future excess cash flows before allowance for credit losses...   $ 63,457    $200,869
       Allowance for credit losses..............................................   (25,616)    (74,925)
                                                                                  --------    --------
       Estimated future excess cash flows.......................................    37,841     125,944
       Discount to present value................................................    (4,748)    (11,568)
                                                                                  --------    --------
                                                                                  $ 33,093    $114,376
                                                                                  ========    ========

  A summary of excess servicing receivable is as follows (in thousands):

                                                                                  JUNE 30,   JUNE 30,
                                                                                    1996       1997
                                                                                  --------   --------
          ......................................................................
       Balance at beginning of year.............................................  $          $ 33,093
       Additions................................................................    39,729    110,874
       Increase in unrealized gain..............................................                4,802
       Amortization.............................................................    (6,636)   (34,393)
                                                                                  --------   --------
       Balance at end of year...................................................  $ 33,093   $114,376
                                                                                  ========   ========

5.   ACQUISITION

     In November 1996, the Company acquired AmeriCredit Mortgage Services ("AMS", formerly Rancho Vista Mortgage Corporation), which originates and sells home equity loans. The purchase price of $7,434,000 consisted of 400,000 shares of the Company's common stock and assumption of certain liabilities. The acquisition has been accounted for as a purchase and the excess of the purchase price over net assets acquired was assigned to goodwill. Goodwill is being amortized over a 25 year period. The results of operations of AMS have been included in the consolidated financial statements since the acquisition date.

                               AMERICREDIT CORP.

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(C0NTINUED)

6.   PROPERTY AND EQUIPMENT

     Property and equipment consists of the following (in thousands):

                                                         JUNE 30,   JUNE 30,
                                                           1996       1997
                                                         --------   --------
       Land.............................................  $   600    $   600
       Buildings and improvements.......................    1,973      2,319
       Equipment........................................    6,994     12,869
       Furniture and fixtures...........................      828      1,935
                                                          -------    -------
                                                           10,395     17,723
       Less accumulated depreciation and amortization      (2,725)    (3,839)
                                                          -------    -------
                                                          $ 7,670    $13,884
                                                          =======    =======


7.   DEBT

     The Company has a revolving credit Agreement with a group of banks under which the Company may borrow up to $240 million, subject to a defined borrowing base. Aggregate borrowings of $86,000,000 and $71,700,000 were outstanding as of June 30, 1996 and 1997, respectively. Borrowings under the credit Agreement are collateralized by certain auto receivables and bear interest, based upon the Company's option, at either the prime rate (8.50% as of June 30, 1997) or various market London Interbank Offered Rates plus 1.25%. The Company is also required to pay an annual commitment fee equal to 1/4% of the unused portion of the credit Agreement. The credit Agreement, which expires in October 1997, contains various restrictive covenants requiring certain minimum financial ratios and results and placing certain limitations on the incurrence of additional debt, capital expenditures, cash dividends and repurchase of common stock.

     The Company also has a mortgage warehouse facility with a bank under which the Company may borrow up to $75 million, subject to a defined borrowing base. Aggregate borrowings of $345,000 were outstanding as of June 30, 1997. Borrowings under the facility are collateralized by certain mortgage receivables and bear interest, based upon the Company's option, at either the prime rate or LIBOR plus 1.25%. The Company is also required to pay an annual commitment fee equal to 1/8% of the unused portion of the facility. The facility expires in February 1998.

     In February 1997, the Company issued $125 million of 9 1/4% Senior Notes which are due in February 2004. Interest on the notes is payable semi-annually, commencing in August 1997. The notes, which are unsecured, may be redeemed at the option of the Company after February 2001 at a premium declining to par in February 2003. The Indenture pursuant to which the notes were issued contains restrictions including limitations on the Company's ability to incur additional indebtedness other than certain secured indebtedness, pay cash dividends and repurchase common stock. Original debt issuance costs of $4,106,000 are being amortized over the term of the 9 1/4% Senior Notes and are included in other assets in the consolidated balance sheets.

     Automobile receivables-backed notes consist of the following (in thousands):

                                                                                 JUNE 30,  JUNE 30,
                                                                                   1996      1997
                                                                                 --------  --------
       Series 1995-A notes, interest at 6.55%, collateralized by certain auto receivables in the principal amount of $23,589, final maturity in
           September 2000...................................................     $ 54,176  $ 23,689
       Series 1994-A notes, paid in full in April 1997......................       13,671
                                                                                 --------  --------
                                                                                 $ 67,847  $ 23,689
                                                                                 ========  ========

                               AMERICREDIT CORP.

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(C0NTINUED)

     Maturities of the automobile receivables-backed notes, based on the contractual maturities of the underlying auto receivables, for years ending June 30 are as follows (in thousands):

       1998........................................................  $16,585
       1999........................................................    6,015
       2000........................................................    1,089
                                                                     -------
                                                                     $23,689
                                                                     =======

8.   COMMITMENTS AND CONTINGENCIES

     Branch lending offices are generally leased for terms of up to five years with certain rights to extend for additional periods. The Company also leases office space for its loan servicing facilities under leases with terms up to 10 years with renewal options. Lease expense was $422,000, $875,000 and $2,132,000 for the years ended June 30, 1995, 1996 and 1997, respectively. Lease commitments for years ending June 30 are as follows (in thousands):

       1998........................................................  $ 2,935
       1999........................................................    2,691
       2000........................................................    2,244
       2001........................................................    1,897
       2002........................................................    1,061
       Thereafter..................................................    3,085
                                                                     -------
                                                                     $13,913
                                                                     =======

     As of June 30, 1997, the Company had Forward U.S. Treasury Rate Lock Agreements to sell $200 million of U.S. Treasury Notes due May 1999 and $200 million of U.S. Treasury Notes due November 1999. The Agreements expire August 29, 1997 and November 26, 1997, respectively. Any gain or loss on these hedging positions will be recognized as a component of the gain on sale of receivables upon transfers of receivables to the Trusts subsequent to June 30, 1997.

     As of June 30, 1996, the Company had a Forward U.S. Treasury Rate Lock Agreement to sell $100 million of U.S. Treasury Notes which was settled in August 1996.

     The Company services auto receivables for its own account and for the Trusts. These contracts are with consumers residing throughout the United States, with borrowers located in Texas and California accounting for 13% and 12%, respectively, of the total managed auto receivables portfolio as of June 30, 1997. Borrowers located in Texas accounted for 18% of total managed auto receivables as of June 30, 1996. No other state accounted for more than 10% of total managed auto receivables.

     In the normal course of its business, the Company is named as defendant in legal proceedings. These cases include claims for alleged truth-in-lending violations, nondisclosures, misrepresentations and deceptive trade practices, among other things. The relief requested by the plaintiffs varies but includes requests for compensatory, statutory and punitive damages. Two unrelated proceedings in which the Company is a defendant have been brought as putative class actions and are pending in federal district courts in Connecticut and Illinois, respectively. Classes have not been certified in either case and the Company has filed motions to dismiss in both cases which are presently pending. In the opinion of management, the resolution of these proceedings will not have a material adverse effect on the consolidated financial position, results of operations or liquidity of the Company.

                               AMERICREDIT CORP.

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(C0NTINUED)

9.   STOCK OPTIONS

  General
  -------

     The Company has certain stock-based compensation plans for employees, non-employee directors and key executive officers.

     A total of 6,000,000 shares are authorized for grants of options under the employee plans, including 2,000,000 shares available for grants of options or other equity instruments. The exercise price of each option must equal the market price of the Company's stock on the date of grant and the maximum term of each option is ten years. The vesting period is typically four years. Option grants, vesting periods and the term of each option are determined by a committee of the Company's board of directors.

     A total of 2,100,000 shares are authorized for grants of options under the non-employee director plans. The exercise price of each option must equal the market price of the Company's stock on the date of grant and the maximum term of each option is ten years. Option grants, vesting periods and the term of each option are established by the terms of the plans.

     A total of 850,000 shares are authorized for grants of options under the key executive officer plan. The exercise price of each option under this plan is $16 per share and the term of each option is seven years. These options vest upon the earlier of seven years from the date of grant or the time that the Company's common stock trades above certain targeted price levels.

     The following tables present information related to the Company's stock-based compensation plans. The fair value of each option grant was estimated on the date of grant using the Black-Scholes option-pricing model with the following weighted-average assumptions:

                                                       YEARS ENDED
                                            -----------------------------------
                                             JUNE 30,     JUNE 30,    JUNE 30,
                                               1995         1996        1997
                                            -----------------------------------
       Expected dividends..................         0            0           0
       Expected volatility.................        20%          20%         20%
       Risk-free interest rate.............      5.87%        5.87%       5.87%
       Expected life.......................   5 Years      5 Years     5 Years

                               AMERICREDIT CORP.

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(C0NTINUED)

  Employee Plans
  --------------

  A summary of stock option activity under the Company's employee plans is as follows (shares in thousands):

                                                             YEARS ENDED
                                      -----------------------------------------------------------------
                                          JUNE 30,               JUNE 30,               JUNE 30,
                                            1995                   1996                   1997
                                      --------------------  ----------------------  -------------------
                                                 WEIGHTED               WEIGHTED               WEIGHTED
                                                 AVERAGE                AVERAGE                AVERAGE
                                                 EXERCISE               EXERCISE               EXERCISE
                                      SHARES      PRICE      SHARES      PRICE      SHARES      PRICE
                                      ------     --------    ------     --------    ------     --------
Outstanding at beginning of year...    2,681        $4.20     3,410       $ 5.00     3,664       $ 7.22
Granted............................    1,080         8.20       672        13.59     1,251        15.47
Exercised..........................     (189)        4.27      (373)        5.22      (423)        7.91
Forfeited..........................     (162)        7.76       (45)        6.96      (116)       11.68
                                       -----        -----     -----       ------     -----       ------
Outstanding at end of year.........    3,410        $5.00     3,664       $ 7.22     4,376       $ 9.35
                                       =====        =====     =====       ======     =====       ======
Options exercisable at end of year.    2,132        $4.50     2,811       $ 4.51     3,161       $ 7.77
                                       =====        =====     =====       ======     =====       ======
Weighted average fair value of
   options granted during year.....                 $2.24                 $ 3.72                 $ 4.21
                                                    =====                 ======                 ======

     A summary of options outstanding under employee plans as of June 30, 1997 is as follows (shares in thousands):

                         OPTIONS OUTSTANDING                                OPTIONS EXERCISABLE
 ---------------------------------------------------------------------  ----------------------------
                                   WEIGHTED AVERAGE
                                       YEARS OF          WEIGHTED                        WEIGHTED
RANGE OF EXERCISE       NUMBER        REMAINING          AVERAGE           NUMBER        AVERAGE
      PRICES         OUTSTANDING   CONTRACTUAL LIFE   EXERCISE PRICE    OUTSTANDING   EXERCISE PRICE
-----------------    -----------   ----------------   --------------    -----------   --------------
$2.50 to 4.63           1,183          4.21              $ 3.44             1,113          $ 3.46
$5.50 to 9.13           1,337          7.33                7.24             1,207            7.24
$11.00 to 15.75         1,357          8.55               14.01               697           13.80
$16.38 to 18.38           499          9.49               16.93               144           16.79
                        -----                                               -----
                        4,376                                               3,161
                        =====                                               =====

  Non-employee Director Plans
  ---------------------------

     A summary of stock option activity under the Company's non-employee director plans is as follows (shares in thousands):

                                                                YEARS ENDED
                                          -------------------------------------------------------
                                                JUNE 30,          JUNE 30,          JUNE 30,
                                                  1995              1996              1997
                                          -------------------------------------------------------
                                                   WEIGHTED           WEIGHTED           WEIGHTED
                                                   AVERAGE            AVERAGE            AVERAGE
                                                   EXERCISE           EXERCISE           EXERCISE
                                          SHARES    PRICE    SHARES    PRICE    SHARES    PRICE
                                          ------   --------  ------   --------  ------   --------
Outstanding at beginning of year........   1,079      $2.80     946     $ 2.80     913     $ 3.60
Granted.................................      30       6.50      40      12.88      40      18.75
Exercised...............................    (163)      2.80     (73)      2.80     (99)      2.80
                                           -----      -----     ---     ------     ---     ------
Outstanding at end of year..............     946      $2.80     913     $ 3.60     854     $ 4.41
                                           =====      =====     ===     ======     ===     ======
Options exercisable at end of year......     886      $2.80     873     $ 3.53     854     $ 4.41
                                           =====      =====     ===     ======     ===     ======
Weighted average fair value of options
   granted during year..................              $1.78             $ 3.53             $ 5.14
                                                      =====             ======             ======

                               AMERICREDIT CORP.

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(C0NTINUED)

     A summary of options outstanding under non-employee director plans as of June 30, 1997 is as follows (shares in thousands):

                         OPTIONS OUTSTANDING                                  OPTIONS EXERCISABLE
----------------------------------------------------------------------   ---------------------------
                                   WEIGHTED AVERAGE
                                       YEARS OF          WEIGHTED                         WEIGHTED
RANGE OF EXERCISE      NUMBER         REMAINING           AVERAGE         NUMBER          AVERAGE
      PRICES         OUTSTANDING   CONTRACTUAL LIFE   EXERCISE PRICE    OUTSTANDING   EXERCISE PRICE
-----------------    -----------   ----------------   --------------    -----------   --------------
$2.80 to 6.50            774             4.07              $ 3.22           774            $ 3.22
$12.88 to 18.75           80             8.90               15.86            80             15.86
                         ---                                                ---
                         854                                                854
                         ===                                                ===

  Key Executive Officer Plan
  --------------------------

     A summary of stock option activity under the Company's key executive officer plan is as follows (shares in thousands):

                                                                         YEARS ENDED
                                                              ----------------------------------
                                                                  JUNE 30,          JUNE 30,
                                                                   1996               1997
                                                              ----------------------------------
                                                                      WEIGHTED          WEIGHTED
                                                                      AVERAGE           AVERAGE
                                                                      EXERCISE          EXERCISE
                                                              SHARES    PRICE   SHARES    PRICE
                                                              ------  --------  ------  --------
Outstanding at beginning of year............................                      850     $16.00
Granted.....................................................    850     $16.00
                                                                ---     ------    ---     ------
Outstanding at end of year (none exercisable)...............    850     $16.00    850     $16.00
                                                                ===     ======    ===     ======
Weighted average fair value of options granted during year..            $ 4.38
                                                                        ======

     A summary of options outstanding under the key executive officer plan at June 30, 1997 is as follows (shares in thousands):

                                OPTIONS OUTSTANDING
       ----------------------------------------------------------------------
                                          WEIGHTED AVERAGE
                                              YEARS OF           WEIGHTED
       RANGE OF EXERCISE      NUMBER         REMAINING           AVERAGE
            PRICES          OUTSTANDING   CONTRACTUAL LIFE   EXERCISE PRICE
       -----------------    -----------   ----------------   --------------
            $16.00              850              5.81              $16.00


10.  EMPLOYEE BENEFIT PLANS

     The Company has a defined contribution retirement plan covering substantially all employees. The Company's contributions to the plan, which were made in Company common stock, were $99,000, $133,000 and $201,000 for the years ended June 30, 1995, 1996 and 1997, respectively.

     The Company also has an employee stock purchase plan that allows participating employees to purchase, through payroll deductions, shares of the Company's common stock at 85% of the fair market value at specified dates. A total of 500,000 shares have been reserved for issuance under the plan. Shares purchased under the plan were 31,361, 97,143 and 104,215 for the years ended June 30, 1995, 1996 and 1997, respectively.

                               AMERICREDIT CORP.

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(C0NTINUED)

11.  INCOME TAXES

     The income tax provision (benefit) consists of the following (in thousands):

                                                     YEARS ENDED
                                           -------------------------------
                                            JUNE 30,   JUNE 30,  JUNE 30,
                                              1995       1996      1997
                                           ----------  --------  ---------
                                            $     79    $   984   $  (202)
   Current................................   (18,954)    11,681    24,428
   Deferred...............................  --------    -------   -------
                                            $(18,875)   $12,665   $24,226
                                            ========    =======   =======


     The Company's effective income tax rate on income before income taxes differs from the U.S. statutory tax rate as follows:

                                                        YEARS ENDED
                                              ------------------------------
                                              JUNE 30,   JUNE 30,   JUNE 30,
                                                1995       1996       1997
                                              ------------------------------
  U.S. statutory tax rate...................        35%        35%        35%
  Change in valuation allowance.............      (226)
  Other.....................................         3          2          3
                                                 -----       ----       ----
                                                  (188)%       37%        38%
                                                 =====       ====       ====

     The deferred income tax provision (benefit) consists of the following (in thousands):

                                                        YEARS ENDED
                                               ------------------------------
                                               JUNE 30,   JUNE 30,   JUNE 30,
                                                 1995       1996       1997
                                               ------------------------------
   Net operating loss carry forward..........  $  2,266    $ 8,387    $ 5,501
   Gain on sale of receivables...............                          14,824
   Change in valuation allowance.............   (22,615)      (320)
   Allowance for losses......................        32      1,556     (1,046)
   Other.....................................     1,363      2,058      5,149
                                               --------    -------    -------
                                               $(18,954)   $11,681    $24,428
                                               ========    =======    =======

                               AMERICREDIT CORP.

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(C0NTINUED)

     The tax effects of temporary differences that give rise to deferred tax assets and liabilities are as follows (in thousands):

                                                       JUNE 30,   JUNE 30,
                                                         1996       1997
                                                       -------------------
Deferred tax liabilities:
     Gain on sale of receivables.....................  $           $14,824
     Unrealized gain on excess servicing receivable..                1,848
     Allowance for losses............................       405
     Other...........................................       707      2,614
                                                       --------    -------
                                                          1,112     19,286
                                                       --------    -------
  Deferred tax assets:
     Net operating loss carry forward................    (8,969)    (3,468)
     Alternative minimum tax credits.................    (1,548)    (1,873)
     Allowance for losses............................                 (641)
     Other...........................................      (590)
                                                       --------    -------
                                                        (11,107)    (5,982)
                                                       --------    -------
  Net deferred tax liability (asset)  ...............  $ (9,995)   $13,304
                                                       ========    =======

     As of June 30, 1997, the Company has a net operating loss carryforward of approximately $3,000,000 for federal income tax reporting purposes which expires between 2007 and 2009 and an alternative minimum tax carryforward of approximately $1,900,000 with no expiration date.


12.  SUPPLEMENTAL INFORMATION

     Cash payments for interest costs and income taxes consist of the following (in thousands):

                                                          YEARS ENDED
                                                  ----------------------------
                                                  JUNE 30,  JUNE 30,  JUNE 30,
                                                    1995      1996      1997
                                                  ----------------------------
  Interest costs (none capitalized)..............   $5,167   $12,179   $15,196
  Income taxes...................................      151     1,447       599


13.  FAIR VALUE OF FINANCIAL INSTRUMENTS

     Statement of Financial Accounting Standards No. 107, "Disclosures about Fair Value of Financial Instruments" ("SFAS 107"), requires disclosure of fair value information about financial instruments, whether or not recognized in the Company's consolidated balance sheets. Fair values are based on estimates using present value or other valuation techniques in cases where quoted market prices are not available. Those techniques are significantly affected by the assumptions used, including the discount rate and the estimated timing and amount of future cash flows. Therefore, the estimates of fair value may differ substantially from amounts which ultimately may be realized or paid at settlement or maturity of the financial instruments. SFAS 107 excludes certain financial instruments and all nonfinancial instruments from its disclosure requirements. Accordingly, the aggregate fair value amounts presented do not represent the underlying value of the Company.

                               AMERICREDIT CORP.

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(C0NTINUED)

     Estimated fair values, carrying values and various methods and assumptions used in valuing the Company's financial instruments as of June 30, 1996 and 1997 are set forth below (in thousands):

                                                                      JUNE 30, 1996                JUNE 30, 1997
                                                                 ------------------------      ------------------------
                                                                 CARRYING      ESTIMATED       CARRYING     ESTIMATED
                                                                  VALUE       FAIR VALUE        VALUE      FAIR VALUE
                                                                 --------     -----------      --------   -------------
Financial assets:
  Cash and cash equivalents and restricted cash (a)............. $ 17,449       $ 17,449       $ 73,922        $ 73,922
  Investment securities (b).....................................    6,558          6,254          6,500           6,363
  Finance receivables (c).......................................  250,484        283,760        266,657         283,386
  Excess servicing receivable (d)...............................   33,093         35,009        114,376         114,376
Financial liabilities:
  Bank line of credit and mortgage warehouse facility(e)........   86,000         86,000         72,045          72,045
  Automobile receivables-backed notes (f).......................   67,847         68,055         23,689          24,782
  9 1/4% Senior Notes (g).......................................                                125,000         123,825
Interest rate swaps (h).........................................                                    735             236
Unrecognized financial instruments:
  Forward U.S. Treasury Note sales (i)..........................                    (700)                           164

_______________
(a) The carrying value of cash and cash equivalents and restricted cash is considered to be a reasonable estimate of fair value.
(b) The fair value of investment securities is estimated based on market prices for similar securities.
(c) Since the Company periodically sells its finance receivables, fair value is estimated by discounting future net cash flows expected to be realized from the finance receivables using interest rate, prepayment and credit loss assumptions similar to the Company's historical experience.
(d) The fair value of excess servicing receivable is estimated by discounting the associated future net cash flows using discount rate, prepayment and credit loss assumptions similar to the Company's historical experience.
(e) The bank line of credit and mortgage warehouse facility have variable rates of interest and maturities of less than one year. Therefore, carrying value is considered to be a reasonable estimate of fair value.
(f) The fair value of automobile receivables-backed notes is estimated based on rates currently available for debt with similar terms and remaining maturities.
(g) The fair value of the 9 1/4% Senior Notes is based on the quoted market price.
(h) The fair value of the interest rate swap is based on the quoted termination cost.
(i) The fair value of the forward U.S. Treasury Note sales are estimated based upon market prices for similar financial instruments.

        REPORT OF INDEPENDENT ACCOUNTANTS ON SUPPLEMENTARY INFORMATION



Board of Directors and Shareholders
AmeriCredit Corp.


Our report on the audits of the consolidated financial statements of AmeriCredit Corp. as of June 30, 1997 and June 30, 1996, and for the three years ended June 30, 1997, 1996 and 1995 have been included by reference in this Form 10-K from page 30 of the 1997 Annual Report to Shareholders of AmeriCredit Corp. These audits were conducted for the purpose of forming an opinion on the basic financial statements taken as a whole. The related financial statement schedules are presented for purposes of additional analysis and are not a required part of the basic financial statements. Such information has been subjected to the auditing procedures applied in the audits of the basic financial statements and, in our opinion, is fairly stated, in all material respects, in relation to the financial statements taken as a whole.


/s/ COOPERS & LYBRAND L.L.P.

Fort Worth, Texas
August 6, 1997

                               AMERICREDIT CORP.

                 GUARANTOR CONSOLIDATING FINANCIAL STATEMENTS

     The payment of principal, premium, if any, and interest on the Company's 9 1/4% Senior Notes is guaranteed by certain of the Company's subsidiaries (the "Subsidiary Guarantors"). The separate financial statements of the Subsidiary Guarantors are not included herein because the Subsidiary Guarantors are wholly-owned consolidated subsidiaries of the Company and are jointly, severally and unconditionally liable for the obligations represented by the 9 1/4% Senior Notes. The Company believes that the condensed consolidating financial information for the Company, the combined Subsidiary Guarantors and the combined Non-Guarantor Subsidiaries provide information that is more meaningful in understanding the financial position of the Subsidiary Guarantors than separate financial statements of the Subsidiary Guarantors. Therefore, the separate financial statements of the Subsidiary Guarantors are not deemed material.

     The following supplementary schedules present consolidating financial information for (i) the Company (on a parent only basis), (ii) the combined Subsidiary Guarantors, (iii) the combined Non-Guarantor Subsidiaries, (iv) an elimination column for adjustments to arrive at the information for the Company and its subsidiaries on a consolidated basis and (v) the Company and its subsidiaries on a consolidated basis as of June 30, 1996 and 1997 and for the three years in the period ended June 30, 1997.

     Investments in subsidiaries are accounted for by the parent company on the equity method for purposes of the presentation set forth below. Earnings of subsidiaries are therefore reflected in the parent company's investment accounts and earnings. The principal elimination entries set forth below eliminate investments in subsidiaries and intercompany balances and transactions.

                               AMERICREDIT CORP.
                          CONSOLIDATING BALANCE SHEET
                                 June 30, 1996
                            (dollars in thousands)

                                         AMERICREDIT
                                            CORP.      GUARANTORS   NON-GUARANTORS   ELIMINATIONS   CONSOLIDATED
                                         ------------  -----------  ---------------  -------------  -------------
                ASSETS
Cash and cash equivalents..............     $ (4,913)   $     (87)        $  7,145                      $  2,145
Investment securities..................     $  6,558                                                       6,558
Finance receivables, net...............                   183,023           67,461                       250,484
Excess servicing receivable............                    16,856           16,237                        33,093
Restricted cash........................                                     15,304                        15,304
Property and equipment, net............           83        7,587                                          7,670
Deferred income taxes..................        6,360        3,635                                          9,995
Other assets...........................        1,761        2,221              928                         4,910
Due (to) from affiliates...............      124,527     (106,986)         (17,541)
Investment in affiliates...............       32,320                                    $ (32,320)
                                            --------    ---------         --------      ---------       --------

   Total assets........................     $166,696    $ 106,249         $ 89,534      $ (32,320)      $330,159
                                            ========    =========         ========      =========       ========

            LIABILITIES AND
          SHAREHOLDERS' EQUITY

Liabilities:

  Bank line of credit..................                 $  86,000                                       $ 86,000
  Automobile receivables-backed notes..                                   $ 67,847                        67,847
  Notes payable........................     $    418                                                         418
  Accrued taxes and expenses...........        3,053        9,709              (93)                       12,669
                                            --------    ---------         --------      ---------       --------

   Total liabilities...................        3,471       95,709           67,754                       166,934
                                            --------    ---------         --------      ---------       --------

Shareholders' equity:

  Common stock.........................          326          175                3      $    (178)           326
  Additional paid-in capital...........      190,005      112,112                        (112,112)       190,005
  Retained earnings (deficit)..........       (5,233)    (101,747)          21,777         79,970         (5,233)
                                            --------    ---------         --------      ---------       --------
                                             185,098       10,540           21,780        (32,320)       185,098
Treasury stock.........................      (21,873)                                                    (21,873)
                                            --------    ---------         --------      ---------       --------
Total shareholders' equity.............      163,225       10,540           21,780        (32,320)       163,225
                                            --------    ---------         --------      ---------       --------
Total liabilities and shareholders'
     equity............................     $166,696    $ 106,249         $ 89,534      $ (32,320)      $330,159
                                            ========    =========         ========      =========       ========

                               AMERICREDIT CORP.
                          CONSOLIDATING BALANCE SHEET
                                 June 30, 1997
                            (dollars in thousands)

                                              AMERICREDIT
                                                 CORP.      GUARANTORS   NON-GUARANTORS   ELIMINATIONS   CONSOLIDATED
                                              ------------  -----------  ---------------  -------------  -------------
                ASSETS
Cash and cash equivalents....................                $   3,988         $  2,039                      $  6,027
Investment securities........................    $  6,500                                                       6,500
Finance receivables, net.....................                  240,912           25,745                       266,657
Excess servicing receivable..................        (777)      12,096          103,057                       114,376
Restricted cash..............................                                    67,895                        67,895
Property and equipment, net..................         136       13,748                                         13,884
Goodwill.....................................                    7,260                                          7,260
Other assets.................................       4,447        5,304            1,103                        10,854
Due (to) from affiliates.....................     277,369     (197,656)         (79,713)
Investment in affiliates.....................      56,764                                     $(56,764)
                                                 --------    ---------         --------       --------       --------

   Total assets..............................    $344,439    $  85,652         $120,126       $(56,764)      $493,453
                                                 ========    =========         ========       ========       ========

LIABILITIES AND
SHAREHOLDERS' EQUITY

Liabilities:

  Bank line of credit........................                $  71,700                                       $ 71,700
  Mortgage warehouse facility................                      345                                            345
  Automobile receivables-backed notes........                                  $ 23,689                        23,689
  9 1/4% Senior Notes........................    $125,000                                                     125,000
  Notes payable..............................       3,484           33                                          3,517
  Deferred income taxes......................      (8,669)      (5,547)          27,520                        13,304
  Accrued taxes and expenses.................       8,088       27,987            3,287                        39,362
                                                 --------    ---------         --------       --------       --------

   Total liabilities.........................     127,903       94,518           54,496                       276,917
                                                 --------    ---------         --------       --------       --------

Shareholders' equity:

  Common stock...............................         333          203                3       $   (206)           333
  Additional paid-in capital.................     203,544       98,336                         (98,336)       203,544
  Unrealized gain on excess servicing........       2,954                         2,954         (2,954)         2,954
     receivable
  Retained earnings (deficit)................      33,466     (107,405)          62,673         44,732         33,466
                                                 --------    ---------         --------       --------       --------
                                                  240,297       (8,866)          65,630        (56,764)       240,297
Treasury stock...............................     (23,761)                                                    (23,761)
                                                 --------    ---------         --------       --------       --------
Total shareholders' equity...................     216,536       (8,866)          65,630        (56,764)       216,536
                                                 --------    ---------         --------       --------       --------
Total liabilities and shareholders'..........    $344,439    $  85,652         $120,126       $(56,764)      $493,453
     equity..................................    ========    =========         ========       ========       ========


                               AMERICREDIT CORP.
                       CONSOLIDATING STATEMENT OF INCOME
                            Year Ended June 30, 1995
                             (dollars in thousands)


                                   AMERICREDIT
                                      CORP.      GUARANTORS   NON-GUARANTORS  ELIMINATIONS   CONSOLIDATED
                                   ------------  -----------  --------------  -------------  -------------
REVENUE
 Finance charge income............                  $25,048           $5,201                     $ 30,249
 Investment income................    $ 12,264           96              224      $(11,300)         1,284
 Servicing fee income.............                      844                           (844)
 Other income.....................       1,019       (1,232)           1,764                        1,551
 Equity in income of affiliates...       1,596                                      (1,596)
                                      --------      -------           ------      --------       --------
                                        14,879       24,756            7,189       (13,740)        33,084
                                      --------      -------           ------      --------       --------

COSTS AND EXPENSES
  Operating expenses..............       2,627       12,143              847          (844)        14,773
  Provision for losses............                    4,278                                         4,278
  Interest expense................       1,532       10,561            3,222       (11,300)         4,015
                                      --------      -------           ------      --------       --------
                                         4,159       26,982            4,069       (12,144)        23,066
                                      --------      -------           ------      --------       --------

Income before income taxes........      10,720       (2,226)           3,120        (1,596)        10,018

Provision for income taxes........     (18,173)        (702)                                      (18,875)
                                      --------      -------           ------      --------       --------

   Net income.....................    $ 28,893      $(1,524)          $3,120      $ (1,596)      $ 28,893
                                      ========      =======           ======      ========       ========

                               AMERICREDIT CORP.
                       CONSOLIDATING STATEMENT OF INCOME
                            Year Ended June 30, 1996
                             (dollars in thousands)


                                   AMERICREDIT
                                      CORP.     GUARANTORS   NON-GUARANTORS  ELIMINATIONS   CONSOLIDATED
                                   -----------  -----------  --------------  -------------  ------------
REVENUE
 Finance charge income...........                  $32,050          $19,656                      $51,706
 Gain on sale of receivables.....                   12,449           10,424                       22,873
 Servicing fee income............                   26,329               50      $(22,667)         3,712
 Investment income...............      $11,395         337              643       (11,300)         1,075
 Other income....................          104       1,489               19                        1,612
 Equity in income of affiliates..       25,914                                    (25,914)
                                       -------     -------          -------      --------        -------
                                        37,413      72,654           30,792       (59,881)        80,978
                                       -------     -------          -------      --------        -------

COSTS AND EXPENSES
  Operating expenses.............        3,700      41,359            3,289       (22,667)        25,681
  Provision for losses...........                    7,912                                         7,912
  Interest expense...............          371      15,212            8,846       (11,300)        13,129
                                       -------     -------          -------      --------        -------
                                         4,071      64,483           12,135       (33,967)        46,722
                                       -------     -------          -------      --------        -------

Income before income taxes.......       33,342       8,171           18,657       (25,914)        34,256

Provision for income taxes.......       11,751         914                                        12,665
                                       -------     -------          -------      --------        -------

   Net income....................      $21,591     $ 7,257          $18,657      $(25,914)       $21,591
                                       =======     =======          =======      ========        =======

                               AMERICREDIT CORP.
                       CONSOLIDATING STATEMENT OF INCOME
                            Year Ended June 30, 1997
                             (dollars in thousands)


                                    AMERICREDIT
                                       CORP.      GUARANTORS   NON-GUARANTORS  ELIMINATIONS   CONSOLIDATED
                                    ------------  -----------  --------------  -------------  ------------
REVENUE
  Finance charge income............                 $ 36,633          $ 8,277                     $ 44,910
  Gain on sale of receivables......     $  (855)       2,939           65,172                       67,256
  Servicing fee income.............                   55,994            4,111      $(39,081)        21,024
  Investment income................      18,262          147            2,411       (17,911)         2,909
  Other income.....................          86        1,344              218                        1,648
  Equity in income of affiliates...      33,374                                     (33,374)
                                        -------     --------          -------      --------       --------
                                         50,867       97,057           80,189       (90,366)       137,747
                                        -------     --------          -------      --------       --------

COSTS AND EXPENSES
  Operating expenses...............       5,282       83,997            1,717       (39,081)        51,915
  Provision for losses.............                    6,595                                         6,595
  Interest expense.................       5,116       17,202           11,905       (17,911)        16,312
                                        -------     --------          -------      --------       --------
                                         10,398      107,794           13,622       (56,992)        74,822
                                        -------     --------          -------      --------       --------

Income before income taxes.........      40,469      (10,737)          66,567       (33,374)        62,925

Provision for income taxes.........       1,770       (3,217)          25,673                       24,226
                                        -------     --------          -------      --------       --------

    Net income.....................     $38,699     $ (7,520)         $40,894      $(33,374)      $ 38,699
                                        =======     ========          =======      ========       ========

                               AMERICREDIT CORP.
                     CONSOLIDATING STATEMENT OF CASH FLOWS
                            Year Ended June 30, 1995
                             (dollars in thousands)


                                                  AMERICREDIT
                                                     CORP.      GUARANTORS   NON-GUARANTORS   ELIMINATIONS   CONSOLIDATED
                                                  ------------  -----------  ---------------  -------------  -------------
CASH FLOWS FROM OPERATING ACTIVITIES
  Net income....................................     $ 28,893    $  (1,524)       $   3,120      $  (1,596)     $  28,893
  Adjustments to reconcile net income to net
     cash provided by operating activities:
    Depreciation and amortization...............          161        1,156                                          1,317
    Provision for losses........................                     4,278                                          4,278
    Deferred income taxes.......................      (18,252)        (702)                                       (18,954)
    Equity in income of affiliates..............       (1,596)                                       1,596
    Changes in assets and liabilities
      Other assets..............................         (795)         400           (1,439)                       (1,834)
      Accrued taxes and expenses................          170          387              380                           937
                                                     --------    ---------        ---------      ---------      ---------
  Net cash provided by operating activities.....        8,581        3,995            2,061                        14,637
                                                     --------    ---------        ---------      ---------      ---------

CASH FLOWS FROM INVESTING ACTIVITIES
    Purchases of auto receivables...............                  (225,350)        (148,452)       148,452       (225,350)
    Principal collections and recoveries on
       receivables..............................                    53,210           18,124                        71,334
    Net proceeds from sale of auto receivables..                   148,452                        (148,352)
    Purchase of property and equipment..........          947       (2,677)                                        (1,730)
    Proceeds from sales and maturities of
       investment securities....................       16,241                                                      16,241
    Increase in restricted cash.................                                     (5,007)                       (5,007)
    Net change in investment in affiliates......       (7,126)       7,126
                                                     --------    ---------        ---------      ---------      ---------
      Net cash used by investment activities....       10,062      (19,239)        (135,335)                     (144,512)
                                                     --------    ---------        ---------      ---------      ---------

CASH FLOWS FROM FINANCING ACTIVITIES
    Borrowings on bank line of credit...........                    83,900                                         83,900
    Payments on bank line of credit.............                   (83,900)                                       (83,900)
    Proceeds from issuance of automobile
       receivables-backed notes.................                                    150,170                       150,170
    Payments on automobile receivables-
       backed notes.............................                                    (15,650)                      (15,650)
    Payments on notes payable...................         (236)                                                       (236)
    Net change in due (to) from affiliates......      (18,037)      11,762            6,275
    Proceeds from issuance of common stock......        1,561                                                       1,561
    Purchase of treasury stock..................       (3,412)                                                     (3,412)
                                                     --------    ---------        ---------      ---------      ---------
Net cash provided by financing activities.......      (20,124)      11,762          140,795                       132,433
                                                     --------    ---------        ---------      ---------      ---------
Net increase (decrease) in cash and cash
   equivalents..................................       (1,481)      (3,482)           7,521                         2,558
Cash and equivalents at beginning of year.......       18,668       (2,912)                                        15,756
                                                     --------    ---------        ---------      ---------      ---------
Cash and cash equivalents at end of year........     $ 17,187    $  (6,394)       $   7,521      $              $  18,314
                                                     ========    =========        =========      =========      =========

                               AMERICREDIT CORP.
                     CONSOLIDATING STATEMENT OF CASH FLOWS
                            Year Ended June 30, 1996
                             (dollars in thousands)


                                                  AMERICREDIT
                                                     CORP.      GUARANTORS   NON-GUARANTORS   ELIMINATIONS   CONSOLIDATED
                                                  ------------  -----------  ---------------  -------------  -------------
CASH FLOWS FROM OPERATING ACTIVITIES
  Net income....................................     $ 21,591    $   7,257        $  18,657      $ (25,914)     $  21,591
    Adjustments to reconcile net income to net
       cash provided by operating activities:
    Depreciation and amortization...............           49        1,479                                          1,528
    Provision for losses........................                     7,912                                          7,912
    Deferred income taxes.......................       14,113       (2,432)                                        11,681
    Gain on sale of auto receivables............                   (12,449)         (10,424)                      (22,873)
    Amortization of excess servicing
      receivable................................                     6,636                                          6,636
    Equity in income of affiliates..............      (25,914)                                      25,914
    Changes in assets and liabilities
      Other assets..............................          362       (1,857)             511                          (984)
      Accrued taxes and expenses................        1,273        8,606             (473)                        9,406
                                                     --------    ---------        ---------     ----------      ---------
    Net cash provided by operating activities...       11,474       15,152            8,271                        34,897
                                                     --------    ---------        ---------     ----------      ---------

CASH FLOWS FROM INVESTING ACTIVITIES
    Purchases of auto receivables...............                  (417,235)        (115,646)       115,646       (417,235)
      Principal collections and recoveries on
       receivables..............................                    37,894           57,054                        94,948
    Net proceeds from sale of auto receivables..                   268,923          115,646       (115,646)       268,923
    Purchase of property and equipment..........        2,536       (5,698)                                        (3,162)
    Proceeds from sales and maturities of
       investment securities....................        3,707                                                       3,707
    Increase in restricted cash.................                                    (10,297)                      (10,297)
Net change in investment in affiliates..........       (2,746)       2,743                3
                                                     --------    ---------        ---------     ----------      ---------
Net cash used by investment activities..........        3,497     (113,373)          46,760                       (63,116)
                                                     --------    ---------        ---------     ----------      ---------

CASH FLOWS FROM FINANCING ACTIVITIES
    Borrowings on bank line of credit...........                   342,600                                        342,600
    Payments on bank line of credit.............                  (256,600)                                      (256,600)
    Payments on automobile receivables-
      backed notes..............................                                    (66,673)                      (66,673)
    Payments on notes payable...................         (298)                                                       (298)
Net change in due (to) from affiliates..........      (29,794)      18,528           11,266
    Proceeds from issuance of common stock......        3,731                                                       3,731
    Purchase of treasury stock..................      (10,710)                                                    (10,710)
                                                     --------    ---------        ---------     ----------      ---------
     Net cash provided by financing activities..      (37,071)     104,528          (55,407)                       12,050
                                                     --------    ---------        ---------     ----------      ---------
Net increase (decrease) in cash and cash
   equivalents..................................     (22,100)       6,307             (376)                      (16,169)
Cash and equivalents at beginning of year.......       17,187       (6,394)           7,521                        18,314
                                                     --------    ---------        ---------     ----------      ---------
Cash and cash equivalents at end of year........     $ (4,913)   $     (87)       $   7,145     $               $   2,145
                                                     ========    =========        =========     ==========      =========

                               AMERICREDIT CORP.
                     CONSOLIDATING STATEMENT OF CASH FLOWS
                            Year Ended June 30, 1997
                             (dollars in thousands)

                                                  AMERICREDIT
                                                     CORP.      GUARANTORS   NON-GUARANTORS   ELIMINATIONS   CONSOLIDATED
                                                  ------------  -----------  ---------------  -------------  -------------
CASH FLOWS FROM OPERATING ACTIVITIES
  Net income....................................    $  38,699    $  (7,520)       $  40,894      $ (33,374)     $  38,699
    Adjustments to reconcile net income to net
       cash provided by operating activities:
    Depreciation and amortization...............           28        2,175                                          2,203
    Provision for losses........................                     6,595                                          6,595
    Deferred income taxes.......................       (1,180)      (1,912)          27,520                        24,428
    Gain on sale of auto receivables............                                    (64,338)                      (64,338)
    Amortization of excess servicing
      receivable................................                     4,760           29,633                        34,393
    Equity in income of affiliates..............      (33,374)                                      33,374
    Changes in assets and liabilities...........
      Other assets..............................          917       (3,083)            (175)                       (2,341)
      Accrued taxes and expenses................        4,835       18,278            3,380                        26,493
                                                    ---------    ---------        ---------      ---------      ---------
    Net cash provided by operating activities...        9,925       19,293           36,914                        66,132
                                                    ---------    ---------        ---------      ---------      ---------

CASH FLOWS FROM INVESTING ACTIVITIES
    Purchases of auto receivables...............                  (896,711)        (814,107)       814,107       (896,711)
    Originations of mortgage receivables........                   (53,770)                                       (53,770)
      Principal collections and recoveries on
       receivables..............................                    22,672           41,717                        64,389
    Net proceeds from sale of auto receivables..                   814,107          767,571       (814,107)       767,571
    Net proceeds from sale of mortgage
       receivables..............................                    52,489                                         52,489
    Purchase of property and equipment..........          (81)      (4,430)                                        (4,511)
    Proceeds from sales and maturities of
       investment securities....................           58                                                          58
    Increase in restricted cash.................                                    (52,591)                      (52,591)
Net change in investment in affiliates..........       25,605      (22,981)          (2,624)
                                                    ---------    ---------        ---------      ---------      ---------
Net cash used by investment activities..........       25,582      (88,624)         (60,034)                     (123,076)
                                                    ---------    ---------        ---------      ---------      ---------

CASH FLOWS FROM FINANCING ACTIVITIES
    Borrowings on bank line of credit...........                   745,500                                        745,500
    Payments on bank line of credit.............                  (759,800)                                      (759,800)
    Net increase in mortgage warehouse
      facility..................................                    (2,964)                                        (2,964)
    Proceeds from issuance of 9 1/4% Senior
      Notes.....................................      120,894                                                     120,894
    Payments on automobile receivables-
      backed notes..............................                                    (44,158)                      (44,158)
    Payments on notes payable...................         (552)                                                       (552)
    Purchase of treasury stock..................       (4,387)                                                     (4,387)
    Proceeds from issuance of common stock......        6,293                                                       6,293
    Net change in due (to) from affiliates......     (152,842)      90,670           62,172
                                                    ---------    ---------        ---------      ---------      ---------
    Net cash provided by financing activities...      (30,594)      73,406           18,014                        60,826
                                                    ---------    ---------        ---------      ---------      ---------
Net increase (decrease) in cash and cash
   equivalents..................................        4,913        4,075           (5,106)                        3,882
Cash and equivalents at beginning of year.......       (4,913)         (87)           7,145                         2,145
                                                    ---------    ---------        ---------      ---------      ---------
Cash and cash equivalents at end of year........    $            $   3,988        $   2,039      $              $   6,027
                                                    =========    =========        =========      =========      =========

                               AMERICREDIT CORP.

                          CONSOLIDATED BALANCE SHEETS

                       (UNAUDITED, DOLLARS IN THOUSANDS)

                                                                                 JUNE 30,   DECEMBER 31,
                                                                                   1997         1997
                                                                                ----------  ------------
                                                 ASSETS
Cash and cash equivalents.....................................................   $  6,027       $  2,267
Investment securities.........................................................      6,500          6,500
Finance receivables, net......................................................    266,657        257,791
Excess servicing receivable...................................................    114,376        179,788
Restricted cash...............................................................     67,895         76,170
Property and equipment, net...................................................     13,884         17,232
Goodwill......................................................................      7,260          7,112
Other assets..................................................................     10,854         15,435
                                                                                 --------       --------
       Total assets...........................................................   $493,453       $562,295
                                                                                 ========       ========

                                  LIABILITIES AND SHAREHOLDERS' EQUITY
Liabilities:
       Bank line of credit....................................................   $ 71,700       $  2,100
       Commercial paper warehouse facility....................................                    95,989
       Mortgage warehouse facility............................................        345          7,281
       Automobile receivables-backed notes....................................     23,689         14,138
       9 1/4% Senior Notes....................................................    125,000        125,000
       Notes payable..........................................................      3,517          4,458
       Accrued taxes and expenses.............................................     39,362         38,619
       Deferred income taxes..................................................     13,304         19,764
                                                                                 --------       --------
          Total liabilities...................................................    276,917        307,349
                                                                                 --------       --------
Shareholders' equity:
       Common stock, $.01 par value per share; 120,000,000 shares authorized;
         33,255,173 and 33,841,815 shares issued..............................        333            338
       Additional paid-in capital.............................................    203,544        213,890
       Unrealized gain on excess servicing receivable, net of income taxes....      2,954          3,410
       Retained earnings......................................................     33,466         60,841
                                                                                 --------       --------
                                                                                  240,297        278,479
       Treasury stock, at cost (3,959,071 and 3,921,028 shares)...............    (23,761)       (23,533)
                                                                                 --------       --------
          Total shareholders' equity..........................................    216,536        254,946
                                                                                 --------       --------
       Total liabilities and shareholders' equity.............................   $493,453       $562,295
                                                                                 ========       ========



 The accompanying notes are an integral part of these consolidated financial statements.

                               AMERICREDIT CORP.

                       CONSOLIDATED STATEMENTS OF INCOME

           (UNAUDITED, DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                SIX MONTHS ENDED
                                                          --------------------------
                                                          DECEMBER 31,  DECEMBER 31,
                                                             1996          1997
                                                          ------------  ------------
REVENUE
  Finance charge income.................................   $    21,503   $    26,190
  Gain on sale of receivables...........................        28,151        53,775
  Servicing fee income..................................         8,242        19,191
  Investment income.....................................         1,152         2,570
  Other income..........................................           622           502
                                                           -----------   -----------
                                                                59,670       102,228
                                                           -----------   -----------
COSTS AND EXPENSES
  Operating expenses....................................        21,747        41,916
  Provision for losses..................................         3,231         3,755
  Interest expense......................................         6,612        12,045
                                                           -----------   -----------
                                                                31,590        57,716
                                                           -----------   -----------
Income before income taxes..............................        28,080        44,512
Income tax provision....................................        10,810        17,137
                                                           -----------   -----------
  Net income............................................   $    17,270   $    27,375
                                                           ===========   ===========
Earnings per share
  Basic.................................................   $       .61   $       .92
                                                           -----------   -----------
  Diluted...............................................   $       .57   $       .85
                                                           -----------   -----------

Weighted average shares outstanding.....................    28,513,145    29,684,960
                                                           -----------   -----------

Weighted average shares and assumed incremental shares..    30,398,569    32,199,267
                                                           -----------   -----------



 The accompanying notes are an integral part of these consolidated financial statements.

                               AMERICREDIT CORP.

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                       (UNAUDITED, DOLLARS IN THOUSANDS)


                                                                                             SIX MONTHS ENDED
                                                                                       ---------------------------
                                                                                       DECEMBER 31,   DECEMBER 31,
                                                                                           1996           1997
                                                                                       ------------   ------------
CASH FLOWS FROM OPERATING ACTIVITIES
  Net income...........................................................................   $  17,270      $  27,375
  Adjustments to reconcile net income to net cash provided by operating activities:
     Depreciation and amortization.....................................................         904          1,914
     Provision for losses..............................................................       3,231          3,755
     Deferred income taxes.............................................................      10,682          9,643
     Gain on sale of auto receivables..................................................     (27,851)       (51,531)
     Amortization of excess servicing receivable.......................................      12,117         23,118
     Changes in assets and liabilities:
        Other assets...................................................................      (2,134)        (4,581)
        Accrued taxes and expenses.....................................................       9,195           (743)
                                                                                          ---------      ---------
  Net cash provided by operating activities............................................      23,414          8,950
                                                                                          ---------      ---------

CASH FLOWS FROM INVESTING ACTIVITIES
  Purchases of auto receivables........................................................    (354,448)      (686,543)
  Originations of mortgage receivables.................................................      (7,748)       (51,572)
  Principal collections and recoveries on receivables..................................      36,147         14,862
  Net proceeds from sale of auto receivables...........................................     332,982        644,022
  Net proceeds from sale of mortgage receivables.......................................       4,839         48,129
  Purchases of property and equipment..................................................      (1,624)        (3,571)
  Proceeds from maturities of investment securities....................................          55
  Increase in restricted cash..........................................................     (31,023)        (8,275)
                                                                                          ---------      ---------
  Net cash used by investing activities................................................     (20,820)       (42,948)
                                                                                          ---------      ---------

CASH FLOWS FROM FINANCING ACTIVITIES
  Borrowings on bank line of credit....................................................     304,400        514,500
  Payments on bank line of credit......................................................    (275,500)      (584,100)
  Net increase in commercial paper warehouse facility..................................                     95,989
  Net increase in mortgage warehouse receivable........................................         264          6,936
  Payments on automobile receivables-backed notes......................................     (27,304)        (9,551)
  Payments on notes payable............................................................        (221)          (602)
  Proceeds from issuance of common stock...............................................       3,100          7,066
  Purchase of treasury stock...........................................................      (4,387)
                                                                                          ---------      ---------
  Net cash provided by financing activities............................................         352         30,238
                                                                                          ---------      ---------
Net (decrease) increase in cash and cash equivalents...................................       2,946         (3,760)
Cash and cash equivalents at beginning of period.......................................       2,145          6,027
                                                                                          ---------      ---------
Cash and cash equivalents at end of period.............................................   $   5,091      $   2,267
                                                                                          =========      =========

  The accompanying notes are an integral part of these consolidated financial statements.

                               AMERICREDIT CORP.

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                  (UNAUDITED)

NOTE 1--BASIS OF PRESENTATION

  The accompanying consolidated financial statements include the accounts of AmeriCredit Corp. and its wholly-owned subsidiaries ("the Company"). All significant intercompany accounts and transactions have been eliminated in consolidation.

  The consolidated financial statements as of December 31, 1997 and for the periods ended December 31, 1996 and 1997 are unaudited, but in management's opinion, include all adjustments, consisting only of normal recurring adjustments, necessary for a fair presentation of the results for such interim periods. The results for interim periods are not necessarily indicative of results for a full year.

  The interim period financial statements, including the notes thereto, are condensed and do not include all disclosures required by generally accepted accounting principles. Such interim period financial statements should be read in conjunction with the Company's consolidated financial statements which were included in the Company's 1997 Annual Report to Shareholders.

  The Company adopted the requirements of Statement of Financial Accounting Standards No. 128, "Earnings per Share" ("SFAS 128") effective for the periods ended December 31, 1997. SFAS 128 establishes new standards for computing and presenting earnings per share, replacing existing accounting standards. All prior period earnings per share and related weighted average share amounts have been restated to conform to the requirements of SFAS 128.

NOTE 2--FINANCE RECEIVABLES

    Finance receivables consist of the following (in thousands):

                                                        JUNE 30,    DECEMBER 31,
                                                          1996         1997
                                                       ------------ ------------
  Auto receivables...................................    $275,249     $261,333
  Less allowance for losses..........................     (12,946)     (11,350)
                                                         --------     --------
  Auto receivables, net..............................     262,303      249,983
  Mortgage receivables...............................       4,354        7,808
                                                         --------     --------
  Finance receivables, net...........................    $266,657     $257,791
                                                         ========     ========

    A summary of the allowance for losses is as follows (in thousands):

                                                           SIX MONTHS ENDED
                                                       -------------------------
                                                       DECEMBER 31, DECEMBER 31,
                                                          1996         1997
                                                       ------------ ------------
  Balance at beginning of period  ...................    $ 13,602     $ 12,946
  Provision for losses  .............................       3,231        3,755
  Acquisition fees  .................................      12,809       22,046
  Allowance related to auto receivables sold
    to Trusts........................................      (8,404)     (21,773)
  Net charge-offs  ..................................      (9,065)      (5,624)
                                                         --------     --------
  Balance at end of period  .........................    $ 12,173     $ 11,350
                                                         ========     ========

                               AMERICREDIT CORP.

                                  (UNAUDITED)

NOTE 3--EXCESS SERVICING RECEIVABLE

  As of June 30, 1997 and December 31, 1997, the Company was servicing $863.0 million and $1,337.9 million, respectively, of auto receivables which have been sold to certain special purpose financing trusts (the "Trusts").


     The components of excess servicing receivable are as follows (in thousands):

                                                            JUNE 30,     DECEMBER 31,
                                                              1997          1997
                                                           ---------     ------------
  Interest-only strips.................................... $  59,933       $ 101,357
  Subordinated interests:
    Retained asset-backed securities......................    12,589          10,424
    Excess of auto receivables in Trusts over asset-backed
       securities outstanding.............................    41,854          68,007
                                                           ---------       ---------
                                                           $ 114,376       $ 179,788
                                                           =========       =========

     Excess servicing receivable consists of the following (in thousands):

                                                            JUNE 30,     DECEMBER 31,
                                                              1997          1997
                                                           ---------     ------------
   Estimated future excess cash flows before
     allowance for credit losses.......................... $ 200,869       $ 311,354
   Allowance for credit losses............................   (74,925)       (112,294)
                                                           ---------       ---------
   Estimated future excess cash flows.....................   125,944         199,060
   Discount to present value..............................   (11,568)        (19,272)
                                                           ---------       ---------
                                                           $ 114,376       $ 179,788
                                                           =========       =========

    A summary of excess servicing receivable is as follows (in thousands):

                                                               SIX MONTHS ENDED
                                                          ---------------------------
                                                          DECEMBER 31,   DECEMBER 31,
                                                              1996           1997
                                                          ------------   ------------
   Balance at beginning of period......................... $  33,093       $ 114,376
   Additions..............................................    38,804          87,789
   Increase in unrealized gain............................                       741
   Amortization...........................................   (12,117)        (23,118)
                                                           ---------       ---------
   Balance at end of period............................... $  59,780       $ 179,788
                                                           =========       =========


NOTE 4--DEBT

  In October 1997, the Company entered into a restated revolving credit agreement with a group of banks under which the Company may borrow up to $310 million, subject to a defined borrowing base. Aggregate borrowings of $71.7 million and $2.1 million were outstanding as of June 30, 1997 and December 31, 1997, respectively. Borrowings under the credit agreement are collateralized by certain auto receivables and bear interest at various market London Interbank Offered Rates ("LIBOR") plus 1.25%. The Company is also required to pay an annual commitment fee equal to 1/4% of the unused portion of the credit agreement. The credit agreement, which expires in October 1998, contains various

                               AMERICREDIT CORP.

                                  (UNAUDITED)


restrictive covenants requiring certain minimum financial ratios and results and placing certain limitations on payment of cash dividends and repurchase of common stock.

  In October 1997, the Company entered into a funding agreement with a funding agent on behalf of an institutionally managed commercial paper conduit and a group of banks under which up to $245 million of structured warehouse financing is available to the Company. Aggregate borrowings of $96.0 million were outstanding as of December 31, 1997. Under the funding agreement, the Company transfers auto receivables to CP Funding Corp. ("CPFC"), a special purpose finance subsidiary of the Company, and CPFC in turn issues a note, collateralized by such auto receivables, to the funding agent. The funding agent provides funding under the note to CPFC pursuant to an advance formula and CPFC forwards the funds to the Company in consideration for the transfer of auto receivables. While CPFC is a consolidated subsidiary of the Company, CPFC is a separate legal entity and the auto receivables transferred to CPFC and the other assets of CPFC are legally owned by CPFC and not available to creditors of AmeriCredit Corp. or its other subsidiaries. Advances under the note bear interest at commercial paper, LIBOR or prime rates plus specified fees depending upon the source of funds provided by the funding agent to CPFC. The funding agreement, which expires in October 1998, contains various covenants requiring certain minimum financial ratios and results.

  The Company also has a mortgage warehouse facility with a bank under which the Company may borrow up to $75 million, subject to a defined borrowing base. Aggregate borrowings of $.3 million and $7.3 million were outstanding as of June 30, 1997 and December 31, 1997, respectively. Borrowings under the facility are collateralized by certain mortgage receivables and bear interest at LIBOR plus 1%. The Company is also required to pay an annual commitment fee equal to 1/8% of the unused portion of the facility. In February 1998, the Company extended the maturity of the facility to February 1999.

NOTE 5--SUPPLEMENTAL CASH FLOW INFORMATION

  Cash payments for interest costs and income taxes consist of the following (in thousands):

                                             SIX MONTHS ENDED
                                        --------------------------
                                        DECEMBER 31,  DECEMBER 31,
                                            1996          1997
                                        ------------  ------------
   Interest costs (none capitalized)....      $6,456       $12,661
   Income taxes.........................         228         7,412

  During the six months ended December 31, 1996 and 1997, the Company entered into capital lease obligations of $1,258,000 and $1,543,000, respectively, for the purchase of certain equipment.

NOTE 6--GUARANTOR CONSOLIDATING FINANCIAL STATEMENTS

  The payment of principal, premium, if any, and interest on the Company's
9 1/4% Senior Notes is guaranteed by certain of the Company's subsidiaries (the "Subsidiary Guarantors"). The separate financial statements of the Subsidiary Guarantors are not included herein because the Subsidiary Guarantors are wholly-owned consolidated subsidiaries of the Company and are jointly, severally and unconditionally liable for the obligations represented by the 9 1/4% Senior Notes. The Company believes that the condensed consolidating financial information for the Company, the combined Subsidiary Guarantors and the combined Non-Guarantor Subsidiaries provide information that is more meaningful in understanding the financial position of the Subsidiary Guarantors than separate financial statements of the Subsidiary Guarantors. Therefore, the separate financial statements of the Subsidiary Guarantors are not deemed material.

  The following supplemental schedules present consolidating financial information for (i) AmeriCredit Corp. (on a parent only basis), (ii) the combined Subsidiary Guarantors, (iii) the combined Non-Guarantor Subsidiaries,
(iv) an

                               AMERICREDIT CORP.

                                  (UNAUDITED)


elimination column for adjustments to arrive at the information for the Company and its subsidiaries on a consolidated basis and (v) the Company and its subsidiaries on a consolidated basis.

  Investment in subsidiaries are accounted for by the parent company on the equity method for purposes of the presentation set forth below. Earnings of subsidiaries are therefore reflected in the parent company's investment accounts and earnings. The principal elimination entries set forth below eliminate investments in subsidiaries and intercompany balances and transactions.

                               AMERICREDIT CORP.
                          CONSOLIDATING BALANCE SHEET
                               DECEMBER 31, 1997
                       (UNAUDITED, DOLLARS IN THOUSANDS)

                                       AMERICREDIT
                                          CORP.      GUARANTORS   NON-GUARANTORS   ELIMINATIONS   CONSOLIDATED
                                       -----------   ----------   --------------   ------------   ------------
               ASSETS
Cash and cash equivalents...........   $              $  (1,025)       $   3,292   $                  $  2,267
Investment securities...............         6,500                                                       6,500
Finance receivables, net............                    125,421          132,370                       257,791
Excess servicing receivable.........        (1,560)      10,670          170,678                       179,788
Restricted cash.....................                                      76,170                        76,170
Property and equipment, net.........           137       17,095                                         17,232
Goodwill............................                      7,112                                          7,112
Other assets........................         5,409        6,915            3,111                        15,435
Due (to) from affiliates............       267,917     (161,635)        (106,282)
Investment in affiliates............        95,361       13,921                2       (109,284)
                                          --------    ---------        ---------      ---------       --------

      Total assets..................      $373,764    $  18,474        $ 279,341      $(109,284)      $562,295
                                          ========    =========        =========      =========       ========

       LIABILITIES AND
     SHAREHOLDERS' EQUITY

Liabilities:
Bank line of credit.................      $           $   2,100        $              $               $  2,100
Mortgage warehouse facility.........                      7,281                                          7,281
Commercial paper warehouse facility.                                      95,989                        95,989
Automobile receivables-backed notes.                                      14,138                        14,138
9 1/4% Senior Notes.................       125,000                                                     125,000
Notes payable.......................         4,429           29                                          4,458
Accrued taxes and expenses..........         9,341       27,398            1,880                        38,619
Deferred income taxes...............       (19,952)     (11,034)          50,750                        19,764
                                          --------    ---------        ---------      ---------       --------

      Total liabilities.............       118,818       25,774          162,757                       307,349
                                          --------    ---------        ---------      ---------       --------

Shareholders' equity:
Common stock........................           338          203                3           (206)           338
Additional paid-in capital..........       213,890      108,336           13,921       (122,257)       213,890
Unrealized gain on excess servicing
   receivable.......................         3,410                         3,410         (3,410)         3,410
Retained earnings (deficit).........        60,841     (115,839)          99,250         16,589         60,841
                                          --------    ---------        ---------      ---------       --------

                                           278,479       (7,300)         116,584       (109,284)       278,479

Treasury stock......................       (23,533)                                                    (23,533)
                                          --------    ---------        ---------      ---------       --------

     Total shareholders' equity.....       254,946       (7,300)         116,584       (109,284)       254,946
                                          --------    ---------        ---------      ---------       --------

Total liabilities and shareholders'
     equity.........................      $373,764    $  18,474        $ 279,341      $(109,284)      $562,295
                                          ========    =========        =========      =========       ========

                               AMERICREDIT CORP.
                        CONSOLIDATING INCOME STATEMENT
                      SIX MONTHS ENDED DECEMBER 31, 1996
                       (UNAUDITED, DOLLARS IN THOUSANDS)

                                     AMERICREDIT
                                        CORP.     GUARANTORS   NON-GUARANTORS  ELIMINATIONS   CONSOLIDATED
                                     -----------  ----------   --------------  ------------   ------------
REVENUE
   Finance charge income............     $           $16,339          $ 5,164      $              $ 21,503
   Gain on sale of receivables......                     300           27,851                       28,151
   Servicing fee income.............                  24,032            1,625       (17,415)         8,242
   Investment income................       6,775          89              904        (6,616)         1,152
   Other income.....................          28         260              334                          622
   Equity in income of affiliates...      13,593                                    (13,593)
                                         -------     -------          -------      --------       --------
                                          20,396      41,020           35,878       (37,624)        59,670
                                         -------     -------          -------      --------       --------

COSTS AND EXPENSES
    Operating expenses..............       2,144      35,885            1,133       (17,415)        21,747
    Provision for losses............                   3,231                                         3,231
    Interest expense................          26       7,839            5,363        (6,616)         6,612
                                         -------     -------          -------      --------       --------
                                           2,170      46,955            6,496       (24,031)        31,590
                                         -------     -------          -------      --------       --------

Income before income taxes..........      18,226      (5,935)          29,382       (13,593)        28,080

Provision for income taxes..........         956         139            9,715                       10,810
                                         -------     -------          -------      --------       --------

      Net income....................     $17,270     $(6,074)         $19,667      $(13,593)      $ 17,270
                                         =======     =======          =======      ========       ========

                               AMERICREDIT CORP.
                        CONSOLIDATING INCOME STATEMENT
                      SIX MONTHS ENDED DECEMBER 31, 1997
                       (UNAUDITED, DOLLARS IN THOUSANDS)


                                     AMERICREDIT
                                        CORP.      GUARANTORS   NON-GUARANTORS   ELIMINATIONS   CONSOLIDATED
                                     -----------   ----------   --------------   ------------   ------------
REVENUE
   Finance charge income............     $           $ 20,213          $ 5,977       $              $ 26,190
   Gain on sale of receivables......      (4,903)       3,321           55,357                        53,775
   Servicing fee income.............                   42,256            3,721        (26,786)        19,191
   Investment income................      14,920          127            2,211        (14,688)         2,570
   Other income.....................                      344              158                           502
   Equity in income of affiliates...      28,143                                      (28,143)
                                         -------     --------          -------       --------       --------
                                          38,160       66,261           67,424        (69,617)       102,228
                                         -------     --------          -------       --------       --------

COSTS AND EXPENSES
    Operating expenses..............       4,948       63,758               (4)       (26,786)        41,916
    Provision for losses............                    3,755                                          3,755
    Interest expense................       6,318       12,462            7,953        (14,688)        12,045
                                         -------     --------          -------       --------       --------
                                          11,266       79,975            7,949        (41,474)        57,716
                                         -------     --------          -------       --------       --------

Income before income taxes..........      26,894      (13,714)          59,475        (28,143)        44,512

Provision for income taxes..........        (481)      (5,280)          22,898                        17,137
                                         -------     --------          -------       --------       --------

      Net income....................     $27,375     $ (8,434)         $36,577       $(28,143)      $ 27,375
                                         =======     ========          =======       ========       ========

                               AMERICREDIT CORP.
                     CONSOLIDATING STATEMENT OF CASH FLOW
                      SIX MONTHS ENDED DECEMBER 31, 1996
                       (UNAUDITED, DOLLARS IN THOUSANDS)

                                                  AMERICREDIT
                                                     CORP.      GUARANTORS   NON-GUARANTORS   ELIMINATIONS   CONSOLIDATED
                                                  -----------   ----------   --------------   ------------   ------------
CASH FLOWS FROM OPERATING ACTIVITIES
  Net income....................................     $ 17,270    $  (6,074)       $  19,667      $ (13,593)     $  17,270
  Adjustments to reconcile net income to net
    cash provided by operating activities:
  Depreciation and amortization.................           16          888                                            904
  Provision for losses..........................                     3,231                                          3,231
  Deferred income taxes.........................        3,718       (3,174)          10,138                        10,682
  Gain on sale of auto receivables..............                                    (27,851)                      (27,851)
  Amortization of excess servicing receivable...                     2,943            9,174                        12,117
  Equity in income of affiliates................      (13,593)                                      13,593
  Changes in assets and liabilities:
      Other assets..............................         (487)        (119)          (1,528)                       (2,134)
      Accrued taxes and expenses................       (1,974)      11,037              132                         9,195
                                                     --------    ---------        ---------      ---------      ---------
  Net cash provided by operating activities.....        4,950        8,732            9,732                        23,414
                                                     --------    ---------        ---------      ---------      ---------

CASH FLOWS FROM INVESTING ACTIVITIES
  Purchases of auto receivables.................                  (354,448)        (343,935)       343,935       (354,448)
  Originations of mortgage receivables..........                    (7,748)                                        (7,748)
  Principal collections and recoveries on
    receivables.................................                    13,484           22,663                        36,147
  Net proceeds from sale of auto receivables....                   343,935          332,982       (343,935)       332,982
  Net proceeds from sale of mortgage
    receivables..................................                    4,839                                          4,839
  Purchase of property and equipment............        1,273       (2,897)                                        (1,624)
  Proceeds from maturities of investment
    securities.................................            55                                                          55
  Increase in restricted cash...................                                    (31,023)                      (31,023)
  Net change in investment in affiliates........          942         (942)
                                                     --------    ---------        ---------      ---------      ---------
  Net cash provided (used) by investment
    activities..................................        2,270       (3,777)         (19,313)                      (20,820)
                                                     --------    ---------        ---------      ---------      ---------

CASH FLOWS FROM FINANCING ACTIVITIES
   Borrowings on bank line of credit............                   304,400                                        304,400
   Payments on bank line of credit..............                  (275,500)                                      (275,500)
   Net increase in mortgage warehouse facility..                       264                                            264
   Payments on automobile receivables-
     backed notes.............................                                      (27,304)                      (27,304)
   Payments on notes payable....................         (221)                                                       (221)
   Net change in due (to) from affiliates.......       (9,178)     (25,570)          34,748
   Proceeds from issuance of common stock.......        3,100                                                       3,100
   Purchase of treasury stock...................       (4,387)                                                     (4,387)
                                                     --------    ---------        ---------      ---------      ---------
Net cash provided (used) by financing
  activities...................................       (10,686)       3,594            7,444                           352
                                                     --------    ---------        ---------      ---------      ---------
Net increase (decrease) in cash and cash
  equivalents..................................        (3,466)       8,549           (2,137)                        2,946
Cash and cash equivalents at beginning of
  period........................................       (4,913)         (87)           7,145                         2,145
                                                     --------    ---------        ---------      ---------      ---------
Cash and cash equivalents at end of period......     $ (8,379)   $   8,462        $   5,008      $              $   5,091
                                                     ========    =========        =========      =========      =========

                               AMERICREDIT CORP.
                     CONSOLIDATING STATEMENT OF CASH FLOW
                      SIX MONTHS ENDED DECEMBER 31, 1997
                       (UNAUDITED, DOLLARS IN THOUSANDS)

                                                   AMERICREDIT
                                                      CORP.      GUARANTORS   NON-GUARANTORS   ELIMINATIONS   CONSOLIDATED
                                                   -----------   ----------   --------------   ------------   ------------
CASH FLOWS FROM OPERATING ACTIVITIES
  Net income......................................    $ 27,375    $  (8,434)       $  36,577      $ (28,143)     $  27,375
  Adjustments to reconcile net income to net
   cash provided by operating activities:
  Depreciation and amortization...................          22        1,892                                          1,914
  Provision for losses............................                    3,755                                          3,755
  Deferred income taxes...........................      (7,771)      (5,487)          22,901                         9,643
  Gain on sale of auto receivables................       4,903       (1,077)         (55,357)                      (51,531)
  Amortization of excess servicing receivable.....      (4,120)       2,503           24,735                        23,118
  Equity in income of affiliates..................     (28,143)                                      28,143
  Changes in assets and liabilities:
      Other assets................................        (962)      (1,611)          (2,008)                       (4,581)
      Accrued taxes and expenses..................       1,253         (589)          (1,407)                         (743)
                                                      --------    ---------        ---------      ---------      ---------
  Net cash provided by operating activities.......      (7,443)      (9,048)          25,441                         8,950
                                                      --------    ---------        ---------      ---------      ---------

CASH FLOWS FROM INVESTING ACTIVITIES
  Purchases of auto receivables...................                 (686,543)        (795,637)       795,637       (686,543)
  Originations of mortgage receivables............                  (51,572)                                       (51,572)
  Principal collections and recoveries on
   receivables....................................                    6,085            8,777                        14,862
  Net proceeds from sale of auto receivables......                  795,637          644,022       (795,637)       644,022
  Net proceeds from sale of mortgage
   receivables....................................                   48,129                                         48,129
  Purchase of property and equipment..............         (23)      (3,548)                                        (3,571)
  Increase in restricted cash.....................                                    (8,275)                       (8,275)
  Net change in investment in affiliates..........      (9,998)      (3,921)              (2)        13,921
                                                      --------    ---------        ---------      ---------      ---------
  Net cash provided (used) by investment
   activities.....................................     (10,021)     104,267         (151,115)        13,921        (42,948)
                                                      --------    ---------        ---------      ---------      ---------

CASH FLOWS FROM FINANCING ACTIVITIES
    Borrowings on bank line of credit.............                  514,500                                        514,500
    Payments on bank line of credit...............                 (584,100)                                      (584,100)
     Net increase in commercial paper
      warehouse facility..........................                                    95,989                        95,989
    Net increase in mortgage warehouse facility...                    6,936                                          6,936
    Payments on automobile receivables-
      backed notes................................                                    (9,551)                       (9,551)
  Payments on notes payable.......................        (598)          (4)                                          (602)
  Net change in due (to) from affiliates..........      10,996      (37,564)          26,568
  Proceeds from issuance of common stock..........       7,066                        13,921        (13,921)         7,066
                                                      --------    ---------        ---------      ---------      ---------
Net cash provided (used) by financing
 activities.......................................      17,464     (100,232)         126,927        (13,921)        30,238
                                                      --------    ---------        ---------      ---------      ---------
Net increase (decrease) in cash and cash
 equivalents......................................                   (5,013)           1,253                        (3,760)
Cash and cash equivalents at beginning of
 period...........................................                    3,988            2,039                         6,027
                                                      --------    ---------        ---------      ---------      ---------
Cash and cash equivalents at end of period........    $           $  (1,025)       $   3,292      $              $   2,267
                                                      ========    =========        =========      =========      =========

ALL TENDERED OLD NOTES, EXECUTED LETTERS OF TRANSMITTAL AND OTHER RELATED DOCUMENTS SHOULD BE DIRECTED TO THE EXCHANGE AGENT. QUESTIONS AND REQUESTS FOR ASSISTANCE AND REQUESTS FOR ADDITIONAL COPIES OF THE PROSPECTUS, THE LETTER OF TRANSMITTAL AND OTHER RELATED DOCUMENTS SHOULD BE ADDRESSED TO THE EXCHANGE AGENT AS FOLLOWS:

                       BY REGISTERED OR CERTIFIED MAIL:

                                Bank One, N.A.
                             235 West Schrock Road
                            Westerville, Ohio 43081
                                      or
                                Bank One, N.A.
                            c/o First Chicago Trust
                              Company of New York
                    Attention:  Corporate Trust Department
                                14 Wall Street
                              8th Floor, Window 2
                           New York, New York 10005

                         BY HAND OR OVERNIGHT COURIER:

                                Bank One, N.A.
                             235 West Schrock Road
                            Westerville, Ohio 43081
                                      or
                                Bank One, N.A.
                            c/o First Chicago Trust
                              Company of New York
                    Attention:  Corporate Trust Department
                                14 Wall Street
                              8th Floor Window 2
                           New York, New York 10005

                                 BY FACSIMILE:

                              (614) 248-5088 (OH)
                                      or
                              (212) 240-8938 (NY)
                  Confirm by Telephone:  (212) 240-8841 (NY)
                                1-800-346-5153



   (Originals of all documents submitted by facsimile should be sent promptly by hand, overnight courier, or registered or certified mail)

   NO DEALER, SALESPERSON OR OTHER PERSON IS AUTHORIZED IN CONNECTION WITH ANY OFFERING MADE HEREBY TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THIS PROSPECTUS, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR BY THE INITIAL PURCHASERS. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY SECURITY OTHER THAN THE SECURITIES OFFERED HEREBY, NOR DOES IT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY OF THE SECURITIES OFFERED HEREBY TO ANY PERSON IN ANY JURISDICTION IN WHICH IT IS UNLAWFUL TO MAKE SUCH AN OFFER OR SOLICITATION TO SUCH PERSON. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL UNDER ANY CIRCUMSTANCE CREATE ANY IMPLICATION THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY DATE SUBSEQUENT TO THE DATE HEREOF.




                   OFFER TO EXCHANGE ALL OUTSTANDING 9 1/4%
                             SENIOR NOTES DUE 2004
                   ($50,000,000 PRINCIPAL AMOUNT) FOR 9 1/4%
                             SENIOR NOTES DUE 2004



                               AMERICREDIT CORP.



                            ----------------------
                                  PROSPECTUS
                            ----------------------



                           ________________ __, 1998

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS


ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS; LIMITATION OF LIABILITY FOR MONETARY DAMAGES

     (a) The Articles of Incorporation, as amended to date (the "Articles of Incorporation"), of AmeriCredit Corp. (the "Company"), together with its Bylaws, provide that the Company shall indemnify officers and directors, and may indemnify its other employees and agents, to the fullest extent permitted by law. The laws of the State of Texas permit, and in some cases require, corporations to indemnify officers, directors, agents and employees who are or have been a party to or are threatened to be made a party to litigation against judgements, fines, settlements and reasonable expenses under certain circumstances.

     (b) The Company has also adopted provisions in its Articles of Incorporation that limit the liability of its directors to the fullest extent permitted by the laws of the State of Texas. Under the Company's Articles of Incorporation, and as permitted by the laws of the State of Texas, a director is not liable to the Company or its shareholders for breach of fiduciary duty. Such limitation does not affect liability for: (i) a breach of the director's duty of loyalty to the Company or its shareholders or members; (ii) an act or omission not in good faith that constitutes a breach of duty of the director to the Company or an act or omission that involves intentional misconduct or a knowing violation of the law; (iii) a transaction from which the director received an improper benefit, whether or not the benefit resulted from an action taken within the scope of the director's office; or (iv) an act or omission for which the liability of a director is expressly provided by an applicable statute.

ITEM 21. EXHIBITS.

(a) Exhibits.

Exhibit No.                 Description
    3.1 (1)       --     Articles of Incorporation of the Company, filed May 18,
                         1988, and Articles of Amendment to Articles of
                         Incorporation, filed August 24, 1988 (Exhibit 3.1)
    3.2 (1)       --     Amendment to Articles of Incorporation, filed October
                         18, 1989 (Exhibit 3.2)
    3.3 (5)       --     Articles of Amendment to Articles of Incorporation of
                         the Company, filed November 12, 1992 (Exhibit 3.3)
    3.4 (12)      --     Bylaws of the Company, as amended (Exhibit 3.4)
    4.1 (4)       --     Specimen stock certificate evidencing the Common
    4.2 (14)      --     Rights Agreement, dated August 28, 1997, between the
                         Company and ChaseMellon Shareholder Services, L.L.C.
                         (Exhibit 1)
    5.1 (18)      --     Opinion of Jenkens & Gilchrist, a Professional
                         Corporation
    10.1 (1)      --     1989 Stock Option Plan for Non-Employee Directors of
                         the Company (Exhibit 10.4)
    10.2 (1)      --     1989 Stock Option Plan (with Stock Appreciation Rights)
                         for the Company (Exhibit 10.5)
    10.3 (2)      --     Amendment No. 1 to the 1989 Stock Option Plan the
                         Company (Exhibit 4.6)
    10.4 (3)      --     1990 Stock Option Plan for Non-Employee Directors of
                         the Company (Exhibit 10.14)
    10.5 (4)      --     1991 Key Employee Stock Option Plan of the Company
                         (Exhibit 10.10)
    10.6 (4)      --     1991 Non-employee Director Stock Option Plan of the
                         Company (Exhibit 10.11)
    10.7 (4)      --     Executive Employment Agreement, dated January 30, 1991,
                         between the Company and Clifton H. Morris, Jr. (Exhibit
                         10.18)
    10.7.1 (12)   --     Amendment No. 1 to Executive Employment Agreement,
                         dated May 1, 1997, between the Company and Clifton H.
                         Morris, Jr. (Exhibit 10.7.1)
    10.8 (4)      --     Executive Employment Agreement, dated January 30, 1991,
                         between the Company and Michael R. Barrington (Exhibit
                         10.19)
    10.8.1 (12)   --     Amendment No. 1 to Executive Employment Agreement,
                         dated May 1, 1997, between the Company and Michael R.
                         Barrington (Exhibit 10.8.1)
    10.9 (4)      --     Executive Employment Agreement, dated January 30, 1991
                         between the Company and Daniel E. Berce (Exhibit 10.20)
    10.9.1 (12)   --     Amendment No. 1 to Executive Employment Agreement
                         between the Company and Daniel E. Berce dated May 1,
                         1997 (Exhibit 10.9.1)
    10.10 (12)    --     Amended and Restated Employment Agreement, dated
                         October 15, 1996, between the Company and Edward H.
                         Esstman (Exhibit 10.10)
    10.10.1 (12)  --     Amendment No. 1 to Amended and Restated Employment
                         Agreement, between the Company and Edward H. Esstman,
                         dated May 1, 1997 (Exhibit 10.10.1)
    10.11 (12)    --     Amended and Restated Employment Agreement, dated July
                         1, 1997, between the Company and Michael T. Miller
                         (Exhibit 10.11)
    10.12 (6)     --     Indenture, dated June 1, 1995, between AmeriCredit
                         Receivables Finance Corp. 1995-A and LaSalle National
                         Bank (Exhibit 10.15)
    10.13 (6)     --     Sale and Servicing Agreement, dated June 1, 1995,
                         between AmeriCredit Receivables Finance Corp. 1995-A,
                         AmeriCredit Financial Services, Inc., AmeriCredit
                         Receivables Corp. and LaSalle National Bank (Exhibit
                         10.16)
    10.14 (15)    --     Restated Revolving Credit Agreement, dated as of
                         October 3, 1997, between AmeriCredit Corp. And
                         subsidiaries, Wells Fargo Bank (Texas), National
                         Association, Bank One Texas, N.A. and other banks named
                         therein (Exhibit 10.1)
    10.15 (7)     --     1995 Omnibus Stock and Incentive Plan for AmeriCredit
                         Corp.

    10.16 (13)    --     Amendment No. 1 to 1995 Omnibus Stock and Incentive
                         Plan for AmeriCredit Corp. (Exhibit 10.19)
    10.17 (8)     --     Pooling and Servicing Agreement relating to AmeriCredit
                         Automobile Receivables Trust 1995-B, dated November 20,
                         1995, among AmeriCredit Financial Services, Inc.,
                         AmeriCredit Receivables Corp. and LaSalle National Bank
                         (Exhibit 10.1)
    10.18 (9)     --     Pooling and Servicing Agreement relating to AmeriCredit
                         Automobile Receivables Trust 1996-A, dated February 12,
                         1996, among AmeriCredit Financial Services, Inc.,
                         AmeriCredit Receivables Corp. and LaSalle National Bank
                         (Exhibit 10.1)
    10.19 (10)    --     Pooling and Servicing Agreement relating to AmeriCredit
                         Automobile Receivables Trust 1996-B, dated April 30,
                         1996, among AmeriCredit Financial Services, Inc., AFS
                         Funding Corp. and LaSalle National Bank (Exhibit 4.1)
    10.20 (11)    --     1996 Limited Stock Option Plan for AmeriCredit
                         Corp.
    10.21 (16)    --     Indenture, dated as of February 4, 1997, between
                         AmeriCredit Corp. and subsidiaries and Bank One,
                         Columbus, NA, with form of 9 1/4% Senior Notes due
                         2004 attached as exhibit (Exhibit 10.2)
    10.22 (16)    --     Purchase Agreement, dated as of January 30, 1997,
                         between AmeriCredit Corp. and subsidiaries and Smith
                         Barney Inc., Montgomery Securities, Piper Jaffray
                         Inc. and Wheat First Butcher Singer (Exhibit 10.3)
    10.23 (16)    --     A/B Exchange Registration Rights Agreement, dated as
                         of February 4, 1997, between AmeriCredit Corp. and
                         subsidiaries and Smith Barney Inc., Montgomery
                         Securities, Piper Jaffray Inc. and Wheat First Butcher
                         Singer (Exhibit 10.4)
    10.24 (18)    --     Indenture, dated as of January 29, 1998, between
                         AmeriCredit Corp. and subsidiaries and Bank One,
                         NA, with form of 9 1/4% Senior Notes due 2004 attached
                         as exhibit
    10.25 (18)    --     Purchase Agreement, dated as of January 26, 1998,
                         between AmeriCredit Corp. and subsidiaries and Salomon
                         Brothers Inc and Credit Suisse First Boston
    10.26 (18)    --     C/D Exchange Registration Rights Agreement, dated as of
                         January 29, 1998, between AmeriCredit Corp. and
                         subsidiaries and Salomon Brothers Inc and Credit Suisse
                         First Boston
    10.27 (15)    --     Sale and Servicing Agreement, dated as of October 8,
                         1997, between CP Funding Corp., AmeriCredit Financial
                         Services, Inc., and The Chase Manhattan Bank (Exhibit
                         10.2)
    10.28 (15)    --     Funding Agreement, dated as of October 8, 1997, between
                         CP Funding Corp, Park Avenue Receivables Corporation,
                         The Chase Manhattan Bank, and other financial
                         institutions named therein (Exhibit 10.3)
    10.29 (15)    --     Financial Data Schedule
    11.1  (15)    --     Statement Re Computation of Per Share Earnings
    12.1  (18)    --     Statement Re Computation of Ratios
    21.1  (18)    --     Subsidiaries of the Company
    23.1  (17)    --     Consent of Coopers & Lybrand L.L.P.
    23.2  (18)    --     Consent of Jenkens & Gilchrist, a Professional
                         Corporation (included in its opinion filed in Exhibit
                         5.1)
    24.1 (18)     --     Power of Attorney (included on signature page hereto)
    25.1 (18)     --     Statement of Eligibility under the Trust Indenture Act
                         of 1939 on Form T-1

________________________________________________________________________________

(1) Incorporated by reference to the exhibit shown in parenthesis included in Registration Statement No. 33-31220 on Form S-1 filed by the Company with the Securities and Exchange Commission.
(2) Incorporated by reference to the exhibit shown in parenthesis included in Registration Statement No. 33-41203 on Form S-8 filed by the Company with the Securities and Exchange Commission.
(3) Incorporated by reference to the exhibit shown in parenthesis included in the Company's Annual Report on Form 10-K for the year ended June 30, 1990 filed by the Company with the Securities and Exchange Commission.

(4) Incorporated by reference to the exhibit shown in parenthesis included in the Company's Annual Report on Form 10-K for the year ended June 30, 1991, filed by the Company with the Securities and Exchange Commission.
(5) Incorporated by reference to the exhibit shown in parenthesis included in the Company's Annual Report on Form 10-K for the year ended June 30, 1993, filed by the Company with the Securities and Exchange Commission.
(6) Incorporated by reference to the exhibit shown in parenthesis included in the Company's Annual Report on Form 10-K for the year ended June 30, 1995, filed by the Company with the Securities and Exchange Commission.
(7) Incorporated by reference from the Company's Proxy Statement for the year ended June 30, 1995, filed by the Company with the Securities and Exchange Commission.
(8) Incorporated by reference to the exhibit shown in parenthesis included in the Company's Quarterly Report on Form 10-Q for the quarterly period ended December 31, 1995, filed by the Company with the Securities and Exchange Commission.
(9) Incorporated by reference to the exhibit shown in parenthesis included in the Company's Quarterly Report on Form 10-Q for the quarterly period ended March 31, 1996, filed by Company with the Securities and Exchange Commission.
(10) Incorporated by reference to the exhibit shown in parenthesis included in Form 8-K, dated May 16, 1996, filed by the AmeriCredit Automobile Receivables Trust 1996-B with the Securities and Exchange Commission.
(11) Incorporated by reference from the Company's Proxy Statement for the year ended June 30, 1996, filed by the Company with the Securities and Exchange Commission.
(12) Incorporated by reference to exhibit shown in parenthesis included in the Company's Annual Report on Form 10-K for the period ended June 30, 1997, filed by the Company with the Securities and Exchange Commission.
(13) Incorporated by reference from the Company's Proxy Statement for the year ended June 30, 1997, filed by the Company with the Securities and Exchange Commission.
(14) Incorporated by reference to the exhibit shown in parenthesis included in the Company's Report on Form 8-K, dated August 28, 1997, filed by the Company with the Securities and Exchange Commission.
(15) Incorporated by reference to exhibit shown in parenthesis included in the Company's Quarterly Report on Form 10-Q for the quarterly period ended December 31, 1997 filed by the Company with the Securities and Exchange Commission.
(16) Incorporated by reference to the exhibit shown in parenthesis included in the Company's Quarterly Report on Form 10-Q for the quarterly period ended March 31, 1997 filed by the Company with the Securities and Exchange Commission.
(17) Filed herewith. Powers of Attorney for the Guarantors are filed herewith on the signature pages of the Guarantors.
(18)   To be filed by amendment.

 __________________

(b)  Financial Schedules.

     All schedules for which provision is made in the applicable accounting regulation of the Securities and Exchange Commission are either not required under the related instructions, are inapplicable, or the required information is included elsewhere in the Consolidated Financial Statements and incorporated herein by reference.

ITEM 22.  UNDERTAKINGS

     (a) Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the "Securities Act"), may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

     (b) The undersigned Company hereby undertakes to respond to requests for information that is incorporated by reference into the Prospectus pursuant to Items 4, 10(b), 11 or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of this Exchange Offer Registration Statement through the date of responding to the request.

     (c) The undersigned Company hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in this Exchange Offer Registration Statement when it became effective.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Company has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the County of Tarrant, State of Texas, on February 24, 1998.

                              AMERICREDIT CORP.


                              By:  /s/ Clifton H. Morris, Jr.
                                  ----------------------------------------------
                                  Clifton H. Morris, Jr.
                                  Chairman of the Board and Chief Executive
                                  Officer


     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in their capacities and on the dates indicated.

         SIGNATURE                                   TITLE                                DATE
         ---------                                   -----                                ----
/s/ Clifton H. Morris, Jr.        Chairman of the Board and Chief Executive        February 24, 1998
----------------------------      Officer
    Clifton H. Morris, Jr.        (Principal Executive Officer)

/s/ Michael R. Barrington         Vice Chairman of the Board, Chief Operating      February 24, 1998
----------------------------      Officer and President
    Michael R. Barrington

/s/ Daniel E. Berce               Vice Chairman of the Board and Chief             February 24, 1998
----------------------------      Financial Officer
    Daniel E. Berce               (Principal Financial and Accounting Officer)

/s/ Edward H. Esstman             President of AmeriCredit Financial               February 24, 1998
----------------------------      Services, Inc., Executive Vice President-Auto
    Edward H. Esstman             Finance Division and Director

                                  Director                                         February ___, 1998
----------------------------
    James A. Greer

                                  Director                                         February ___, 1998
----------------------------
    Gerald W. Haddock

                                  Director                                         February ___, 1998
----------------------------
    Douglas K. Higgins

/s/ Kenneth H. Jones, Jr.         Director                                         February 24, 1998
----------------------------
    Kenneth H. Jones, Jr.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the County of Tarrant, State of Texas, on February 24, 1998.

                              AMERICREDIT FINANCIAL SERVICES, INC.


                              By:  /s/ Michael R. Barrington
                                  ----------------------------------------------
                                  Michael R. Barrington
                                  Vice Chairman of the Board and Chief Executive Officer

     Each individual whose signature appears below hereby designates and appoints Clifton H. Morris, Jr., Daniel E. Berce, Chris A. Choate, and each of them, any one of whom may act without the joinder of the other, as such person's true and lawful attorney-in-fact and agents (the "Attorneys-in-Fact") with full power of substitution and resubstitution, for such person and in such person's name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, which amendments may make such changes in this Registration Statement as any Attorney-in-Fact deems appropriate, and any registration statement relating to the same offering filed pursuant to Rule 462(b) under the Securities Act of 1933 and requests to accelerate the effectiveness of such registration statements, and to file each such amendment with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto such Attorneys-in-Fact and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that such Attorneys-in-Fact or either of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in their capacities and on the dates indicated.

         SIGNATURE                                 TITLE                              DATE
         ---------                                 -----                              ----
/s/ Michael R. Barrington     Vice Chairman of the Board and Chief Executive   February 24, 1998
----------------------------  Officer
    Michael R. Barrington     (Principal Executive Officer)


/s/ Daniel E. Berce           Vice Chairman of the Board and Chief Financial   February 24, 1998
----------------------------  Officer
    Daniel E. Berce           (Principal Financial and Accounting Officer)


/s/ Edward H. Esstman         President, Chief Operating Officer and Director  February 24, 1998
----------------------------
    Edward H. Esstman

/s/ Clifton H. Morris, Jr.    Chairman of the Board                            February 24, 1998
----------------------------
    Clifton H. Morris, Jr.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the County of Tarrant, State of Texas, on February 24, 1998.

                              AMERICREDIT OPERATING CO., INC.


                              By:   /s/ Clifton H. Morris, Jr.
                                  ----------------------------------------------
                                  Clifton H. Morris, Jr.
                                  Chairman of the Board

     Each individual whose signature appears below hereby designates and appoints Clifton H. Morris, Jr., Daniel E. Berce, Chris A. Choate, and each of them, any one of whom may act without the joinder of the other, as such person's true and lawful attorney-in-fact and agents (the "Attorneys-in-Fact") with full power of substitution and resubstitution, for such person and in such person's name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, which amendments may make such changes in this Registration Statement as any Attorney-in-Fact deems appropriate, and any registration statement relating to the same offering filed pursuant to Rule 462(b) under the Securities Act of 1933 and requests to accelerate the effectiveness of such registration statements, and to file each such amendment with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto such Attorneys-in-Fact and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that such Attorneys-in-Fact or either of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in their capacities and on the dates indicated.

         SIGNATURE                          TITLE                                   DATE
         ---------                          -----                                   ----
/s/ Clifton H. Morris, Jr.     Chairman of the Board                         February 24, 1998
----------------------------
    Clifton H. Morris, Jr.     (Principal Executive Officer)

/s/ Michael R. Barrington      Vice Chairman of the Board and Chief          February 24, 1998
----------------------------
    Michael R. Barrington      Executive Officer

/s/ Daniel E. Berce            Vice Chairman of the Board and Chief          February 24, 1998
----------------------------
    Daniel E. Berce            Financial Officer
                               (Principal Financial and Accounting Officer)

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the County of Tarrant, State of Texas, on February 24, 1998.

                              ACF INVESTMENT CORP.


                              By:  /s/ Clifton H. Morris, Jr.
                                  ----------------------------------------------
                                  Clifton H. Morris, Jr.
                                  Chairman of the Board and Chief Executive
                                  Officer

     Each individual whose signature appears below hereby designates and appoints Clifton H. Morris, Jr., Daniel E. Berce, Chris A. Choate, and each of them, any one of whom may act without the joinder of the other, as such person's true and lawful attorney-in-fact and agents (the "Attorneys-in-Fact") with full power of substitution and resubstitution, for such person and in such person's name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, which amendments may make such changes in this Registration Statement as any Attorney-in-Fact deems appropriate, and any registration statement relating to the same offering filed pursuant to Rule 462(b) under the Securities Act of 1933 and requests to accelerate the effectiveness of such registration statements, and to file each such amendment with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto such Attorneys-in-Fact and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that such Attorneys-in-Fact or either of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in their capacities and on the dates indicated.

         SIGNATURE                               TITLE                             DATE
         ---------                               -----                             ----
/s/ Clifton H. Morris, Jr.     Chairman of the Board and Chief Executive    February 24, 1998
----------------------------   Officer
    Clifton H. Morris, Jr.     (Principal Executive Officer)


/s/ Daniel E. Berce            Vice Chairman of the Board and Chief         February 24, 1998
----------------------------   Financial Officer
    Daniel E. Berce            (Principal Financial and Accounting Officer)


/s/ Michael R. Barrington      Vice Chairman of the Board, President and    February 24, 1998
----------------------------   Chief Operating Officer
    Michael R. Barrington

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the County of Tarrant, State of Texas, on February 24, 1998.

                              AMERICREDIT PREMIUM FINANCE, INC.


                              By:  /s/ Clifton H. Morris, Jr.
                                  ----------------------------------------------
                                  Clifton H. Morris, Jr.
                                  Chairman of the Board and Chief Executive
                                  Officer

     Each individual whose signature appears below hereby designates and appoints Clifton H. Morris, Jr., Daniel E. Berce, Chris A. Choate, and each of them, any one of whom may act without the joinder of the other, as such person's true and lawful attorney-in-fact and agents (the "Attorneys-in-Fact") with full power of substitution and resubstitution, for such person and in such person's name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, which amendments may make such changes in this Registration Statement as any Attorney-in-Fact deems appropriate, and any registration statement relating to the same offering filed pursuant to Rule 462(b) under the Securities Act of 1933 and requests to accelerate the effectiveness of such registration statements, and to file each such amendment with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto such Attorneys-in-Fact and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that such Attorneys-in-Fact or either of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in their capacities and on the dates indicated.

         SIGNATURE                                  TITLE                               DATE
         ---------                                  -----                               ----
/s/ Clifton H. Morris, Jr.        Chairman of the Board and Chief Executive       February 24, 1998
----------------------------      Officer
    Clifton H. Morris, Jr.        (Principal Executive Officer)


/s/ Michael R. Barrington         Director                                        February 24, 1998
----------------------------
    Michael R. Barrington

/s/ Daniel E. Berce               President, Chief Financial Officer, Treasurer   February 24, 1998
----------------------------      and Director
    Daniel E. Berce               (Principal Financial and Accounting Officer)


                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the County of Tarrant, State of Texas, on February 24, 1998.

                              AMERICREDIT CORPORATION OF CALIFORNIA


                              By:  /s/ Michael R. Barrington
                                  ----------------------------------------------
                                  Michael R. Barrington
                                  Vice Chairman of the Board

     Each individual whose signature appears below hereby designates and appoints Clifton H. Morris, Jr., Daniel E. Berce, Chris A. Choate, and each of them, any one of whom may act without the joinder of the other, as such person's true and lawful attorney-in-fact and agents (the "Attorneys-in-Fact") with full power of substitution and resubstitution, for such person and in such person's name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, which amendments may make such changes in this Registration Statement as any Attorney-in-Fact deems appropriate, and any registration statement relating to the same offering filed pursuant to Rule 462(b) under the Securities Act of 1933 and requests to accelerate the effectiveness of such registration statements, and to file each such amendment with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto such Attorneys-in-Fact and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that such Attorneys-in-Fact or either of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in their capacities and on the dates indicated.

         SIGNATURE                                TITLE                              DATE
         ---------                                -----                              ----
/s/ Clifton H. Morris, Jr.    Chairman of the Board                           February 24, 1998
----------------------------
    Clifton H. Morris, Jr.

/s/ Michael R. Barrington     Vice Chairman of the Board                      February 24, 1998
----------------------------  (Principal Executive Officer)
    Michael R. Barrington

/s/ Daniel E. Berce           Vice Chairman of the Board and Chief            February 24, 1998
----------------------------  Financial Officer
    Daniel E. Berce           (Principal Financial and Accounting Officer)


/s/ Michael Hughes            President and Director                          February 24, 1998
----------------------------
    Michael Hughes